As filed with the Securities and Exchange Commission on February 23, 1998

			               	                        		  Registration Number 333-7242
		                  SECURITIES AND EXCHANGE COMMISSION
			                      Washington, D.C. 20549

     FORM SB-2/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               	      TRB SYSTEMS INTERNATIONAL INC.
	        (Exact name of Registrant as specified in its charter)

Delaware                           __________________           22-3522572
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number)  Identification
                                                 							      Code Number)

TRB Systems International Inc.                   Byung Yim, Chairman
4 Becker Farm Road,  Roseland, NJ 07068          TRB Systems International Inc.
(973) 994-4488                                   4 Becker Farm Road, Roseland,
                                          						 NJ 07068  (973) 994-4488
(Address, including zip code, and
telephone number and including                  (Address, including zip code,
area code, of Registrants principal              telephone  number including
place of business)                               area code,executive principle,
		                                          				 or  agent for service)


	Approximate date of commencement of the proposed sale to the public:
The business day after the date on which this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: |_|


              		     CALCULATION OF REGISTRATION FEE
============================================================================
                            					      Proposed Maximum
	Title of Each Class      Amount      Offering  Aggregate  Amount
	of Securities to be      to be       Price     Offering   of Regis-
	to Registered            Registered  Per Unit  Price      tration Fee.
				                      (,000's)
============================================================================
	Common Stock, with
	par value of $0.001(1)   250        $0.1       $25,000   $ 100.00
	Common Stock, with
	par value of $0.001(2)   594.009    $0.001     $   594   $ 100.00

	Totals                   844.009               $25,594   $ 200.00
============================================================================
(1) Represents 250,000 shares of common stock issued to Alpha Bytes, Inc. a Creditor of TRB Systems Inc., the sole subsidiary of the Registrant.
(2) Represents 594,009 shares of common stock of the Registrant issued on October 2, 1997, to persons having invested funds in TRB Systems Inc., the sole subsidiary of the Corporation, said shares having a 7 day right of rescission from the effective date of this Registration.

	The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933. or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


        This registration statement is comprised of 210 consecutively numbered pages, including exhibits. The exhibit index called for by Item 601 of Regulation SB is located at page 56.

	Pursuant to Item 601 of Regulation S-B showing location in the Prospectus of information required by Items 101 through 510 of Regulation SB-2.

Registration Statement
Item Number and Caption                 Prospectus Caption

101.    Description of Business         THE COMPANY

102.    Description of Property         THE COMPANY - PROPERTY

103.    Legal Proceedings               LITIGATION

201.    Market for Common Stock and     CERTAIN MARKET INFORMATION
       	Related Stockholder Matters

202.    Description of Securities to    DESCRIPTION OF SECURITIES
       	be Registered

303.    Management's Discussion and     MANAGEMENTS DISCUSSION AND ANALYSIS
       	Analysis or Plan of Operation   OF OPERATIONS & CHANGES IN FINANCIAL
                                   					CONDITION

304.    Changes in and Disagreements
       	With Accountants on Accounting
       	and Financial Disclosure.       NOT APPLICABLE

310.    Financial Statements            FINANCIAL STATEMENTS

401.    Directors, Executive            MANAGEMENT;
       	Officers, Promoters and         PRINCIPAL STOCKHOLDERS; CERTAIN
	       Control Persons                 TRANSACTIONS; CONFLICTS OF INTEREST

402.    Executive Compensation          MANAGEMENT

403.    Security Ownership of Certain   PRINCIPAL STOCKHOLDERS; CERTAIN
       	Beneficial Owners               TRANSACTIONS
       	and Management

404.    Certain Relationships and       CERTAIN TRANSACTIONS; CONFLICTS OF
       	Related Transactions            INTEREST

405.    Compliance with Section
       	16(a) of the Exchange Act       MANAGEMENT

501.    Forepart of the Registration    COVER PAGE
       	Statement and Outside Front
	       Cover Page of Prospectus

502.    Inside Front Cover and Outside  COVER PAGE; INSIDE FRONT COVER AND
       	Back Cover Pages of             OUTSIDE BACK COVER PAGES
	       Prospectus

503.    Summary Information             SUMMARY OF THE PROSPECTUS;
       	& Risk Factors                  RISK FACTORS

504.    Use of Proceeds                 USE OF PROCEEDS

505.    Determination of Offering       COVER PAGE; DILUTION; CERTAIN MARKET
       	Price                           INFORMATION

506.    Dilution                        DILUTION

507.    Selling Securities Holders      PLAN OF DISTRIBUTION

508.    Plan of Distribution            COVER PAGE; INSIDE FRONT COVER; PLAN
                                   					OF DISTRIBUTION

509.    Interests of Named Experts      CERTAIN TRANSACTIONS
       	and Counsel

510.    Disclosure of Commission        INDEMNIFICATION ARRANGEMENTS

    		              TRB SYSTEMS INTERNATIONAL INC.
                   			 (a Delaware Corporation)

    	844,009 Shares of Common Stock, with a Par Value of $0.001

	This offering involves the registration of 250,000 Shares issued to Alpha Bytes, Inc., the Selling Shareholder, which were distributed as a dividend to the shareholders of Alpha Bytes, Inc., and the registration of 594,009 shares issued to investors in TRB Systems Inc. on October 2, 1997, with a 7 day right of rescission from the effective date of this Registration. The Company is a holding corporation with one wholly owned operating subsidiary, TRB Systems Inc., organized pursuant to the laws of Delaware in 1994, and involved, worldwide, in the manufacture, sale, and distribution of bicycles, exercise equipment, and motorized two-wheeled transportation systems.

	THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


============================================================================
TOTAL NUMBER  PRICE PER   AGGRAGATE PRICE       EXPENSES &      PROCEEDS TO
OF SHARES     SHARE       TO PUBLIC             COMMISSIONS     COMPANY
============================================================================
844,009       (1) UNKNOWN (1) Unknown           (2) Unknown     (3) None
============================================================================


(1) The price per Share to the public of the Selling Shareholder's Shares will be based on the bid price for the Company's common stock on the dates of specific sales, unless shares are sold in private transactions. Consequently, no determination can be made as to actual pricing matters. The price per share to Investors in TRB Systems Inc. was $0.001 per share.

(2) It is anticipated that normal brokerage commissions will be charged by firms that sell any of the Selling Stockholders' Shares for the account of the Selling Stockholders and that such commissions will be tied to a percentage of the sales price; however, no specific information pertaining thereto can be provided. The shares to investors in TRB Systems Inc. were sold by the Registrant, and there are no anticipated expenses associated with these shares. The Company estimates that it will pay approximately $50,000 in fixed expenses pertaining to the offering, including accounting fees, Securities and Exchange Commission, National Association of Securities Dealers, Inc., printing expenses, transfer agent fees and expenses and miscellaneous costs.

(3) The shares will be sold by the Selling Stockholders. Therefor, there will be no direct proceeds to the Company. The shares sold to the investors yielded, at $0.001 per share, $594.

                    TRB SYSTEMS INTERNATIONAL INC.
               		      (a Delaware Corporation)

              		    TRB Systems International Inc.
	              4 Becker Farm Road, Roseland, NJ 07068
			                       (973) 994-4488

           The date of this Prospectus is December 9, 1997

                     ADDITIONAL INFORMATION

	The Company has filed a Registration Statement on Form SB-2 (adopted under authority of the Securities Act of 1933, as amended) with respect to the securities offered hereby, with the United States Securities and Exchange Commission (S. E. C.). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract filed as an exhibit to the Registration Statement, each such statement may be inspected without charge at the Public Reference Section of the Commission in its Washington, D.C. office and copies of all or any part thereof may be obtained from the Commission at prescribed rates, and may be perused at the S. E. C.'s Web Site, whose address is http://www.sec.gov. Copies of the Registration Statement and the Exhibits appended thereto will be provided without charge upon written or oral request addressed to Charles C. Khym, Esq., General Counsel; TRB Systems International Inc., 39-01 Main Street, Suite 605, Flushing, New York 11354, or by calling (718) 445-1300.

	The Company currently does not furnish its stockholders with annual reports containing financial statements certified by its independent public accountants and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. Prior to the sale of the Registered Securities, the Company was not subject to the informational requirements of the Securities Exchange Act of 1934 since its securities were not registered with the Commission pursuant to the requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.
Commission.

	No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus. Any information or representation not contained herein, if given or made, must not be relied upon as having been authorized by the Company or by the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or a solicitation of any offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

	Until October 30, 1998, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

	None of the investors in TRB Systems Inc. to receive shares as a result of this Registration statement are affiliates of the Registrant, related to any shareholders in the Registrant, or hold any stock in the Registrant or its affiliate.

                        Introductory Page 1

                   			    "COLOR PLATE"

                   			  Introductory Page 2

                   			    "COLOR PLATE"

                   			  Introductory Page 3

                   			   GLOSSARY OF TERMS

      AS USED HEREIN, THE FOLLOWING HAVE THE MEANINGS SET FORTH BELOW:

TRB. The collective and generic term for the Company's subsidiary, TRB Systems Inc., organized in 1994, pursuant to the laws of the State of Delaware.


Capital Stock.     The generic term for the Company's Common Stock.


Common Stock.      The shares of the Company's common stock, with a par value of $0.001, of which 30,000,000 shares are authorized and 11,925,626 are issued and outstanding (see "DESCRIPTION OF
                   SECURITIES").


NASD. National Association of Securities Dealers, Inc. The self-regulatory body registered under the Securities Exchange Act of 1934, as amended, responsible for regulation of securities brokers and dealers, and the operator of the NASDAQ inter-dealer automated quotation system's bulletin board over which Company securities are traded.


Registered         The generic and collective term for the 843,998 shares
Securities.        held by the Selling Shareholders and investors in TRB
              		   Systems International Inc. being registered.


Selling            Alpha Bytes, Inc.
Shareholders.

The Company.       TRB Systems International Inc., a Delaware Corporation and
              		   the issuer of the securities registered hereby.

                         			Prospectus Page 1

                           PROSPECTUS SUMMARY

	The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere herein.

THE COMPANY

	The Company was incorporated in the State of Delaware on April 9, 1997. The Company was organized as a purchaser of TRB Systems Inc., and purchased the said company on April 18, 1997.

	The Company is currently a holding company with one operating subsidiary, TRB Systems Inc., organized pursuant to the laws of the State of Delaware. TRB Systems Inc. has never been a party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business other than with respect to its acquisition by the Company. For purposes of this prospectus, the Company's subsidiary are sometimes referred to as "TRB".

	TRB Systems Inc., a Delaware corporation formed in April 1994, was formed to market, worldwide, the Transbar Power System (TPS) technology and its applications to the bicycle, exercycle, electric bicycle and wheelchair. These technology rights were licensed from ABL Properties Company, the owner of the patent rights to the TPS technology, to TRB Systems Inc. (See "Organization"; "Business").

	Between 1983 and 1993, over $7.9 million was spent by Alenax Corporation (TRB's predecessor), owned and operated by Mr. Byung Yim, president of both TRB and TRB Systems International Inc., developing and marketing a line of TPS bicycles, and in 1988 the company sold a total of 8,500 TPS bicycles. During a corporate relocation from Rochester, NY to Piscataway, NJ, the company moving the inventory and corporate documents lost all inventory and blueprints. An ensuing lawsuit resulted in a judgment in excess of $10,000,000 by Alenax. Unfortunately , the transport company threatened bankruptcy immediately upon the judgment being filed againstthem, and there was a settlement for $100,000. Due to the capital loss, Alenax, while continuing development of the TPS System, ceased active operations. In April, 1994, TRB Systems Inc. was incorporated to continue TPS technology development, and to manufacture and market the finished product lines.

	TRB, having been assigned by ABL Properties Corp. (ABL) the exclusive rights to market and enhance the vehicles using the Transbar Power System
(TPS) (See, "Business") intends to create what management believes to be a new generation of cycling and fitness products using the patented (by ABL) Transbar Power System technology (See, "Business", "Patents"). Although TRB is a new company, as can be seen from the foregoing, its TPS technology has undergone considerable development over the years. The characteristic of the TPS technology is similar, to that used in stepper machines, which is currently one of the fastest growing segments of exercise equipment.

	TRB's technology allows users to engage in biomechanically correct exercise without the trauma associated with many alternate forms of exercise. Orthopedic doctors and physical therapists have prescribed the TPS bike for patients because of the variable stroke, non-impact motion it provides.

	TRB's products are also, management believes, appealing to older consumers and TRB is well-positioned to benefit from the aging of the U.S. population. The TPS motion provides older consumers with an exercise that is cardiovascular and anaerobic, while at the same time is safe and gentle.

                       Prospectus Page 2

	TRB's immediate goals are (i) to conduct product test marketing in target market segments, (ii) to identify and establish strategic relationships domestically and internationally, (iii) to develop initial sales/marketing materials, literature and programs, (iv) to accomplish regional product introduction in 1998, and (v) to license its technology internationally.

	TRB intends to target four markets during its first year:

	1) Alternative Transportation, Recreation & Leisure, Health & Fitness
	2) Senior Citizens
	3) Rehabilitation & Therapeutic
	4) International

	TRB already has over one million dollars worth of sales from licensing agreements, as well as sales commitments by licensees (SEE "Selected Financial Information")

	The Company's current mailing address is 4 Becker Farm Road, Roseland, NJ 07068; and its phone number is (973) 994-4488.

SELECTED FINANCIAL INFORMATION

	Set forth below is selected financial information of the Company and its consolidated subsidiary. The provided information is derived from the more detailed audited consolidated financial statements as of September 30, 1997, and should be read in conjunction with the audited consolidated financial statements included elsewhere in this Prospectus and are qualified in their entirety by reference thereto (see "FINANCIAL STATEMENTS").

                   			3 Months        Annual          Annual        Annual
		   	                Ended           Ended           Ended         Ended
		                   	Sept. 30        June 30         June 30       June 30
                      1997            1997            1996          1995


OPERATING RESULTS*
(all data is in $US)

Continuing Operations
Sales                  $    0           $    0         $161,354      $    0
Cost of Sales               0                0          146,363           0
Gross Profit                0                0           14,982           0
Licensing Fees              0        1,060,000           65,000      60,000
Other Income               46               59              135          45
Total Income               46        1,060,059          387,834      60,045

Expenses:
Total Expenses        103,750          454,443          229,734     298,510

Net profit (loss)
before taxes         (103,704)         605,616         (149,617)   (238,465)
Income taxes(recovery
R&D credit)                 0           25,375           59,019      82,646

Net Profit(Loss)     (103,704)         630,991          (90,598)   (155,819)

                        Prospectus Page 3

Net profit (loss)    $(0.00874)       $0.25931          $(0.009)    $(0.013)
Per Share

FINANCIAL POSITION
Current Assets       1,101,171       1,091,894           7,200       7,482
Other Assets           621,557         628,038         307,644     240,769
Total Assets         1,722,728       1,719,932         314,844     248,251


Current Liabilities    195,441         195,441         464,455     361,816
Other Liabilities      305,500         314,000         218,126     163,574
Total Liabilities      500,941         509,441         682,581     525,390

Stockholder's        1,221,787       1,210,491         367,737     277,139
Equity
________

SECURITIES OUTSTANDING

	As of the date of this Prospectus, 11,925,626 shares of Common stock were issued and outstanding. (see "CAPITALIZATION", "PLAN OF DISTRIBUTION" and "PRINCIPAL STOCKHOLDERS")

CURRENT STOCKHOLDERS

	Approximately 278 persons own shares of the Company's Common Stock (see "CERTAIN TRANSACTIONS" and "PRINCIPAL STOCKHOLDERS").

DEFINITION OF TERMS

	Certain terms used in this Prospectus, usually identified by initial capital letters, are defined in the section of this Prospectus captioned "GLOSSARY OF TERMS."

                        RISK FACTORS

	THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR INVESTMENT IN THE COMPANY WITHOUT A MATERIALLY ADVERSE IMPACT ON THEIR STANDARD OF LIVING OR FINANCIAL SECURITY. THEREFORE, PRIOR TO PURCHASE EACH PROSPECTIVE INVESTOR SHOULD CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

RISKS OF THE OFFERING

Potential Future Sales Pursuant To Rule 144

	Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of one percent (1%) of the then outstanding
Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of the Company for at least 90 days and who has satisfied a one year holding period.

                      Prospectus Page 4

	The one year holding period for all the Company's currently outstanding restricted shares required by Rule 144 will expire during October of 1998 and thereafter, the holders may periodically sell their Company securities, subject to applicable volume limitations, restrictions on the manner of sale and applicable reporting requirements (see "CERTAIN TRANSACTIONS").

Absence of a Trading Market

	At present, there is no market for the securities of the Company, and there can be no assurance that an established trading market or any public market will develop in the future, or that if developed, it could be sustained, or the securities of the Company resold at any price. Any market the Company may develop will, in all likelihood, be a substantially limited one.

Adverse effects of Penny Stock Regulations

	Securities, generally, with a price $5.00 per share or less are referred to as penny stock. These securities are unsuitable for investors with low fixed incomes and limited net worth, or for accounts held in a fiduciary or custodial capacity. As well, they are not suitable for investors who are risk aversive or have income as their sole investment objective. Investment broker/dealers must satisfy special sales practice requirements, including making written suitability determinations regarding any persons wishing to invest in penny stock; written consent of the purchaser prior to purchasing penny stock; delivery of a disclosure statement outlining the risks associated with penny stock prior to any transaction; a written current bid and ask quotation and commissions to be earned by the broker/dealer in the transaction; and monthly statements stating the market value of any penny stock held in a portfolio. These requirements, if applicable to the Company, may adversely effect any market for the Registrant's shares.

Absence of Underwriter

	The Selling Stockholders' Shares will be sold directly by the Selling Stockholders, consequently, no underwriter is expected to be involved therewith. The absence of an underwriter means that there will be less due diligence in conjunction with this offering than would be performed in an underwritten offering, and furthermore, that there are no brokers committed to stabilizing the market for the Company's securities.

Concentration of Share Ownership

	Where approximately 86% of the shares in the Company are currently held by Motion Plus International Corporation, a corporation 98% of whose stock are owned by Byung Yim and his two children, the effective control of the Registrant rests with these parties. Byung Yim is also the President and sole director of the Company. Thus Mr. Yim, and his two children will be in a position to substantially control the election of the Board of Directors of the Company and the management and policies of the Company.

Financial Risks

	No assurance can be given that the Company's future sales will meet the Company's expectations or that the Company will be able to operate profitably. The Company has a history of operating losses, and lacking future profitable operations, will need additional capital, which the Company has no assurance whatsoever of being able to obtain. The inability to obtain such financing would have a material adverse effect on the Company's results of operations. (See "Financial Statements", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION, CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS.")

                        Prospectus Page 5

BUSINESS RISKS

No Dividends

	The Company has never paid dividends on its Common Stock. The Company does not anticipate paying dividends for the foreseeable future and intends to devote earnings, if any, to the development of the Company's business. The payment of dividends in the future rests within the discretion of the Company's Board of Directors and will depend on the existence of substantial earnings, the Company's financial requirements and other factors. TRB has paid no substantial dividends in the past; and earnings for the foreseeable future are expected to be retained to finance corporate business expansion.

Material Reliance Upon Officers

	The Company is wholly dependent upon the personal efforts and abilities of its officers and directors, especially Mr. Byung Yim. The loss of or unavailability to the Company of the services of any of its officers or directors would have a materially adverse effect on the Company's business prospects and potential earning capacity. The Company does not carry any insurance to compensate for any such loss, nor does it intend to obtain "key man" life insurance covering its officers or directors.

Possible Loss of Entire Investment

	Prospective investors should be aware that if the Company is not successful in its endeavors, their entire investment in the Company could become worthless. Even if the Company is successful in its programs there can be no assurances that investors will derive a profit from their investment.

	The Company has only one operating subsidiary, and as of yet no sales of product has taken place. It is possible that there will never be any sales of products, in which case the total investment of investors may be lost.

	FOR ALL OF THE AFORESAID REASONS, AND OTHERS SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A RETURN ON THEIR INVESTMENT.

                     SELLING SHAREHOLDERS

	Alpha Bytes, Inc., a Colorado public corporation presently traded on the NASDAQ Bulletin Board market, provided consulting services to the Company regarding software development for the inventory control and Management Information Systems to be used by the Company. It was agreed that Alpha Bytes, Inc. would receive 250,000 shares for its services. Management felt that this arrangement was appropriate as it allowed the Company to use its cash elsewhere, and at the same time set up the computer systems which would monitor the Company's activities.

	Alpha Bytes, Inc., its subsidiaries, and shareholders had no interest in the Company, its subsidiary, or any business or personal relationship with any shareholder of the Company or its subsidiary or affiliates, prior to the above described transaction. The shares given to Alpha Bytes represented 2.5% of the Company's outstanding shares, and if sold, will leave Alpha Bytes, Inc. with no interest in the Company.

                      Prospectus Page 6

                   CERTAIN MARKET INFORMATION

MARKET FOR COMMON EQUITY

	At present, there is no market, public or private, for the trading of the Company's common stock. The Company anticipates registering its shares on the NASDAQ Bulletin Board System by March of 1998.

SECURITY HOLDERS

	As of December, 30, 1997, the latest practicable date for which information is available, the Company had approximately 278 common stock holders. Of these, 180 were shareholders of Alpha Bytes, Inc. (See "Selling Shareholders"), who received 250,000 shares in the Company as a dividend from Alpha Bytes, Inc., which received the said shares as payment for consulting services rendered to the Company with respect to computer software systems. The shareholders of Alpha Bytes, Inc. received their shares in the Company based on the number of shares each shareholder held in Alpha Bytes, Inc. divided by the total number of outstanding shares in Alpha Bytes, Inc.

	There are 40 shareholders holding 11,081,628 restricted shares, and 57 shareholders holding 594,009 shares issued on October 2, 1997, which shares are part of the securities to which this Prospectus refers (See "Certain Transactions", Principal Stockholders").

DIVIDENDS

	There have been no cash dividends declared or paid since the inception the Company and no dividends are contemplated to be paid in the foreseeable future. No dividends were paid by the Company's subsidiaries, prior to their acquisition by the Company; however, it is anticipated that for the foreseeable future, the Company's profits (if any) will be reinvested in the Company rather than distributed as dividends.

OFFERING PRICE

	No offering price has been pre-established for the shares registered by the Selling Shareholders. Rather, it is anticipated that the Selling Stockholders will sell them into the public market at such times as the price is deemed favorable, when considered in light of the recipients' capital requirements. The recipients will be the sole determiners of appropriate pricing, on a case by case basis.


CAPITALIZATION

	The following table sets forth the capitalization of the Company as of September 30, 1997.



                                          						September
Title of Class                                  30, 1997

Stockholders' Equity                            $1,221,787

Debt
Total Liabilities                               $  500,941

                      Prospectus Page 7

                		       THE COMPANY

BUSINESS (GENERAL)

	TRB Systems International Inc., organized under the laws of the State of Delaware in 1997, is a holding company for TRB Systems Inc., a Delaware corporation formed in April 1994, formed to market, Worldwide, the Transbar Power System (TPS) technology and its applications to the bicycle, exercycle, electric bicycle and wheelchair. These technology rights were assigned from ABL Properties, the owner of the patent rights to the TPS technology, to TRB Systems Inc.

BUSINESS DEVELOPMENT

	TRB, a corporation organized under a Delaware corporation, was organized in 1994. It has never been a party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Background Information

	The Company was incorporated in the State of Delaware on April 9, 1997. The Company was organized as a purchaser of TRB Systems Inc., and purchased the said company on April 18, 1997.

	The Company is currently a holding company with one operating subsidiaries, TRB Systems Inc., organized pursuant to the laws of the State of Delaware. TRB Systems Inc. has never been a party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business other than with respect to its acquisition by the Company. For purposes of this prospectus, the Company's subsidiary are sometimes referred to as "TRB".

	TRB Systems Inc., a Delaware corporation formed in April 1994, was formed to market, Worldwide, the Transbar Power System (TPS) technology and its applications to the bicycle, exercycle, electric bicycle and wheelchair. These technology rights were Licenses from ABL Properties, the owner of the patent rights to the TPS technology, by TRB Systems Inc. (See "Organization"). The rights licensed to TRB by ABL Properties Company call for a payment of $200,000 during the first year of active sales, a 1% royalty on annual sales to $10,000,000, 0.75% on sales over $10,000,000 but under $20,000,000, and
0.5% on all sales thereafter, and all profits gleaned from international sales to an aggregate limit of $3,325,000. ABL is 100% owned by Byung Yim, President & CEO of TRB Systems International Inc.

	Between 1983 and 1993, over $7.9 million was spent by Alenax Corporation (TRB's predecessor), owned and operated by Mr. Byung Yim, president of both TRB and TRB Systems International Inc., developing and marketing a line of TPS bicycles, and in 1988 the company sold a total of 8,500 TPS bicycles. This experience has given rise to the new product line that TRB is ready to market. To date 1,060 bicycles have been produced and sold.

BUSINESS

	The Company's primary focus is to manufacture, through agreements with manufacturers, and, eventually in its own facilities, all of its products. The Company plans to distribute and sell its products to the public through distributors and licensees. All sales and promotional material will be provided to the distributors and licensees by the Company.

                       Prospectus Page 8

Principal Products or Services and Their Market

Product Development

	Preliminary market research indicates that the therapeutic market is driven primarily by product performance, while non-therapeutic markets are more sensitive to price. The Company intends to focus its product development and production efforts for the first year on three lines of products: bicycles, electric bicycles, and ergometers. TRB's introductory bicycle line, propelled exclusively by the TPS, will consist of models with multiple sizes for men and women. This initial line will closely resemble the current popular cruiser and mountain bikes that offer a comfortable upright riding.

	Product development will continue with the introduction of an adult tricycle. Lightweight, higher performance bicycles will eventually also be introduced to appeal to the performance biking community. Other term products will be developed to meet the dynamic and continually changing needs of the market.

Patent Protection

	Patents covering the speed change and/or propulsion mechanism of the Transbar Power System have been obtained and are owned by ABL in the U.S., China, India, Australia, Taiwan, Japan, and Korea, and a patents are pending in Europe and Canada. TRB has the exclusive worldwide licensing rights under all TPS patents, except for Taiwan and South Korea.

TRB Products and Technology

	The TPS technology has many applications. TRB will initially focus on three main product groups; a select line of bicycles, electric bicycles, and two types of ergometers. Other new product lines and licensing opportunities will be pursued through third party alliances.

TPS Bicycle

	TPS bicycles are high quality, sophisticated products that closely resemble conventional bicycles. The TPS bicycle's unique design provides a smooth, up and down pumping, or stepping action which closely resembles the body's natural walking and running motion. This is the most powerful movement a leg can make, reaching a maximum when almost fully extended. TRB's system takes advantage of these biomechanical facts.

	The bicycle's operating principles are relatively simple. The pedal levers travel up and down through the maximum power range that has an arc of 135 degrees. As the lever on one side is depressed, the opposing lever is raised. A full lever stroke or a partial stroke may be applied to propel the bicycle. Lever strokes require far less leg motion than the 360 degree movement required with a conventional bicycle.

	Research conducted by TRB leads management to believe that the TPS bicycle provides a significant increase in propulsion power versus conventional circular pedaling models. The propelling force of the TPS lever is constant, as opposed to the variable, circular ascending and descending crank motion of conventional bicycles. The levers which drive the transbar system do not revolve, and their length can therefore be increased to take advantage of the power of leverage. Since the levers do not revolve, the TPS bike permits greater ground pedal clearance over rough terrain and around turns. Propulsion of a bicycle using the TPS results in significantly greater distance traveled, for a given expenditure of effort, than on the same bicycle using conventional bicycle technology.

                     Prospectus Page 9

	The overall appearance of the TRB bicycle closely resembles that of the conventional bicycle. The major difference between TRB's bike and conventional bikes is the TPS, which has three main components:



TRANSBAR        Two opposing bars that are attached directly to the pedal
              		levers.  Each Transbar is interconnected by a chain cable to
		              the hub assembly.

REAR HUB        A dual ratcheting sprocket which is engaged by chains that
              		connect the two opposing Transbars.

SEE-SAW IDLER   The component allowing for the opposing movement of
              		the two Transbars.





	TPS gear changes are always sequential, and the chain is always in line with the drive sprockets making it virtually impossible to "throw a chain," as with conventional bicycles. Changing gears is accomplished by a single, positive shift control as compared to dual levers on a conventional 21 or 24 speed. The pedal lever is attached to the Transbar at a precise angle to allow maximum power transfer from rider to machine.

The TRB BIKE is offered in five (5) models; Mountain Bike(MTB), Leisure Bike, BMX(Children), ATB(all-terrain), and CROSS-BIKE. In mass production, TRB will offer a pedal arm in lengths of either 225mm or 250mm. This will increase the force of each stroke and increase speed considerably compared to the conventional pedal length of 170mm. TRB plans to focus initially on the single action, natural stepping motion in all the bikes with the exception of a 20" JUVENILE BIKE that will be introduced with our proprietary multifunctional pedal action within a 9-12 months train after the TRB rollout. Our tricycle will follow within one (1) year.

   TRB's in house research, consisting of trials on the bicycle and questionnaires responded to by over 100 people indicates that first time riders or the older population like the feel of the TRB BIKE better than a conventional bike. Women like the fact they can wear a skirt with comfort while riding, and those with stiff joints, limited range of motion will attest to the ease of natural motion of TRB BIKE's pedal action compared to that of the conventional bike. The most conventional bikes are not structurally or functionally designed specifically for rehabilitation per se. The "transbar technology" fills a large void in this huge untapped market, especially in the "middle-aged" population. It also is an easier motion for the beginner.

   The transbar configuration in TRB's bike allows the rehabilitating person (a market with growth of 430,000 annually in the US) who uses TRB's bike in a stationary mode (sitting on a stand) to transfer the natural gait motion of 135 degrees from the inside to the outdoor with the same bike (without the stand). TRB will attack the high-end professional rider market in the second phase of our business plan. TRB is conducting care research to verify the speed and efficiency of our racing prototype (i.e., longer pedal arm, therefore greater force stroke).

                      Prospectus Page 10

Fitness/ Home Trainer

TRB's fitness and home trainer was an outgrowth of the Company's experience with physical therapists who used our "outdoor bike" concept of the natural gait motion for their patients. They wanted a graded capability of ROM (Range of Motion) in the stationary bike, as the patient moved from a narrow range of motion to a wider and eventually to the 360 degree, circular motion that they were accustomed to, in typical rehabilitative procedure. TRB's VersiTraniner meets that demand with a training and rehabilitative device that provides six (6) different sets of exercises.

Lever Propulsion-Action
1.  Alternate up and down pumping motion
2.  Simultaneous with both feet parallel to each other
3.  Bilateral-One foot pumps while the other foot rests motionless
4.  One foot pumps 360 degrees while the other foot rest motionless

Conventional Motion-Conventional Rotary Pedal Action
5.  360 degree rotation-conventional bike pedaling-opposed pedals
6.  Parallel pedaling-360 degree rotation

The Versi-Trainer allows an individual to exercise their abdominals, hips (lateral rotators), quadriceps, hamstrings, and gluteus (butt) muscles. All actions are performed in the correct biomechanical positions.

Electric Bike

POWER+BIKE is an outdoor bike that uses the same natural "up-down" motion of all the TRB bicycles but with the ability to, with the twist of the handle, become an electric bike with speed capability of 23mph. TRB's POWER+BIKE is strategically positioned, not specifically for the luxury market, which has three new entries this year Bricklin, Mercedes, and Porsche. All three are designed similar to a moped, are heavy (50lbs or more), and costly, at prices between $1400-$5000. By comparison, TRB's POWER+BIKE is 23lbs, light and efficient enough for the senior citizen and women's market (can be pedaled comfortably in a business skirt or suit) and sleek enough for the "Generation X" market appeal, sophisticated enough for the urban businessman, cool and convenience for the outdoor family and RV enthusiasts, and safe and practical for the recovering heart attack patient who wants to exercise but does not want to be struck too far from home. With a retail cost of $600 and manufacturing costs at $200, along with the added capabilities of folding the POWER+BIKE into a POWER PACK so it can be hung upon the back of a door, TRB's management believes the POWER+BIKE can capture a major market share within this emerging market.

	The marketing strategy for this product is as follows:

	Senior Market over the age of 55:  TRB will focus on the Sunbelt
States: Florida, Arizona, New Mexico, Nevada, California, Texas as well as North Carolina, South Carolina, and Virginia. Organization such as AARP (American Association of Retired Persons) with over 5 million members will be a main target. This market will be cross-prospected by other major pyschographics such Recreational Vehicle and TimeShare enthusiasts.

	Recreation Vehicle Enthusiasts: Reports by the Recreational Vehicle International Association (RVIA) have shown that there are 9 million RVs with 2 1/2 users per RV, making a total of 22.5 million RV enthusiasts. TRB has targeted RV camps in Palms Desert (California), Lake Conroe (Houston), as well as KOA (Campgrounds of America) and Coast-to-Coast Florida, two of the larger leaders in RV and Campgrounds.

                     Prospectus Page 11

	TimeShare Market: There are 2,500 TimeShare Properties. TRB has contacted key sales personnel in a new site and are currently involved in preliminary negotiations to have the TRB POWER PLUS BIKE be a promotional premium when buying a TimeShare unit.

	Universities/Colleges: Nationally, there are 14 million university/ college students. Alenax had set-up a College Campus Student Leader Program in the past with the TPS outdoor bicycle (Alenax), and TRB intends to mimic the same marketing and sales campaign to colleges and universities. TRB will roll-out a similar campaign at a later date to the Prep School market, a market with close to 1 million students.

	TRB will also select large specialty stores, as well as a consortium that sell Health Clubs in over 19 Western States. TRB plans to develop a campaign with International Spa, a professional Spa organization and will exhibit at their international trade show. There are over 2,500 Spas in this organization.

Future Product Development

	The TPS technology has many applications for future products. Some products under consideration include:

1.      wheelchair
2.      adult tricycles
3.      outdoor recumbent (reclining) bicycles
4.      arm/shoulder ergometers

	The outdoor recumbent bicycle has been extremely well received by several Fortune 500 companies, based on a working prototype presented to such companies by Dr. Dennis Colacino, COO of the Ergometer Division of TRB. (See "Management").

The Market

	TRB will focus on four markets in its first year of operation.

Alternative Transportation, Recreation & Leisure, Health & Fitness

	This market is made up of more than 60 million individuals who currently exercise regularly. The TRB products that will appeal to this market are the Versi-Trainer and the outdoor TPS bicycle.

Retail Market

	From 1985 to 1995, the U.S. bike market grew at close to a 6% annual rate. The retail industry has averaged approximately $3 billion annually through the 1980's and is expected to reach $5 billion by 2000. According to the National Sporting Goods Association ("NSGA"), the retail market for home exercise and fitness equipment grew at a compound annual growth rate of 10.5%, from approximately $1.2 billion in 1987 to an estimated $2.5 billion in 1997. The sale of aerobic conditioning equipment, including stair climbing equipment, treadmills, cross country ski exercisers, etc., accounted for $2.0 billion in 1995, or 73.7% of this total. In this industry, the stepper market is the fastest growing segment. The TPS bicycle will be attractive to this segment because it allows the stepper motion and muscle conditioning to be taken outdoors.

                     Prospectus Page 12

Health and Fitness Facilities

	To stay competitive, commercial health and fitness facilities have generally found that they must continue to offer their members state-of-the-art equipment and programs. As a consequence, health and fitness facilities typically will spend increasingly more on equipment just to keep pace. With the number of health and fitness facilities in the U.S. estimated
at 12,500 (IRSA     estimate), there is significant competition among
neighboring clubs that are facing a saturated market. These facilities find they must offer their members every possible means of motivation to keep them coming back. Consequently, health and fitness facilities are driven by the market to respond very quickly to new products. TRB's recumbent ergometer (Versi-Trainer) will offer health club goers the opportunity to combine conventional circular motion with the TPS stepper motion in a single machine.

Senior Citizens

	The senior market is the segment of the population over the age of 50, which includes approximately 64 million Americans (25.6% of the U.S. population). With the aging of the Baby Boomers, this number is going to change markedly over the next two decades. By 2010, it is projected that 96 million Americans (32.1% of the population) will be over the age of 50.

	The aging of the U.S. population, combined with the rapidly escalating cost of health care services, has resulted in an intensifying concern about the efficiency and effectiveness of the U.S. health care system. As a result, there is a growing need for individuals, particularly older adults, to participate regularly in safe, functional and efficient exercise which combines aerobic conditioning and resistance training.

             	Historical and Projected U.S. Population Demographics
			                               (in millions)

                     			 1970       1992       2000       2005       2010

Total Population         204.0      254.8      274.2      286.3      298.9


Population Age 50 & Over  49.9       65.2       75.6       85.0       95.8

% of Total                24.5       25.6       27.6       29.7       32.1

Population Age 65 & Over  20.0       32.1       34.4       35.8       38.8

% of Total                 9.8       12.6       12.5       12.5       13.0


	Historical data from U.S. Department of Commerce. Projected data from Woods & Poole Economics.

	Only recently has the medical community begun seriously to evaluate and appreciate the importance of exercise for older adults. Properly prescribed, exercise can combat the muscular atrophy associated with aging, improve cardiovascular conditioning, and strengthen and protect the body against injury. In addition, exercise can preserve and extend an individual's level of physical independence and quality of life.

                     Prospectus Page 13

	To date, walking has been the number one form of exercise for seniors. Walking is practiced more than twice as much as any other activity, and almost 50% of all seniors walk for exercise on a regular basis. TRB's TPS technology offers these individuals an alternative form of exercise, comparable to walking, that generates better cardiovascular results while using similar muscles with less joint impact.

Rehabilitation & Therapeutic

The Rehabilitation & Therapeutic market consists of four segments: 1) post surgical (i.e. hip and knee), 2) acute injury, 3) individuals with a restrictive ROM (range of motion), and 4) other (i.e. arthritic, biomechanical). There are approximately 500,000 surgeries and 1.5 million hip and knee injuries every year. According to a recent survey conducted by the American Hospital Association, there are approximately 6,600 registered hospitals in the U.S. The following table sets forth, by type of facility, the percentage of hospitals which make use of therapeutic exercise as a form of treatment:



                                   					 Percentage of
Facility                                 U.S. Hospitals(1)

Physical Therapy Services                78.4%
Orthopedic Surgery                       66.0
Occupational Therapy Service             54.3
Outpatient Rehabilitation Unit           48.2
Cardiac Rehabilitation Program           39.0
Comprehensive Geriatric Assessment       20.3
Sports Medical Clinic                    18.2
Fitness Center                           14.6
Inpatient Rehabilitation Unit            13.4
Geriatric Clinic                          8.1

		(1)     AHA, 1992 Annual Survey.

	In addition, according to statistics compiled by the U.S. Department of Health and Human Services, there were approximately 16,000 nursing homes in the U.S. in 1995, with an aggregate total of approximately 1.7 million beds. This market segment, including all categories, exceeds 8 million people. To be successful in this market requires that exercise equipment be both medically sound and appropriate for a wide array of therapeutic applications. Medical institutions are acutely aware of the need for accurate and reliable feedback from the exercise equipment used in the therapeutic process. Product characteristics such as restrictive ROM, precise variable resistance, and the accurate control and measurement of workout intensity are of critical importance.

	The TRB product that will address the needs of this market is the Fitness Versi-Trainer and the TPS bike. Today the major form of therapy for post hip and knee surgery is the conventional stationary bike. The 360 degree fixed stroke is limiting because initial therapy methods limit ROM to less than 120 degrees. This causes a time lag before the conventional 360 degree bike can be implemented.

                      Prospectus Page 14

	The ROM of the TPS is variable and can accommodate all ROM restrictions, which allows patients to begin rehabilitation sooner. The biomechanical design of the TPS also puts less strain on limbs and joints by generating a force along the muscle belly, rather than at the insertion (joints). This enables patients to recover from surgery faster than with current techniques, while reducing the probability of reinjury.

International

	In 1995, worldwide bicycle sales were over $15 billion, equating to over 120 million bicycles sold. Based on historical trends, worldwide sales are expected to grow at a rate of 5% annually over the next five years. The two largest international markets, in units, are China and India, with the U.S. placing third.

	40 million bicycles were sold in China in 1995. Because of China's population and its use of the bicycle as a primary source of transportation, compound five year growth has been over 6%. India's market growth is similar to China. In 1995, 20 million bicycles were sold in India.

	Japan, with approximately 7 million units sold in 1995, represents a market that is skewed toward higher priced bicycles. Europe, if looked at as one market, is similar in both dollars and units to the U.S.; however, the number of bicycles per capita is double that of the U.S. (55 bikes per 1,000 people in Europe versus 25 in the U.S.)

	The international market offers TRB a tremendous opportunity in producing short term and long term revenue with its TPS products.

Distribution Methods of the Products or Services

Marketing Plans & Products

	Currently, bicycles are sold mainly through retail outlets and specialty bike shops; while institutional exercise equipment is sold through trade shows, magazines and direct mail. The bicycle industry has seen many significant changes over the past decade in how products are distributed. TRB intends to take advantage of the newest techniques. The Company's long-term strategy is to sell through a network of specialized bike and sporting goods shops.

	In the near term, however, the Company, plans to hire The Sawtooth Group, a privately held advertising and new products consulting company established in 1988, having over 80 employees, and having as some of its major clients Sandoz, Tetly USA, AT&T and Radisson- Seven Seas, to begin to promote ergometers, electric bicycles, and bicycles through a variety of media, i.e. infomercials on cable television and general television commercials. TRB will establish market awareness through such direct marketing and will generate cash flow. For the line of ergometers, TRB plans to investigate possible alliances with existing sporting goods manufacturers. The Company anticipates that after brand awareness and an established corporate image have been achieved, TRB will be able to market its bicycles, ergometers and electric bicycles through a network of bike retailers, in accordance with the Company's long term strategy.

                     Prospectus Page 15

Manufacturing/Technology Licensing Agreements

	In order to gain access to international and domestic markets, TRB's products will be manufactured through contracts with existing manufacturers around the world. Licensing and marketing agreements will be established with capable individuals and enterprises in selected markets. Ongoing royalty fees will also be received from licensees. These royalties are 6% in the first year, 5% in the second year, and 4% thereafter, with a minimum royalty payment per year (see table below) TRB's licensing agreement requires the licensees to meet minimum volume and quality standards. The quality standards refer to obligatory training in the products and their maintenance as well as customer service, which TRB shall monitor through comment sheets, and tracking complaints.

	The royalty/volume requirements are presented below:

  			                          1st Year        2nd Year        3rd Year
		                          Min. Royalties   Min. Royalties   Min. Royalties
Country

India                        $100,000        $220,000         $350,000

Benin/Nigeria                 $15,000         $25,000          $40,000

Ivory Coast &                 $10,000         $10,000          $10,000
5 other countries

Tanzania                      $10,000         $20,000          $30,000

Vietnam                       $10,000         $20,000          $30,000

Orange County                   1,500 bikes     3,000 bikes      5,000 bikes

	 Moreover, the agreement also provides that any product enhancement developed by TRB's licensees becomes the property of TRB.

	TRB is manufacturing its proprietary parts through a non-exclusive relationship with Kun Teng Industries (Taiwan) to produce medium and high\end bicycles, and plans to use Sino-Danish Enterprises Co., Ltd.(China) as a supplier of proprietary parts and assembled bicycles in the lower price ranges. Sino-Danish is now ready to begin mass production and TRB has received a line of credit in China for $2 million to support these production plans.
	International licensing and marketing agreements have been reached with licensees for a total of $1,125,000 from the Ivory Coast Tanzania, Benin/Nigeria, Vietnam and India, and payments totaling $210,000 have already been received, as well as $10,000 for the right of first refusal to be the licensee in Canada. In addition, TRB is negotiating agreements with a potential licensee in China. Under the terms of the Chinese license proposal, Sino-Danish Enterprises Co., Ltd. will sell a minimum of 100,000 bicycles in the first year. Sino-Danish intends to achieve its sales goals by advertising the product throughout China on television during prime time hours, for one full year. TRB expects to sign this agreement, thereby granting Sino-Danish with an exclusive sales and marketing right for China.

	TRB's ergometers are currently ready for mass production by Pretty Wheel Ind. Co., Ltd., a leading sports equipment manufacturer based in Taiwan.

                      Prospectus Page 16

Competitive Business Conditions and Competitive Position in the Industry and Methods of Competition

There is no direct competition for the products offered by TRB. The general competition is the bicycle industry, which is, as aforementioned, differentiable from the TRB product line.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

TRB uses commercially available raw materials, and does not foresee any shortage in supply. No Supplier accounts for greater than 5% of the raw material needs of TRB.

Dependence on One or a Few Major Customers

	No customer of the Company accounts for more than 5% of its business.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, Including Duration

Licenses

TRB has an exclusive license, as aforementioned, for the worldwide distribution, manufacture, and sale of the TPS system from ABL, the patent holder.

Other Intellectual Rights

	No other patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are used by the Company.

Need for Any Government Approval of Principal Products or Services

	To the best of the Company's knowledge, there are no special requirements for government approval of its principal products or services, not generally applicable to normal business operations.

Effect of Existing or Probable Governmental Regulations on the Business

	The Company is unaware of any probable regulation of its business, other than as will apply to businesses in general.

Estimate of the Amount Spent During Each of the Last Two Fiscal Years on Research and Development Activities, and if Applicable the Extent to Which the Cost of Such Activities are Borne Directly by Customers

	During the past two years TRB spent approximately $111,100 on R&D, all of which will be borne by the customer as reflected in the price of the products of TRB.

Costs and Effects of Compliance with Federal, State and Local Environmental
Laws

	The Company, is not aware of any expenses directly attributable to compliance with federal, state or local environment laws or regulations.

                    Prospectus Page 17

Number of Total Employees and Number of Full Time Employee

	The Company has 4 full time employees, and no part time employees.

Description of Real Estate and Operating Data

	The Company currently rents approximately 500 square feet for its staff, at 4 Becker Road, in New Jersey. As well the company has 2,500 square foot R&D facility in Taiwan, with a rent of $12,864 per anum.

	Management is of the opinion that its current facilities are adequate for its immediate needs. As the Company's business increases, additional facilities will be required, however the current facilities are expected to suffice until after December 31, 1998.

Equipment

	The fixed assets of the Company as valued for accounting purposes have a depreciated book value of $536,513, and an non-depreciated book value of $545,000. The assets are principally comprised of tools and dies for the manufacture of the components for the TPS system.

Investment Policies

	The Company has no investment policies with respect to investments in real estate or interests in real estate or investments in real estate mortgages.

Litigation

	The Company is not a party to any material litigation.

Operating Subsidiaries of the Company

	The subsidiary of the Company generates all revenue for the Company, and the discussions and tables referring to operations in this prospectus refer to the revenues generated by the subsidiary.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION,
CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS

	The following discussion and analysis relate to factors which have affected the financial condition and results of operations of the Company for the three months ended September 30, 1997 and the four previous fiscal years, ending June 30, 1997, 1996, 1995, and 1994.

	On April 18, 1997 the Company purchased 100% of all the outstanding shares of TRB, as fully described in Material Events, below. As a result of the aforementioned transaction, the Company. gained TRB, whose activities are fully described herein.

Discussion of Financial Information

	TRB is the active operating entity, producing, marketing, manufacturing, and supporting the products of the Company. The Company has no active income save for the activities of TRB. Therefore, the financial information regarding the parent company and its subsidiary are presented on a consolidated basis.

                      Prospectus Page 18

	For the fiscal year ended June 30, 1997 the Company had revenues of $1,060,000 generating a gross profit of $1,060,000. There was no revenue generated in the three month period ended September 30, 1997.In the preceding 3 fiscal years (the development period) ending on June 30,1996, revenues were $161,354 with a gross profit of $14,982 from bicycle sales, and $190,000 from the sale of licenses. Cost of goods sold was $0 for the periods ended September 30, 1997 and June 30, 1997, as compared to $146,363 for the period ending for the development period. During the development period, 1,060 bicycles were produced and sold.

	Earnings for the fiscal year ended June 30, 1997 were $630,991, and a loss of $103,750 was reported for the quarter ended September 30,1997. A loss of $368,737 was reported for the development period ending on June 30, 1996. Expenses were $103,750 for the quarter ending September 30, 1997 as compared to $791,888 for the developmental period, and $454,443 for the fiscal year ended June 30, 1997. Overall, the major costs were consulting fees, R&D, and professional fees in the quarter ended September 30, 1997, depreciation and travel accounted for approximately 1/3 of the expenses of the Company. The travel expense was necessary to conduct meetings which management believes will lead to a license agreement in Mainland China. Generally, the expenses from the fiscal period ended June 30,1997 and September 30,1997 remained relatively constant, with the travel expense being the only key variance. The key variances between the development period ended June 30,1996 and the fiscal year ended June 30, 1997 were the consulting expenses, commissions, officers salary and depreciation. These were, except for consulting fees, indicative of the Company becoming an operational company, and reflect anticipated future expenses from year to year that the company should approximate. The expenses experienced in the quarter ended September 30, 1997, except for consulting and travel, fall into line with the expenses of the fiscal year ended June 30, 1997. The consulting fees were primarily one time fees associated with developing marketing plans for the sale of TRB products.

	The cash and investment certificate position of the company increased to $8,091 on September 30, 1997 from $7,200 on June 30, 1997. Retained earnings changed from ($368,737) on June 30, 1996 to $360,395 on April 30, 1997, reflecting a very successful year of operation for the company. Current assets, as a whole, increased from $7,200 during the developmental period to $1,127,585.

Material Events

Acquisition of TRB

	On April 18, 1997, in exchange for 9,750,000 shares in the common stock of Company, 100% of the stock in TRB was sold by Motion Plus International, a Delaware Corporation, its owner, to the Company.

Liquidity

	Management believes that the Company has the cash funds and necessary liquidity to meet the needs of the company over the next year, assuming sales and development efforts conform to the standards historically set (See table on page 15 for minimum royalty payments). Primarily, as TRB is now ready to deliver bicycles, liquidity needs will be met through the sale of bicycles internationally. This will be done on a letter of credit basis, and through credit arrangements with the manufacturers in China, who have given TRB a $2,000,000 line of credit to apply against orders for bicycles. As well, royalty payments will become due from the distributors and licensees. On March 1, 1998 American distributors will be given all material necessary to commence domestic sales.

                      Prospectus Page 19

	However, to fully maximize the potential presented by the TPS technology, management believes that approximately $10,000,000 will need to be raised. The funds will be primarily used to increase the marketing effort and for the production of marketing material, maintain domestic inventory levels, as well as the continued development of the TPS technology. It is felt that the money will be utilized over a three year period. In the event only part of the funds are raised, then it will be allocated to marketing and inventory stockpiled to meet anticipated domestic demand. The money will likely be raised through private placements of shares. In the event the funds are not raised, TRB will continue with its sales activities, and, management believes, meet its liquidity demands. The funds, as noted above, are for increased activity and sales, not for primary liquidity demands.

Current Plans

	The key events that are anticipated by management to occur over the next year are the aggressive marketing of TPS based bicycles by the licensees and through active infomercial campaigns, as well as the aggressive sales of licenses for territorial exclusivity in the sale of TRB products. As well, TRB is ready to deliver its bicycles to the current licensees, and plans to aggressively market its products through its licensees.

Accounting Policies and Procedures

	The Company follows generally accepted accounting principles in preparing its financial statements, and has audited statements produced annually, with its quarterly statements produced by its management and accountants.

Revenue Recognition

	Revenue is recognized using the accrual method of accounting.

Statements of Cash Flows

	Statements of Cash Flow are prepared quarterly, on a consolidated basis, using generally accepted accounting principles and guidelines.

Inventory

	The Company keeps minimal inventory, manufacturing goods in response to orders.

Fixed Assets

	Fixed assets are valued based on their depreciated value. Depreciation is calculated using the straight line method.

Production Inventory

Low levels are kept, and ordered as manufacturing orders are received.

Principles of Consolidation

	All Financial Statements are produced on a consolidated basis, as the subsidiary, TRB, accounts for all operating revenue of the Company.

                      Prospectus Page 20

Income/Loss Per Share

	The Computation of loss per share of common stock is based on the weighted average number of shares outstanding during the periods presented.

Statement Re Computation of Earnings Per Share

	The Company has a simple capital structure as defined by APB Opinion Number 15. Accordingly, earnings per share is calculated by dividing net income by the weighted average shares outstanding.

Provision for Income Taxes

	Provisions for income tax are computed quarterly using the guidelines as defined in the Federal and State Statutes.

The Company's Immediate Capital Requirements

	The Company requires about $10,000,000 to continue the growth and market penetration of its TPS products and its R&D (For discussion, See "Liquidity").

CONFLICTS OF INTEREST

	Byung Yim is the sole Executive Officer and director of the Company, and as such has a majority of the votes on all matters which the Board will
vote upon the next annual meeting of the Company's Stockholders.   He, and
members of his immediate family also hold or control a majority of the Company's outstanding common stock. Because the Company's sole officer and director will be voting upon matters of personal interest to him (e.g., salaries, bonuses and other benefits), the outcome of such votes will not be based on arm's length negotiations. While the Company's current officer intends to exercise fairness in determining their compensation and all other matters, there can be no assurance that the Company would not have negotiated more favorable arrangements had persons other than its current officer been responsible for ultimate determinations.

MANAGEMENT

Directors and Executive Officers

	The following sets forth the names and ages of all the Directors and Executive Officers of the Company, positions held by such person, length of service, when first elected or appointed and term of office.



                            				First Elected
Name                    Age     or Appointed/Term       Position
Byung D. Yim            55      April 18, 1997          President

                      Prospectus Page 21

Biographies of Directors, Officers and Director Nominees

Byung D. Yim,  Chairman/CEO

	Mr. Yim's responsibilities include long term vision and international development. He was the founder of both ProMaster Corp. and Alenax Corp.
He directly managed the development and prototype manufacturing, market research and business planning for Transbar Power System products in the past. Mr. Yim has experience with the U.S. import/export business, marketing and distribution of products from the Far East. He was the exclusive Middle Eastern distributor of perma stamp lines of Johnson Wax products. Mr. Yim's experience in the bicycle industry is extensive, including having been the exclusive sales and distribution agent for Upstate New York and Eastern Pennsylvania for H.J. Sports, Inc., the exclusive agent for the third largest bicycle manufacturer in Japan. Mr. Yim is a graduate of Han Yang University with a B.A. in Nuclear Engineering and Electronics. For the last five years Mr. Yim served as president of TRB Systems, Inc., and its predecessor, Alenax Corp., devoting his full time to the bicycle industry and developing and bringing the TPS technology to market.

Augustine Rheem,  Chief Operating Officer, Bicycle Division

	Mr. Rheem's duties include the overseeing of all day to day operations, design and manufacturing projects, quality control, and overall marketing and sales strategy and implementation of the bicycle division.

	Mr. Rheem holds a graduate degree in Business Administration, and brings to the Company a wealth of experience in the Bicycle marketing field. He has been directly involved in the manufacture of bicycles, having owned and operated his own bicycle assembly plant in New Jersey. Mr. Rheem was also the exclusive sales and marketing distributor for Maruish Cycle Co., the third largest Japanese manufacturer of bicycles. Overall Mr. Rheem has over 25 years of national and international experience in all facets of the bicycle and sporting goods industry, including sales/marketing, general management, and product development. For the last five years Mr. Rheem has been with Leisure Dynamics Corp., a New Jersey company, involved in the sale of sporting goods. He is 61 years of age.

Dr. Dennis Colacino, Chief Operating Officer, Ergometer and Exercise
    Equipment Division

	Dr. Colacino's duties include the day to day running of the ergometer and exercise equipment division, with full responsibility for the performance of this division, including overall sales and marketing strategies and implementation.

	Dr. Colacino has over 25 years working in the preventive medicine, rehabilitation, and fitness field. His earlier work focused on cardiac rehabilitation, as Executive Director of Life Clinic (Brandon, FL) and designer and Executive Director of HEART, a cardiac rehabilitation and physical therapy facility of New York Medical. He remains a professor of Preventive Medicine at New York Medical.

	For 12 years, Dr. Colacino designed and managed the Cardiovascular Programs at Texaco and PepsiCo., overseeing the health and fitness for 150,000 employees at PepsiCo. From 1986 to the present, he has been President of the Colacino Group which helps companies with start-ups, marketing and sales. During this time, he has developed proformas and strategic planning, negotiated contracts, and developed products and equipment with the major companies in the sports and fitness industry.

                      Prospectus Page 22

	As a founder and member of the Board of Trustees of the Association of Fitness in Business, Dr. Colacino remains active in the health care field. Presently, he serves on many boards.

	Dr. Colacino is a graduate of Western Washington State College.
He has a Masters degree from the University of Mexico in Physical Education, and a Ph.D. from the University of Wisconsin in Physiology. He is 53 years old, and for the last five years has acted as an independent consultant in the fitness and health field.

Amelia B. Eclavia,  Chief Financial Officer

	Ms. Eclavia's responsibility is to oversee the financial health ofTRB.

	Ms. Eclavia is a CPA, holding a Bachelor of Science Degree in Business Administration. She was Senior Accountant at Thompson Professional Publishing and Information Technology from 1973 to 1996. In late 1966 she formed her own consulting company and joined TRB in May of 1997. This company is the operating unit in the United States of Thompson Corporation, a multi-billion dollar, multi-national corporation. Her duties involved the preparation of financial statements for the company president, management of the royalty system, accounting for short term investments, supervision of Accounts Payable, and the analysis and control of Accounts Receivable. Prior to this position, from 1971 to 1973 Ms. Eclavia was Assistant Controller of Genesee Management Corporation, managers, owners, and developers of multi-million dollar real estate projects. Her tasks included the preparation of financial statements, budgets, cash flow analyses, and the supervision of the staff accounting clerks.

	Ms. Eclavia has a wealth of experience in managing the finances of major corporations, as well as in leveraged buy-outs, acquisitions, and divestitures, and will bring a useful insight to TRB. She is 57 years old.

Marn T. Seol,  Vice-president, R&D

	Mr. Seol is 57 years old and is the inventor of both "propulsion mechanisms for lever propelled bicycles", and "multi purpose transmission mechanisms for bicycles". Mr. Seol began pursuing his interest in designing bicycles in 1976 by opening Dong Yang Industrial Co., Ltd. in Korea. In 1983 he joined forces with Mr. Yim, and since that time has worked for Mr. Yim in developing the research and development division of his companies, and has worked for TRB since its inception.

	Mr. Seol will be responsible for overseeing the design and technological advancements in all TRB product lines, as well as directly involved in developing new products and product lines.

Family Relationships

	Augustine Rheem and Byung Yim are brothers.

Involvement in Certain Legal Proceedings

	During the past five years no current director, person nominated to become a director, executive officer, promoter or control person of the Company has been a party to or the subject of:

(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) Any conviction in a criminal proceeding or has been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

             		       Prospectus Page 23

(3) Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoying, barring suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(4) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended, or vacated.

Compensation

Compensation of Directors

Standard Arrangements

	All members of the Company's board of directors are paid a per diem fee of for attendance at meetings of the board of directors and committees thereof. In addition, if required, they are reimbursed for travel expenses and lodging is arranged for them, at the Company's expense. At such time as adequate funds are available, all director (and officers) of the Company will be covered by liability insurance. Directors are reimbursed for all out of pocket expenses incurred in the performance of their roles, subject to provision of receipts in form and substance adequate to satisfy Internal Revenue Service audit requirements (e.g., long distance telephone, postage, etc.).

Other Arrangements

	Neither the Company nor any of its subsidiaries have any other arrangements to compensate its directors.

Employment contracts, termination of employment & change-in-control arrangements

	The Company does not have any compensatory plan or arrangement, including payments to be received from the Company, with respect to a named executive officer that results or will result from the resignation, retirement or any other termination of such executive officer's employment with the Company and its subsidiaries or from a change-in-control of the Company or a change in the name executive officer's responsibilities following a chance-in-control, which, including all periodic payments or installments, exceeds $100,000.

	Mr. Yim was entitled to a salary of $50,000 during the fiscal year ending June 30, 1997. As well, he was provided with an automobile and operating expenses for the said automobile were paid on his behalf. The value of this was $4,370.

	Mr. Yim will draw a salary of $50,000 during the fiscal year ending June 30, 1998, although no salary was drawn in the first quarter of the fiscal year. Automobile expenses for the car provided to Mr. Yim by the Company were $3,127.

	Prior to the 1996 fiscal year, Mr. Yim took no salaries, and infused $163,126 into the TRB. In lieu of the repayment of the loan, and charging the company for salaries not claimed in previous years, Mr. Yim was issued 500,000 shares in the capital stock of the Company.

             		       Prospectus Page 24

                 SUMMARY, COMPENSATION TABLE

         	    Annual Compensation      Awards                  Payouts

                          			          Other    Rest-
				                                   Annual   ricted
				                                   Compen-  Stock  Aw-  SU  SA
Name and                               sation          ards OP  RS LTIP Other
Position    Year*  Salary  ($) Bonus  ($)       (#)   ($)   __ ($) ___ ($)
Byung YIM** 1997   50,000          0   4,370*** ****   0    0   0   0   0
Byung YIM** 1996   0               0  11,302*** 0      0    0   0   0   0


*       Fiscal Year Ending
**      President, CEO, and Sole Director
***     Automobile Expenses
**** Received 500,000 shares of common stock in the Company in lieu of $163,126 loaned to the Company as Operating Expenses in 1994-1996, and in lieu of Executive Compensation for the same years, during which he did not draw a salary.

Resignations of Officers and Directors

	In conjunction with the acquisition of TRB, the Company's then serving officers and directors agreed to resign in favor of persons designated by Mr. Byung Yim. In conjunction therewith, all of the Company's officers and directors resigned during April, 1997.

CERTAIN TRANSACTIONS

	The following information pertains to all transaction during the last two year, or proposed transactions, to which the Company was or is to be a party, in which any of the following persons had or is to have a direct or indirect material interest: any director or executive officer of the
Company: any nominee for election as a director; any principal security holder listed below; and, any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons.

              Relationship   Nature of Interest    Amount of       Fiscal
Name          to Company     in the Transaction    Interest        Year Ending

Byung Yim*    President and  Conversion of         500,000         1997
       	      Sole Director  loan to equity *      Shares

Byung Yim*    President and  Salary and funds      $55,000**       1997
       	      Sole Director  advanced to TRB

* Mr. Yim was owed $163,126 for monies advanced to TRB, and drew no salary during the development period. The 500,000 shares represent the retirement of the liability and recognition of salary for the years 1994-1997.

** Mr. Yim did not draw his salary during the fiscal period ended June 30, 1997 or the quarter ended September 30, 1997, and the director's loan (See "Financial Statements") reflects the company's indebtedness to Mr. Yim for $5,000 advanced to TRB and for his salary.

             		       Prospectus Page 25

Parents of the Company

	The following table discloses all persons who are parent of the Company (as such term is defined in Securities and Exchange Commission Regulation C), showing the basis of control and as to each parent, the percentage of voting securities owned or other basis of control by its immediate parent if any.

         					                                 	Percentage      Other
					                                          	of Voting       Basis
                        Basis for               Securities      For
Name                    Control                 Owned           Control

Motion Plus Int'l.
Corporation(MPI)        Share Ownership         86%             None

NOTE: Motion Plus International Corporation is controlled by Byung Yim, the president of the Company, and his children. Mr. Yim's children, Alexander B. Yim (age-21)and Lena B. Yim (age-19), hold 39% interest in MPI each. Mr. Yim has a 20% interest in the Corporation, and the remaining 2% is held by Hee J. Yim. Alexander and Lena Yim reside at 595 Windflower Court, Morganville, NJ 07751.

Transaction with Promoters, if Organized Within the Past Five Years

	There have been no transactions with Promoters over the past five years.

                       PRINCIPAL STOCKHOLDERS

	The following sets forth the security ownership of Management of the Company and any holders of the Company's common stock known to own 5% or more of the Company's issued and outstanding common stock, as of September 30, 1997.

PRINCIPAL STOCKHOLDERS

	As of the date of this Prospectus, the following persons (including any "group" are, based on information available to the Company, beneficial owners of more than five percent of the Company's common stock (its only class of voting securities):

Title           Name and                        Amount and
Title           Address of                      Nature of       Percent
of              Beneficial                      Beneficial      of
Class           Owner                           Owner           Class
Common          MPI*                            9,750,000       86%
Stock                                           Shares

NOTE: Motion Plus International Corporation, 4 Becker Farm Road, Roseland, NJ 07068 is controlled by Byung Yim, the president of the Company who resides at 21 Hutton Ave., Apt. 3, West Orange NJ 07025, and his children. Mr. Yim's children, Alexander B. Yim (age-21)and Lena B. Yim (age-19), hold 39% interest in MPI each. Mr. Yim has a 20% interest in the Corporation, and the remaining 2% is held by Hee J. Yim. Alexander and Lena Yim reside at 595 Windflower Court, Morganville, NJ 07751.

             		       Prospectus Page 26

SECURITY OWNERSHIP OF MANAGEMENT

	As of the date of this Prospectus, the following table discloses, as to each class of equity securities of the registrant or any of its parents or subsidiaries other than directors' qualifying shares, beneficially owned by all directors and nominees, the names of each executive officer (as defined in Item 402[a][2] of Securities and Exchange Commission regulation S-B), and directors and executive officers of the registrant as a group, the total number of shares beneficially owned and the percent of class so owned. Of the number of shares shown, the associated footnotes indicate the amount of shares with respect to which such persons have the right to acquire beneficial ownership as specified in Securities and Exchange Commission Rule 13(d)(1).

              		Name and                        Amount and
Title           Address of                      Nature of       Percent
of              Beneficial                      Beneficial      of
Class           Owner                           Owner           Class
Common
Stock           Byung Yim                       *               *

Common
Stock           Byung Yim                       500,000**       4.3

* Motion Plus International Corporation, 4 Becker Farm Road, Roseland, NJ 07068 owns 86% of the stock on the Company and Byung Yim, the president and sole director of the Company who resides at 21 Hutton Ave., Apt. 3, West Orange, NJ 07025, has a 20% interest in MPI.

** Mr. Yim Received the shares as compensation for funds loaned to the Company between 1994-1996 and in lieu of salary which he did not draw during those years ( See "CERTAIN TRANSACTIONS", at Prospectus page 24.)

                     COMMON STOCK

	The Company is authorized to issue 30,000,000 shares of Common Stock, with a par value of $.001. Immediately prior to this offering 11,925,626 shares of Common Stock were outstanding and held of record by more than 274 persons as of September 30, 1997. The holders of Common Stock have one vote per share on all matters (including election of directors) without provision for cumulative voting. Thus, holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all of the directors, if they choose to do so. The Common Stock currently is not redeemable and has no conversion or pre-emptive rights. The Common Stock currently outstanding is (and the Shares being issued pursuant to this prospectus will be) validly issued, fully paid and non-assessable.

	In the event of liquidation of the Company's assets available for Common Stock will share equally in any balance of the Company's assets available for distribution to them after satisfaction of creditors and the holders of the Company's senior securities. The Company may pay dividends, in cash or in securities or other property when and as declared by the board of directors from funds legally available therefor, but has paid no cash dividends on its Common Stock.

                      TRANSFER AGENT

	The transfer agent for the Company's Capital Stock is Continental Stock Transfer Company of New York.

                    Prospectus Page 27


              SHARES ELIGIBLE FOR FUTURE SALE

	Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of one percent (1%) of the then outstanding
Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of the Company for at least 90 days and who has satisfied a one year holding period.

	There are 40 shareholders holding 11,081,628 shares which will be eligible for sale in October of 1998, pursuant to fulfilling the terms as set down in Rule 144.

                        ADDITIONAL INFORMATION

	The foregoing statement is a summary of the rights and privileges of the holders of the Company's Stock. It does not purport to be complete and is subject to the provisions of the Delaware General Corporation Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and,. the rules, regulations and bylaws of the National Association of Securities Dealers, Inc.. The foregoing statements are qualified in their entirely by such references.

                        PLAN OF DISTRIBUTION

GENERAL

	The Shares registered by the Registration Statement of which this Prospectus is a part are being registered as a result of demand registration rights granted by the Company to the Selling Stockholders at the time that Selling Stockholders subscribed for the subject securities. As well, the Company issued 549,009 shares to 45 individuals who had invested in TRB and were unrelated parties. These persons had invested money between 1994-1997 in TRB, in the sum of $305,814, and their dept was converted into equity at the rate of $.514 per share. This is reflected in the finacial statements, and described in Note 12 of the said statements. The issue was to be subject of the instant registration. However, the shares were issued on October 2, 1997, and are being retroactively registered herein giving each shareholder a seven day right of rescission from the effective date of this Registration. These Shares will be distributed in the same manner as the shares being registered on behalf of the Selling Shareholders.

	The Selling Shareholders will sell their stock from time to time in the public forum, at the prices then prevailing. The Shares will be sold through broker/dealers, at market prices with cusomary commissions being charged.

	Although there is no current market for the shares, and they are not currently traded in the public market, it is anticipated that the shares will be registered and sold on the NASDAQ Bulletin Board System within 4 months of the effective date of the Registration Statement of which this Prospectus forms a part.

	It is also anticipated that the shares may be sold on NIPHIX, a trading forum for the shares of small emerging companies, within 30 days of the effective date of the Registration Statement of which this Prospectus forms a part.

                         SELLING STOCKHOLDERS

	The following table provides information concerning the identity of the Selling Stockholders, the quantity of common stock being registered for them, the date such common stock was acquired, and the consideration for which it was issued.

              		       Prospectus Page 28

             		       SELLING STOCKHOLDERS

	 The following table provides information concerning the identity of the Selling Stockholders, the quantity of common stock being registered for them, the date such common stock was acquired, and the consideration for which it was issued.

              	       Selling Stockholders

Names & Addresses    Shares Registered      Date Acquired      Consideration
Alpha Bytes, Inc.            250,000        April 18, 1997     $25,000
7050 Woodbine Ave
Suite 205
Markham, Ont.
Canada L3R 4G8

	Alpha Bytes, Inc., a Colorado public corporation presently traded on the NASDAQ Bulletin Board market, provided consulting services to the Company regarding software development for the inventory control and Management Information Systems to be used by the Company. It was agreed that Alpha Bytes, Inc. would receive 250,000 shares for its services. Management felt that this arrangement was appropriate as it allowed the Company to use its cash elsewhere, and at the same time set up the computer systems which would monitor the Company's activities.

	Alpha Bytes, Inc., its subsidiaries, and shareholders had no interest in the Company, its subsidiary, or any business or personal relationship with any shareholder of the Company or its subsidiary or affiliates, prior to the above described transaction. The shares given to Alpha Bytes represented 2.5% of the Company's outstanding shares, and if sold, will leave Alpha Bytes, Inc. with no interest in the Company. Alpha Bytes, Inc.'s principals are Anton Stephens and his spouse Christine Stephens, who together control 75.5% of Alpha Bytes, Inc. voting shares. Mr. Stephens is the president of Alpha Bytes, Inc.

                       INDEMNIFICATION ARRANGEMENTS

	The Company's articles of incorporation and bylaws provide for indemnification of the Company's officers, directors and agents to the fullest extent permitted by law. The Company's articles of incorporation also limit the right of stockholders to sue Company officers, directors and agents. In addition, the Company's employment agreements with its officers all require the Company to defend the contracting parties against all liabilities resulting from their association with the Company, to the greatest extent legally permitted.

	Insofar as indemnification for liabilities arising under the Securities Act Of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

              		       Prospectus Page 29

                       	LITIGATION

	The Company is not a party to any material pending legal proceedings.

                       	LEGAL OPINIONS

	Charles C. Khym, Esquire, attorney at law, has rendered his opinion that the shares of Common Stock reserved as described herein when issued will be validly issued, fully paid and non-assessable, and that future purchasers thereof will not be subject to personal liability as a result of their ownership thereof.

                        EXPERTS

	The audited financial statements of the Company appearing in this Prospectus and in the Registration Statement have been examined by chartered accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report the authority of such firm as expert in auditing and accounting.

                       FINANCIAL STATEMENTS
             		       (See following pages)

                      Prospectus Page 30

             			TRB SYSTEMS INTERNATIONAL INC.

    Consolidated Financial Statements and Accountant's Audit Report For the Fiscal Years Ended June 30, 1997, June 30, 1996, June 30, 1995 and
   June 30, 1994, and for the Fiscal Quarter ended September 30, 1997

                      Prospectus Page 31


             			TRB SYSTEMS INTERNATIONAL INC.

      		      CONSOLIDATED FINANCIAL STATEMENTS



              			     TABLE OF CONTENTS
   ______________________________________________________________________

                                               						 Prospectus
						                                                Page

Accountant's Audit Report                             32

Financial  Statements:

Balance Sheet                                         33

Statements of Operations and Retained Earning         35

Statement of Stockholder's Equity                     37

Statements of Cash Flows                              39

Notes to Financial Statements                         41


______________________________________________________________________

                      Prospectus Page 32


Stan J.H. Lee & Co. , CPA, CMA                Tel) 201-944-7246
440 West St. 3rd Fl.                          Fax) 201-944-7759
Fort Lee, N.J. 07024-5058                     E-Mail) sierra5533@aol.com




                      INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders of TRB Systems International Inc. Roseland, New Jersey



We have audited the accompanying consolidated balance sheet of TRB Systems International Inc. as of September 30, 1997, June 30, l997, June 30, 1996, June 30, 1995, and June 30, 1994, the consolidated related statement of operations and retained earnings, consolidated statement of stockholders' equity and consolidated statement of cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TRB International Inc. at the dates abovementioned, and the results of its operations and its cash flow for the periods then ended in conformity with generally accepted accounting principles.



_______________________
Stan J.H. Lee, CPA

October 31, 1997
Fort Lee, N.J.

                     Prospectus Page 33


              			TRB SYSTEMS INTERNATIONAL INC.
	 		              CONSOLIDATED BALANCE SHEET
  THREE MONTH PERIOD ENDING SEPT. 30, 1997 AND FISCAL YEARS ENDING
	   JUNE 30, 1997, JUNE 30, 1996, JUNE 30, 1995, JUNE 30, 1994.


                     			      9/30/97   6/30/97  6/30/96   6/30/95   6/30/94

ASSETS

CURRENT ASSETS:
Cash                          $3,671  ($18,106)     $206      $488    $1,235
Accounts recievable-
Trade (Note 14)            1,090,000 1,090,000         0         0         0
Accounts recievable-
other                                   12,500         0         0         0
Inventory                      7,500     7,500     6,994     6,994     6,994

                     			   1,101,171 1,091,894     7,200     7,482     8,229
OTHER ASSETS:
Prepaid expenses              27,267    24,407    14,547    17,053     2,129
(Note 10)
Property & equipment         536,513   539,561         0         0         0
(Note 17 )
Organization costs,
net of accumulated
Amortization                  56,734    63,027    75,182    64,820    48,011
Security deposits              1,043     1,043         0         0         0
Deferred tax assets                0         0   217,915   158,896    76,250
(Note 5 & 11)


                     			     621,557   628,038   307,644   240,769   126,390

TOTAL ASSETS-              1,722,728 1,719,932   314,844   248,251   134,619

LIABILITIES:

CURRENT LIABILITIES:
Accounts payable and
accrued expenses (Note 8)    195,192   195,192   464,455   361,816   223,848
Accrued corporation income
tax payable                      249       249         0         0         0

                     			     195,441   195,441   464,455   361,816   223,848

Loans from individuals       250,500   259,000         0         0         0
(Note 9)
Director's loan               55,000    55,000   218,126   163,574    32,091
(Note 9)

                     			     305,500   314,000   682,581   525,390   225,939

  See accompanying notes which are an integral part of financial statements

                     Prospectus Page 34

            			TRB SYSTEMS INTERNATIONAL INC.
			             CONSOLIDATED BALANCE SHEET
				                   (CONTINUED)




                    			      9/30/97   6/30/97   6/30/96    6/30/95    6/30/94

SHAREHOLDER'S EQUITY:
Common stock, $.001 par
value, (Note 15)             $11,926   $11,863     $9,750     $9,750    $9,750

Additional paid-in-capital 1,051,311   936,374        490        490       490

Retained earnings (Deficit)  158,550   262,254   (368,737)  (278,139) (122,320)

Total shareholders equity
(Deficit)                 $1,221,787 $1,210,491 ($367,737) ($277,139(($121,320)

TOTAL LIABILITIES
AND SHAREHOLDERS
EQUITY                     1,722,728  1,719,932   318,844    248,251   134,619


  See accompanying notes which are an integral part of financial statements.

                    Prospectus Page 35

           			TRB SYSTEMS INTERNATIONAL INC.
	  CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS THREE MONTH PERIOD ENDING SEPT. 30, 1997, AND FISCAL YEARS ENDING JUNE 30,
        1997, JUNE 30, 1996, JUNE 30, 1995, AND JUNE 30, 1994.

                    					                CUMULATIVE
					                                    FROM
					                                    INCEPTION-
              		      9/30/97   6/30/97  TO 6/30/96  6/30/96  6/30/95  6/30/94

SALES                      $0        $0   $161,354  $161,354       $0       $0
COST OF SALES               0         0    146,363   146,363        0        0
GROSS PROFIT                0         0     14,982    14,982        0        0
LICENSING FEES              0  1,060,00    190,000    65,000   60,000   65,000
(Note 14)

OPERATING EXPENSES
Promotion expense           0         0      4,275     1,484    1,353    1,438
Consulting              4,200    97,000    135,470    38,000   39,970   57,500
Commission             10,775    29,582     15,000    15,000        0        0
Research & development      0    29,600    325,738    81,494  156,885   87,359
(Note 7)
Professional fees
(Note 8)               15,671    46,164     50,000         0        0   50,000
Travel                 14,995    13,979     11,513     4,511    3,364    3,638
Business gifts              0         0      2,329     1,791      538        0
Meals & entertainment   8,328     6,918     36,266     6,086   15,017   15,163
Auto expense (Note 6)     627     4,370     44,829    11,302   13,062   20,465
Corporation taxes           0         0        366       366        0        0
Officer's salaries          0    50,000          0         0        0        0
Payroll taxes               0     5,857          0         0        0        0
Leasing expense         2,500    16,825          0         0        0        0
Rent (Note 3)             925     5,395     10,666     5,249    2,872    2,545
Telephone               2,264     7,298     20,242     6,062    7,516    6,664
Office                  4,947    17,795     55,877    14,270   28,617   12,990
Insurance expense         829     2,925      2,801     1,289    1,512        0
Bank charges              970     2,611      4,147     1,827    1,910      410
Postage                   625     1,798      2,034       580    1,317      137
Miscellaneous             400         0      6,697     5,504    1,193        0
Sample charges              0         0      2,866         0    2,866        0
Interest expense            0         0     19,468    12,672    6,796        0
Shipping & Delivery         0         0        460       460        0        0
Dues & Fees                 0         0      1,896     1,896        0        0
Contributions               0         0        100       100        0        0
Advertising                 0    63,479          0         0        0        0
Depreciation           20,323    19,984          0         0        0        0
Amortization            6,293    23,990     38,848    19,791   13,722    5,335
Overseas operating
expense                 5,000     5,000          0         0        0        0
Other operating
expense                 4,078     3,873          0         0        0        0
TOTAL OPERATING
EXPENSE              $103,750  $454,443   $791,888  $229,734 $298,510 $263,644

   See accompanying notes which are an integral part of financial statements.

                   Prospectus Page 36

           			TRB SYSTEMS INTERNATIONAL INC
	  CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
 		          (CONTINUED, all figures in $US)

					                                     CUMULATIVE
              					                       FROM
					                                     INCEPTION-
                     			 9/30/97  6/30/97 TO 6/30/96 6/30/96  6/30/95  6/30/94

INCOME (LOSS) FROM
OPERATIONS BEFORE
OTHER INCOME AND INCOME
TAX EXPENSE             (103,750) 605,557  (586,906)(149,752)(238,510)(198,570)

Dividend income               46       59       254      135       45       74

INCOME (LOSS) BEFORE
TAX EXPENSE             (103,704) 605,616  (586,652)(149,617)(238,465)(198,570)

Income tax expense             0 (249,834)        0        0        0        0

Research and development
tax credit applied (Note-
5, & 11)                       0   21,414    18,215    8,149    1,568    8,736

Tax Benefits from net
operating loss carry-
forward applied
net of tax (Note 5)            0  253,795   199,700   50,870   81,078   67,514

NET INCOME (LOSS)       (103,704) 630,991  (368,737) (90,598)(155,819)(122,320)


RETAINED EARNINGS or
DEFICIT at beginning     262,254 (368,737)        0 (278,139)(122,320)       0

RETAINED EARNINGS or
DEFICIT at end           158,550  262,254  (368,737)(368,737)(278,139)(122,320)

Earnings (Loss) per
share (Note 16)          0.00874  0.25931             (0.009)  (0.016)  (0.013)


   See Accompanying Notes Which Are An Integral Part of Financial Statements.

                    Prospectus Page 37

           			TRB SYSTEMS INTERNATIONAL INC.
			            CONSOLIDATED STATEMENT OF
			              STOCKHOLDERS' EQUITY
			           FOR THE FISCAL QUARTER ENDED
			               SEPTEMBER 30, 1997



		                    CAPITAL STOCKS                   RETAINED
              		      NUMBER OF SHARES      AMOUNT     EARNINGS    TOTAL

BEGINNING BALAN-
CE AS OF 7/01/97     11,863,363 SHARES      $948,237   $262,254    $1,210,491

NET LOSS FOR THE
PERIOD                                                 (103,704)     (103,704)

SHARES ISSUED
TO VARIOUS
INDIVIDUALS               62,263            115,000                   115,000

              		      11,925,626 SHARES  $1,063,237    $158,550    $1,221,787

  See accompanying notes which are an integral part of financial statements.

                      Prospectus Page 38

               			TRB SYSTEMS INTERNATIONAL INC.
  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY FOR THE FISCAL YEAR ENDED
			                     JUNE 30, l997



             		    Capital Stocks
             		    Number of shares      Amount    Retained Earnings    Total


Retained earnings
as of June 30, l997                                      $262,254    $262,254

Shares issued as
compensation for
consulting services   250,000 shares     $ 25,000              -0-     25,000

Shares issued as
repayment of
director's loans      500,000             163,126              -0-    163,126

Shares issued for
purchase of
property and
equipment             500,000             559,545              -0-    559,545

Shares issued in
exchange for 100%
of TRB Systems
Inc.'s voting
shares              9,750,000               9,750              -0-      9,750

Shares issued to
various
individuals           863,363             190,816              -0-    190,816


             		    11,863,363 shares    $ 948,237       $ 262,254  $1,210,491
		                 ==========            ========         =======  ==========

   See accompanying notes which are an integral part of financial statements.

                     Prospectus Page 39

             			TRB SYSTEMS INTERNATIONAL INC.
	           		CUMULATIVE STATEMENTS OF CASH FLOW
		      FOR THREE MONTH PERIOD ENDING SEPT. 30, 1997 AND FISCAL YEARS ENDING JUNE 30, 1997, JUNE 30, 1996,
			             JUNE 30, 1995, JUNE 30, 1994

					                                   CUMULATIVE
					                                   FROM
					                                   INCEPTION-
                      9/30/97   6/30/97 TO 6/30/96 6/30/96   6/30/95   6/30/94

CASH FLOWS FROM OPER-
ATING ACTIVITIES:

Net Loss (Earnings) ($103,704) $630,991 ($368,737)($90,598)($155,819)($122,320)
Noncash item included
in net Loss (Earnings) 26,616    43,974    38,848   19,791    13,722     5,335
Increase in acc'ts
recievable- trade           0(1,090,000)        0        0         0         0
Increase (Decrease)in
acct's recievable-
other                  12,500   (12,500)        0        0         0         0
Increase in inventory       0      (506)   (6,994)       0         0    (6,994)
Increase in pre-paid
expense                (2,860)   (9,860)  (14,547)   2,506   (14,924)   (2,129)
Decrease (Increase)in
deferred tax assets         0   217,915  (217,915) (59,019)  (82,646)  (76,250)
Decrease (Increase)in
acct's payable and
accrued expense             0  (269,263)  463,891  102,075   137,968   223,848
Increase in accrued
corporate income taxes      0       249         0        0         0         0

              		      (67,448) (489,000) (105,454) (25,245) (101,699)   21,490
CASH FLOWS FROM
FINANCING ACTIVITIES:

Increase in loans from
a director                  0         0   218,126   54,552   131,483    32,091


   See accompanying notes which are an integral part of financial statements.

                    Prospectus Page 40

           			TRB SYSTEMS INTERNATIONAL INC.
		          CUMULATIVE STATEMENTS OF CASH FLOW
				                   (CONTINUED)

					                                       CUMULATIVE
					                                       FROM
					                                       INCEPTION-
                     			    9/30/97 6/30/97 TO 6/30/96 6/30/96 6/30/95 6/30/94

CASH FLOWS FROM
INVESTING ACTIVITIES:

Purchase of property
and equipment              ($17,275)      0         0        0       0       0
Increase in security
deposits                          0  (1,043)        0        0       0       0
Issuance of common stock    115,000 224,566     1,000        0       0   1,000
Expenditure for organ-
ization cost                      0 (11,835) (113,466) (29,589)(30,531)(53,346)
Conversion of current
liabilities to long-term
liabilities                       0 259,000         0        0       0       0
                     			     97,725 470,688  (112,446) (29,589)(30,531)(52,346)

Net increase in balance      21,777       0       206        0       0   1,235
Net decrease in balance           0 (18,312)        0     (282)   (747)      0
Cash at beginning of period (18,106)    206         0      488   1,235       0
Cash at end of period         3,671 (18,106)     3,671      206     488   1,235

CASH FLOWS FROM FINAN-
CING ACTIVITIES:

Loan repayment               (8,500)      0         0        0       0       0

SUPPLEMENTAL DISCLOSURES:

Conversion of director's
loans to equity shares            0 (163,126)       0        0       0       0
Acquisition of property and
equipment in exchange for
equity shares                     0 (559,545)       0        0       0       0
Issuance of common stock          0  722,671        0        0       0       0

NET                               0        0        0        0       0       0

   See accompanying notes which are an integral part of financial statements.

                                 Prospectus Page 41

                         			TRB SYSTEMS INTERNATIONAL INC.
                                NOTES TO CONSOLIDATED
                                FINANCIAL STATEMENTS


1. Incorporation and Business Activity

	TRB Systems International Inc., a Delaware corp. incorporated on April 9, 1997, is a holding company whose only asset is 100 % of voting common stocks in TRB Systems Inc.


       TRB Systems Inc. was incorporated under the laws of Delaware on April 7, 1994, on which day it merged with TRB Systems Inc., a Corporation incorporated under the laws of New York on July 12, 1993, to form TRB Systems Inc., a Delaware Corporation.

	TRB Systems Inc. is in the business of manufacturing, distributing, and selling bicycle, fitness, and motorized two wheel transportation products. Currently all operations are run from the head office facilities in Roseland, New Jersey.

2. Summary of Significant Accounting Policies

    a) Principles of Consolidations

	TRB Systems Inc., the only subsidiary of TRB Systems International Inc. has been included in the consolidated financial statements, as it is the operating entity, with TRB Systems International Inc., a non-operating holding company.

	In accordance with the reverse takeover method of accounting, as deferred to in note 4 these consolidated financial statements of the Company include the accounts of TRB Systems International Inc. together with the results of TRB Systems Inc. for the three-month period ended September 30, l997.

     b) Revenue and Expense Recognition

	The Company prepares its financial statements on the accrual accounting basis. Consequently, certain revenue and related assets are recognized when earned rather than when received, and certain expenses are recognized when the obligation is incurred or the asset consumed, rather than when paid.

     c) Accounting Method

	The Company recognizes income and expenses on accrual basis.

     d) Depreciation

	Depreciation is computed by using the straight-line method for financial reporting purposes and the modified accelerated cost recovery method for federal income tax purposes.

   See acompanying notes which are an integral part of financial statements.

                    Prospectus Page 42

                  TRB SYSTEMS INTERNATIONAL INC.
                      NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS


     e) Income Taxes

	Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled.

     f) Net Operating Loss Carryforward

	Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes for operating losses that are available to offset future taxable income.

     g) Intangible Assets

	Intangible assets subject to amortization include organization costs, loan closing costs, and in-force leasehold costs. Organization costs and in-force leasehold costs are being amortized using the interest method over the life of the related loan.

     h) Reclassifications

	Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

     i) Property and Equipment

	Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

	Machinery and equipment                        3-10
	Furniture and fixtures                         3-10
	Engineering equipment                          3-10


	For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

   See acompanying notes which are an integral part of financial statements.

                     Prospectus Page 43

               	TRB SYSTEMS INTERNATIONAL INC.
                    NOTES TO CONSOLIDATED
                    FINANCIAL STATEMENTS


     j) Inventories

	Inventories are stated at the lower of cost (determined on the first-in, first-out basis) or market.


3) Description of Leasing Arrangements

	The Company leases its executive office facilities under non-cancelable short-term operating leases.

	The future minimum lease payments required under the leases is minimal and immaterial in amount.


4) Business Combination

	Pursuant to an Agreement dated April 18, 1997, and effective on that date, TRB Systems International Inc. issued 9,750,000 common shares in exchange for all outstanding shares in the capital of TRB Systems Inc. As a result of this transaction, control of the combined companies passed to the former shareholders of TRB Systems Inc.

	This business combination situation is referred to as a "Reverse Takeover". Legally, TRB Systems International Inc. is the parent or continuing corporation; however, Generally Accepted Accounting Principles require that the former shareholders of TRB Systems Inc. be identified as the acquirer and that TRB Systems International Inc. and be treated as the acquired company. Accordingly, control of the assets and business of TRB Systems International Inc. has been acquired by TRB Systems Inc.in consideration for the issuance of common shares.

5) Operating Loss and Tax Credit Carryforwards

	The Company had loss carryforwards totaling $ 586,787 that have been offset in full against current taxable income and R & D tax credits totaling $ 21,414 which were fully applied against the current tax liability. Accordingly there is no longer net operating loss carryforward or tax credit carryforward for use in the future.

   See accompanying notes which are an integral part of financial statements.

                    Prospectus Page 44

            			TRB SYSTEMS INTERNATIONAL INC.
                   NOTES TO CONSOLIDATED
                   FINANCIAL STATEMENTS


6) Related Party Transaction

	The Company has a policy of providing an executive with a Company-leased automobile for business purposes and the amount of such expense for the fiscal year ended June 30, l997 was $ 4,370.

	There were no other significant non arm's-length basis transactions between the Company and any related party during the fiscal year ended
June 30, l997, except for the conversion of Directors Loan Equity ( see
Note 9)

7) Research and Development Cost

	SFAS No.2 - Accounting for research and development costs, generally, requires all research and development costs to be charged to expenses when incurred, rather than recording them as inventory or elements of overhead. Costs that are expensed as research and development are as follows; a) intangibles purchased from others, and materials and equipment b) salaries and related costs of personnel engaged in research and development activities
c) services performed by others in connection with research and development activities and d) reasonable allocation of indirect costs except general and administrative costs not clearly related to research and development activities).

	Amount of research and development costs charged to expenses are as follows:

            Fiscal year ended                         Amount

              		 June 30, l994                         87,359
                 June 30, l995                        156,885
                 June 30, l996                         81,494
                 June 30, l997                         29,600


8) Accounts Payable and Accrued Expenses

	The accounts payable and accrued expenses also include the capitalized portion of legal and consulting expenses incurred in the development of standardized contracts, promotional materials and the filing and registration of patents, and are amortized over a sixty-month period.
	For the fiscal year ended June 30, l997, such capitalized expenditure amounts to $ 11,835

	Payable for legal and other professional
	expenses                                       $ 141,000

	Other various accrued expenses                    54,192     $ 195,192

   See accompanying notes which are an integral part of financial statements.

                   Prospectus Page 45

          			TRB SYSTEMS INTERNATIONAL INC.
			             NOTES TO CONSOLIDATED
			             FINANCIAL STATEMENTS


9) Director's Loans and Loans From Individuals

	The loans payable to a director are unsecured, non-interest bearing with no set terms of repayment.

	On April 19, l997, balance of director's loans in the amount of $ 163,126 has been converted into equity in exchange of 500,000 shares in the TRB Systems International, Inc. (See Statement of Shareholders Equity at page 38.

$259,000 of loans from indivduals have been converted from current liabilities into long-term liabilities. The conversion was made to properly reflect the status of the loans, namely that they are outstanding liabilities with no set repayment schedule, to be paid as TRB had the funds to pay for them.


10) Prepaid Expenses

	ABL Properties, wholly owned by Byung Yim, President and CEO of the Company, owns the patents which are exclusively licensed to TRB Systems Inc. The rights licensed to TRB by ABL Properties Company call for a payment of $200,000 during the first year of active sales, a 1% royalty on annual sales to $10,000,000, 0.75% on sales over $10,000,000 but under $20,000,000, and 0.5%
on all sales thereafter, and all profits gleaned from international sales to an aggregate limit of $3,325,000. It was agreed between ABL and the Company that the $200,000 would be deferred until the Company had suitable cash flow to meet its current needs, or March 1, 1999, whichever date was later.

Any cost ocurred by TRB Systems Inc. to maintain the patents is reimbursable by ABL and is credited toward the $200,000 license fees due to ABL on the first anniversary following the commencement of active bicycle sales.

11) Credit For Increased Research Expenditures

	Internal Revenue Code allows for claiming a credit for incremental research expenses incurred before July 1, 1995, or between June 30, 1996 and June 1, 1997, as one of the components of the general business credit.

       The credit is subject to the limitation and the carryback and carryforward rules and the remaining unused credit at the end of carryforward period is allowed as a deduction in the year following the expiration of the carryforward period. (See Note 5 Above)


12) Conversion Of Certain Liabilities And Accrued Expenses To Equity In Parent Company

    $305,816 of investments in TRB were converted into Equity by the issue of 594,000 shares to 45 individuals, at the rate of $0,51 per share. (Total to September 30, 1997)


   See accompanying notes which are an integral part of financial statements.

                      Prospectus Page 46

               	TRB SYSTEMS INTERNATIONAL INC.
                    NOTES TO CONSOLIDATED
                    FINANCIAL STATEMENTS


13) Payments In Shares Of Common Stock As Subsequent Event

	A contract was signed on April 18, 1997 in which Alpha Bytes Inc. accepted 250,000 shares, to be issued directly to its shareholders, as payment for consulting services valued at $ 25,000 and rendered to TRB Systems, Inc.

14) Account Receivable - Trade and Licensing Fees

	The Company recognizes revenue and expenses on accrual basis and accordingly, treated the balance of licensing fee income receivable from certain licensing agreement contracts with various distributors in the U.S. as current income as the Company is now contemplating entering into full operation, and is thus able to fulfill the terms of the contracts. As of June 1, 1997, the company was in a position to ship bicycles to Licensees. It was decided, however, that the first shipments would follow the International Sports Show in Atlanta Georgia on February 4 through 7, 1998, so as to maximize on the publicity and general exposure that would follow the introduction of the TRB product line at the said show.

15) Common Stocks

	The Company is authorized to issue 30,000,000 at $ 0.001 par value share, and, as of June 30, l997 , 11,863,363 voting common shares are issued and outstanding.

16) Earnings Per Shares

	Earnings (loss) per share is calculated using the weighted average number of common shares outstanding and common shares equivalents. The average number of shares outstanding under this assumption would be as 2,433,389 shares as of June 30, l997.

17) Property and Equipment

                                                							    Cost


  Office equipment                                      $  5,000
  Tools and machinery                                     30,000
  Automobile                                              10,000
  Moldings                                               464,545
  Informercial tape and other
  Promotional materials                                   50,000

                                                 							 559,545

Less accumulated depreciation                            (19,984)

                                                  						 539,561
							                                                  =======

Property and equipment were acquired by issuing certain shares of voting common stocks on June 30, 1997.


 See accompanying notes which are an integral part of financial statements.

                       			  TABLE OF CONTENTS




                                                        PROSPECTUS
ITEM                                      PAGE

Prospectus Summary                        1
The Company                               1,7
The Offering                              Front Cover
Stockholders                              3
Securities Outstanding                    3       TRB Systems International Inc.
Definition of Terms                       I-1,3
Selected Financial Information            2
Risk Factors                              3             844,009 Shares of
Certain Market Information                6             Common Stock
Capitalization                            6
Management's Discussion & Analysis        17
Conflicts of Interest                     20
Management                                20
Directors and Executive
Officers                                  20
Biographies of the Company's
Executive Officers and Directors          21
Certain Transactions                      24
Principal Stockholders                    25           =====================
Securities' Description(Common Stock)     26
Common Stock                              26               PROSPECTUS
Dividend Policy                           5,6
Transfer Agent                            26           =====================
Shares Eligible for Future Sale           27
Additional Information                    Inside Front Cover, 27
Plan of Distribution                      27
Indemnification Arrangements              28
Litigation                                28
Legal Opinions                            28
Experts                                   29
Financial Statements                      30


           		      TRB Systems International Inc.
		                     4 Becker Farm Road
		                     Roseland, NJ 07068
                         (973) 994-4488

                      Part II, Page 1


                  			    PART II
    	     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24:        INDEMNIFICATION OF OFFICERS AND
              		DIRECTORS

	In accordance with the General Corporation Laws of the State of Delaware which were in effect at the time the Registrant was incorporated, the Registrant's Board of Directors adopted by resolution, as further set forth in the Registrant's by laws, provisions relative to indemnification of its Officers and Directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the defense of any proceeding or threatened proceeding to which such person was or is a party, or is threatened to be made a party by reason of the fact that such person was or is an officer or director, provided that, (i) such director or officers acted in good faith or in a manner reasonably believed by him to be in the best interests of the corporation to procure a judgment in its favor. In the latter case, the power to indemnify extends to expenses actually or reasonably incurred in connection with the defense or settlement of any proceeding if such person (i) acted in good faith, and (ii) the manner such officer and director believed to be in the best interest of the corporation and with such care, including reasonable inquiry, as an ordinary prudent person would use under similar circumstances. No indemnification will be made in respect of any claim, issue or matter, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court in which such action or suit was brought shall determine upon an application of that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Otherwise, indemnification for an officer and director meeting the applicable standards of conduct is determined by a majority of the disinterested directors or shareholders or upon application by the corporation, such officer or director or his attorney, to the court in which such proceeding was pending.

	The Securities & Exchanged Commission is of the opinion that indemnification of Company officers or directors for matters involving violation of securities laws is against public policy and that agreements therefor are consequently unenforceable.

ITEM 25:        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	The expenses in connection with distribution of the securities of the Company being Registered hereby, other than commissions and non-accountable expense allowances, will be borne directly by the Company rather than by the selling stockholder. Such expenses are estimated to be $50,000.

Item                                                           Amount

United States Securities and Exchange Commission filing fee   $   700
Printing Expenses                                               4,000
Fees and expenses of counsel for the Company                   22,000
Accounting fees and expenses                                   20,000
Transfer agent fees and expenses                                3,000
Miscellaneous                                                     300

TOTAL                                                         $50,000

                     Part II, Page 2


ITEM 26         RECENT SALES OF UNREGISTERED SECURITIES

Acquisition of TRB Systems Inc.

	On April 18, 1997, in exchange for 9,750,000 shares in the common stock of Company, 100% of the stock in TRB was sold by Motion Plus International Corporation, a Delaware Corporation, its owner, to the Company. These shares were subject to Rule 144, and exempt from registration.

Sales to Investors in TRB

	The Company issued 549,009 shares to 45 individuals who had invested in TRB and were unrelated parties. These persons had invested money between 1994-1997 in TRB, in the sum of $305,814, and their debt was converted into equity at the rate of $.514 per share. This is reflected in the financial statements, and described in note 12 of the said statements.
The issue was to be subject of the instant registration. However, the shares were issued on October 2, 1997, and are being retroactively registered herein giving each shareholder a seven day right of rescission from the effective date of this Registration.

Sales to former Employees and Consultants

	44 employees and consultants of TRB who had worked with TRB since 1994 in developing the TPS system were issued 376,617 shares, said shares were restricted from sale subject to Rule 144, and therefore exempt from registration.

Sale to Byung Yim

	500,000 shares were issued to Byung Yim, the Company president, the said shares were restricted, exempt from Registration and subject to Rule
144. The shares were to retire $218,162 in debt owed to Mr. Yim, and in lieu of salaries not drawn during the development period.

Purchase of Equipment from M.T. Seol

        500,000 shares were issued to M.T. Seol, for the purchase of property and equipment valued at $559,545. This equipment consisted of office equipment for $5,000, tools and machinery for $30,000, an automobile for $10,000, moldings for $464,545, and infomercial tape and other promotional materials for $50,000. The purchase took place in April of 1997. The said shares were issued subject to Rule 144, and therefor exempt from registration.

ITEM 27:        EXHIBITS

Exhibit
Number  Description                                                    Page

1.      Constituent Document:

        .1      Original Article of Incorporation                        64
       	.2      Bylaws                                                   65

5.1     Opinion of Counsel                                               61

                    Part II, Page 3

10.     Material Contracts:

 .1      Lease of Taiwan Office.                                          75
 .2      Exclusive Licensing Agreement between TRB Systems Inc. and
       	ABL Properties Company.                                          76
 .3      Patent Registration and Assignment to ABL.                       83
 .4      Financing Agreement between TRB Systems Inc., and
       	Tianjin Worldwide, Inc. for $2,000,000.                          98
 .5      License and Marketing Agreement between TRB Systems Inc. and
        Mr. Konan Kouadio Simeon for Ivory Coast.                        101
 .6      Joint Venture Agreement between TRB Systems Inc., and
        Mr. Janak Shah for India.                                        116
 .7      License and Marketing Agreement between TRB Systems Inc.
        and Mr. Abbas R. Datoo for Tanzania.                             135
 .8      Distributorship Agreement between TRB Systems Inc. and
	       Mr. Kishor M. and Gira K. Dattani for Countries in
        California.                                                      150
 .9      Licensing and Marketing Agreement between TRB Systems Inc.
       	and Stella Kujembola for Benin and Nigeria.                      165
 .10     Sino-Danish Manufacturing Agreement.                             180
 .11     Kun Teng Industries Agreement.                                   174
 .12     Motion Plus-TRB-Purchase of Subsidiary                           188

22.     Subsidiaries of the Registrant                                   62

24.6    Consent of Auditors                                              63


ITEM 28: UNDERTAKINGS

A.      Certificates

	The Company hereby undertakes to provide its transfer agent with certificates in such denominations and registered in such names as required to permit delivery thereof to each purchaser of the Selling Stockholders' stock offered hereby, from time to time, as required, starting as of the close of business on the day immediately following the date of this Registration Statement.

B.      Liabilities

	Insofar as indemnification of liabilities arising under the securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification gainst such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned in the City of New York, State of New York on February 12, 1998.

      	       TRB SYSTEMS INTERNATIONAL INC.


            			   By: /s/Byung  Yim/s
				                     Byung  Yim*
		         President and Chairman of the Board
           			        of Directors


	Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: February 12, 1998


                     TRB SYSTEMS INTERNATIONAL INC.




                 			    By: /s/Byung Yim/s
				                           Byung Yim*
		          Chairman, Chief Executive Officer & Director

___________
* Mr. Yim is currently the sole member of the Company's Board of Directors.

       59 BLANK PAGE


                                                Registration Number 333-7242




                     			SECURITIES & EXCHANGE COMMISSION
                              Washington, D.C 20549



                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                      THE SECURITIES ACT OF 1933, AS AMENDED




                          TRB Systems International Inc.


                                    EXHIBITS



                                  July 2, 1997

                                    EXHIBIT 5.1
                     Opinion of Selling Stockholders' Counsel


January 12,1998

Securities and Exchange Commission
Washington, DC 20549

RE:	TRB Systems International Inc.

Gentlemen:

This opinion is given in connection with the filing of registration number 333-7242 (the "Registration Statement") filed with the United States Securities and Exchange Commission, as amended on January 12, 1998, as it pertains to 844,009 currently outstanding or reserved shares of TRB Systems International Inc.'s (the "Company") Common Stock, with par value of $0.001 per share held by Selling Stockholders or issuable at the discretion of the Board of Director as described in the Registration Statement.

Certain terms used in this opinion characterized by initial capital letters have the meaning set forth in the Prospectus which constitutes a portion of the Registration.

We have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or Photostat copies As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

According to the records maintained by the Company, there were, as of the date of this opinion, 30,000,000 shares of common stock authorized, with a par value of $0.001 each of which 11,925,626 shares of Common Stock were issued.


Based upon the foregoing, we are of the opinion that:

The 11,925,626 shares of Common Stock of the Company heretofore issued are fully paid and non-assessable and there is no personal liability to the owners thereof.

This law firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement; however, this opinion is limited to the facts set forth herein and is not to be interpreted as an opinion that the Registration Statement has been properly prepared, or provides all required disclosure.

                                        Very truly yours

                                        /s/ Charles C. Khym /s/

                                        Charles C. Khym, Esq.
                                        Corporate Counsel for the Company
                                        39-01 Main Street, Suite 605
                                        Flushing, NY 11354

                                  EXHIBIT 22
                         Subsidiaries of the Registrant


                                TRB Systems Inc.
                         4 Becker Farm Road, Roseland,
                                   NJ 07068
                                (973) 994-4488


Incorporated in the State of Delaware in 1994, Wholly owned by the Registrant.

                                EXHIBIT 24.6
                        Consent of Registrant's Auditors

July 2,1997

Securities and Exchange Commission
Washington, DC 20549

        RE. TRB Systems International Inc.




Gentlemen:


We have audited the balance sheet and accompanying statements of the Registrant, as found in the Prospectus which forms part of this Registration Statement at page 35, et seq. ,for the 10 month period ending April 30,1997, and the 1994,1995,1996 fiscal years, ending on June 30.

This accounting firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement; however, this opinion is limited to the facts set forth herein and in the Independent Auditors Reports found in the Prospectus at pages 35 et seq. In the Registration Statement, and is not to be interpreted as an opinion that the Registration Statement has been properly prepared, or provides all required disclosure.


/s/ Stan Lee /s/

Stan J. H. Lee, CPA
440 West St., 3rd Fl.
Fort Lee, NJ 07024-5058

                                                /stamp/
                                                STATE OF DELAWARE
                                                SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                Filed 09:00 AM 04/09/1997
                                                971115054 - 2739860/stamp/





                        CERTIFICATE OF INCORPORATION


                        TRB SYSTEM INTERNATIONAL INC.


FIRST:       The  name  of  the  corporation  is  TRB  SYSTEMS INTERNATIONAL
INC.

SECOND: It Registered Office is to be located at 1013 Centre Road, Wilmington, Delaware 19805 in the county of New Castle - The Registered Agent in charge thereof is W/K Corporate Services (DEL), INC.

THIRD:      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

FOURTH:   The amount of the total authorized capital stock of this
corporation is Thirty Million (30,000,000), common shares all of which shall have a par value of ($,0001).

FIFTH:        The name and mailing address of the incorporator is as
follows:

                                        Lawrence A. Kirsch
                                        90 State Street
                                        Albany, New York 12207


I, The UNDERSIGNED, for the purpose of forming a corporation under the law of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein are true, and I have accordingly hereunto set my hand this 3rd day of April, 1997.



                                        /s/ Lawrence A. Kirsch /s/
                                        Incorporator
                                        LAWRENCE A. KIRSCH
                                        90 State Street
                                        Albany, New York

                                BY-LAWS

                                ARTICLE I

                                OFFICES

        SECTION 1.1. REGISTERED OFFICE. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in such state of the corporation or individual acting as the Corporation's registered agent in Delaware.

        SECTION 1.2. OTHER OFFICES. The Corporation may also have other offices and places of business, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.



                                ARTICLE II

                         MEETINGS OF STOCKHOLDERS

        SECTION 2.1. PLACE. The annual meeting of the stockholders for the election of directors and for any other proper business, and all special meetings of stockholders for that or for any other purpose, may be held at such time(subject to Section 2.2 hereof) and place within or without the State of Delaware as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

        SECTION 2.2. ANNUAL MEETINGS. The annual meeting of stockholders shall be held on the first Tuesday of March of each year, or at such time in March or April as may be fixed from time to time by the Board of Directors, the first such meeting to be held in 1995.

        SECTION 2.3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or by the President, and shall be called by the President or the Secretary at the request in writing of a majority of the Board or at the request in writing of stockholders owning not less than thirty percent (30%) of all shares of common stock issued and outstanding. Any such request shall state the purpose or purposes of the proposed meeting. Whenever a special meeting shall be called by request of the stockholders as described above, such meeting must be held not more than fifteen (15) days after the making of the request. Business transacted at a special meeting shall be confined to the purposes stated in the notice, except upon the unanimous consent of all the stockholders entitled to such notice.

        SECTION 2.4. NOTICE. Written notice of the place, date and hour of any annual or special meeting of the stockholders shall be given in accordance with Article V hereof to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to the meeting except that when the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty (20) nor more than sixty (60) days prior to such meeting.

The notice of any meeting shall state, in addition, the purpose or purposes for which the meeting is called and, if a special meeting, by or at whose direction it is being called.

When a meeting is adjourned to another time or place, for any reason other than because of the absence of a quorum, it shall not be necessary to give any notice of the adjourned meeting if the time and place of adjourned meeting are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days, or if after adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.



        SECTION 2.5. STOCKHOLDERS LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        SECTION 2.6. QUORUM. The presence, in person or by proxy, of stockholders holding a majority of the shares of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders for the transaction of business. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting to some future time not less than six nor more than twenty days later, and the Secretary shall thereupon give at least three days' notice by mail to each stockholder entitled to vote who was absent from such meeting. At any such adjourned meeting at which the requisite amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

        SECTION 2.7. VOTING. Each stockholder entitled to vote shall be entitled to one vote, in person or by proxy, for each share entitled to vote held by such stockholder. All elections for directors and, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such question. No vote on any questions upon which a vote of the stockholders may be taken need be by ballot, unless the Chairman of the Meeting shall order that such vote be taken by ballot.

        SECTION 2.8. PROXIES. Every proxy must be executed in writing, dated and signed by the stockholder or by his attorney-in-fact and filed with the Secretary. No proxy shall be valid after the expiration of three (3) years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it or of his legal representatives or assigns, except in those cases where an irrevocable proxy is permitted by law.

        SECTION 2.9. ACTION WITHOUT MEETING. Whenever a vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of law or of the Certificate of Incorporation or these By-laws, the meeting, prior notice thereof and vote of stockholders may be dispensed with if the holders of all outstanding shares entitled to vote thereon shall consent in writing to the taking of such action.


                                ARTICLE III

                                DIRECTORS

        SECTION 3.1. NUMBER AND TERM. The number of directors which shall constitute the whole Board shall initially be one and may be changed from time to time by vote of the stockholders. No decrease shall have the effect of shortening the term of any incumbent director. Directors need not be stockholders of the Corporation. Except as provided in Section 3.4, the directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until their successor has been elected and shall qualify or until their prior resignation or removal.

        SECTION 3.2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

        SECTION 3.3. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause by vote of the stockholders or by action of the Board of Directors. Directors may be removed without cause only by vote of all the stockholders holding a majority of the shares then outstanding at any special meeting called for that purpose or at any annual meeting.

        SECTION 3.4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.
Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason except the removal of directors may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation death or removal shall be elected to hold office for the unexpired term of his predecessor.

        SECTION 3.5. POWERS. The affairs, property and business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by or reserved to the stockholders.


                                ARTICLE IV

                           MEETINGS OF THE BOARD

        SECTION 4.1. PLACE. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        SECTION 4.2. MEETINGS OF THE BOARD.
4.2.1.	The annual meeting of the Board shall be held within ten (10) days of each annual meeting of stockholders at such time and place as shall be fixed from time to time by resolution of the Board of Directors. Other regular meetings of the Board of Directors shall be held at such time and place and upon such notice as the Board shall from time to time by resolution prescribe.

4.2.2.	Special meetings of the Board may be called by the President or
Chairman of the Board at any time. Upon the written request of two directors, the President, Chairman of the Board or Secretary must call a special meeting to be held not more than ten days after receipt of such request. Notice of a special meeting shall be served upon each director at least three days before the day therein designated for such meeting. The notice of meeting need not set forth the purpose or purposes of the meeting.

4.2.3.	A majority of directors present whether or not a quorum is present may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

        SECTION 4.3. QUORUM: ACT OF THE BOARD OF DIRECTORS. At all meetings of the Board of Directors a majority of the entire Board shall be necessary to be and constitute a quorum for the transaction of business. Except as otherwise required by law or the Certificate of

Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors. For purposes of the foregoing, any director who participates in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other shall be deemed to be present in person at such meeting.

        SECTION 4.4. EXECUTIVE, FINANCE AND OTHER COMMITTEES. The
Board of Directors, by resolution adopted by a majority of the entire
Board, may designate from among its members an Executive Committee, a Finance and Administration Committee and such other committees as the Board may from time to time determine, each committee to consist of three or more directors, and each of which Committees shall, to the extent provided in the applicable resolution, have all the authority of the Board to the fullest extent permitted by law. The Board may designate one or more directors as alternate members of any such Committee who may replace any absent member or members at any meeting of any such Committee. Each such Committee or any member thereof shall serve at the pleasure of the Board. For purposes of the foregoing, any member who participates in any meeting of the committee concerned by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other shall be deemed to be present in person at suchmeeting.

        SECTION 4.5. COMPENSATION. Directors, as such, shall not receive any stated salary for their services. However, by resolution of the Board of Directors a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or of any committee of the Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        SECTION 4.6. ACTION WITHOUT MEETING. Whenever any action is required or permitted to be taken at a meeting of the Board of Directors, such action may be taken without a meeting if, prior or subsequent to the taking of such action, all members of the Board of Directors consent thereto in writing and such written consent or consents are filed with the minutes of the proceedings of the Board; and such written consent or consents shall have the same effect as a unanimous vote at a meeting of the Board of Directors at which all members thereof were present and voted.


                                ARTICLE V

                                 NOTICES

        SECTION 5.1. FORM; DELIVERY. Notices to directors and stockholders shall be in writing and may be delivered personally or by mail (airmail if over 200 kilometers distance) or by fax. Notice by mail shall be deemed to be given at the time when deposited in the mail, postage prepaid, and directed to directors or stockholders at their addresses appearing on the records of the Corporation.

        SECTION 5.2. WAIVER. Whenever a notice is required to be given by any law or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

                                ARTICLE VI

                                 OFFICERS

        SECTION 6.1. OFFICERS. The officers of the Corporation shall include a President and a Secretary, who shall be appointed by the Board of Directors and shall hold office until their successors are appointed. In addition, the Board of Directors may elect a Chairman of the Board of Directors, a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, a Treasurer, and such Assistant Secretaries, Assistant Treasurers and Assistant Controllers as they may deem proper. None of the officers of the Corporation (other than the Chairman and Vice-Chairman of the Board) need be directors. Except as otherwise provided in these By-laws or by resolution of the Board of Directors, all officers having the same general title shall be equal to each other in rank and authority. The officers shall be elected at the meeting of the Board of Directors following each annual meeting of stockholders. Should more than two persons be nominated for the same office, and on the first vote no nominee shall receive a vote of a majority of the entire Board, then a second vote shall be taken, with only the two nominees who received the first and second highest number of votes on the first voting remaining as candidates for such office. Any number of offices may be held by the same person, except that the offices of President and Secretary shall be held by different persons. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the Board of Directors.

        SECTION 6.2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers, agents and holders of powers of attorney as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        SECTION 6.3. COMPENSATION. The compensation of Senior Vice Presidents and above shall be fixed by the Board of Directors, and the compensation of other officers and agents shall either be so fixed or shall be fixed by officers thereunto duly authorized. The fact that any officer is a director shall not preclude him from receiving a salary or from being present and being counted to make up a quorum in voting upon a resolution by which such salary is fixed.

        SECTION 6.4. VACANCIES. If an office becomes vacant for any reason, the Board of Directors may fill such vacancy. Any officer so appointed or elected by the Board of Directors shall serve only until such time as the unexpired term of his predecessor shall have expired, unless reappointed by the Board of Directors.

        SECTION 6.5. TRANSFER OF PROPERTY POSSESSED BY OFFICER ON RESIGNATION OR REMOVAL. In case any officer shall resign or be removed from office as provided by these By-laws, or in the event his term of office otherwise expires, such officer shall forthwith deliver all property of the Corporation in his possession or under his control to some person to be designated by the Board of Directors or by the President of the Corporation.

        SECTION 6.6. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors (if any) shall preside at all meetings of the stockholders and of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

        SECTION 6.7. VICE-CHAIRMAN OF THE BOARD. In the absence or incapacity of the Chairman (if any), the Vice-Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

        SECTION 6.8. PRESIDENT. The President shall be chief executive officer of the Corporation and shall have general and active management of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman or Vice-Chairman of the Board (if any), the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall cause to be called regular and special meetings of the stockholders and directors in accordance with the requirements of law and of these By-laws. He shall present at each annual meeting of the stockholders and directors a report of the condition of the business of the Corporation.

        SECTION 6.9. EXECUTIVE VICE PRESIDENT(S). The Executive Vice President(s), acting under the direction of the President, shall manage the business and affairs of the Corporation and shall have such other powers and duties as may from time to time be assigned to him or them by the Board of Directors or the President.

        SECTION 6.10. SENIOR VICE PRESIDENT(S); VICE PRESIDENT(S); ASSISTANT VICE PRESIDENT(S). Each Senior Vice President, Vice President, and Assistant Vice President shall be the head of such group or unit as the Board of Directors shall from time to time determine and shall have such powers, duties and responsibilities as the Board of Directors or the President may prescribe.

        SECTION 6.11. THE SECRETARY AND ASSISTANT SECRETARY(IES).
The Secretary shall attend all meetings of the Board of Directors and all meetings of the stock-holders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees, if required.
He shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the Seal of the Corporation and he or an Assistant Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the Seal of the Corporation and to attest the affixing by his signature. He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board of Directors may direct and shall perform all other duties incident to the office of Secretary.

        The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

        SECTION 6.12. THE TREASURER OR SENIOR FINANCIAL OFFICER; AND ASSISTANT TREASURER(S). The Treasurer, or the senior financial officer of the Corporation if there be no Treasurer, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the President or Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer (or as senior financial officer) and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed from time to time) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
He shall exhibit his books of account to any director of the Corporation upon application at the office of the Corporation during business hours and shall further perform all other duties incident to the office of Treasurer.

        The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

        SECTION 6.13. THE CONTROLLER AND ASSISTANT CONTROLLER(S).
The Controller shall be one of the principal accounting officers having supervision over the accounting books, accounting records and forms of the Corporation. The Controller shall have such duties as the President or the Board of Directors may from time to time determine or assign to him, which duties may include the signing of checks, drafts and orders for the payment of money when so authorized by the Board of Directors.

The Assistant Controller, or if there shall be more than one, the Assistant Controllers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Controller or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Controller and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.



                                ARTICLE VII

                           CERTIFICATES OF STOCK

        SECTION 7.1. FORM; SIGNATURE. The certificates for shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, the designation of the series, if any, the date of issue and shall be signed by, or in the name of the Corporation by, (i) the Chairman of the Board of Directors, the President or an Executive Vice President and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Each certificate shall be sealed with the Seal of the Corporation, which may be affixed by any of the above named officers after the same has been signed, as above provided. All certificates exchanged or returned to the Corporation shall be marked "Canceled" with the date of the cancellation by the Secretary and shall be immediately affixed in the certificate book opposite the memorandum of their issue.

        SECTION 7.2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        SECTION 7.3. TRANSFER OF SHARES. The shares of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name they appear on said books or by his legal representative, upon surrender of the certificate properly endorsed. In case of transfer by power of attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer the former certificate must be surrendered and canceled before a new certificate will be issued. No share shall be transferred until all previous calls thereon shall have been fully paid in. No transfer shall be made upon the books of the Corporation within ten days next preceding the annual meeting of the stockholders.

        SECTION 7.4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares, and to hold liable for calls and assessments a person registered on its books as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

        SECTION 7.5. RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of stockholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

        In each such case, except as otherwise provided by law, only such persons as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as stockholders for the purpose of any other action, notwithstanding any registration of transfer of stock on the books of the Corporation after any such record date so fixed.

        If no record date is fixed: (1) the record date for determining the stockholders entitled to notice of or to vote at a meeting shall be at the close of business on the day next preceding the date on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; (2) the record date for determining the stockholders entitled to express written consent to the taking of any corporate action without a meeting, when no prior action of the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any purpose other than those specified in subparagraphs (1) and (2) shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.


                                ARTICLE VIII

                             GENERAL PROVISIONS

        SECTION 8.1. DIVIDENDS. Dividends upon the shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation and the provisions of the Delaware General Corporation Law.


        SECTION 8.2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        SECTION 8.3. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        SECTION 8.4. EXECUTION OF INSTRUMENTS All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by the President or a Vice President, or by such other officer or officers as the Board of Directors or the President may from time to time designate.

        SECTION 8.5. CERTAIN RESTRICTIONS ON AUTHORITY OF OFFICERS.
In addition to any provisions of these By-laws regarding the authority of the various officers of the Corporation, the stockholders, or the Board of Directors subject to the control of the stockholders, may by resolution impose monetary or other restrictions on the authority of various officers of the Corporation to enter into contracts or other transactions on behalf of the Corporation.

        SECTION 8.6. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

        SECTION 8.7. SEAL. The Seal of the Corporation shall be circular in form and bear the name of the Corporation, and the year of its incorporation. The Seal may be used by causing it to be impressed directly on the instrument or writing to be sealed or upon adhesive substance affixed thereto. The Seal of the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.


                                ARTICLE IX

                        INDEMNIFICATION AND INSURANCE

        SECTION 9.1. INDEMNIFICATION. The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, and (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under Section 145(a) through (e) of the Delaware General Corporation Law or the indemnification provisions of any successor statute. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in Section
145 of the Delaware General Corporation Law. The foregoing rights of indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification or advancement of expenses to which any such person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

        SECTION 9.2. INSURANCE The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, to the full extent allowable under Section 145(g) of the Delaware General Corporation Law.


                                 ARTICLE X

                                AMENDMENTS

        SECTION 10.1. POWER OF STOCKHOLDERS TO AMEND. These By-laws may be altered, amended, repealed or added to by the affirmative vote of stockholders representing a majority of the entire outstanding capital stock having voting power at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been given to each stockholder of record entitled to vote at such meeting, which notice shall state the alterations, amendments or changes which are proposed to be made in such By-laws. Only such changes shall be made as have been specified in the notice. If, however, all the stockholders shall be present at any annual or special meeting, these By-laws may be amended by a unanimous vote, without any previous notice.

                                 EXHIBIT 10.1
  Summary of Lease between TRB Systems Inc. and Jong Hwa Lee Inc.

        The lease found at page 105 of the Exhibits filed as part of the SB2 Filing on July 9, 1997 bearing registration Number 333-7242 (the "Exhibits") is a lease for the premises occupied by TRB Systems Inc. in Taiwan and is written in Chinese. A summary is presented below:

        The premises are at 8 Floor-10, 231-2 Ching Hai Road, Section 3 Taijung, Taiwan; and occupy about 2500 square feet.

        The landlord is Jong Hwa Lee Inc.
        The term of the lease is June 1, 1996 to May 31, 1999
        The monthly rental is $1,072 for the term of the lease.
        The term of renewal are that the Company may renew the lease on terms to be negotiated, notice of renewal to be supplied 90 days prior to the expiry of the lease.
        The monthly rental is net of all expenses, and TRB pays for all heating, electricity and any other expenses, including business and occupancy taxes, as billed by the landlord.

                            EXCLUSIVE LICENSING AGREEMENT

        AGREEMENT, dated as of March 22, 1994, by and between ABL PROPERTIES COMPANY, a New Jersey partnership, with an address at 21 Hutton Avenue, No.6, West Orange, New Jersey 07052 (hereafter called "Licensor"), and TRB SYSTEMS INC., a New York corporation, having a place of business at 354 Eisenhower Parkway, Suite #26, Livingston, New Jersey 07039 (hereafter called "Licensee"). The parties agree as follows:


Part I. Background


1.1	Licensor has conducted research and experimental work relating to
        Foot Operated Lever or Oscillating Pedal Propelled Bicycles and Tricycles (hereafter called the "Technology") and is the owner of certain patents and/or patent applications relating thereto which are listed in Exhibit A to this Agreement and further including all reissues, continuations, extensions, renewals, and divisions thereof together with all priority rights therein (hereafter called "Patent Rights") and is also the owner of unpatented know-how and trade secrets relating to the Technology ("hereafter called "Know-How").

1.2	Licensee proposes to engage in the business of manufacturing and selling Bicycles and Tricycles embodying the Technology and which may be covered by the Patent Rights and Know-How (hereafter called "Products" or "Licensed Products") and wishes to obtain a license to use the Technology and information concerning the Technology from the Licensor in the manufacture of such Products.

1.3	Licensor is willing to provide information concerning the Technology and to grant licenses to the Licensee for the payments specified hereafter to enable Licensee to manufacture and sell Licensed Products.

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ABL Properties/TRB License Agreement

1.4	Licensee has, for the ease of accountancy, requested Licensor to grant license rights at flat rates for Licensed Products utilizing the Technology or embodying the Patent Rights and Know-How.


Part II. Grant and Grant-Back


2.1	Subject to the conditions hereafter set forth, Licensor hereby grants to Licensee an exclusive license to use the Know-How concerning the Technology and to make, have made, use and sell Licensed Products within the scope of the Patent Rights in all countries world-wide except Taiwan and Korea. The license granted herein includes the right to sublicense, subject to the same conditions, including payment of royalties and confidentiality. Any sublicenses shall terminate or expire with the termination or expiration of Licensee's license.

2.2	In the event that Licensee or any of Licensee's employees shall make or acquire any invention or improvement relating to inventions licensed under this Agreement, then Licensee shall disclose and communicate such invention or improvement to Licensor and shall aid and assist Licensor in acquiring patent protection thereof at the expense of Licensor. Any such invention or improvement shall be assigned to Licensor, together with all patent rights thereunder, so that Licensee and all other licensees of Licensor shall have a noncancellable royalty-free license as to any such inventions or improvements during the life of this Agreement.


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ABL Properties/TRB License Agreement

Part III. Assistance


3.1 	 Licensor shall promptly after the date this Agreement becomes effective, provide Licensee with all drawings, disclosures, technical reports, tests and other documents relating to the manufacture, use and/or sale of the Technology as have been prepared by the Licensor.
3.2 	 Licensor shall provide to Licensee, at Licensor's expense, upon request and during a period ending 90 days following the transmittal of information under Part 3.1, up to 5 man days of technical assistance of an engineer in the employ of Licensor having knowledge of the transmitted information, for the purpose of explaining and answering questions with respect to the Technology. Such technical assistance shall be provided as soon as it is practicable to do so after the request for assistance is received.


Part IV. Payments and Reports


4.1	Licensee shall pay to Licensor the sum of TWO HUNDRED THOUSAND
        DOLLARS ($200,000) as an initial license fee upon the execution of this Agreement. Thereafter during the term of this Agreement, Licensee shall pay to the Licensor royalties in accordance with the rates specified in the following schedule on the net selling price or fair market value ("Sales Value") of each Licensed Product sold by it or its sublicensees.


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ABL Properties/TRB License Agreement


                        Schedule of Royalty Rates
                    per Calendar Year Starting with
                     the Calendar Year During Which
             the Effective Date of This Agreement Occurred


             Sales Value                                  Royalty Rate


First $10 million of Sales Value                           One Percent (1.0%)

Second $10 million of Sales Value              Quarters of One Percent (0.75%)

More than $20 million of Sales Value           One-Half of One Percent (0.5%)

4.2 The net selling price means the sum which is billed to customers in the usual course of business less quantity and cash discounts actually allowed and less sales, use, and other similar taxes and any transportation, installation, or delivery charges borne by the Licensee. When royalties shall have been paid on Licensed Products not accepted or returned and not paid for by the customer, such royalties shall be credited against future royalties to be paid hereunder.
            In the event that any Licensed Product is put into use or otherwise disposed of, or if sales are made otherwise than by an arms-length transaction, the net selling price shall not be less than the fair market value (which shall not be less than the complete cost of the product plus the Licensee's usual profit factor).
            Licensed Products shall be regarded as sold upon the earliest of
            (i) date shipment is billed, (ii) date shipment is delivered or
            (iii) date payment is made.

4.3 In the case of sublicenses or distributorships granted by Licensee to sublicensees or distributors for territories other than the United States of America (hereinafter collectively called "International Sublicensees"), the following special provisions shall apply:


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ABL Properties/TRB License Agreement


4.3.1	Licensee shall pay to Licensor or cause the International
        Sublicensees to pay directly to Licensor, all license fees payable to Licensee by International Sublicensees under the respective sublicense or distributorship agreements between Licensee and the International Sublicensees, subject to the Aggregate Limit defined in 4.3.3 below.

4.3.2	Licensee shall pay to Licensor all profit earned on the sale of
        Licensed Products to International Sublicensees, subject to the Aggregate Limit.

4.3.3	Once the amounts paid by or on behalf of Licensee under
        Sections 4.3.1 and 4.3.2, together with royalties paid to Licensor on account of sales of Licensed Products by International Sublicensees (or their distributors or subdistributors) in accordance with Section 4.1, equal in the aggregate THREE MILLION THREE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($3,325,000)
        (herein called the "Aggregate Limit"), Licensee shall have no further obligation with respect to the payment of license fees and profit specified in Sections 4.3.1 and 4.3.2., but Licensee shall remain obligated to pay royalties in accordance with Section 4.1.

4.3.4	It is understood that Licensee may decide to conduct its business through a holding company structure involving the establishment of separate subsidiaries for international operations and domestic US operations. In such case, the international subsidiary shall assume any existing license or distributorship agreements with International Sublicensees and shall conduct all future licensing and other contracting with International Sublicensees. and such subsidiary shall be responsible for fulfilling the obligations of


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ABL Properties/TRB License Agreement

                        Licensee under this Section 4.3 (and under Section
                        4.1 with respect to royalties on account of sales by International Sublicensees or their distributors or subdistributors); provided, however, that Licensee shall remain fully liable for ensuring the fulfillment of such obligations by its subsidiary.

4.4	Royalties shall be paid within 30 days after the end of each semiannual period ending on June 30 or December 31, commencing with the semiannual period during which the effective date of this Agreement occurred. Together with such payment, Licensee shall furnish the Licensor a statement, certified by a responsible official of the Licensee, showing all Licensed Products which were sold or put into use during such semiannual period, the net selling price, or where applicable, the fair market values thereof, and the amount of royalty payable thereon. If no Licensed Product has been sold or put into use, the statement shall show that fact.

4.5	Royalty payments provided for in this Agreement shall, when overdue, bear interest at an annual rate of 1 % over the rate quoted by the head office of Citibank, NA in New York City as its "prime rate" from time to time during delinquency.

4.6	Licensee shall bear all taxes imposed as a result of the existence for operation of this Agreement.

4.7	Licensee shall keep full and accurate and complete books of account and records of its development, manufacturing, and marketing activities respecting Licensed Products in sufficient detail to enable the determination and verification of the payments of royalties and other obligations of the Licensee hereunder. Licensee further agrees to permit Licensor's representatives to inspect Licensee's books and records at all reasonable times during usual business hours. Such records shall be kept for the term of this Agreement and at least three years thereafter.


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ABL Properties/TRB License Agreement

Part V  Production and Marketing


5.1	Licensee shall allocate sufficient quantities of its resources, capital equipment, material, and labor so as to manufacture Licensed Products and make them available to customers.

5.2	If in any calendar year starting 1994 the royalty payable hereunder for that year, does not amount to One Hundred Thousand dollars ($100,000.00) and Licensee does not make up the deficiency within 60 days of the end of such year, the Licensor may by 30 days notice in writing terminate the licenses granted by this Agreement to Licensee.

Part VI. Warranty Disclaimer and Confidentiality

6.1	Each party represents and warrants that it has the right to grant the rights and licenses granted by this Agreement and undertake the obligations provided for in this Agreement.

6.2	Nothing in this Licensing Agreement shall be construed as:
        (a) a warranty or representation by either party as to the validity or scope of any patent;
        (b) a warranty or representation that anything made or used under any license granted herein is or will be free from infringement of patents or other intellectual property rights of third persons;
        (c) a requirement that either party shall file any patent application. secure any patent, or maintain any patent in force;
        (d) an obligation to bring or prosecute actions or suits against third persons for infringement of any patent or for violation of any proprietary rights;


                                       03/25/94/RRI/09152/001/LIC-AGRE/19123.1

ABL Properties/TRB License Agreement

        (e) a granting by implication, estoppel, or otherwise any licenses or rights under any technology or patents other than expressly licensed by this Agreement; or
        (f) a warranty or representation as to the accuracy, sufficiency, or suitability for any use of any information furnished hereunder.

6.3	Licensor extends no warranty of any kind, express or implied, or assumes any responsibility whatsoever with respect to the commercial utility and profitability of the license to Licensee.

6.4	Licensee hereby agrees to indemnify and hold Licensor, his agents, and employees harmless from any loss or expense or any claims arising out of injury, disability, property damage, or death of Licensee's employees, agents or representatives, or other parties acting on Licensee's behalf who may visit Licensor's facilities, whether or not such injury, disability, property damage. or death is due to the negligence of Licensor, his agents, or employees.

6.5	The Licensee covenants to employ best efforts to protect the
        Technology and Know-How, in particular not to make it accessible to third parties, and to maintain the secrecy of documentary materials set forth in Article 3.1., except as may be reasonably necessary for the sale of Licensed Products or their commercial application after sale.

6.6	The obligations set forth in Article 6.5 shall not apply to (a)
        information which is disclosed notwithstanding Licensee's use of the same precautions which it uses to protect its own confidential Information; and (b) information which is confidential hereunder but which comes into the public domain without breach of the obligation of confidence as set forth herein, or is known to Licensee prior to receipt, or is received by Licensee from a third party without restriction. This Article and Article 6.5 shall survive the expiration or termination of this Agreement.


                                        03/25/94/RRI/09152/001/LIC-AGRE19123.1


ABL Properties/TRB Licensing Agreement

6.7	Should either party learn or believe that the Licensor's Patent
        Rights or Know-How licensed hereunder is being infringed upon by a third party, that party shall inform the other party of all facts known to it concerning the infringement thereof without delay as soon as such infringement shall become known. The parties will consult with respect to the advisability of legal proceedings against the infringer. Should the Licensor elect to undertake no legal procedures in enforcement of such rights, the Licensee is empowered to initiate such action in the Licensor's name and place, and Licensor shall cooperate with the Licensee without charge, but upon payment of Licensor's reasonable expenses.

6.8	Licensor will promptly notify licensee of any and all Issue Fees or
        Maintenance Fees required to secure any patent or maintain any patent in force and in the event the Licensor chooses not to pay such fees, the Licensee shall have the right to make such payments in the Licensor's name and Licensor shall cooperate with the Licensee without charge, but upon payment of Licensor's reasonable expenses.

6.9	Should the Licensor elect not to file foreign patent applications, which he has the right to file, Licensee shall have the right to file such patent applications in any country except Taiwan and Korea corresponding to any patent or patent application included in the Patent Rights. Licensor shall permit the use of his name on any such applications and shall cooperate with the Licensee without charge, but upon payment of Licensor's reasonable expenses.


                                       03/25/94/RRI/09152/001/LIC-AGRE/19123.1

ABL Properties/TRB License Agreement


Part VII. Termination

7.1 Unless earlier terminated as provided for herein, this Agreement shall continue until the expiration of the last to expire patent included in the Patent Rights.
7.2 If at any time either party shall fail any of its obligations and where such failure, if remediable, is not remedied within 30 days of the notice of the other party to do so, then the other party may give a written notice declaring that this Agreement is terminated.
7.3 This Agreement shall terminate, upon occurrence of any of the following events unless Licensor otherwise elects upon notice of occurrence of the event:
(i) Licensee makes an assignment for the benefit of creditors, commences (as the debtor) a case in Bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law;
(ii) A case in Bankruptcy or any proceeding under any other insolvency law is commenced against Licensee (as the debtor) and is consented to by Licensee or remains undismissed for 40 days, or Licensee consents to or admits the material allegations against it in any such case or proceeding; or
(iii) A trustee, receiver, or agent (however named) is appointed or authorized to take charge of substantially all of the property of Licensee for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of creditors.


                                       03/25/94/RRI/09152/001/LIC-AGRE/19123.1


ABL Properties/TRB License Agreement

Part VII. Miscellaneous


8.1	Neither this Agreement nor any licenses or right hereunder, in whole or in part, which are granted by Licensor to Licensee shall be assignable or otherwise transferable without the written consent of Licensor; provided, however, that this provision shall not be construed to restrict Licensee from transferring its rights and obligations hereunder to a newly formed Delaware corporation into which Licensee may be merged or from sublicensing to wholly-owned subsidiary corporations for the purpose of further sublicensing the rights granted hereunder.

8.2	Any notice, request, or information shall be deemed to be
        sufficiently given by one party when sent by certified mail addressed to the other party and to the attention of the individual executing this Agreement at its office above specified or at such address and to the attention of such specified individual as the other party shall have designated by written notice.

8.3	In the event that any provision of this Agreement shall be rendered invalid or otherwise unenforceable by any competent or judicial government authority, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement unless such invalidity or unenforceability does substantial violence to the Agreement as a whole.

8.4	The construction or performance of this Agreement shall be governed by the law of the State of New York.

8.5	This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior understandings, discussions, and negotiations between them. It amends and supersedes the Exclusive Licensing Agreement between the parties dated October 19, 1993. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to such subject

                                       03/25/94/RRI/09152/001/LIC-AGRE/19123.1

ABL Properties/TRB License Agreement


matter other than as expressly provided herein or as duly set forth on or subsequent to the dates hereof in writing and signed by a proper and duly authorized representative of the parties to be bound thereby.


        IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed in duplicate originals by its duly authorized representative on the respective dates entered below.





TRB SYSTEMS INC.                 ABL PROPERTIES COMPANY
  (Licensee)                          (Licensor)


By: /s/Byung D.Yim/s/           	By: /s/Byung D.Yim/s/
Byung D. Yim
President
Date: March 31, 1997             Date: March 31, 1997

                                REID & PRIEST
                             40 WEST 57TH STREET
                          NEW YORK, N.Y. 10019-4097

                                 212/603-2000


WASHINGTON OFFICE                               NEW YORK OFFICE
MARKET SQUARE                                   CABLE ADDRESS: "REIDAPT"
701 PENNSYLVANIA AVENUE N.W.                    TELEX: 710 581 6721 RDPT NYK
WASHINGT0N, D.C. 20004                          220 534 RDPT UR
202 508-4000                                    FACSIMILE: 212 603 2298
TELEX: 440 630 RP WASH                          DIRECT DIAL NUMBER
FACSIMILE: 202 508-4321                         212 603 2212
                                                REF. 9152.001


                              9 December 1993

By FedEx

Mr. Byung Yim
21 Hutton Ave., No.6
West Orange, NJ 07052

Dear Mr. Yim:

Enclosed per our discussion of today is the original official filing receipt issued by the U.S. Patent and Trademark Office confirming that Patent 4,630,839 has been assigned from Alenax Corporation to you as of 4 October 1993.

With best regards,

                                Sincerely,

                        /s / Marvin G. Goldman /s/

                             Marvin G. Goldman


cc: Pamela A. Curran Esq., R&P

                         The Commissioner of Patents
                                and Trademarks


//Seal of Patent
     Office //

                Has received an application for a patent for a new and useful invention. The title and description of the invention are enclosed. The requirements of law have been complied with, and it has been determined that a patent on the invention shall be granted under the law.



        Therefore, this

                        United States Patent

                Grants to the person or persons having title to this patent the right to exclude others from making, using or selling the invention throughout the United States of America for the term of seventeen years from the date of this patent, subject to the payment of maintenance fees as provided by law.


                Commissioner of Parents and Trademarks

                Attest
                /s/Melvina Gary/s/

                                UNITED STATES DEPARTMENT OF COMMERCE
                                Patent and Trademark Office
                                ASSISTANT SECRETARY AND COMMISSIONER
                                OF PATENTS AND TRADEMARKS
                                Washington, D C 2O231

DATE:	11/05/93
TO:

PAMELA A. CURRAN, ESQ.
REID & PRIEST
40 WEST 57TH STREET
NEW YORK, NY  10019



                UNITED STATES PATENT AND TRADEMARK OFFICE
                NOTICE OF RECORDATION OF ASSIGNMENT DOCUMENT


THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT BRANCH OF
THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE MICROFILM COPY IS AVAILABLE AT THE U.S. PATENT AND TRADEMARK OFFICE ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT ASSIGNMENT PROCESSING SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR QUESTIONS CONCERNING THIS NOTICE, YOU MAY CONTACT THE EMPLOYEE WHOSE NAME APPEARS ON THIS NOTICE AT 703-308-9723. PLEASE SEND REQUEST FOR
CORRECTION TO:	U.S. PATENT AND TRADEMARK OFFICE, ASSIGNMENT BRANCH,
NORTH TOWER BUILDING, SUITE 10C35, WASHINGTON, DC 20231

ASSIGNOR:                                                   DOC DATE: 09/29/93
ALENAX CORPORATION


RECORDATION DATE: 10/04/93   NUMBER OF PAGES 003   REEL/FRAME 6714/0668


DIGEST :	ASSIGNMENT OF ASSIGNORS INTEREST

ASSIGNEE:
YIM, BYUNG D.
21 HUTTON AVENUE # 6
WEST ORANGE, NJ  07052

SERIAL NUMBER	6-759995	FILING DATE	07/29/85
PATENT NUMBER	4,630,839	ISSUE DATE	12/23/86

/s/ Ruby Stevenson /s/

EXAMINER PARALEGAL
ASSIGNMENT BRANCH
ASSIGNMENT/CERTIFICATION SERVICES DIVISION

                                EXHIBIT 10.3

                Summary of Patents in Foreign Languages

        A Japanese patent written in the Japanese language was granted in Japan on February 20, 1992 for a 15 year duration. The patent granted is described on page 88, and 91-92 herein.

        A Korean patent written in the Korean language was granted with respect to the Patent for Propulsion and Speed Change Mechanism as described at pages 88, 91-92 herein, and was filed in Korea on July 10, 1995. The patent renewal date is August 8, 2004.

        A Chinese patent written in the Chinese language was granted with respect to the Patent for Propulsion and Speed Change Mechanism as described at pages 88, 91-92 herein, and was filed in China (Mainland) on May 20, 1996. The patent is effective for 20 years.

United States Patent [19]                  [11]  Patent Number:    4,630,839

Seol                                       [45] Date of Patent:   Dec.23, 1986



[54] PROPULSION MECHANISM FOR         Primary Examiner-John J. Love
     LEVER PROPELED BICYCLES          Assistant Examiner-Donn McGiehan


[75] Inventor:  Marn T. Seol,         Attorney, Agent, or Firm-Martin LuKacher
                Rochester, N.Y.

[73] Assignee:  Alenax Corp.,                     [57]              ABSTRACT
                Rochester, N.Y.

[21] Appl. No.: 759,995                           A bicycle having pivoted
                                                  lever pedal system (1,2,45)
[22] Filed:     JUL29,1985                        and lever arm length or
                                                  gear ratio (speed) change
[51] Int. CL.4      B62M 1/04                     devices (3,4,5,6).
                                                  Propulsion forces from the
                                                  lever pedals (1) are
[52]    U.S. CL    280/255; 280/236               transferred via the lever
                                                  arm length change device (3)
                                                  through a flexible
                                                  interconnecting cable and
                                                  pulley system (7, 8, 9, 10,
                                                  11, 12, 13) to a rear drive
                                                  hub assembly 14 having a pair
                                                  of one-way clutches which
                                                  allow the transfer of
                                                  forward driving forces and
                                                  enable the bicycle to be
                                                  rolled back.
[58]    Field of Search 280/253,255,258,236
280/238, 74/138

[56]              References cited

		U.S. PATENT DOCUMENTS
        3,759,534  9/1973 Clark    280/236
        4,421,334 12/1983 Efros    280/236    34 claims, 9 Drawing Figures




(PICTURE OF BICYCLE)

                                UNITED STATES DEPARTMENT OF COMMERCE
                                Patent and Trademark Office
                                ASSISTANT SECRETARY AND COMMISIONER
                                OF PATENTS AND TRADEMARKS
                                Washington, DC 20231
DATE: 12/06/93
TO:

                        NO9A
BYUNG D. YIM
350 FIFTH AVENUE, SUITE 7720
NEW YORK, NY 10118



                UNITED STATES PATENT AND TRADEMARK OFFICE
              NOTICE OF RECORDATION OF ASSIGNMENT DOCUMENT


THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT BRANCH OF
THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE MICROFILM COPY IS AVAILABLE AT THE U.S. PATENT AND TRADEMARK OFFICE ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT ASSIGNMENT PROCESSING SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR QUESTIONS CONCERNING THIS NOTICE, YOU NAY CONTACT THE EMPLOYEE WHOSE NAME APPEARS ON THIS NOTICE AT 703-308-9723. PLEASE SEND REQUEST FOR
CORRECTION TO:	U.S. PATENT AND TRADEMARK OFFICE, ASSIGNMENT BRANCH,
NORTH TOWER BUILDING, SUITE 10C35, WASHINGTON, DC 20231

ASSIGNOR:                               DOC DATE: 10/25/93
        SEOL, MARN T.


RECORDATION DATE: 11/12/93  NUMBER OF PAGES 004  REEL/FRAME 6757/0296


DIGEST :	ASSIGNMENT OF ASSIGNORS INTEREST

ASSIGNEE:
ALENAX CORPORATION
350 FIFTH AVENUE, SUITE 7720
NEW YORK, NY 10118

SERIAL NUNBER      7-675812   FILING DATE 03/27/91
PATENT NUMBER  5, 088,340     ISSUE DATE  02/18/92


/s/                            /s/
EXAMINER/ PARALEGAL

ASSIGNMENT BRANCH
ASSIGNMENT/CERTIFICATION SERVICES DIVISION

United States Patent [19]

K. NAKAMATSU

NEW TOKY0 BUILDING
31.MARUNOUCHI
3-CHOME
CHIY0DA-KU. TOKYO
 100 JAPAN

PATENT, TRADEMARK & LEGAL AFFAIRS


Formerly

NAKAMATSU
International Patent & Law Office

TELEPHONE:	(03) 3211-9741-5
TELEX: 02225631 NAKPAT

FACSIMILE: 03-3214-6358 (G-II & G-III)

03-3214-6359	(G-II G-III)

CABLE:NAKAPATENT



ALENAX AMERICA CORPORATION
561 Route 1
South Edison, New Jersey 08817
U.S.A.	-

December  6, 1991

FEB 20,1992




Re: Japanese Patent Application No. 62 - 270062
PROPULSION AND SPEED CHANGE MECHANISM
Byung D. Yim
Your Ref
Our File:       XR-0739
(Div of Pat.App1n. No. 38105/1983)


Dear Sirs:

We are sending you the Letters Patent issued on the above identified application:

The particulars of this patent are as follows:

Title of Invention              PROPULSION AND SPEED CHANGE MECHANISM
Inventor                        M.T. SEOL
Patentee: 	                   		Byung D. Yim
Application No.		              	62-270062
Filing Date		                  	March 8, 1983
Publication No.                 2-046436
Publication Date                October 16, 1990
Patent No.		                   	1622184
Date of Issue	                		October 9, 1991
Term		                        		15 years from the publication date, but not
                                exceeding 20 years from the filing date
Expiration Date                 Please see the attached sheet
Next Annuity	                 		Please see the attached sheet


Please refer to the Remarks mentioned in the attached sheet.


Yours faithfully,

/s/                   /s/
Encls.

                               REMFRY & SAGER
                              Attorneys-at-Law

                                Remfry House
                8, Nangal Raya Business Centre, New Delhi- 110046

Fax:(011)559 4437, 559 8013  Tel(011)559 8024, 559 8073, 559 8074
Tix(031)76076, 76278 LEXD IN
                   E-Mail REMFRY BOM@REMFRY.SPRINTRPG.SPRINT.COM
PKY/IP/LPD
21st February, 1996

TRB SYSTEMS INC.				 REGISTERED AIR MAIL
354 Eisenhower Parkway
Suite 26
Livingston
NEW JERSEY 07039
U.S.A.


Dear Sirs,

Attention : Mr. Byung D. Yim

		re:	ALENAX CORPORATION
			Indian Patent No.175,131
                        Formerly Application No. 65/DEL/86
                        Dated 22nd January.1986
                        Your ref: Do. ML-0166

We have pleasure in enclosing herewith the sealed letters patent document in respect of the above mentioned patent which has just been received from the Indian Patent Office Please note the following important particulars:

        PATENT NUMBER    175,131 (to be used for future reference)

        DATE OF PATENT   22nd January,1986

        TERM OF PATENT   14 years from 22nd January, 1986

        DATE OF SEALING  17th November, 1995

        DATE OF RECORDAL 27th December, 1995

        RENEWALS In accordance with your instructions, we are paying the accumulated 3rd to 11th annuities on this patent. You will be advised separately by our Renewal Department in this regard.


Kindly acknowledge safe receipt of this letter and its enclosure.

Yours faithfully,
                                                        /s/                /s/
Enclosure:
Letters Patent Document


Bombay Office Gresham Assurance House, 1 Sir PM Road, Bombay-400 001. Tel-Fax. (022)2660907 Tix (011)82764 REFY IN
E-Mail REMFRY BOM@REMFRY.SPRINTRPG.SPRINT.COM

GOVERNMENT OF INDIA

THE PATENT OFFICE



                                                        A  NO   16508


No. 175131 of 22-01- 1986

        WHEREAS ALENAX CORPORATION, A CORPORATION ORGANISED
UNDER THE LAWS OF THE STATE OF NEW YORK, U.S.A., OD 50 SPENCERPORT ROAD, ROCHESTER, NEW YORK 14606. U.S.A

has/have declared that he/they are in possession of an invention for a lever propelled bicycle and that he is/they are the true and first inventor(s) thereof [or the legal representatives(s) or assignee(s) of the true and first inventor thereof] and that he is/they are entitled to a patent for the said invention, having regard to the provision of the Patent Act. 1970 and that there is no objection to the grant of a patent to him/them;
And whereas he has/they have by an application requested that a patent may be granted to him/them for the said invention
And whereas he has/they have by and in his/their complete specification particularly described and ascertained the nature of the said invention and the manner in which the same is to be performed;
Now these presents that the abovesaid applicant(s) (including his/their legal representative(s) and assignee(s) or any of them) shall, subject to the provisions of the Patents Act. 1970 and the conditions specified in Section 47 of the said Act and to the conditions and provisions specified by any other law for the time being in force, have the exclusive privilege of making, using, exercising, selling or distributing, their bicycle in India


                                in India, for a term of fourteen
year from the twenty-second day of January 1986 and of authorizing any other person to do so subject to the conditions that the validity of this patent is not guaranteed and that the fees prescribed for the continuance of this patent are duly paid.
In witness whereof. the Controller has caused this patent to be sealed as of the twenty-second day of January 1986

                                        /s/              /s/

                                        Controller of Patents
                                        17-11-95/26th Kartika 1917 ( Saka
                                        Date of Sealing

Note: The fees for removal of this patent, if it is to be maintained, will
fall due on__________ day of __________________19   , and on the same day in
every year thereafter.

                                NOTICE

	The renewal fees payable to keep a patent in force under Section 53 of the Patents Act, 1970 (39 of 1970) are as follows:

Before expiration of 2nd year   in respect of the 3rd year  Rs.           100
        "             3rd              "      4th           do      Rs.   200
        "             4th              "      5th           do      Rs.   400
        "             5th              "      6th           do      Rs.   500
        "             6th              "      7th           do      Rs.   600
        "             7th              "      8th           do      Rs.  1000
        "             8th              "      9th           do      Rs.  1200
        "             9th              "     10th           do      Rs.  1400
        "            10th              "     11th           do      Rs.  2000
        "            11th              "     12th           do      Rs.  2200
        "            12th              "     13th           do      Rs.  2500
        "            13th              "     14th           do      Rs.  3000


(i) The above Schedule of renewal fees has came into force for all patents

NOTE l	Sealed on or after 26, 6.1992

(ii) The fees for two or more years may be paid in advance.


When tendering the renewal fee full particulars regarding the number and date of the patent and the name of the guarantee should be given.


                                (2)

If the renewel fee is not paid within the prescribed time an extension of time up to 6 months can be obtained on payment of and additional fee of Rs. 100/- per month,

Application for extension of time should be made on Form 5.


                                (3)

Deeds of assignments of patents and other documents affecting the proprietorship of patents such as licenses mortgages, etc. should be entered in the Register of Patients as otherwise the rights or interests created by such documents may not be recognized.


                                (4)
It is obligatory on the part of the patentee to supply information under l46(2) read with Rule's 117(1) & 117(2). failure of which. will attract the penalty provisions under the Patent's Act, 1970 You are, therefore, requested to file the said information within the prescribed every year.

                                                                632979


                                STANDARD PATENT


I, Andrew Addison Bain, Commissioner of Patents, grant a Standard Patent with the following particulars:

Name and Address of Patentee:
Marn T. Seol, No 4-1 Lane 312 Min Chuan Road West District Taichung Taiwan, Province Of China

Name at Actual Inventor: Marn T. Seol

Title of Invention: Multipurpose transmission mechanism for bicycles

Application Number: 85620/91

Term of Letters Patent: Sixteen years commencing on 8 October 1991

Priority Details:

Number        		Date	          	Country
67581227        March 1991      UNITED STATES OF AMERICA



                                     Dated this 11 day of May 1993

                                              /s/ A.A.BAIN /s/
                                                  A.A.BAIN
                                         COMMISSIONER OF PATENTS

                             ASSIGNMENT


I/We	Marn T. Seol
(name (s) of assignor (s))

in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, do hereby sell and assign to



ABL PROPERTIES COMPANY of 354 Eisenhower Parkway, Suite 26, Livingston, New Jersey 07039 United States of America

(name and address of assignee)



all my/our right, title and interest in Canada in and to my/our invention relating to Canadian Application No.2,052,997 MULTIPURPOSE TRANSMISSION MECHANISM FOR BICYCLES

(title of invention)



as fully described and claimed in my/our application for a patent for such invention and to all my/our corresponding right, title and interest in and to any patent which may issue therefor.



SIGNED at  LOTTE HOTEL, 1 SOGONG-DONG, CHUNG-KU, SEOUL, KOREA


this 23 day of Sept.1995.


/s/ Marn T. Seol /s/                    /s/ Chang Kyu Chun /s/

(signature of the inventor)		          (signature of witness)

    Marn T. Seol                            Chang Kyu Chun

			FINANCING AGREEMENT

THIS AGREEMENT is made and entered into as of December 15, 1993 by and between TRB SYSTEMS INC., a New York corporation ("TRB"), and TIANJIN WORLDWIDE INC., a New York corporation ("TWI").

W I T N E S S E T H:

WHEREAS, TRB and SINO-DANISH ENTERPRISES CO. LTD., a [nature of legal entity] partially owned by the Municipalities of Tianjin, China ("Licensee"), have entered into a licensing agreement on or around December 15, 1993 (the "Licensing Agreement"), whereby Licensee is granted a license to manufacture the TRB Patent Bicycles (as defined in the Licensing Agreement) for the purpose of selling them back to TRB; and

WHEREAS, in order for TRB to purchase the TRB Patent Bicycles from Licensee pursuant to the Licensing Agreement, TWI desires to provide certain financing to TRB up to $2,000,000 under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises set forth herein, the parties hereto agree as follows:


Section 1.  Letters of Credit.

1.1. TWI agrees to seek the issuance of one or more irrevocable documentary letters of credit acceptable to TRB (each such documentary letter of credit being an "LC"), in respect of TRB Patent Bicycles purchased by TRB from Licensee, on the terms and conditions hereinafter set forth.

1.2. Within 5 working days after receipt by TWI of a written request from TRB in substantially the form of Exhibit A hereto (the "LC Request"), TWI shall cause an LC to be issued in accordance with each LC Request; provided, however, that TWI has a right to refuse each LC Request under Section 1.6 below, in which event TWI shall notify TRB of such refusal within 2 working days after receipt of such request. If TWI fails to so notify, it is deemed that the LC Request concerned is accepted by TWI.

1.3. TRB shall pay TWI a financing charge of $11 per unit of the TRB Patent Bicycles shipped under each LC (the "Financing Charge"), payable on or before the 60th day after the date the TRB Patent Bicycles covered by such LC are delivered to a warehouse in the United States jointly designated by TRB and TWI (such 60th day after the delivery date being the "Payment Due Date").

1.4. On the Payment Due Date for each LC, Licensor shall reimburse Licensee for all amounts, including all banking charges except late payment charges, reimbursed to a bank on account of payments made of any proper draft duly presented against such LC.

1.5. In the event that TRB pays the purchase price for any shipment of TRB Patent Bicycles without obtaining financing from TWI, TRB shall not pay any Financing Charge to TWI but shall pay to TWI $1 per unit for TWI's cooperation with Licensee.

1.6. TWI shall not be obligated to seek the LC's for the benefit of TRB in an aggregate amount exceeding at any time outstanding $2,000,000 (two million dollars).

Section 2. Repayment by Sales Proceeds- Upon receipt by TRB of any sales proceeds of the TRB Patent Bicycles, TRB shall, to the extent there exists outstanding indebtedness by TRB to TWI, utilize at least 50 percent of the sales proceeds so as to reduce such indebtedness. Any outstanding balance indebtedness shall be paid by TRB on or before the Payment Due Date.

Section 3. Security Interest. TRB hereby grants to TWI a security interest in the TRB Patent Bicycles shipped to TRB under the foregoing financing furnished by TWI, together with any proceeds thereof, to secure the payment by TRB to TWI of any outstanding indebtedness hereunder.

Section 4.  Term and Termination   This Agreement shall continue in force for
a period of five years from the date of this Agreement, and thereafter shall be renewed on mutually agreeable terms and conditions for additional successive one-year periods unless one party gives the other notice of its intention to terminate no later than 90 days prior to the expiration of the term hereof or of any renewal period.

Section 5. Notices. All notices and other communications provided for hereunder shall be in writing and mailed or delivered, if to TRB, at TRB Systems Inc., 351 Eisenhower Parkway, Suite 26, Livingston, New Jersey 07039, Attention: Byung D. Yim; if to TWI, at its address at 26-30 West
28th Street, 3rd Floor, New York, New York 10001, Attention of Mr. Zong Yu Tao, Chairman; or as to either party at such other address as is designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed or delivered, respectively, be effective when deposited in the mails by registered or certified mail, postage prepaid, or delivered by commercial courier, addressed as aforesaid.

Section 6. Amendments. This Agreement may not be changed, amended or modified except by a writing signed by the parties hereto.


                                       12/14/93/PPV/09152/OO1/AGREE-11/27189.1


Section 7. Waiver. The waiver by either party hereto of any right hereunder, or of the failure to perform or breach by the other party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party, whether of a similar nature or otherwise.

Section 8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 9. Entire Agreement. This Agreement (together with the Exhibits hereto) constitutes the entire agreement and understanding by the parties hereto as to the subject matter of this Agreement, and merges all prior discussions by and between them.

Section 10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not be assignable or delegable by any party without the prior written consent of the other party.

Section 11. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first above written.



TRB SYSTEMS INC. 				TIANJIN WORLDWIDE INC.


By: /s/ Byung D. Yim /s/                        By: /s/ Tao Zong-Yu /s/
Name:   Byung D. Yim                            Name:   Tao Zong-Yu
Title:  President                               Title:  Chairman and President



                                       12/15/93/PPV/09152/001/AGREE-11/27189.1

STATE OF NEW YORK)
               			)SS.
COUNTY OF NEW YORK)


On this 15th day of December 1993, before me came Byung D. Yim, who presented evidence to me of his identity and who executed the foregoing instrument on behalf of TRB Systems, Inc. and who acknowledged that he executed the same.



                                        /s/ Pamela Vorillas /s/
                                        Notary Public
                                        Pamela Vorillas
                                        Notary Public, State of New York
                                        No.31-4781703
                                        Qualified in New York County
                                        Commission Expires September 30, 1995


STATE OF NEW YORK)
                  )SS.
COUNTY OF NEW YORK)


On this 15th day of December 1993, before me came Zong Yu Tao, who presented evidence to me of his identity and who executed the foregoing instrument on behalf of Tianjin Worldwide Inc. and who acknowledged that he executed the same.


/s/ Pamela Vorillas /s/
Notary Public
                                              Pamela Vorillas
                                              Notary Public, State of New York
                                              No. 31-4781703
                                              Qualified in New York County
                                              Commission Expires
                                              September 30, 1995


                                       12/15/93/PPV/09152.001/AGREE-11/27189.1

LICENSE AND MARKETING AGREEMENT

Agreement dated as of Sep.13 1994 by and between TRB SYSTEMS INC., a Delaware corporation with its registered office at 201 North Walnut Street, Wilmington, Delaware 19801 (hereinafter called "LICENSOR"), and Mr.
Konan Kouadio Simeon (hereinafter called "LICENSEE").

WHEREAS, LICENSOR owns or controls patents, trademarks, tradenames and know-how relating to bicycles with variable speed lever action drive and their manufacture; and

WHEREAS, LICENSEE desires to obtain from LICENSOR (i) licenses under tradenames, trademarks and proprietary know-how of LICENSOR applicable to such bicycles, (ii) to the extent LICENSOR has or controls patents applicable to such bicycles in the relevant territory described in this Agreement, licenses undo such patents, and (iii) technical assistance related to such bicycles, together with the exclusive right to assemble, use, import, self, and distribute such bicycles within the relevant territory in conformity with the standard quality control and design requirements established by LICENSOR.


In consideration of the mutual covenants, terms and conditions hereinafter set forth, the parties hereto mutually agree as follows:


ARTICLE I - DEFINITIONS

For the purposes of this Agreement, the terms listed below are defined, whether in the singular or in the plural, as follows:

1.1	Affiliate - Any corporation or other business entity in which a party hereto, directly or through one or more affiliates (i) owns more than fifty percent (50%) of the stock entitled to vote for the election of directors, or (ii) otherwise exercises a controlling interest in the management in such corporation or entity, LICENSOR to determine, in its sole judgment, whether such controlling interest exists.

1.2	Agreement - This License and Marketing Agreement, including the
Appendices and Exhibits hereto, as the same may be amended from time to time.

1.3	Anniversary Date - The date which occurs one (1) year from the date of this Agreement and each succeeding anniversary thereof.

1.4	Gross Sales - For any period controlled by this Agreement, the total of all sales of units of Licensed Product during the period at invoiced prices, not reduced by discounts

                                        05/03/94/MHN/09152/001AGREE-11/85561.1

allowances or other adjustments other than defective returns. For purposes of this definition, a transfer of a completed unit will be deemed a sale hereunder and the invoice price will be the amount actually billed but will be no less than the LICENSEE's wholesale list price for such a unit of the Licensed Products as published and distributed to the trade.

1.5	Know-How - All of the ideas, concepts, technical information, inventions, materials (including, without limitation, drawings and specifications) and processes used in the Licensed Products and the assembly and servicing thereof.

1.6	Licensed Products - Invention(s) covered by the patents and know-how relating to a bicycle with a variable lever action drive and components or parts thereof, including but not limited to those listed in Appendix I attached hereto.

1.7	Patents - Any and all patents and patent applications in the
Territory covering the Licensed Products or any component part thereof either now or hereinafter during the duration of the patent or the term of this Agreement, whichever is longer, owned or controlled by LICENSOR or any Affiliate thereof, as listed in Appendix m attached hereto and/or to be listed and added in the future.

1.8    Territory - The geographic area listed in Appendix II attached hereto.

1.9 Trademarks - The trademark, logo, and tradename "TRB" and those included in Appendix IV attached hereto, and any and all other trademarks, logos and tradenames to be used, developed and obtained by LICENSOR or any Affiliate thereof and as may be added to Appendix IV by LICENSOR during the term of this Agreement.


ARTICLE II- LICENSE GRANTS

2.1	Patents - LICENSOR hereby grants to LICENSEE the exclusive right and license in the Territory to assemble, use, import, sell and distribute bicycles containing the inventions and improvements covered by the Patents in the Territory.

2.2	Trademarks - LICENSOR hereby grants to LICENSEE the exclusive right and license to use, and LICENSEE hereby undertakes to use, the Trademarks in the Territory in connection with the Licensed Product.

2.3	Know-How - LICENSOR hereby grants to LICENSEE the exclusive right and license in the Territory to use the Know-How that is now in the possession of LICENSOR or that will be developed or acquired by LICENSOR during the term of this Agreement.

2.4	Limitation - The licenses granted under Sections 2.1, 2.2 and 2.3 hereunder shall not include the right to manufacture Licensed Products in or out of the Territory or export


                                         03/09/94RRI/09152/001AGREE-11/71484.1


Licensed Products, directly or indirectly, from the Territory. The limitation contained herein shall apply to LICENSEE and its Affiliates.


ARTICLE III- LICENSE AND ROYALTY FEES

3.1 License Fees - LICENSEE shall pay LICENSOR a license fee of Twenty five thousand United States dollars (US$ 25,000) payable as specified in Appendix V attached hereto.

3.2	Royalties - In addition to the license fee payable under Section 3.1 above, LICENSEE shall pay to LICENSOR royalties for each of LICENSEE's fiscal years during the term of this Agreement, in amounts as specified in Appendix VI attached hereto.

3.3	Payment Terms - All payments due to LICENSOR under Sections 3.1 and
3.2 shall be made in United States dollars, when due, and via wire transfer to the bank account in the U.S. specified by LICENSOR. The only deduction to be made shall be for taxes imposed by the applicable taxing authorities in the Territory on royalty payments, if any. In calculating royalty amounts based on Gross Sales, the conversion into United States dollars shall be at the average official rate of exchange prevailing in the United States during the period for which Gross Sales have been calculated. All royalty payments shall be due and payable thirty (30) days after the close of each of the LICENSEE's quarterly accounting periods commencing with the date on which Gross Sales begin. The amount of each estimated quarterly payment shall be equal to the greater of (i) twenty-five percent (25%) of the applicable minimum annual royalty or (ii) the applicable percentage of Gross Sales for that quarter. Each quarterly and final annual payment of royalty shall be accompanied by a statement signed by LICENSEE stating in detail satisfactory to LICENSOR the amount of Gross
Sales for the preceding quarter and in the case of the statement accompanying each final payment, for the preceding year. LICENSEE shall pay interest to LICENSOR upon any and all amounts overdue and payable hereunder to LICENSOR at the rate charged to LICENSOR by its principal commercial bank in New Jersey, plus one percent (1%) per annum, for the due date to the date of payment. Such right to payment of interest shall be without prejudice to any other remedies LICENSOR may have under this Agreement or by law.

3.4	Maintenance of Books and Records - LICENSEE shall keep true and accurate records, files and books of account, in accordance with generally accepted accounting principles in the Territory, containing all data required to determine the amounts to be paid hereunder and the information to be given in statements provided herein. LICENSEE shall permit LICENSOR and LICENSOR's representatives to inspect and examine such records, files, books of account and facilities of LICENSEE for the purpose of determining or verifying the amount payable LICENSOR and to conduct or have conducted an annual audit thereof, including, without limitation, inspection of all inventory of any kind. Any expenses incurred at the request and under the direction of


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


LICENSOR shall be paid by LICENSOR; provided, however, that in the event any such audit reveals an error in any statement provided by LICENSEE, the cost of the audit shall be borne by LICENSEE if the error equals or exceeds five percent (5%) of the royalty amount reported due in such statement.


                        ARTICLE IV - TECHNICAL ASSISTANCE

4.1	Documents - As soon as practicable after the date of this Agreement and commensurate with LICENSOR's production schedule, LICENSOR shall deliver to LICENSEE sufficient written data and information for the assembly and service of the Licensed Products by LICENSEE as deemed necessary by LICENSOR.

LICENSEE shall provide to its retailers, information sufficient to assemble and service Licensed Products to LICENSOR's agreed standards.

4.2 Training - As a further means of disclosing LICENSOR's Know-How to LICENSEE, LICENSOR shall arrange, on a schedule to be mutually agreed upon, for training of a reasonable number, to be determined by LICENSOR, of personnel employed by LICENSEE. All salaries, traveling and living expenses and any other remuneration and expenses to which such trainees may be entitled, and all expenses incurred by LICENSOR in the operation of such training program, shall be paid by LICENSEE at LICENSOR's actual cost.

4.3	Other Technical Assistance - LICENSOR agrees to provide technical assistance upon the written request of LICENSEE. The cost of such assistance shall be borne by LICENSEE and shall be approved by LICENSEE in writing prior to such technical assistance being provided.


                       ARTICLE V - TRADEMARKS AND GOODWILL

5.1	Use of Trademarks - All Licensed Products assembled or sold by
LICENSEE shall bear the Trademarks. The permitted use by LICENSEE of the Trademarks shall be made only on Licensed Products that conform strictly to the standards, quality and specifications furnished by LICENSOR to

LICENSEE. Component parts of the Licensed Products shall be purchased by LICENSEE only from LICENSOR or suppliers approved by LICENSOR in writing to LICENSEE.

5.2	Inspection - LICENSEE shall at all reasonable times permit LICENSOR, by representatives designated by LICENSOR, to inspect all of LICENSEE's facilities and properties relating to the Licensed Products, at LICENSOR's cost.


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


53	Labels - All labels and promotional materials used by LICENSEE shall be submitted to and approved by LICENSOR prior to use. Such approval will not be unreasonably withheld or delayed. All labels shall have to meet the legal requirements applicable in the Territory.

5.4	Title to Trademarks - LICENSEE shall refrain from any act or acts that may prejudice the validity of the title of LICENSOR to the Trademarks. After termination of this Agreement LICENSEE will not use at any time for bicycles or bicycle parts any trademark, tradename or label bearing any resemblance to the Trademarks. LICENSOR shall retain ownership and the exclusive right to Trademarks except as permitted to LICENSEE pursuant to the conditions of this Agreement during the term of this Agreement.

5.5	Promotional Activities - LICENSEE will use its best efforts and means to meet the needs of the Territory for the Licensed Products, to promote, advertise and otherwise further the sale and distribution of the Licensed Products in the Territory, particularly in population centers, and to further and preserve the goodwill and reputation of the Licensed Products sold under the Trademarks and meet the standards and conditions as set forth in Appendix VII attached hereto. LICENSOR shall make available to LICENSEE, at prices equal to LICENSOR's actual cost, promotional materials used by LICENSOR in the United States in connection with the sale of Licensed Products sold under the Trademarks. LICENSEE shall submit to LICENSOR all advertising materials proposed to be used by LICENSEE in connection with the Licensed Products for LICENSEE's prior written approval, such approval not to be unreasonably withheld or delayed.

5.6 Customer Service - LICENSEE shall inform and forward to LICENSOR all correspondence or communications with customers relating to the quality of or defects or malfunction in the Licensed Products and shall handle all inquiries or complaints expeditiously and courteously. LICENSEE and its distribution chain shall at all times maintain adequate facilities for the repair, service and storage of the Licensed Products and components and any parts thereof.

LICENSEE shall at all times maintain a staff of adequately trained personnel to properly insure the mechanical integrity of the Licensed Products, service the Licensed Products when necessary and to train service personnel in the LICENSEE's distribution chain. LICENSEE shall provide literature and parts to properly support the sale and service of the Licensed Products and shall provide LICENSOR with service reports on a quarterly basis. Such reports shall be on a form provided by LICENSOR and shall specify models requiring service during the period, the type of service, parts found defective, reason service is required, date service is performed, bicycle serial number and name and address of consumer.


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


5.7	Distributor and Dealer network - LICENSEE shall provide to LICENSOR an updated list of subdistributors and dealers constituting LICENSEE's distribution chain in the Territory on the first day of each calendar year quarter. The list will include company name, address, principals, and fax, telex, and telephone numbers.

                        ARTICLE VI - IMPROVEMENTS

6.1	Inventions Improvement - LICENSEE shall require each of its
employees and consultants having access to technical information, data and Know-How relating to the Licensed Products or component parts thereof to enter into an agreement with LICENSEE, in form and substance satisfactory to LICENSOR, whereby each such employee or consultant agrees to assign to LICENSEE the entire right, title and interest: in and to any and all inventions relating to the Licensed Products, or relating to or useful in the manufacture thereof, made by him whether during or after the course of his employment or engagement by LICENSEE. If during the term of this Agreement, LICENSEE, or any of its Affiliates or employees makes or acquires any invention or claim in any patent that in use would infringe any Patent or that constitutes an improvement of a Licensed Product, LICENSEE shall promptly assign to LICENSOR such invention or claim. LICENSOR shall have the exclusive right and option to file and perfect any and all patent applications embodying or arising out of such invention or claim, in the Territory and elsewhere, in the name of LICENSOR and to that end shall have the right to receive and/or inspect all drawings, plans, models, specifications and worksheets relating thereto and to interview any and all of LICENSEE's employees and associated personnel and organizations having knowledge thereof. LICENSEE shall retain an exclusive license in the Territory to use such invention or claim on the Licensed Product, free of additional royalty charges.

6.2	Know-How Improvements - During the term of this Agreement, each party shall promptly inform and transfer to the other Know-How that is developed or acquired by such party. The method of such transfer shall be such as the transferor, acting in good faith and with due diligence, deems appropriate. LICENSOR shall have the right to receive and/or inspect all drawings, plans, models, specifications and worksheets relating thereto and to interview any and all of LICENSEE's employees and associated personnel and organizations having knowledge thereof. LICENSEE shall retain an exclusive license in the Territory to use such Know-How, in connection with Licensed Products, free of additional royalty charges.


ARTICLE VII - CONFIDENTIALITY AND COMPETITION

7.1	Confidentiality Obligation - LICENSEE shall hold, and shall cause its Affiliates to hold, all Know-How disclosed to it under this Agreement in confidence at all times during and after the term of this Agreement and each party shall require each of its employees and


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1

consultants, and the employees and consultants of its Affiliates, having access to Know-How relating to the Licensed Products or component parts thereof to enter into an agreement whereby each such employee or consultant agrees to hold such Know-How in confidence at all times, and agrees not to compete with LICENSOR or LICENSEE either during his employment or engagement and for a three (3) year period thereafter, or, in the event such time period is not enforceable, then a reasonable period as agreed by a judicial body within the Territory. Other measures to be taken by LICENSEE and its Affiliates to hold Know-How in confidence shall be subject to the review and approval of LICENSOR. LICENSOR shall have the right, in the event of a violation or breach of this Section 7.1 by LICENSEE, its Affiliates, employees, or consultants, to seek and obtain specific enforcement of the provisions of this Section; and to commence an action, in LICENSEE's name and stead. against any party with whom LICENSEE has a confidentiality agreement as required by this Section if such party breaches any provision of such agreement and if LICENSEE for any reason elects not to enforce such provision. The obligations regarding confidentiality contained hereinabove shall not apply to any Know-How that;

(i)	is at the time of disclosure generally available to the public;

(ii) becomes generally available to the public through no breach of confidentiality obligations by the party to whom the disclosure is made or by any of its Affiliates or the employees or consultants of any of them; or

(iii) is disclosed to the receiving party by another party not bound by any confidentiality obligation.

An individual feature of Know-How shall not be considered within the above exceptions merely because the feature is embraced by more general information within the exceptions. A combination of features of Know-How shall not be considered within the above exceptions unless the combination itself and its principle of operation are within the exceptions.

7.2	Restriction on competition by LICENSEE - In consideration of
LICENSEE's receiving the exclusive rights conferred under this Agreement, LICENSEE shall not, during the term of this Agreement, sell or deal in any manner in bicycles or parts or components thereof not constituting Licensed Products, but may deal in bicycle accessories approved by LICENSOR. In addition, for a period of three
(3) years after the termination of this Agreement, LICENSEE shall not become involved or associated with any other person or business entity engaged in the manufacture or sale of lever propelled bicycles; provided, that if such time period is held to be unenforceable, then the restrictive period shall be such reasonable period as may be agreed by judicial body within the Territory.


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1

                ARTICLE VIII- TERM AND TERMINATION


8.1	Term - Except to the extent provided herein with respect to the survival of certain provisions following the term of ties Agreement, and unless earlier terminated pursuant to Sections 8.2 and 8.3 hereof, the term of this Agreement shall commence on the date of this Agreement and shall upon the mutual consent of the parties be renewed at the third year Anniversary Date, and renewed at each Anniversary Date thereafter without the payment of any additional licensing fees, unless either party breaches any material term of this Agreement.

8.2	Termination by LICENSEE - LICENSEE may terminate this Agreement on any Anniversary Date hereof by giving ninety (90) days prior written notice of termination.

8.3	Termination by LICENSOR - LICENSOR may terminate this Agreement at any time:

(i) by giving LICENSEE thirty (30) days prior written notice if LICENSEE shall have coordinated a material breach of any of its obligations hereunder, including without limitation, the prompt and timely payment of license fee and royalties hereunder and failure to fill customers orders for Licensed Products, or to perform service orders, in a timely fashion; provided that LICENSEE shall have been previously advised of the alleged material breach and has been given fifteen (15) days to cure such breach. It is further provided that no such breach shall be deemed to have occurred or be continuing (as applicable) if and to the extent LICENSEE's failure to perform its obligations is due to acts beyond the reasonable control of LICENSEE, including but not limited to strikes, lock-outs or civil insurrection or lack of material including component or part supplied by LICENSOR, any of its Affiliates or suppliers generally.

(ii) upon (a) the filing of a petition in bankruptcy by or against LICENSEE;
(b) the appointment of a referee, trustee or receiver for a substantial portion of the property or assets of the LICENSEE; (c) the insolvency of LICENSEE; (d) the consolidation, merger or other business combination of the LICENSEE or its Affiliates with, or the sale of a substantial portion of the LICENSEE'S assets to, another corporation, business entity or person, or the execution of an agreement by LICENSEE to that effect, or a change in control of LICENSEE or its Affiliates without the prior written consent of the LICENSOR, such consent not to be unreasonable withheld; or (e) if LICENSEE is an individual, the death or incapacity of LICENSEE.

8.4	Termination - Should a termination of this Agreement occur:

(i) LICENSEE shall cease all use of Trademarks and return to LICENSOR all materials supplied by LICENSOR and deliver to LICENSOR all materials tide to which has been acquired by LICENSOR pursuant to this Agreement; and


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


(ii)	any agreements entered into by LICENSEE with third parties in the
Territory, including but not limited to subdistributors and dealers, shall be assignable to LICENSOR and LICENSEE shall assign to LICENSOR all such agreements and other documents regarding such subdistributors and dealers and will do all that is reasonable to have them continue as LICENSOR's subdistributors and dealers. In the event of Termination, LICENSEE shall submit a full inventory (including costs) of parts and stock on hand, within five (5) days. LICENSOR shall have the option to purchase within thirty (30) days all or part thereof at LICENSEE's cost or market value, whichever is less. Any such purchase shall be F.O.B. LICENSEE's warehouse.


			ARTICLE IX - INFRINGEMENT ACTIONS

9.1	Trademark Claims Against LICENSEE - On Licensed Products, LICENSOR
shall defend, indemnify and hold LICENSEE harmless against claims of trademark infringement brought against LICENSEE pursuant to this Agreement; provided, nothing hereunder shall be construed to obligate LICENSOR to defend, indemnify or hold LICENSEE harmless against claims of trademark infringement brought against LICENSEE arising out of acts taken by LICENSEE not required by this Agreement or approved by LICENSOR in writing.

LICENSOR may, however, elect to defend any such action at its own expense. If LICENSOR elects not to so defend, LICENSEE may, with the consent of LICENSOR, defend such action at its own expense. LICENSEE shall not settle any such action without the consent of LICENSOR.

9.2	Patent Infringement & Wrongfu1 Use Claims Against LICENSEE -
LICENSOR will assume the defense of any suit brought against LICENSEE for infringement of any patent or for wrongful use of proprietary information of any third party insofar as such suit is based upon a claim that the infringement or wrongful use is attributable to LICENSEE's application without substantial modification of technology supplied under this Agreement. In any such suit, LICENSOR will indemnify LICENSEE against any money damages or costs awarded in such suit in respect to such a claim.

The obligations of LICENSOR stated in this Section 9.2 apply only if (i) LICENSEE promptly informs LICENSOR in writing of any claim within the scope of this Section 9.2; (ii) LICENSOR is given exclusive control of the defense of such claim and all negotiations relating to its settlement; and (iii) LICENSEE provides all reasonable assistance to LICENSOR in all necessary respects in conduct of the suit.

LICENSOR's total liability in out-of-pocket costs in the defense of any suit or suits and to pay damages awarded in any suit or suits shall be limited to the amount theretofore paid to LICENSOR by LICENSEE under this Agreement, and LICENSEE will advance to LICENSOR any amount required to be expended by LICENSOR in excess of that

                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


limit. Amounts so advanced shall be credited to future payments due from LICENSEE to LICENSOR as a result of LICENSEE's operations under this Agreement.

The provisions of this Section 9.2 state the entire liability of LICENSOR to LICENSEE in respect of LICENSEE's use of the technology granted herein, and, except as specifically provided in this Section, LICENSOR shall not be liable either directly or as indemnity of LICENSEE for or on account of any claim arising in any way from LICENSEE's use of the technology.

9.3	Claims by LICENSEE or LICENSOR - In case Trademarks or any of the
Patents are infringed by any third party in the Territory, LICENSEE shall notify LICENSOR, and LICENSOR may, if it chooses, bring suit to enjoin such infringement. In the event LICENSOR elects not to bring such suit, LICENSEE may bring such suit upon advice to, and with the consent of, LICENSOR. Neither party shall settle any such suit without the consent of the other, which consent shall not be unreasonably withheld. Since actions by LICENSEE or LICENSOR hereunder are for the protection of LICENSEE's rights within the Territory, the costs of any actions brought under this Section 9.2 shall be borne equally by LICENSEE and LICENSOR.

9.4	Indemnification of LICENSOR - Except as otherwise provided in this
Article IX, LICENSEE will hold LICENSOR harmless against all liabilities, demands, damage's, expenses, or losses arising (i) out of use by LICENSEE or its transferees of inventions licensed or information furnished under this Agreement or (ii) out of any use, sale or other disposition by LICENSEE of its inventions or information.


                ARTICLE X - SUPPLY AGREEMENT

10.1	Ordering of Licensed Products - LICENSOR agrees to provide the
Licensed Products to LICENSEE. LICENSEE shall be entitled to order and receive Licensed Products, provided that LICENSEE shall give written notice of such order to the LICENSOR within the mutually agreed upon lead time as stated on order acknowledgments. Payment for goods ordered shall be a confirmed irrevocable (transferable and divisible) letter of credit (allowing partial shipments and transshipments) confirmed by the LICENSOR's U.S. Bank, payable upon the presentation of shipping documents.

10.2	Terms and Conditions of Sale - LICENSEE agrees to assemble, use, import, sell and distribute such components, parts, and/or completely assembled items of the Licensed Products and other products as may be necessary for the LICENSEE's use and/or distribution, from LICENSOR, its Affiliates and/or LICENSOR's suppliers as may be agreed upon in accordance with such of LICENSOR's forms of Purchase and Terms and Conditions of Sales as LICENSOR may from time to time establish. Such Terms and Conditions of Sale shall include provisions relating to price, limited warranty, delivery,


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


title of goods, freight and insurance charges, subrogation of claims and such other items as are customarily expressed in such documents.

10.3	Force Majeure - LICENSOR shall not be liable for any damage or penalty for delays in delivery, or complying with the warranty provisions hereunder, due to acts of God, acts or omissions of LICENSEE, acts of civil or military authorities, government regulations, or priorities, fire, floods, epidemics, quarantine restrictions, war, riots, strikes, differences with suppliers, inability of suppliers to perform, accidents to machinery, inability to obtain material, delays in transportation, failure or delay in furnishing complete or correct information by LICENSEE, impossibility or impracticability of performance or any other cause or causes beyond the control of LICENSOR, whether or not similar to the foregoing.

LICENSOR SHALL UNDER NO CIRCUMSTANCES BE LIABLE FOR SPECIAL OR
CONSEQUENTIAL DAMAGES FOR DELAYS OR FAILURE TO GIVE NOTICE OF
DELAY.


ARTICLE XI - DOCUMENTS DELIVERED UPON CONTRACT EXECUTION

11.1	On the signing of this Agreement, LICENSOR shall deliver to
LICENSEE an affidavit of LICENSOR stating that it has full power and authority to confer the rights being granted hereunder and no encumbrances of any nature exist therein, nor are there any agreements of options in existence which would in any way prohibit the written granting of rights described in this Agreement.

11.2	The parties agree to do or execute or cause to be done or executed all such further acts, deeds, instruments or transfer as may be reasonably required from time to time to effect the rights between the parties hereto.


			ARTICLE XII- MISCELLANEOUS

12.1	Survival of Provisions - The provisions of Sections 3.4, 5.4, 7.1, 7.2,
8.4, 9.1, 9.2, 9.4, 12.1 and 12.8 shall survive any termination of this Agreement.

12.2	Assignment and Sublicensing - LICENSEE may not sublicense, assign or transfer this Agreement or any license granted hereunder; provided, that LICENSEE shall sublicense the Trademarks to any of its subdistributors and dealers selling the Licensed Products, the sublicense agreements to contain provisions substantially similar to the provisions of Article V of this Agreement relating to the protection of Trademarks and to be in form and substance satisfactory to LICENSOR.


                                        3/09/94/RRI/09152/001/AGREE-11/71484.1


12.3	No Agency - Nothing contained in this Agreement shall be construed so as to make either LICENSOR or LICENSEE the agent or partner of the other, it being the intention of the parties to deal as principals with one another.

12.4	Entire Agreement - This Agreement sets forth the entire Agreement between the parties as to the subject matter hereof and merges all prior discussions and writings between them. This Agreement may be amended only by written instrument duly signed by both parties hereto.

12.5	No implied Right - Nothing in this Agreement shall be construed as conferring any right by implication, estoppel or under any patent, patent applications or trademarks, except as herein expressly provided.

12.6	Notices - All notices, communications, and correspondence required under this Agreement, or pursuant to the activities which it governs, or associated with it shall be in writing, shall use United States English only and shall become effective either when served by personal delivery or by certified mail addressed as follows (or to such other address for a party as that party may designate by notice to the other party):

	If to LICENSOR:			TRB Systems Inc.
              					354 Eisenhower Parkway
				              	Suite No.26
				              	Livingston, New Jersey 07039
				              	U.S.A.
				              	Fax:  (201) 992-5577

	If to LICENSEE:			Mr. Konan Kouadio Simeon
				              	18 B.P. 89 Abidjan 18
				              	Ivory Coast
                   FAX: (011)-225-45-47-22

12.7	Severability - Should any provision of this Agreement or the application thereof, to any extent, be held invalid or unenforceable, the remainder of this Agreement and the application thereof shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law or equity.

12.8	Arbitration - Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration before one or more arbitrators in New York City, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Furthermore, if any controversy or claim arises out of the provisions of
Section 7.1 of this Agreement, LICENSOR may apply to the federal or state courts located in the State and County of New York for injunctive or interim relief in aid of arbitration. Judgment upon the award rendered by the arbitrator(s) in


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1

accordance with the aforesaid rules may be entered in any court having jurisdiction thereof. LICENSEE hereby consents to the non-exclusive jurisdiction of the federal and state courts located in the State and County of New York for the sole purpose of the issuance of any injunctive or interim relief or for the entry of any award as hereinabove provided.

All trade terms used herein shall have the meaning defined in the International Chamber of Commerce publication "International Rules for Interpretation of Trade Terms".


                        ARTICLE XIII - GOVERNING LAW

13.1	This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York and the United States without regard to principles of conflicts of laws.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

LICENSEE:			                 	 LICENSOR:

                         						TRB SYSTEMS INC.
/s/  Konan Kouadio Simeon /s/		By:	/s/ Byung D. Yim /s/


WITNESS:                     		WITNESS:
/s/ Timite Soualio /s/         /s/ J.E. Osborne /s/
Name:Timite Soualio         		Name:J.E. Osborne
Company or Address	          	Company or Address
                              J.E. Osborne
                              Notary Public of New Jersey
                              Notary 2054646

				My Commission Expires Dec. 27, 1998


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


APPENDIX I
Licensed Products

All Transbar Bicycles including but not limited to those listed below:

(1)	TRB 190

(2)	TRB 240

(3)	TRB 250

(4)	TRB 500

(5)	TRB 1000

(6)	TRB 100 (BMX)

(7)	TRB 300 (Cruiser)

Also includes but not limited to all special parts listed below:

(a)	Rear hub assembly

(b) See-saw idler assembly

(c)	Lever and Transbar assembly

(d)	Gearshift lever

(e)	Special chain connecting cable

(f)	All service parts of above assemblies


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1



                                APPENDIX II

                                Territory

                                IVORY COAST

        A patent application in the Territory for an improvement in the Licensed Products is in the course of preparation







                                APPENDIX IV

                                Trademarks


                                     09152\001\552600\9061TA\3473.1\  10/21/93

                                APPENDIX V

                                License Fees

Twenty Five Thousand United States dollars (US$25,000), of which Twenty Five Thousand United States dollars (US$25,000) shall be paid upon execution of this Agreement and the balance of which shall be payable in installments according to the following schedule:

                               APPENDIX VI

                                Royalties


Year 1-  Six percent (6%) of Gross Sales, but not less than US$10,000-

Year 2-  Five percent (5%) of Gross Sales, but not less than US$10,000-


Year 3 and every year thereafter -  Four percent (4%) of Gross Sales, but not less than US$10,000-


                                APPENDIX VII

                           Promotional Activities

LICENSEE must provide and participate in such promotional activities and production of materials to support, promote, and generate full sales potential of Licensed Product.

LICENSOR will make available to LICENSEE at its cost all promotional and advertising materials and printed service literature.


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1





                                APPENDIX VIII
                        Terms and Conditions of Sale

Payment - By irrevocable (transferable and devisable) letter of credit allowing partial shipments and transshipments in favor of LICENSOR, payable upon presentation of shipping documents to LICENSOR's bank.

Remarks - All orders are subject to final confirmation by LICENSOR.

Sales Forecast - LICENSEE will provide LICENSOR twelve (12) month sales forecast by month by model with sixty (60) day lead time updated by month.


03/09/94/RRI/09152/001/AGREE-11/71484.1

        EXHIBIT 1 CONFIDENTIALITY AGREEMENT- PROPRIETARY INFORMATION

             PRODUCT IMPROVEMENT AND CONFIDENTIALITY AGREEMENT

Gentlemen:

The following confirms an agreement between me and K.K.Simeon hereinafter referred to as "LICENSEE" which is a material part of the consideration for my employment or affiliation with LICENSEE:

1. I recognize that the LICENSEE has entered into an agreement with TRB Systems Inc., hereinafter referred to as the "Company", which Company is engaged in a continuous program of research, development and production respecting its products, patents and know-how, hereinafter referred to as "Proprietary Information".

2.	I understand that my employment or affiliation with LICENSEE creates a relationship of confidence and trust between me and the LICENSEE with respect to any Proprietary Information.

3. In consideration of my employment or affiliation with the LICENSEE, I hereby agree as follows:

(a) I understand and agree that I have no rights in any Proprietary Information of the Company or the LICENSEE. At all times, both during my employment or affiliation with the years, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information, and I will not use or disclose any Proprietary Information or anything relating to it without the written consent of the LICENSEE and the Company, except as may be necessary in the ordinary course of performing my duties with the LICENSEE. I will at all times fully and accurately document any Proprietary Information or Inventions (as hereinafter defined) developed by me so that at all times the LICENSEE shall have in its possession descriptions and directions with respect thereto that will enable the LICENSEE and its assigns to utilize such Proprietary Information and Inventions to their full benefit.

(b) All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to me by the LICENSEE or produced by myself or others in connection with my employment or affiliation shall be and remain the sole property of the LICENSEE or its assigns and shall be returned to it immediately as and when requested by the LICENSEE. Even if the LICENSEE does not so request, I shall return and deliver all such property upon termination of my employment or affiliation by


                                       05/03/94/MHM/09152/001/AGREE-11/85561.1


me or by the LICENSEE for any reason and I will not take with me any such property or any reproduction of such termination. I will keep all information relating to the Proprietary Information confidential during my employment or affiliation and for three years thereafter.

(c) I will promptly disclose to the LICENSEE or any persons designated by it, all improvements, inventions, ideas, formulas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the term of my employment or affiliation (all said improvements, inventions, formulas, processes, techniques, know-how and data shall be hereinafter collectively called "Inventions").

(d) I agree that all Inventions which I developed in whole or in part, either alone or jointly with others utilizing equipment, supplies, facilities or Proprietary In formation of the LICENSEE or its assigns or during my periods of employment or affiliation with the LICENSEE shall be the sole property of the LICENSEE and its assigns, and the LICENSEE and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the LICENSEE and its assigns any rights I may have to acquire in such Inventions.
I further agree as to all such Inventions to assist the LICENSEE and its assigns in every proper way but shall not bear the expenses involved) to obtain and from time to time enforce patents on said Inventions in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as the LICENSEE or its assigns may desire, together with any assignments thereof to the LICENSEE or persons designated by it.

My obligations to assist the LICENSEE or its assigns in obtaining of and enforcing patents for such inventions in any and all countries shall continue beyond the termination of my employment or affiliation for a period of three years, but the LICENSEE or its assigns shall compensate me at a reasonable rate after such termination for time actually spent by me on such assistance.

In the event that the LICENSEE is unable for any reason whatsoever to secure my signature to any lawful and necessary document required to apply for or execute any patent applications with respect to such an Invention (including renewals, extensions, continuations, divisions or continuations in part thereof), I hereby irrevocably designate and appoint the LICENSEE and its duly authorized officers and agents, to its assigns, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents thereon with the same legal force and effect as if executed by me.


                                       05/03/94/MHM/09152/001/AGREE-11/85561.1


(e)	I represent that my performance of all terms of this Agreement will not breach any agreement to keep in confidence any proprietary information acquired by me in confidence or in trust prior to my employment or affiliation with the LICENSEE. I have not entered into, and agree I will not enter into, any agreement either written or oral in conflict with the obligations set forth in this Agreement.

(f)	I represent that I did not learn during my prior employment or affiliation any ideas or information which the LICENSEE indicated were considered confidential and proprietary or which were disclosed to me in a manner which should have made me realize they were so considered.

(g) If I cannot make the representation provided in (f) I approve, I will check the following box:
( ) I cannot make the representation in paragraph (f) above.

If I checked the above box, I hereby represent that I will not make use of any such confidence and proprietary information or ideas during my employment or affiliation with the LICENSEE unless such information or ideas during my employment by the LICENSEE or become publicly available for reasons other than actions on my part.

4.	This Agreement shall be effective as of the first day of my
employment or affiliation with the LICENSEE.

5.	This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators and shall insure to the benefit of the Company, its successors.


Accepted and Agreed to (date):   Sep 13, 1994

SIGNED:                 /s/ Konan Kouadio Simeon /s/

NAME AND TITLE: 	       KONAN KOUADIO SIMEON

COMPANY NAME:           SIMCO INTERNATIONAL

WITNESS

LICENSEE:		KONAN KOUADIO SIMEON



                                       05/03/94/MHM/09152/001/AGREE-11/85561.1

JOINT VENTURE AGREEMENT


AGREEMENT, made as December 23, 1995 by and between TRB Systems, Inc. ("TRB"), a Delaware corporation with a business Address at 354 Eisenhower Parkway, Suite No.26, Livingston, New Jersey 07039, and Mr. Janak Shah ("Indian Partner") with a business address at 43-32 Kissena Blvd..
Suite #14G. Flushing, N.Y. 11355.

WHEREAS, Indian Partner desires to enter into an exclusive contractual arrangement with TRB for the exclusive right to assemble, market and sell bicycles and other products of TRB ("Covered Products") in the Territory (defined below);

WHEREAS, TRB desires to have Covered Products assembled, marketed and sold in the Territory in conjunction with Indian Partner; and

WHEREAS, TRB and Indian Partner wish to establish, and work together through, a joint venture to achieve the foregoing.

NOW, THEREFORE, the parties agree as follows:

1.	Formation of Joint Venture

For the purposes of implementing the joint venture, the parties shall form a new entity, to be a corporation, limited liability company or partnership, as the parties deem appropriate for purposes of tax and business planning (the "Joint Venture Company"). The parties shall enter into such further agreements (such as a shareholder, partnership or other similar agreement) and documents as may be necessary or desirable to implement the purposes of this Agreement and shall incorporate the applicable provisions contained herein.

2.	Purpose of Joint Venture

The Joint Venture Company (or hereinafter called JVC) shall be established for the purpose of engaging in the assembly, marketing, distribution and sale of the Covered Products throughout the Territory. It is intended that this will include without limitation, the establishment of assembling, office and other facilities, staff, labor, machinery, equipment, distribution, network, advertising and such other resources as are necessary to assemble, market, distribute and sell the Covered Products in the Territory. The parties shall use their best efforts to cause this Joint Venture Company to go public in India within 3-5 years from the date of this Agreement. The "Territory" shall mean India.
TRB shall provide orders received from Continental Africa to the Joint Venture Company for fulfillment to the fullest extent possible considering price and quality of products produced by the Joint Venture Company.
After satisfactory production is achieved, TRB will place order with JYC for exports in the first year for a minimum amount of $2 million.

3.	TRB License

(i)	Promptly after its formation, the Joint Venture Company shall enter into a License and Marketing Agreement with TRB in substantially the form attached hereto as Exhibit A. TRB hereby covenants to enter into such License and Marketing Agreement with the Joint Venture Company.

(ii)	Payment of the $750,000 (seven hundred and fifty thousand U.S.
dollar) License Fee set forth in the License and Marketing Agreement shall he made by Indian Partner on behalf of the Joint Venture Company as follows:

$100,000 (One hundred thousand U.S. dollars) is due upon the execution of this Agreement;

$75,000 (seventy-five thousand U.S. dollars) is due by January 15,1996.

$75,000 (seventy-five thousand U.S. dollars) is due by February 15, 1996.

$500,000 (five hundred thousand U.S. dollars) is due by December 22,1996 or before Indian domestic marketing and sales is ready whichever comes first.

(iii) In addition to the License Fee, the Joint Venture Company shall pay to TRB the royalties set forth in the Licensing and Marketing Agreement which shall be paid to TRB's account (or MOTION PLUS INT'L Corporation) in the United States or as otherwise instructed in writing by TRB from time to time.

4.    	Capitalization of the Joint Venture

The Joint Venture Company shall be owned 50% by Indian Partner, 50% by TRB, with profit sharing rights of 60% by Indian Partner and 40% by TRB. The contributions of the parties in consideration of their respective interest in the Joint Venture Company shall be as follows:

(i)    Indian Partner

(a)   	Capitalization of the License Fees to be paid by Indian Partner on behalf of the Joint Venture Company as set forth in Section 3(ii) above;


(b) arrangement for and provision to the Joint Venture Company at JVC's cost and expense of all assembling, office and other facilities, staff, labor, machinery, equipment, distribution networks, advertising and all other resources necessary to assemble, market, distribute and sell the Covered Products in the Territory; and

(c) Besides licensing fee, contribution of such working capital and domestic sales/marketing expenses at list, One million for the first year as may be necessary from time to time to ensure the operation of the Joint Venture Company and the development of its business will be the responsibility of the Indian partner.

(ii)   TRB

(a) in addition to granting the Joint Venture Company the license of TRB technology, know-how, intellectual property and technical assistance provided under the license and Marketing Agreement, TRB shall supply reasonable technical expertise and production know-how to enable the Joint Venture Company to assemble products of a quality satisfactory to TRB;

(b) Services of one TRB technician to be on location at the Joint Venture company's production site for up to three months; provided that TRB shall pay airfare to and from India and salary of the technician while on location but the Joint Venture Company shall pay for the technicians accommodations, meals and other reasonable incidental and travel expenses while in India.

(iii) TRB will invest $500,000 (five hundred thousand U.S. dollars) in JVC upon receipt of 100% of the license fee. Additional capital contributions or loans by Indian Partner to the Joint Venture Company shall not dilute the 40% profit share and 50% voting rights of TRB as provided herein.

(iv)  	Distributions (whether as dividends or equivalent payments
depending on the form of the Joint Venture Company) to the owners in respect of their interests in the Joint Venture Company shall be made in accordance with their percentage profit sharing interest.

5.     Management of the Joint Venture


(i)   	The Joint Venture Company shall be managed by a Board of Directors
(or equivalent management board depending upon the form of the organization finally chosen).


The Board shall be comprised of two representatives from TRB and two representatives from Indian Partner. All decisions of the board shall be made by a majority vote; however, the Board shall delegate to TRB exclusive authority to supervise, inspect and approve the quality of all Covered Products in TRB's sole discretion along with export policies to Africa.
TRB and Indian Partner shall each have full and free access to the books and records of the Joint Venture Company at all times;

In the event of any future incidents regarding dilution of promoters' equity such as primary or secondary public issues, TRB retains the exclusive authority to make company policy and to supervise, inspect and approve the quality of all "covered products". However, TRB will not be responsible for claims made by customers, any returns for any reason, and after market defects except TRB's proprietary parts.

(ii) Notwithstanding their respective profit sharing interest in the Joint Venture Company, Indian Partner and TRB shall each have a 50% and 50% vote, respectively, on all issues to be decided by them as owners;

(iii) Notwithstanding any other provision of this Agreement, neither Indian Partner nor the Joint Venture Company shall cause the Joint Venture Company to incur any debt resulting in recourse to TRB, without the prior written consent of TRB

6.	Exclusivity

(i)  	Indian Partner hereby covenants and agrees that neither it nor its affiliates nor any party in which it has an economic interest will assemble or distribute or otherwise engage in any economic venture involving products similar in form or function to those products of TRB, during the term of this agreement and for a five year period following termination of the Agreement.

7.  	Transfer of Interest: Registration of Shares


(i)   	Either party may sell its interest in the Joint Venture Company by first offering its interest to the other party in writing at a price and on terms not less favorable than offered to the selling party in a bona fide written offer from a third party in an arm's 5 length transaction. In the event the other party does not accept such offer in writing within thirty
(30) days, the selling party shall have the right to sell its interest at a price, and on terms, set forth in the bona fide third party offer described above.

(ii) Notwithstanding the foregoing, during the initial three year period from the date of this Agreement, the purchasing party shall have the right to purchase the selling party's interest as the lower of (a) the price set forth in the bona fide third party offer or b) the current market value.


(iii) In the event the Joint Venture Company shall offer its shares (or comparable interests) to the public in an offering in India, TRB and Indian Partner shall have the right to have their shares (or comparable interests) included in any registration of such shares or interests at the Joint Venture Company's expense.

(iv)  	Either party can not sell or transfer their shares, rights or interests to any of TRB's competitor (or competitors) without the other party's written consent.


8.   	Term of Joint Venture

This Joint Venture Agreement shall continue in effect;

(i)  	for so long as the Joint Venture company shall remain a party to the
Licensing and Marketing Agreement; or

(ii) 	until terminated by agreement of the parties;

provided, that in the event of the termination of this Agreement for any reason while the Licensing and Marketing Agreement remains in force with the Joint Venture Company, the parties shall cause the Joint Venture Company to assign the License and Marketing Agreement to TRB and TRB shall assume such agreement.

9.  	Further Agreements

The parties shall cooperate to negotiate and execute such additional or other definitive agreements, such as a shareholder or similar agreement, as may be deemed necessary or appropriate to achieve the purposes of this Agreement.


10. This agreement supersedes any and all other agreements, either oral or in writing between the parties hereto with respect to the engagement of "TRB" and "Indian Partner" or between "TRB" (and/or Byung Yim) and "Indian Partner" (and/or Janak Shah or Janak Shah with any of his associates).


11. 	Applicable law

This Joint Venture Agreement shall be interpreted in accordance with and governed by the laws of the State of New Jersey without regard to principles of conflicts of laws.

IN WITNESS WHEREOF; the parties have entered into this Agreement as of the date first written above.



By Indian Partner	                  		 By TRB Systems Inc.

By: /s/ Janak Shah /s/                  /s/ Byung D. Yim /s/  President


Witness                                 Witness:

By:                                     By:




wp\10006\jvs296

                        LICENSE AND MARKETING AGREEMENT


Agreement dated as of December 23, 1995 by and between TRB SYSTEMS, INC., a Delaware corporation with its registered office at 201 North Walnut Street, Wilmington, Delaware 19801 hereinafter called "LICENSOR"), and representative for JVC. Mr. Janak Shah. and/or "Indian Partner and TRB. and/or Joint Venture Company( hereinafter called "Licensee") at temporary business address 43-32 Kissena Blvd. Suite #14G. Flushing, NY 11355.

WHEREAS, LICENSOR owns or controls patents, trademarks, tradenames and know-how relating to bicycles with variable speed lever action drive and their manufacture; and

WHEREAS, LICENSEE desires to obtain from LICENSOR (i) licenses under tradenames, trademarks and proprietary know-how of LICENSOR applicable to such bicycles, (ii) to the extent LICENSOR has or controls patents applicable to such bicycles in the relevant territory described in this Agreement, licenses under such patents, and (iii) technical assistance related to such bicycles, together with the exclusive right to assemble, use, import, sell, and distribute such bicycles within the relevant territory in conformity with the standard quality control and design requirements established by LICENSOR.

In consideration of the mutual covenants, terms and conditions hereinafter set forth, the parties hereto mutually agree as follows:


                        ARTICLE I - DEFINITIONS


For the purposes of this Agreement, the terms listed below are defined, whether in the singular or in the plural, as follows:

1.1 Affiliate - Any corporation or other business entity in which a party hereto, directly or through one or more affiliates, (i) owns more than fifty percent (50%) of the stock entitled to vote for the election of directors, or (ii) otherwise exercises a controlling interest in the management in such corporation or entity, LICENSOR to determine, in its sole judgment, whether such controlling interest exists.

1.2	Agreement - This License and Marketing Agreement, including the
Appendices and Exhibits hereto, as the same may be amended from time to time.

1.3	Anniversary Date - the date which occurs one (1) year from the date of this Agreement and each succeeding anniversary thereof.

1.4	Gross Sales - For any period controlled by this Agreement, the total of all sales of units of Licensed Product during the period at invoiced prices, not reduced by discounts.


allowances or other adjustments other than defective returns. For purposes of this definition. a transfer of a completed unit will be deemed a sale hereunder and the invoice price will be the amount actually billed but will be no less than the LICENSEE's wholesale list price for such a unit of the Licensed Products as published and distributed to the trade.

1.5	Know-How - All of the ideas, concepts. technical information, inventions, materials (including. without limitation. drawings and specifications) and processes used in the Licensed Products and the assembly and servicing thereof.

1.6	Licensed Products - Invention(s) covered by the patents and
know-how relating to a bicycle with a variable lever action drive and components or parts thereof, including but not limited to those listed in Appendix I attached hereto.

1.7	Patents - Any and all patents and patent applications in the
Territory covering the Licensed Products or any component part thereof either now or hereinafter during the duration of the patent or the term of this Agreement, whichever is longer, owned or controlled by LICENSOR or any Affiliate thereof, as listed in Appendix III attached hereto and/ or to be listed and added in the future.

1.8	Territory - The geographic area listed in Appendix II attached hereto.

1.9 Trademarks - The trademark, logo, and trade name "TRB" and those included in Appendix IV attached hereto, and any and all other trademarks, logos and tradenames to be used, developed and obtained by LICENSOR or any Affiliate thereof and as may be added to Appendix IV by LICENSOR during the term of this Agreement.


ARTICLE II - LICENSE GRANTS

2.1	Patents - LICENSOR hereby grants to LICENSEE the exclusive right and license in the Territory to assemble, use, import, sell and distribute bicycles containing the inventions and improvements covered by the Patents in the Territory.

2.2	Trademarks - LICENSOR hereby grants to LICENSEE the exclusive right and license to use, and LICENSEE hereby undertakes to use, the Trademarks in the Territory in connection with the Licensed Product.

2.3	Know-How - LICENSOR hereby grants to LICENSEE the exclusive right and license in the Territory to use the Know-How that is now in the possession of LICENSOR or that will be developed or acquired by LICENSOR during the term of this Agreement.

2.4 Limitation - The licenses granted under Sections 2.1 2.2 and 2.3 hereunder shall not include the right to manufacture Licensed Products in or out of the Territory or export


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1

Licensed Products, directly or indirectly, from the Territory. The limitation contained herein shall apply to LICENSEE and its Affiliates.



			ARTICLE III - LICENSE AND ROYALTY FEES


3.1	License Fees - LICENSEE shall pay LICENSOR a license fee of seven hundred and fifty thousand United States dollars (U.S.$750,OOO), payable as specified in Appendix V attached hereto.

3.2	Royalties - In addition to the license fee payable under Section
3.1 above. LICENSEE shall pay to LICENSOR royalties for each of LICENSEE's fiscal years during the term of this Agreement, in amounts as specified in Appendix VI attached hereto.

3.3	Payment Terms - All payments due to LICENSOR under Sections 3.1 and
3.2 shall be made in United States dollars, when due, and via wire transfer to the bank account in the U.S. specified by LICENSOR. The only deduction to be made shall be for taxes imposed by the applicable taxing authorities in the Territory on royalty payments, if any. In calculating royalty amounts based on Gross Sales, the conversion into United States dollars shall be at the average official rate of exchange prevailing in the

United States during the period for which Gross Sales have been calculated. All royalty payments shall be due and payable thirty (30) days after the close of each of the LICENSEE'S quarterly accounting periods commencing with the date on which Gross Sales begin. The amount of each estimated quarterly payment shallbe equal to the greater of
(i) the applicable percentage of Gross Sales for that quarter. Each quarterly and final annual payment of royalty shall be accompanied by a statement signed by LICENSEE stating in detail satisfactory to LICENSOR the amount of Gross Sales for the preceding year. LICENSEE shall pay interest to LICENSOR upon any and all amounts overdue and payable hereunder to LICENSOR at the rate charged to LICENSOR by its principal commercial bank in New Jersey, plus one percent (1 %) per annum, for the due date to the date of payment. Such right to payment of interest shall be without prejudice to any other remedies LICENSOR may have under this Agreement or by law.

3.4	Maintenance of Books and Records - LICENSEE shall keep true and accurate records, files and books of account, in accordance with generally accepted accounting principles in the Territory, containing all data required to determine the amounts to be paid hereunder and the information to be given in statements provided herein. LICENSEE shall permit LICENSOR and LICENSOR'S representatives to inspect and examine such records, files, books of account and facilities of LICENSEE for the purpose of determining or verifying the amount payable to LICENSOR and to conduct or have conducted in an annual audit thereof, including, without limitation, inspection of all inventory of any kind. Any expenses incurred at the request and under the direction of LICENSOR shall be paid by LICENSOR. provided, however. that in the event any such audit reveals an error in any statement provided by LICENSEE, the cost of the audit shall be borne by LICENSEE if the error equals or exceeds five percent (5) of the royalty amount reported due in such statement.


ARTICLE IV - TECHNICAL ASSISTANCE

4.1	Documents - As soon as practicable after the date of this Agreement and commensurate with LICENSOR's production schedule, LICENSOR shall deliver to LICENSEE sufficient written data and information for the assembly and service of the Licensed Products by LICENSEE as deemed necessary by LICENSOR.

LICENSEE shall provide to its retailers, information sufficient to assemble and service Licensed Products to LICENSOR's agreed standards.

4.2	Training - As a further means of disclosing LICENSOR's Know-How to
LICENSEE, LICENSOR shall arrange, on a schedule to be mutually agreed upon, for training of a reasonable number, to be determined by LICENSOR, of personnel employed by LICENSEE. All salaries, traveling and living expenses and any other remuneration and expenses to which such trainees may be entitled, and all expenses incurred by LICENSOR in the operation of such training program, shall be paid by LICENSEE at LICENSOR's actual cost.

4.3	Other Technical Assistance - LICENSOR agrees to provide technical assistance upon the written request of LICENSEE. The cost of such assistance shall be borne by LICENSEE and shall be approved by LICENSEE in writing prior to such technical assistance being provided.


ARTICLE V - TRADEMARKS AND GOODWILL

5.1	Use of Trademarks - All Licensed Products assembled or sold by
LICENSEE shall bear the Trademarks. The permitted use by LICENSEE of the Trademarks shall be made only on Licensed Products that conform strictly to the standards, quality and specifications furnished by LICENSOR to LICENSEE. Component parts of the Licensed Products shall be purchased by LICENSEE only from LICENSOR or suppliers approved by LICENSOR in writing to LICENSEE.

5.2	Inspection - LICENSEE shall at all reasonable times permit LICENSOR, by representatives designated by LICENSOR, to inspect all of LICENSEE's facilities and properties relating to the Licensed Products, at LICENSOR's cost.


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


5.3	Labels - All labels and promotional materials used by LICENSEE shall be submitted to and approved by LICENSOR prior to use. Such approval will not be unreasonably withheld or delayed. All labels shall have to meet the legal requirements applicable in the Territory.

5.4	Title to Trademarks - LICENSEE shall refrain from any act or acts that may prejudice the validity of the title of LICENSOR to the Trademarks. After termination of this Agreement. LICENSEE will not use at any time for bicycles or bicycle parts any trademark., tradename or label bearing any resemblance to the Trademarks. LICENSOR shall retain ownership and the exclusive right to Trademarks except as permitted to LICENSEE pursuant to the conditions of this Agreement during the term of this Agreement.

5.5	Promotional Activities - LICENSEE will use its best efforts and means to meet the needs of the Territory for the Licensed Products, to promote, advertise and otherwise further the sale and distribution of the Licensed Products in the Territory, particularly in population centers, and to further and preserve the goodwill and reputation of the Licensed Products sold under the Trademarks and meet the standards and conditions as set forth in Appendix VII attached hereto. LICENSOR shall make available to LICENSEE, at prices equal to LICENSOR's actual cost, promotional materials used by LICENSOR in the United States in connection with the sale of Licensed Products sold under the Trademarks. LICENSEE shall submit to LICENSOR all advertising materials proposed to be used by LICENSEE in connection with the Licensed Products for LICENSEE's prior written approval, such approval not to be unreasonably withheld or delayed.

5.6	Customer Service - LICENSEE shall inform and forward to LICENSOR all correspondence or communications with customers relating to the quality of or defects or malfunction in the Licensed Products and shall handle all inquiries or complaints expeditiously and courteously. LICENSEE and its distribution chain shall at all times maintain adequate facilities for the repair, service and storage of the Licensed Products and components and any parts thereof.

LICENSEE shall at all times maintain a staff of adequately trained personnel to properly insure the mechanical integrity of the Licensed Products, service the Licensed Products when necessary and to train service personnel in the LICENSEE's distribution chain. LICENSEE shall provide literature and parts to properly support the sale and service of the Licensed Products and shall provide LICENSOR with service reports on a quarterly basis. Such reports shall be on a form provided by LICENSOR and shall specify models requiring service during the period, the type of service, parts found defective, reason service is required, date service is performed, bicycle serial number and name and address of consumer.


                                        03/09/94RRI/09152/001/AGREE-11/71484.1


5.7	Distributor and Dealer network LICENSEE shall provide to LICENSOR an updated list of subdistributors and dealers constituting LICENSEE's distribution chain in the Territory on the first day of each calendar year quarter. The list will include company name. address. principals. and fax. telex, and telephone numbers.


                        ARTICLE VI - IMPROVEMENTS

6.1	Inventions Improvement - LICENSEE shall require each of its
employees and consultants having access to technical information, data and Know-How relating to the Licensed Products or component parts thereof to enter into an agreement with LICENSEE, in form and substance satisfactory to LICENSOR, whereby each such employee or consultant agrees to assign to LICENSEE the entire right, title and interest in and to any and all inventions relating to the Licensed Products, or relating to or useful in the manufacture thereof. made by him whether during or after the course of his employment or engagement by LICENSEE. If during the term of this Agreement, LICENSEE, or any of its Affiliates or employees makes or acquires any invention or claim in any patent that in use would infringe any Patent or that constitutes an improvement of a Licensed Product, LICENSEE shall promptly assign to LICENSOR such invention or claim. LICENSOR shall have the exclusive right and option to file and perfect any and all patent applications embodying or arising out of such invention or claim, in the Territory, and elsewhere, in the name of LICENSOR and to that end shall have the right to receive and/or inspect all drawings, plans, models, specifications and worksheets relating thereto and to interview any and all of LICENSEE's employees and associated personnel and organizations having knowledge thereof. LICENSEE shall retain an exclusive license in the Territory to use such invention or claim on the Licensed Product, free of additional royalty charges.

6.2	Know-How Improvements - During the term of this Agreement, each party shall promptly inform and transfer to the other Know-How that is developed or acquired by such party. The method of such transfer shall be such as the transferor, acting in good faith and with due diligence, deems appropriate. LICENSOR shall have the right to receive and/or inspect all drawings, plans, models, specifications and worksheets relating thereto and to interview any and all of LICENSEE's employees and associated personnel and organizations having knowledge thereof.
LICENSEE shall retain an exclusive license in the Territory to use such Know-How, in connection with Licensed Products. free of additional royalty charges.


                ARTICLE VII - CONFIDENTIALITY AND COMPETITION

7.1	Confidentiality Obligation - LICENSEE shall hold, and shall cause its Affiliates to hold. all Know-How disclosed to it under this Agreement in confidence at all times during and after the term of this Agreement and each party shall require each of its employees and


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


consultants. and the employees and consultants of its Affiliates, having access to Know-How relating to the Licensed Products or component parts thereof to enter into an agreement whereby each such employee or consultant agrees to hold such Know-How in confidence at all times, and agrees not to compete with LICENSOR or LICENSEE either during his employment or engagement and for a three (3) year period thereafter, or. in the event such time period is not enforceable, then a reasonable period as agreed by a judicial body within the Territory. Other measures to be taken by LICENSEE and its Affiliates to hold Know-How in confidence shall be subject to the review and approval of LICENSOR. LICENSOR shall have the right, in the event of a violation or breach of this Section 7.1 by LICENSEE, its Affiliates, employees, or consultants, to seek and obtain specific enforcement of the provisions of this Section; and to commence an action, in LICENSEE's name and stead, against any party with whom LICENSEE has a confidentiality agreement as required by this Section if such party breaches any provision of such agreement and if LICENSEE for any reason elects not to enforce such provision. The obligations regarding confidentiality contained hereinabove shall not apply to any Know-How that;

(i)	is at the time of disclosure generally available to the public;

(ii)	becomes generally available to the public through no breach of confidentiality obligations by the party to whom the disclosure is made or by any of its Affiliates or the employees or consultants of any of them; or

(iii) is disclosed to the receiving party by another party not bound by any confidentiality obligation.

An individual feature of Know-How shall not be considered within the above exceptions merely because the feature is embraced by more general information within the exceptions. A combination of features of Know-How shall not be considered within the above exceptions unless the combination itself and its principle of operation are within the exceptions.

7.2	Restriction on Competition by LICENSEE - In consideration of
LICENSEE's receiving the exclusive rights conferred under this Agreement, LICENSEE shall not, during the term of this Agreement, sell or deal in any manner in bicycles or parts or components thereof not constituting Licensed Products, but may deal in bicycle accessories approved by LICENSOR. In addition, for a period of three (3) years after the termination of this Agreement. LICENSEE shall not become involved or associated with any other person or business entity engaged in the manufacture or sale of lever propelled bicycles; provided, that if such time period is held to be unenforceable, then the restrictive period shall be such reasonable period as may be agreed by a judicial body within the Territory.


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1

			ARTICLE VIII- TERM AND TERMINATION


8.1	Term - Except to the extent provided herein with respect to the survival of certain provisions following the term of this Agreement, and unless earlier terminated pursuant to Sections S.2 and 8.3 hereof. the term of this Agreement shall commence on the date of this Agreement and shall upon the mutual consent of the parties be renewed at the third year anniversary Date, and renewed at each Anniversary Date thereafter without the payment of any additional licensing fees, unless either party breaches any material term of this Agreement.

8.2	Termination by LICENSEE - LICENSEE may terminate this Agreement on any Anniversary Date hereof by giving ninety (90) days prior written notice of termination.

8.3	Termination by LICENSOR - LICENSOR may terminate this Agreement at any time:

(i) by giving LICENSEE thirty (30) days prior written notice if LICENSEE'shall have committed a material breach of any of its obligations hereunder, including without limitation, the prompt and timely payment of license fee and royalties hereunder and failure to fill customers orders for Licensed Products, or to perform service orders, in a timely fashion; provided that LICENSEE shall have been previously advised of the alleged material breach and has been given fifteen (15) days to cure such breach. It is further provided that no such breach shall be deemed to have occurred or be continuing (as applicable) if and to the extent LICENSEE's failure to perform its obligations is due to acts beyond the reasonable control of LICENSEE, including but not limited to strikes, lock-outs or civil insurrection or lack of material including component or part supplied by LICENSOR, any of its Affiliates or suppliers generally.

(ii)	upon (a) the filing of a petition in bankruptcy by or against
LICENSEE; (b) the appointment of a referee, trustee or receiver for a substantial portion of the property or assets of the LICENSEE; (c) the insolvency of LICENSEE; (d) the consolidation, merger or other business combination of the LICENSEE or its Affiliates with, or the sale of a substantial portion of the LICENSEE'S assets to, another corporation, business entity or person. or the execution of an agreement by LICENSEE to that effect, or a change in control of LICENSEE or its Affiliates without the prior written consent of the LICENSOR such consent not to be unreasonable withheld; or (e) if LICENSEE is an individual, the death or incapacity of LICENSEE.

8.4	Termination - Should a termination of this Agreement occur:

(i)	LICENSEE shall cease all use of Trademarks and return to LICENSOR all materials supplied by LICENSOR and deliver to LICENSOR all materials title to which has been acquired by LICENSOR pursuant to this Agreement; and


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


(ii)	any agreements entered into by LICENSEE with third parties in the
Territory, including but not limited to subdistributors and dealers, shall be assignable to LICENSOR and LICENSEE shall assign to LICENSOR all such agreements and other documents regarding such subdistributors and dealers and will do all that is reasonable to have them continue as LICENSOR's subdistributors and dealers In the event of Termination. LICENSEE shall submit a full inventory (including costs of parts and stock on hand, within five (5) days. LICENSOR shall have the option to purchase within thirty (30) days all or part thereof at LICENSEE's cost or market value, whichever is less. Any such purchase shall be F.O.B. LICENSEE's warehouse.


ARTICLE IX - INFRINGEMENT ACTIONS

9.1	Trademark Claims Against LICENSEE - On Licensed Products, LICENSOR
shall defend. indemnify and hold LICENSEE harmless against claims of trademark infringement brought against LICENSEE pursuant to this Agreement; provided, nothing hereunder shall be construed to obligate LICENSOR to defend, indemnify or hold LICENSEE harmless against claims of trademark i nfringement brought against LICENSEE arising out of acts taken by LICENSEE not required by this Agreement or approved by LICENSOR in writing.

LICENSOR may, however, elect to defend any such action at its own expense. If LICENSOR elects not to so defend, LICENSEE may, with the consent of LICENSOR, defend such action at its own expense. LICENSEE shall not settle any such action without the consent of LICENSOR.

9.2	Patent Infringement & Wrongful Use Claims Against LICENSEE -
LICENSOR will assume the defense of any suit brought against LICENSEE for infringement of any patent or for wrongful use of proprietary information of any third party insofar as such suit is based upon a claim that the infringement or wrongful use is attributable to LICENSEE's application without substantial modification of technology supplied under this Agreement. In any such suit, LICENSOR will indemnify LICENSEE against any money damages or costs awarded in such suit in respect to such a claim.

The obligations of LICENSOR stated in this Section 9.2 apply only if (i) LICENSEE promptly informs LICENSOR in writing of any claim within the scope of this Section 9.2; (ii) LICENSOR is given exclusive control of the defense of such claim and all negotiations relating to its settlement; and
(iii) LICENSEE provides all reasonable assistance to LICENSOR in all necessary respects in conduct of the suit.

LICENSOR's total liability in out-of-pocket costs in the defense of any suit or suits and to pay damages awarded in any suit or suits shall be limited to the amount theretofore paid to LICENSOR by LICENSEE under this Agreement, and LICENSEE will advance to LICENSOR any amount required to be expended by LICENSOR in excess of that



                                        03/09/94/RRI09152/001/AGREE-11/71484.1
limit. Amounts so advanced shall be credited to future payments due from LICENSEE to LICENSOR as a result of LICENSEE's operations under this Agreement.

The provisions of this Section 9.2 state the entire liability of LICENSOR to LICENSEE in respect of LICENSEE's use of the technology granted herein, and. except as specifically provided in this Section, LICENSOR shall not be liable either directly or as indemnity of LICENSEE for or on account of any claim arising in any way from LICENSEE's use of the technology.

9.3	Claims by LICENSEE or LICENSOR - In case Trademarks or any of the
Patents are infringed by any third party in the Territory. LICENSEE shall notify LICENSOR and LICENSOR may, if it chooses, bring suit to enjoin such infringement. In the event LICENSOR elects not to bring such suit, LICENSEE may bring such suit upon advice to, and with the consent of, LICENSOR. Neither party shall settle any such suit without the consent of the other, which consent shall not be unreasonably withheld. Since actions by LICENSEE or LICENSOR hereunder are for the protection of LICENSEE's rights within the Territory, the costs of any actions brought under this Section 9.2 shall be borne equally by LICENSEE and LICENSOR.

9.4	Indemnification of LICENSOR - Except as otherwise provided in this
Article IX, LICENSEE will hold LICENSOR harmless against all liabilities, demands. damages, expenses, or losses arising (i) out of use by LICENSEE or its transferees of inventions licensed or information furnished under this Agreement or (ii) out of any use, sale or other disposition by LICENSEE of its inventions or information.


ARTICLE X - SUPPLY AGREEMENT

10.1	Ordering of Licensed Products - LICENSOR agrees to provide the
Licensed Products to LICENSEE. LICENSEE shall be entitled to order and receive Licensed Products, provided that LICENSEE shall give written notice of such order to the LICENSOR within the mutually agreed upon lead time as stated on order acknowledgments. Payment for goods ordered shall be a confirmed irrevocable (transferable and divisible) letter of credit (allowing partial shipments and transshipments) confirmed by the LICENSOR's U.S. Bank, payable upon the presentation of shipping documents.

10.2	Terms and Conditions of Sale - LICENSEE agrees to assemble, use, import, sell and distribute such components, parts, and/or completely assembled items of the Licensed Products and other products as may be necessary for the LICENSEE's use and/or distribution, from LICENSOR, its Affiliates and/or LICENSOR's suppliers as may be agreed upon in accordance with such of LICENSOR's forms of Purchase and Terms and Conditions of Sales as LICENSOR may from time to time establish. Such Terms and Conditions of Sale shall include provisions relating to price, limited warranty, delivery,


                                       03/09/94/RRI/09152.001/AGREE-11/71484.1


title of goods, freight and insurance charges. subrogation of claims and such other items as are customarily expressed in such documents.

10.3	Force Majeure - LICENSOR shall not be liable for any damage or penalty for delays in delivery, or complying with the warranty provisions hereunder, due to acts of God, acts or omissions of LICENSEE, acts of civil or military authorities, government regulations, or priorities, fire, floods, epidemics, quarantine restrictions. war, riots, strikes, differences with suppliers, inability of suppliers to perform, accidents to machinery, inability to obtain material, delays in transportation, failure or delay in furnishing complete or correct information by LICENSEE, impossibility or impracticability of performance or any other cause or causes beyond the control of LICENSOR, whether or not similar to the foregoing.

LICENSOR SHALL UNDER NO CIRCUMSTANCES BE LIABLE FOR SPECIAL OR

CONSEQUENTIAL DAMAGES FOR DELAYS OR FAILURE TO GIVE NOTICE OF
DELAY.


        ARTICLE XI - DOCUMENTS DELIVERED UPON CONTRACT EXECUTION

11.1	On the signing of this Agreement, LICENSOR shall deliver to LICENSEE an affidavit of LICENSOR stating that it has full power and authority to confer the rights being granted hereunder and no encumbrances of any nature exist therein, nor are there any agreements of options in existence which would in any way prohibit the written granting of rights described in this Agreement.

11.2	The parties agree to do or execute or cause to be done or executed all such further acts, deeds, instruments or transfer as may be reasonably required from time to time to effect the rights between the parties hereto.


                        ARTICLE XII- MISCELLANEOUS

12.1	Survival of Provisions - The provisions of Sections 3.4,5.4, 7.1,
7.2. 8.4,9.1, 9.2, 9.4. 12.1 and 12.8 shall survive any termination of this Agreement.

12.2 Assignment and Sublicensing - LICENSEE may not sublicense, assign or transfer this Agreement or any license granted hereunder: provided, that LICENSEE shall sublicense the Trademarks to any of its subdistributors and dealers selling the Licensed Products, the sublicense agreements to contain provisions substantially similar to the provisions of Article V of this Agreement relating to the protection of Trademarks and to be in form and substance satisfactory to LICENSOR.


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1





12.3	No Agency - Nothing contained in this Agreement shall be construed so as to make either LICENSOR or LICENSEE the agent or partner of the other, it being the intention of the parties to deal as principals with one another.

12.4	Entire Agreement - This Agreement sets forth the entire Agreement between the parties as to the subject matter hereof and merges all prior discussions and writings between them. This Agreement may be amended only by written instrument duly signed by both parties hereto.

12.5	No Implied Right - Nothing in this Agreement shall be construed as conferring any right by implication, estoppel or under any patent, patent applications or trademarks, except as herein expressly provided.

12.6	Notices - All notices, communications, and correspondence required under this Agreement, or pursuant to the activities which it governs, or associated with it shall be in writing, shall use United States English only and shall become effective either when served by personal delivery or by certified mail addressed as follows (or to such other address for a party as that party may designate by notice to the other party):


If to LICENSOR:                 TRB Systems, Inc.
                                354 Eisenhower Parkway
                                Suite No.26
                                Livingston, New Jersey 07039
                                U.S.A.

                                Fax:    (201) 992-5577




If to LICENSEE: 		Representative of JYC, Mr. Janak Shah, and/or
                  Indian Partner and TRB, and/or JVC
                  43-32   Kissena Blvd., Suite #14G
                  Flushing, NY 11355
                  Fax:    (718) 961-5011



12.7	Severability - Should any provision of this Agreement or the application thereof, to any extent, be held invalid or unenforceable, the remainder of this Agreement and the application thereof shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law or equity.

12.8	Arbitration - Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration before one or more arbitrators in New York City, in accordance with the Commercial Arbitration rules of the American Arbitration Association.

Furthermore, if any controversy or claim arises out of the provisions of
Section 7.1 of this Agreement, LICENSOR may apply to the federal or state courts located in the State and County of New York for injunctive or interim relief in aid of arbitration. Judgment upon the award rendered by the arbitrator(s) in accordance with the aforesaid rules may be entered in any court having jurisdiction thereof. LICENSEE hereby consents to the non-exclusive jurisdiction of the federal and state courts located in the State and County of New York for the sole purpose of the issuance of any injunctive or interim relief or for the entry of any award as hereinabove provided.

All trade terms used herein shall have the meaning defined in the International Chamber of Commerce publication "International Rules for Interpretation of Trade Terms".

12.9	This agreement supersedes any and all other agreements either oral or in writing between the parties hereto with respect to the engagement of "TRB" and "Indian Partner" or between TRB (and/or Byung Yim) and
"Indian Partner" (and/or Janak Shah or Janak Shah with his associates).

ARTICLE XIII - GOVERNING LAW

13.1	This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York and the United States without regard to principles of conflicts of laws.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


LICENSEE:                               LICENSOR:
                                        TRB SYSTEMS, INC.

/s/ Janak Shah /s/                      /s/ Byung D. Yim /s/

Janak Shah, Representative of JVC       Byung D. Yim, President


WITNESS:                                WITNESS:

Name:                                   Name:
Company or Address:                     Company or Address:




w:\data\client\10006\WP\licagree.208




                                APPENDIX I

                            Licensed Products

All Transbar Bicycles including but not limited to those listed below:

(1)	TRB 190

(2)	TRE 240

(3)	TRB 250

(4)	TRB 500

(5)	TRE 1000

(6)	TRB 100 (BMX)

(7)	TRB 300 (Cruiser)

Also includes but not limited to all special parts listed below:

(a)	Rear hub assembly

(b)	See-saw idler assembly

(c)	Lever and Transbar assembly

(d)	Gearshift lever

(e)	Special chain connecting cable

(f)	All service parts of above assemblies


                                          03/09/RRI/09152/001/AGREE-11/71484.1




                                APPENDIX II
                                 Territory


                        THE ENTIRE COUNTRY OF INDIA


                                APPENDIX III

                                  Patents


        A patent application in the Territory for an improvement in the Licensed Products is in the course of preparation





                                APPENDIX IV

                                Trademarks




                                       09152\001\SS2600\9061TA\3473.1/10/21/93




                                APPENDIX V

                                License Fees

(i)	Payment of the $750,000 (seven hundred seventy five thousand U.S.
dollars) License Fee set forth in the License and marketing Agreement shall be made by Indian Partner on behalf of the Joint Venture Company as follows:

$100,000 (one hundred thousand U.S. dollars) is due upon execution of this Agreement;

$75,000 (seventy-five thousand U.S. dollars) is due by January 15, 1996.

$75,000 (seventy-five thousand U.S. dollars) is due by February 15,1996.

$500,000 (five-hundred thousand U.S. dollars) is due by December 22,1996 or before Indian domestic marketing and sales is ready, whichever comes first.

(ii)	In addition to the License Fee, the Joint Venture Company shall pay to TRB the royalties set forth in the Licensing and Marketing Agreement which shall be paid to TRB's account (or MOTIONPLUS INT'L Corporation) in the United States or as otherwise instructed in writing by TRB from time to time.

Royalties

Year 1- Five percent (5%) of Gross Sales, but not less than U.S.$100,000 (one hundred thousand U.S. dollars)


Year 2- Five percent (5%) of Gross Sales, but not less than U.S.$220,000 (two hundred twenty thousand U.S. dollars)


Year 3 and every year thereafter - Four percent (4%) of Gross Sales, but not less than U.S.$350,000 (three hundred and fifty thousand U.S. dollars)

                                APPENDIX VII

                             Promotional Activities

LICENSEE must provide and participate in such promotional activities and production of materials to support, promote, and generate full sales potential of Licensed Product.

LICENSOR will make available to LICENSEE at its cost all promotional and advertising materials and printed service literature.





                                APPENDIX VIII

                        Terms and Conditions of Sale

Payment - By irrevocable (transferable and devisable) letter of credit allowing partial shipments and transshipments in favor of LICENSOR, payable upon presentation of shipping documents to LICENSOR's bank.

Remarks - All orders are subject to final confirmation by LICENSOR

Sales Forecast - LICENSEE will provide LICENSOR twelve (12) month sales forecast by month by model with sixty (60) day lead time updated by month.


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1



             EXHIBIT I CONFIDENTIALITY AGREEMENT- PR0PRIETARY INFORMATION

                PRODUCT IMPROVEMENT AND CONFIDENTIALITY AGREEMENT

Gentlemen:

The following confirms an agreement between me and ____________ hereinafter referred to as "LICENSEE" which is a material part of the consideration for my employment or affiliation with
LICENSEE:

1.	I recognize that the LICENSEE has entered into an agreement with
TRB Systems Inc. hereinafter referred to as the "Company", which Company is engaged in a continuous program of research, development and production respecting its products, patents and know-how, hereinafter referred to as "Proprietary Information."

2.	I understand that my employment or affiliation with LICENSEE creates a relationship of confidence and trust between me and the LICENSEE with respect to any Proprietary Information.

3.	In consideration of my employment or affiliation with the
LICENSEE, I hereby agree as follows:

(a)	I understand and agree that I have no rights in any Proprietary
Information of the Company or the LICENSEE. At all times, both during my employment or affiliation with the years, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information, and I will not use or disclose any Proprietary Information or anything relating to it without the written consent of the LICENSEE and the Company, except as may be necessary in the ordinary course of performing my duties with the LICENSEE. I will at all times fully and accurately document any Proprietary Information or Inventions (as hereinafter defined) developed by me so that at all times the LICENSEE shall have in its possession descriptions and directions with respect thereto that will enable the LICENSEE and its assigns to utilize such Proprietary Information and Inventions to their full benefit.

b)	All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to me by the LICENSEE or produced by myself or others in connection with my employment or affiliation shall be and remain the sole property of the LICENSEE or its assigns and shall be returned to it immediately as and when requested by the LICENSEE. Even if the LICENSEE does not so request, I shall return and deliver all such property upon termination of my employment or affiliation by


                                       05/03/94/MHN/09152/001/AGREE-11/85561.1


meor by the LICENSEE for any reason and I will not take with me any such property or any reproduction of such termination. I will keep all information relating to the Proprietary Information confidential during my empIoyment or affiliation and for three years thereafter.

(c)	I will promptly disclose to the LICENSEE or any persons
designated by it, all improvements, inventions, ideas, formulas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the term of my employment or affiliation (all said improvements, inventions, formulas, processes. techniques, know-how and data shall be hereinafter collectively called "Inventions").

(d)	I agree that all Inventions which I developed in whole or in part, either alone or jointly with others utilizing equipment, supplies, facilities or Proprietary Information of the LICENSEE or its assigns or during my periods of employment or affiliation with the LICENSEE shall be the sole property of the LICENSEE and its assigns, and the LICENSEE and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the LICENSEE and its assigns any rights I may have to acquire in such Inventions. I further agree as to all such Inventions to assist the LICENSEE and its assigns in every proper way but shall not bear the expenses involved) to obtain and from time to time enforce patents on said Inventions in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as the LICENSEE or its assigns may desire, together with any assignments thereof to the LICENSEE or persons designated by it.

My obligations to assist the LICENSEE or its assigns in obtaining of and enforcing patents for such inventions in any and all countries shall continue beyond the termination of my employment or affiliation for a period of three years, but the LICENSEE or its assigns shall compensate me at a reasonable rate after such termination for time actually spent by me on such assistance.

In the event that the LICENSEE is unable for any reason whatsoever to secure my signature to any lawful and necessary document required to apply for or execute any patent applications with respect to such an Invention (including renewals, extensions, continuations, divisions or continuations in part thereof), I hereby irrevocably designate and appoint the LICENSEE and its duly authorized officers and agents, to its assigns, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents thereon with the same legal force and effect as if executed by me.


                                       05/03/94/MHM/09152/001/AGREE-11/85561.1

(e)	I represent that my performance of all terms of this Agreement will not breach any agreement to keep in confidence any proprietary information acquired by me in confidence or in trust prior to my employment or affiliation with the LICENSEE. I have not entered into, and agree I will not enter into, any agreement either written or oral in conflict with the obligations set forth in this Agreement.


(f)	I represent that I did not learn during my prior employment or affiliation any ideas or information which the LICENSEE indicated were considered confidential and proprietary or which were disclosed to me in a manner which should have made me realize they were so considered.

(g)	If I cannot make the representation provided in (f) I approve,
I will check the following box:
( ) I cannot make the representation in paragraph (f) above.

If I checked the above box, I hereby represent that I will not make use of any such confidence and proprietary information or ideas during my employment or affiliation with the LICENSEE unless such information or ideas during my employment by the LICENSEE or become publicly available for reasons other than actions on my part.

4.	This Agreement shall be effective as of the first day of my
employment or affiliation with the LICENSEE.

5. This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators and shall insure to the benefit of the Company, its successors.

Accepted and Agreed to (date):

SIGNED:

NAME AND TITLE:

COMPANY NAME:

WITNESS:

LICENSEE:


                                       05/03/94/MHM/09152/001/AGREE-11/85561.1

                        LICENSE AND MARKETING AGREEMENT

Agreement dated as of July 17,1996 by and between TRB SYSTEMS, INC., a Delaware corporation with its business address at 354 Eisenhower Parkway, Livingston, New Jersey 07039 (hereinafter called "LICENSOR"), and
Mr. Abbas R. Datoo. 14 Limolite Road Hackettstown. New Jersey ("hereinafter called Licensee ").

WHEREAS, LICENSOR owns or controls patents, trademarks, tradenames and know-how relating to bicycles with variable speed lever action drive and their manufacture; and

WHEREAS, LICENSEE desires to obtain from LICENSOR(i) licenses under tradenames, trademarks and proprietary know-how of LICENSOR applicable to such bicycles, (ii) to the extent LICENSOR has or controls patents applicable to such bicycles in the relevant territory described in this Agreement, licenses under such patents, and (iii) technical assistance related to such bicycles, together with the exclusive right to assemble, use, import, sell, and distribute such bicycles within the relevant territory in conformity with the standard quality control and design requirements established by LICENSOR.

In consideration of the mutual covenants, terms and conditions hereinafter set forth, the parties hereto mutually agree as follows:


                        ARTICLE I- DEFINITIONS


For the purposes of this Agreement, the terms listed below are defined, whether in the singular or in the plural, as follows:

1.1	Affiliate - Any corporation or other business entity in which a party hereto, directly or through one or more affiliates, (i) owns more than fifty percent (50%) of the stock entitled to vote for the election of directors, or (ii) otherwise exercises a controlling interest in the management in such corporation or entity, LICENSOR to determine, in its sole judgment, whether such controlling interest exists.

1.2	Agreement - This License and Marketing Agreement, including the
Appendices and Exhibits hereto, as the same may be amended from time to time.

1.3	Anniversary Date - the date which occurs one (1) year from the date of this Agreement and each succeeding anniversary thereof.

1.4	Gross Sales - For any period controlled by this Agreement,
the total of all sales of units of Licensed Product during the period at invoiced prices, not reduced by discounts, allowances or other adjustments other than defective returns. For purposes of this definition, a transfer of a completed unit will be deemed a sale hereunder and the invoice price will be the amount actually billed but will be no less than the LICENSEE's wholesale list price for such a unit of the Licensed Products as published and distributed to the trade.

1.5	Know-How - All of the ideas, concepts, technical information, inventions. materials (including without limitation, drawings and specifications) and processes used in the Licensed Products and the assembly and servicing thereof.

1.6	Licensed Products - Invention(s) covered by the patents and
know-how relating to a bicycle with a variable lever action drive and components or parts thereof. including but not limited to those listed in Appendix I attached hereto.

1.7	Patents - Any and all patents and patent applications in the territory covering the Licensed Products or any component part thereof either now or hereinafter during the duration of the patent or the term of this Agreement, whichever is longer, owned or controlled by LICENSOR or any Affiliate thereof, as listed in Appendix III attached hereto and/or to be listed and added in the future.

1.8 Territory - The geographic area listed in Appendix II attached hereto.

1.9	Trademarks - The trademark, logo, and tradename "TRB" and those included in Appendix IV attached hereto, and any and all other trademarks, logos and tradenames to be used, developed and obtained by LICENSOR or any Affiliate thereof and as may be added to Appendix IV by LICENSOR during the term of this Agreement.


ARTICLE II- LICENSE GRANTS

2.1	Patents - LICENSOR hereby grants to LICENSEE the exclusive right and license in the Territory to assemble, use, import, sell and distribute bicycles containing the inventions and improvements covered by the Patents in the Territory.

2.2	Trademarks - LICENSOR hereby grants to LICENSEE the exclusive right and license to use, and LICENSEE hereby undertakes to use, the Trademarks in the Territory in connection with the Licensed Product.

2.3	Know-How - LICENSOR hereby grants to LICENSEE the exclusive
right and license in the Territory to use the Know-How that is now in the possession of LICENSOR or that will be developed or acquired by LICENSOR during the term of this Agreement.

2.4	Limitation - The licenses granted under Sections 2.1, 2.2 and
2.3 hereunder shall not include the right to manufacture Licensed
Products in or out of the Territory or export


                                       O3/09/94IRRI/09152/OO1/AGREE-11/71484.1

Licensed Products, directly or indirectly, from the Territory. The limitation contained herein shall apply to LICENSEE and its Affiliates.


                        ARTICLE III- LICENSE AND ROYALTY FEES



3.1	License Fees - LICENSEE shall pay LICENSOR a license fee of seventy five thousand United States dollars( US$75,000), payable as specified in Appendix V attached hereto.

3.2	Royalties - In addition to the license fee payable under Section
3.1 above. LICENSEE shall pay to LICENSOR royalties for each of LICENSEE's fiscal years during the term of this Agreement, in amounts as specified in Appendix VI attached hereto.

3.3	Payment Terms - All payments due to LICENSOR under Sections 3.1 and 3.2 shall be made in United States dollars, when due, and via wire transfer to the bank account in the U.S. specified by LICENSOR. The only deduction to be made shall be for taxes imposed by the applicable taxing authorities in the Territory on royalty payments, if any. In calculating royalty amounts based on Gross Sales, the conversion into United States dollars shall be at the average official rate of exchange prevailing in the United States during the period for which Gross Sales have been calculated. All royalty payments shall be due and payable thirty (30) days after the close of each of the LICENSEE'S quarterly accounting periods commencing with the date on which Gross Sales begin. The amount of each estimated quarterly payment shall be equal to the greater of (i) the applicable percentage of Gross Sales for that quarter. The quarterly and final annual payment of royalty shall be accompanied by a statement signed by LICENSEE stating in detail satisfactory to LICENSOR the amount of Gross Sales for the preceding year. LICENSEE shall pay interest to LICENSOR upon any and all amounts overdue and payable hereunder to LICENSOR at the rate charged to LICENSOR by its principal commercial bank in New Jersey, plus one percent (1 %) per annum, for the due date to the date of payment. Such right to payment of interest shall be without prejudice to any other remedies LICENSOR may have under this Agreement or by law.

3.4	Maintenance of Books and Records - LICENSEE shall keep true and accurate records, files and books of account, in accordance with generally accepted accounting principles in the Territory, containing all data required to determine the amounts to be paid hereunder and the information to be given in statements provided herein. LICENSEE shall permit LICENSOR and LICENSOR'S representatives to inspect and examine such records, files, books of account and facilities of LICENSEE for the purpose of determining or verifying the amount payable to LICENSOR and to conduct or have conducted in an annual audit thereof, including, without limitation, inspection of all inventory of any kind. Any expenses incurred at the request and under the direction of LICENSOR shall be paid by LICENSOR; provided, however, that in the event any such audit reveals an error in any statement provided by LICENSEE, the cost of the audit shall be borne by LICENSEE if the error equals or exceeds five percent (5%) of the royalty amount reported due in such statement.


ARTICLE IV - TECHNICAL ASSISTANCE

4.1	Documents - As soon as practicable after the date of this Agreement and commensurate with LICENSOR's production schedule, LICENSOR shall deliver to LICENSEE sufficient written data and information for the assembly and service of the Licensed Products by LICENSEE as deemed necessary by LICENSOR.

LICENSEE shall provide to its retailers, information sufficient to assemble and service Licensed Products to LICENSOR's agreed standards.

4.2	Training - As a further means of disclosing LICENSOR's Know-How to
LICENSEE, LICENSOR shall arrange, on a schedule to be mutually agreed upon, for training of a reasonable number, to be determined by LICENSOR, of personnel employed by LICENSEE. All salaries, traveling and living expenses and any other remuneration and expenses to which such trainees may be entitled, and all expenses incurred by LICENSOR in the operation of such training program, shall be paid by LICENSEE at LICENSOR's actual cost.

4.3	Other Technical Assistance - LICENSOR agrees to provide technical assistance upon the written request of LICENSEE. The cost of such assistance shall be borne by LICENSEE and shall be approved by LICENSEE in writing prior to such technical assistance being provided.


ARTICLE V - TRADEMARKS AND GOODWILL

5.1	Use of Trademarks - All Licensed Products assembled or sold by
LICENSEE shall bear the Trademarks. The permitted use by LICENSEE of the Trademarks shall be made only on Licensed Products that conform strictly to the standards, quality and specifications furnished by LICENSOR to LICENSEE. Component parts of the Licensed Products shall be purchased by LICENSEE only from LICENSOR or suppliers approved by LICENSOR in writing to LICENSEE.

5.2	Inspection - LICENSEE shall at all reasonable times permit LICENSOR, by representatives designated by LICENSOR, to inspect all of LICENSEE's facilities and properties relating to the Licensed Products, at LICENSOR's cost.


                                        03/09/94/RRI/09152/001/AGRE-11/71484.1


5.3	Labels - All labels and promotional materials used by LICENSEE shall be submitted to and approved by LICENSOR prior to use. Such approval will not be unreasonably withheld or delayed. All labels shall have to meet the legal requirements applicable in the Territory

5.4	Title to Trademarks - LICENSEE shall refrain from any act or acts that may prejudice the validity of the title of LICENSOR to the Trademarks. After termination of this Agreement, LICENSEE will not use at any time for bicycles or bicycle parts any trademark, tradename or label bearing any resemblance to the Trademarks. LICENSOR shall retain ownership and the exclusive right to Trademarks except as permitted to LICENSEE pursuant to the conditions of this Agreement during the term of this Agreement.

5.5 Promotional Activities - LICENSEE will use its best efforts and means to meet the needs of the Territory for the Licensed Products, to promote, advertise and otherwise further the sale and distribution of the Licensed Products in the Territory, particularly in population centers, and to further and preserve the goodwill and reputation of the Licensed Products sold under the Trademarks and meet the standards and conditions as set forth in Appendix VII attached hereto. LICENSOR shall make available to LICENSEE, at prices equal to LICENSOR's actual cost, promotional materials used by LICENSOR in the United States in connection with the sale of Licensed Products sold under the Trademarks. LICENSEE shall submit to LICENSOR all advertising materials proposed to be used by LICENSEE in connection with the Licensed Products for LICENSEE's prior written approval, such approval not to be unreasonably withheld or delayed.

5.6	Customer Service - LICENSEE shall inform and forward to LICENSOR all correspondence or communications with customers relating to the quality of or defects or malfunction in the Licensed Products and shall handle all inquiries or complaints expeditiously and courteously. LICENSEE and its distribution chain shall at all times maintain adequate facilities for the repair, service and storage of the Licensed Products and components and any parts thereof.

LICENSEE shall at all times maintain a staff of adequately trained personnel to properly insure the mechanical integrity of the Licensed Products, service the Licensed Products when necessary and to train service personnel in the LICENSEE's distribution chain. LICENSEE shall provide literature and parts to properly support the sale and service of the Licensed Products and shall provide LICENSOR with service reports on a quarterly basis. Such reports shall be on a form provided by LICENSOR and shall specify models requiring service during the period, the type of service, parts found defective, reason service is required, date service is performed, bicycle serial number and name and address of consumer.


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1

5.7	Distributor and Dealer network - LICENSEE shall provide to LICENSOR an updated list of subdistributors and dealers constituting LICENSEE's distribution chain in the Territory on the first day of each calendar year quarter. The list will include company name, address. principals, and fax, telex, and telephone numbers.


                        ARTICLE VI - IMPROVEMENTS

6.1	Inventions Improvement - LICENSEE shall require each of its
employees and consultants having access to technical information, data and Know-How relating to the Licensed Products or component parts thereof to enter into an agreement with LICENSEE, in form and substance satisfactory to LICENSOR, whereby each such employee or consultant agrees to assign to LICENSEE the entire right. title and interest in and to any and all inventions relating to the Licensed Products, or relating to or useful in the manufacture thereof, made by him whether during or after the course of his employment or engagement by LICENSEE. If during the term of this Agreement, LICENSEE, or any of its Affiliates or employees makes or acquires any invention or claim in any patent that in use would infringe any Patent or that constitutes an improvement of a Licensed Product, LICENSEE shall promptly assign to LICENSOR such invention or claim. LICENSOR shall have the exclusive right and option to file and perfect any and all patent applications embodying or arising out of such invention or claim, in the Territory and elsewhere, in the name of LICENSOR and to that end shall have the right to receive and/or inspect all drawings, plans, models, specifications and worksheets relating thereto and to interview any and all of LICENSEE's employees and associated personnel and organizations having knowledge thereof. LICENSEE shall retain an exclusive license in the Territory to use such invention or claim on the Licensed Product, free of additional royalty charges.

6.2	Know-How Improvements - During the term of this Agreement,
each party shall promptly inform and transfer to the other Know-How that is developed or acquired by such party. The method of such transfer shall be such as the transferor, acting in good faith and with due diligence, deems appropriate. LICENSOR shall have the right to receive and/or inspect all drawings, plans, models, specifications and worksheets relating thereto and to interview any and all of LICENSEE's employees and associated personnel and organizations having knowledge thereof. LICENSEE shall retain an exclusive license in the Territory to use such Know-How, in connection with Licensed Products, free of additional royalty charges.


                ARTICLE VII - CONFIDENTIALITY AND COMPETITION


7.1	Confidentiality Obligation - LICENSEE shall hold, and shall cause its Affiliates to hold, all Know-How disclosed to it under this Agreement in confidence at all times during and after the term of this Agreement and each party shall require each of its employees and


                                       03/09/94/RRI/09152/OO1/AGREE-11/71484.1


consultants, and the employees and consultants of its Affiliates, having access to Know-How relating to the Licensed Products or component parts thereof to enter into an agreement whereby each such employee or consultant agrees to hold such Know-How in confidence at all times, and agrees not to compete with LICENSOR or LICENSEE either during his employment or engagement and for a three (3) year period thereafter, or, in the event such time period is not enforceable, then a reasonable period as agreed by a judicial body within the Territory. Other measures to be taken by LICENSEE and its Affiliates to hold Know-How in confidence shall be subject to the review and approval of LICENSOR. LICENSOR shall have the right, in the event of a violation or breach of this Section 7.1 by LICENSEE, its Affiliates, employees, or consultants, to seek and obtain specific enforcement of the provisions of this Section; and to commence an action, in LICENSEE's name and stead. against any party with whom LICENSEE has a confidentiality agreement as required by this Section if such party breaches any provision of such agreement and if LICENSEE for any reason elects not to enforce such provision. The obligations regarding confidentiality contained hereinabove shall not apply to any Know-How that;

(i)	is at the time of disclosure generally available to the public;

(ii)	becomes generally available to the public through no breach of confidentiality obligations by the party to whom the disclosure is made or by any of its Affiliates or the employees or consultants of any of them; or

(iii) is disclosed to the receiving party by another party not bound by any confidentiality obligation.

An individual feature of Know-How shall not be considered within the above exceptions merely because the feature is embraced by more general information within the exceptions. A combination of features of Know-How shall not be considered within the above exceptions unless the combination itself and its principle of operation are within the exceptions.

7.2	Restriction on Competition by LICENSEE - In consideration of
LICENSEE's receiving the exclusive rights conferred under this Agreement, LICENSEE shall not, during the term of this Agreement, sell or deal in any manner in bicycles or parts or components thereof not constituting Licensed Products, but may deal in bicycle accessories approved by LICENSOR. In addition, for a period of three (3) years after the termination of this Agreement, LICENSEE shall not become involved or associated with any other person or business entity engaged in the manufacture or sale of lever propelled bicycles; provided, that if such time period is held to be unenforceable, then the restrictive period shall be such reasonable period as may be agreed by a judicial body within the Territory.


                                        03/09/94RRI/09152/001/AGREE-11/71484.1

                        ARTICLE VIII- TERMS AND TERMINATION


8.1	Term - Except to the extent provided herein with respect to the survival of certain provisions following the term of this Agreement, and unless earlier terminated pursuant to Sections 8.2 and 8.3 hereof, the term of this Agreement shall commence on the date of this Agreement and shall upon the mutual consent of the parties be renewed at the third year Anniversary' Date, and renewed at each Anniversary Date thereafter without the payment of any additional licensing fees, unless either party' breaches any material term of this Agreement.

8.2	Termination by LICENSEE - LICENSEE may terminate this Agreement on any Anniversary Date hereof by giving ninety (90) days prior written notice of termination.

8.3	Termination by LICENSOR - LICENSOR may terminate this Agreement at any time:

(i)	by giving LICENSEE thirty (30) days prior written notice if
LICENSEE shall have committed a material breach of any of its obligations hereunder, including without limitation, the prompt and timely payment of license fee and royalties hereunder and failure to fill customers orders for Licensed Products, or to perform service orders, in a timely fashion; provided that LICENSEE shall have been previously advised of the alleged material breach and has been given fifteen (15) days to cure such breach. It is further provided that no such breach shall be deemed to have occurred or be continuing (as applicable) if and to the extent LICENSEE's failure to perform its obligations is due to acts beyond the reasonable control of LICENSEE, including but not limited to strikes, lock-outs or civil insurrection or lack of material including component or part supplied by LICENSOR, any of its Affiliates or suppliers generally.

(ii)	upon (a) the filing of a petition in bankruptcy by or against
LICENSEE; (b) the appointment of a referee, trustee or receiver for a substantial portion of the property or assets of the LICENSEE; (c) the insolvency of LICENSEE; (d) the consolidation, merger or other business combination of the LICENSEE or its Affiliates with. or the sale of a substantial portion of the LICENSEE'S assets to, another corporation, business entity or person, or the execution of an agreement by LICENSEE to that effect, or a change in control of LICENSEE or its Affiliates without the prior written consent of the LICENSOR, such consent not to be unreasonable withheld; or (e) if LICENSEE is an individual, the death or incapacity of LICENSEE.

8.4	Termination - Should a termination of this Agreement occur:

(i)	LICENSEE shall cease all use of Trademarks and return to
LICENSOR all materials supplied by LICENSOR and deliver to LICENSOR all materials title to which has been acquired by LICENSOR pursuant to this Agreement; and


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


(ii) any agreements entered into by LICENSEE with third parties in the Territory, including but not limited to subdistributors and dealers, shall be assignable to LICENSOR and LICENSEE shall assign to LICENSOR all such agreements and other documents regarding such subdistributors and dealers and will do all that is reasonable to have them continue as LICENSOR's subdistributors and dealers. In the event of Termination, LICENSEE shall submit a full inventory (including costs) of parts and stock on hand, within five (5) days. LICENSOR shall have the option to purchase within thirty
(30) days all or part thereof at LICENSEE's cost or market value, whichever is less. Any such purchase shall be F.O.B. LICENSEE's warehouse.


                ARTICLE IX - INFRINGEMENT ACTIONS

9.1	Trademark Claims Against LICENSEE - On Licensed Products, LICENSOR
shall defend, indemnify and hold LICENSEE harmless against claims of trademark infringement brought against LICENSEE pursuant to this Agreement; provided, nothing hereunder shall be construed to obligate LICENSOR to defend, indemnify or hold LICENSEE harmless against claims of trademark infringement brought against LICENSEE arising out of acts taken by LICENSEE not required by this Agreement or approved by LICENSOR in writing.

LICENSOR may, however, elect to defend any such action at its own expense. If LICENSOR elects not to so defend, LICENSEE may, with the consent of LICENSOR, defend such action at its own expense. LICENSEE shall not settle a ny such action without the consent of LICENSOR.

9.2	Patent Infringement & Wrongful Use Claims Against LICENSEE -
LICENSOR will assume the defense of any suit brought against LICENSEE for infringement of any patent or for wrongful use of proprietary information of any third party insofar as such suit is based upon a claim that the infringement or wrongful use is attributable to LICENSEE's application without substantial modification of technology supplied under this Agreement. In any such suit, LICENSOR will indemnify LICENSEE against any money damages or costs awarded in such suit in respect to such a claim.

The obligations of LICENSOR stated in this Section 9.2 apply only if (i) LICENSEE promptly informs LICENSOR in writing of any claim within the scope of this Section 9.2; (ii) LICENSOR is given exclusive control of the defense of such claim and all negotiations relating to its settlement; and (iii) LICENSEE provides all reasonable assistance to LICENSOR in all necessary respects in conduct of the suit.

LICENSOR's total liability in out-of-pocket costs in the defense of any suit or suits and to pay damages awarded in any suit or suits shall be limited to the amount theretofore paid to LICENSOR by LICENSEE under this Agreement, and LICENSEE will advance to LICENSOR any amount required to be expended by LICENSOR in excess of that

                                          03/09/RRI/09152/001/AGREE-11/71484.1


limit. Amounts So advanced shall be credited to future payments due from LICENSEE to LICENSOR as a result of LICENSEE's operations under this Agreement.

The provisions of this Section 9.2 state the entire liability of LICENSOR to LICENSEE in respect of LICENSEE's use of the technology granted herein, and, except as specifically provided in this Section, LICENSOR shall not be liable either directly or as indemnitor of LICENSEE for or on account of any claim arising in any way' from LICENSEE's use of the technology.

9.3	Claims by LICENSEE or LICENSOR - In case Trademarks or any of the
Patents are infringed by any third party in the Territory, LICENSEE shall notify LICENSOR, and LICENSOR may, if it chooses, bring suit to enjoin such infringement. In the event LICENSOR elects not to bring such suit. LICENSEE may bring such suit upon advice to, and with the consent of, LICENSOR. Neither party shall settle any such suit without the consent of the other, which consent shall not be unreasonably withheld. Since actions by LICENSEE or LICENSOR hereunder are for the protection of LICENSEE's rights within the Territory, the costs of any actions brought under this Section 9.2 shall be borne equally by LICENSEE and LICENSOR.

9.4	Indemnification of LICENSOR - Except as otherwise provided in this
Article IX, LICENSEE will hold LICENSOR harmless against all liabilities, demands, damages, expenses, or losses arising (i) out of use by LICENSEE or its transferees of inventions licensed or information furnished under this Agreement or (ii) out of any use, sale or other disposition by LICENSEE of its inventions or information.


                        ARTICLE X - SUPPLY AGREEMENT

10.1	Ordering of Licensed Products - LICENSOR agrees to provide the
Licensed Products to LICENSEE. LICENSEE shall be entitled to order and receive Licensed Products, provided that LICENSEE shall give written notice of such order to the LICENSOR within the mutually agreed upon lead time as stated on order acknowledgments. Payment for goods ordered shall be a confirmed Irrevocable (transferable and divisible) letter of credit (allowing partial shipments and transshipments) confirmed by the LICENSOR's U.S. Bank, payable upon the presentation of shipping documents.

10.2	Terms and Conditions of Sale - LICENSEE agrees to assemble, use, import, sell and distribute such components, parts, and/or completely assembled items of the Licensed Products and other products as may be necessary for the LICENSEE's use and/or distribution, from LICENSOR, its Affiliates and/or LICENSOR's suppliers as may be agreed upon in accordance with such of LICENSOR's forms of Purchase and Terms and Conditions of Sales as LICENSOR may from time to time establish. Such Terms and Conditions of Sale shall include provisions relating to price, limited warranty, delivery,


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1

title of goods, freight and insurance charges, subrogation of claims and such other items as are customarily expressed in such documents.

10.3	Force Majeure - LICENSOR shall not be liable for any damage or penalty for delays in delivery, or complying with the warranty provisions hereunder, due to acts of God, acts or omissions of LICENSEE, acts of civil or military authorities, government regulations, or priorities, fire, floods, epidemics, quarantine restrictions, war, riots, strikes, differences with suppliers, inability of suppliers to perform, accidents to machinery, inability to obtain material, delays in transportation, failure or delay in furnishing complete or correct information by LICENSEE, impossibility or impracticability of performance or any other cause or causes beyond the control of LICENSOR, whether or not similar to the foregoing.

LICENSOR SHALL UNDER NO CIRCUMSTANCES BE LIABLE FOR SPECIAL OR
CONSEQUENTIAL DAMAGES FOR DELAYS OR FMLURE TO GIVE NOTICE OF
DELAY.


        ARTICLE XI- DOCUMENTS DELIVERED UPON CONTRACT EXECUTION

11.1	On the signing of this Agreement, LICENSOR shall deliver to LICENSEE an affidavit of LICENSOR stating that it has full power and authority to confer the rights being granted hereunder and no encumbrances of any nature exist therein, nor are there any agreements of options in existence which would in any way prohibit the written granting of rights described in this Agreement.

11.2	The parties agree to do or execute or cause to be done or executed all such further acts, deeds, instruments or transfer as may be reasonably required from time to time to effect the rights between the parties hereto.


                        ARTICLE XII- MISCELLANEOUS

12.1	Survival of Provisions - The provisions of Sections 3.4,5.4,7.1,7.2,
8.4,9.1, 9.2, 9.4, and 12.8 shall survive any termination of this Agreement.

12.2	Assignment and Sublicensing - LICENSEE may not sublicense, assign or transfer this Agreement or any license granted hereunder; provided, that LICENSEE shall sublicense the Trademarks to any of its subdistributors and dealers selling the Licensed Products, the sublicense agreements to contain provisions substantially similar to the provisions of Article V of this Agreement relating to the protection of Trademarks and to be in form and substance satisfactory to LICENSOR.

                                       03/09/94/RRI/091521001/AGREE-11/71484.1


12.3	No Agency - Nothing contained in this Agreement shall be construed so as to make either LICENSOR or LICENSEE the agent or partner of the other, it being the intention of the parties to deal as principals with one another.

12.4	Entire Agreement - This Agreement sets forth the entire Agreement between the parties as to the subject matter hereof and merges all prior discussions and writings between them. This Agreement may be amended only by written instrument duly signed by both parties hereto.

12.5	No Implied Right - Nothing in this Agreement shall be construed as conferring any right by implication, estoppel or under any patent, patent applications or trademarks, except as herein expressly provided.

12.6 All notices, communications, and correspondence required under this Agreement, or pursuant to the activities which it governs, or associated with it shall be in writing, shall use United States English only and shall become effective either when served by personal delivery or by certified mall addressed as follows (or to such other address for a party as that party may designate by notice to the other party):

        If to LICENSOR:           TRB Systems, Inc.

                                  354 Eisenhower Parkway
                                  Suite No.26
                                  Livingston, New Jersey 07039
                                        U.S.A.
                                  Fax: (201) 992-5577

        If to LICENSEE:           MR. ABBAS R. DATOO
                                  14 Limolite Road
                                  Hackettstown, New Jersey 07840


12.7	Severability - Should any provision of this Agreement or the application thereof, to any extent, be held invalid or unenforceable, the remainder of this Agreement and the application thereof shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law or equity.

12.8	Arbitration - Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration before one or more arbitrators in New York City, in accordance with the Commercial Arbitration rules of the American Arbitration Association. Furthermore, if any controversy or claim arises out of the provisions of
Section 7.1 of this Agreement, LICENSOR may apply to the federal or state courts located in the State and County of New York for injunctive or interim relief in aid of arbitration. Judgment upon the award rendered by the arbitrator(s) in accordance with the aforesaid rules may be entered in any court having jurisdiction thereof. LICENSEE hereby consents to the nonexclusive jurisdiction of the federal and state courts located in the State and County of New York for the sole purpose of the issuance of any injunctive or interim relief or for the entry of any award as hereinabove provided.

All trade terms used herein shall have the meaning defined in the International Chamber of Commerce publication "International Rules for Interpretation of Trade Terms".

12.9 This agreement supercedes any and all other agreements either oral or in writing between the parties hereto with respect to the engagement of "TRB" and "LICENCEE".

ARTICLE XIII - GOVERNING LAW

13.1	This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York and the United States without regard to principles of conflicts of laws.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


LICENSEE:                                       LICENSOR:

                                                TRB SYSTEMS INC.

                                                /s/ Byung D. Yim /s/
/s/ Abbas Datto /s/

    Abbas Datoo                                 Byung D. Yim, President

WITNESS:		                                       		 WITNESS:

/s/ J.E. Osborne /s/                         /s/ J.E. Osborne /s/
Name:                                        Name:
Company or Address:                          Company or Address:

Sterling Nappen Chavkin and Co.              Sterling Nappen Chavkin and Co.
Livingston, N.J.                             Livingston, N.J.


J.E. Osbome                                  J.E. Osborne
Notary Public of New Jersey                  Notary Public of New Jersey
Notary No.2054646                            Notary No. 205464
My Commission Expires Dec.27, 1998           My Commission Expires Dec.27,1998


                                APPENDIX I

                             Licensed Products

All Transbar Bicycles including but not limited to those listed below:

(1)	TRB 190

(2)	TRE 240

(3)	TRE 250

(4)	TRE 500

(5)	TRE 1000

(6)	TRE 100 (BMX)

(7)	TRE 300 (Cruiser)

Also includes but not limited to all special parts listed below:

(a)	Rear hub assembly

(b)	See-saw idler assembly

(c)	Lever and Transbar assembly

(d)	Gearshift lever

(e)	Special chain connecting cable

(f)	All service parts of above assemblies


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


                                APPENDIX II

                                TERRITORY


                         THE COUNTRY OF TANZANIA


                                APPENDIX III

                                  PATENTS


A patent application in the Territory for an improvement in the Licensed Products is in the course of preparation.



                                APPENDIX IV


                                TRADEMARKS


APPENDIX V

License Fees

(i)	Payment of the $75,000 (Seventy five thousand U.S. dollars) License
Fee set forth in the License and marketing Agreement shall be made by LICENSEE on behalf of LICENSOR:

$10,000 (ten thousand U.S. dollars) is due upon execution of this Agreement;

$10,000 (ten thousand U.S. dollars) is due by November 17,1996.

$15,000 (fifteen thousand U.S. dollars) is due by March 17, 1997.

$40,000 (forty thousand U.S. dollars) is due by July 17, 1997 or before Indian domestic marketing and sales is ready, whichever comes first.

(ii)	In addition to the License Fee, the Joint Venture Company shall pay to TRB the royalties set forth in the Licensing and Marketing Agreement which shall be paid to TRB's account (or MOTIONPLUS INT'L Corporation) in the United States or as otherwise instructed in writing by TRB from time to time.

                                Royalties

Year 1- Five percent (5%) of Gross Sales or minimum U.S. $10,000 (Ten thousand U.S. dollars) whichever is greater.


Year 2- Five percent (5%) of Gross Sales or minimum U.S. $20,000 (Twenty thousand U.S. dollars) whichever is greater.

Year 3-and every year       -Four percent (4%) of Gross Sales or minimum
thereafter                   U.S. $30,000 (Thirty thousand U.S. dollars)
                             whichever is greater.


                                APPENDIX VII

                        Promotional Activities

LICENSEE must provide and participate in such promotional activities and production of materials to support, promote, and generate full sales potential of Licensed Product.

LUCENSOR will make available to LICENSEE at its cost all promotional and advertising materials and printed service literature.


                                APPENDIX V

                        Terms and Conditions of Sale

Payment- By irrevocable (transferable and devisable) letter of credit allowing partial shipments and transshipment in favor of LICENSOR, payable upon presentation of shipping documents to LICENSOR'S bank.

Remarks-        All orders are subject to final confirmation of LICENSOR.


Sales Forecast- LICENSEE will provide LICENSOR twelve (12) month sales forecast by month by model with sixty (60) day lead time updated by month.


MINIMUM PURCHASE PER YEAR:

	Year 1:			1,000  Bicycles

	Year 2:			2,000  Bicycles

 Year 3:
 every year thereafter:          3,000  Bicycles


        EXHIBIT 1 CONFIDENTIALITY AGREEMENT-PROPIETARY INFORMATION


          PRODUCT IMPROVEMENT AND CONFIDENTIALITY AGREEMENT

Gentlemen:

The following confirms an agreement between me and ____________ hereinafter referred to as "LICENSEE" which is a material part of the consideration for my employment or affiliation with LICENSEE:

1.	I recognize that the LICENSEE has entered into an agreement with TRB
        Systems Inc., hereinafter referred to as the "Company", which Company is engaged in a continuous program of research, development and production respecting its products, patents and know-how, hereinafter referred to as "Proprietary Information."

2.	I understand that my employment or affiliation with LICENSEE creates a relationship of confidence and trust between me and the LICENSEE with respect to any Proprietary Information.

3.	In consideration of my employment or affiliation with the
        LICENSEE, I hereby agree as follows:

(a)	I understand and agree that I have no rights in any Proprietary
        Information of the Company or the LICENSEE. At all times, both during my employment or affiliation with the years, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information, and I will not use or disclose any Proprietary Information or anything relating to it without the written consent of the LICENSEE and the Company, except as may be necessary in the ordinary course of performing my duties with the LICENSEE. I will at all times fully and accurately document any Proprietary Information or Inventions
        (as hereinafter defined) developed by me so that at all times the LICENSEE shall have in its possession descriptions and directions with respect thereto that will enable the LICENSEE and its assigns to utilize such Proprietary Information and Inventions to their full benefit.

(b) All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to me by the LICENSEE or produced by myself or others in connection with my employment or affiliation shall be and remain the sole property of the LICENSEE or its assigns and shall be returned to it immediately as and when requested by the LICENSEE. Even if the LICENSEE does not so request, I shall return and deliver all such property upon termination of my employment or affiliation by


                                        05/03/94/MHM/09152/001/AGREE-11/8556.1


meor by the LICENSEE for any reason and I will not take with me any such property or any reproduction of such termination. I will keep all information relating to the Proprietary Information confidential during my employment or affiliation and for three years thereafter.

(c) I will promptly disclose to the LICENSEE or any persons designated by it, all improvements, inventions, ideas, formulas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the term of my employment or affiliation (all said improvements, inventions, formulas, processes, techniques, know-how and data shall be hereinafter collectively called "Inventions").

(d) I agree that all Inventions which I developed in whole or in part, either alone or jointly with others utilizing equipment, supplies, facilities or Proprietary In formation of the LICENSEE or its assigns or during my periods of employment or affiliation with the LICENSEE shall be the sole property of the LICENSEE and its assigns, and the LICENSEE and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the LICENSEE and its assigns any rights I may have to acquire in such Inventions.
I further agree as to all such Inventions to assist the LICENSEE and its assigns in every proper way but shall not bear the expenses involved) to obtain and from time to time enforce patents on said Inventions in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as the LICENSEE or its assigns may desire, together with any assignments thereof to the LICENSEE or persons designated by it.

My obligations to assist the LICENSEE or its assigns in obtaining of and enforcing patents for such inventions in any and all countries shall continue beyond the termination of my employment or affiliation for a period of three years, but the LICENSEE or its assigns shall compensate me at a reasonable rate after such termination for time actually spent by me on such assistance.

In the event that the LICENSEE is unable for any reason whatsoever to secure my signature to any lawful and necessary document required to apply for or execute any patent applications with respect to such an Invention (including renewals, extensions, continuations, divisions or continuations in part thereof), I hereby irrevocably designate and appoint the LICENSEE and its duly authorized officers and agents, to its assigns, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents thereon with the same legal force and effect as if executed by me.


                                       05/03/94/MHM/09152/001/AGREE-11/85561.1


(e)	I represent that my performance of all terms of this Agreement will not breach any agreement to keep in confidence any proprietary information acquired by me in confidence or in trust prior to my employment or affiliation with the LICENSEE. I have not entered into, and agree I will not enter into, any agreement either written or oral in conflict with the obligations set forth in this Agreement.

(f)	I represent that I did not learn during my prior employment or affiliation any ideas or information which the LICENSEE indicated were considered confidential and proprietary or which were disclosed to me in a manner which should have made me realize they were so considered.

(g)	If I cannot make the representation provided in (f) I approve,
I will check the following box:
( ) I cannot make the representation in paragraph (f) above.

If I checked the above box, I hereby represent that I will not make use of any such confidence and proprietary information or ideas during my employment or affiliation with the LICENSEE unless such information or ideas during my employment by the LICENSEE or become publicly available for reasons other than actions on my part.

4.	This Agreement shall be effective as of the first day of my
employment or affiliation with the LICENSEE.

5.	This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators and shall insure to the benefit of the Company, its successors.

Accepted and Agreed to (date):

SIGNED:

NAME AND TITLE:

COMPANY NAME:

WITNESS:

LICENSEE:




                                      O5/O3/94MHM/091152/001/AGREE-1l/85561.1

                        DISTRIBUTORSHIP AGREEMENT

This agreement made as of the 28th day of Dec. 1995, by and between TRB Systems Inc., having its principal offices at 354 Eisenhower Parkway, Livingston, New Jersey (hereinafter called "TRB") and Mr. Kishor M. and Gira K. Dattani with their address at 25401 Classic Rd. Mission Viejo, CA 92691 hereinafter called DISTRIBUTOR).

The parties acknowledge that TRB owns or controls patents, trademarks, tradenames and known-how relating to bicycles with variable speed lever action drive and their manufacture in a variety of lines of lever drive bicycles utilizing proprietary designs, such items hereinafter known as the "Products" or "Bicycles". The parties further acknowledge that the DISTRIBUTOR will be a part of a distribution system selling the Products, and that a quality uniform program for the Product, including sales procedures, and other business practices are necessary for the development of the persons involved in the distribution and sales for development of the Product. The DISTRIBUTOR acknowledges that a failure of performance on its part might damage the total good will and development of the Product.

In consideration of the foregoing, and of the mutual covenants, terms and conditions hereinafter set forth, the parties hereto mutually agree as follows:

ARTICLE ONE - PRODUCTS AND PRODUCTS BY APPOINTMENT

1.01 PRODUCTS: The products covered in this Agreement are all bicycle, bicycle related and accessory products marketed by TRB, now and hereafter, all products that TRB has and will develop in the future.

1.02 NATURE OF APPOINTMENT: The appointment of the DISTRIBUTOR shall be exclusive as to the right to make sales of the Product of any type in his Territory, subject to the right of TRB to make sales in the Territory as follows:

A.	Sales made by TRB to Dealers or Customers for delivery in the
Territory shall obligate TRB to pay the DISTRIBUTOR (if the DISTRIBUTOR is not in default) an amount equal to the difference between the Product Unit Price and the amount charged by TRB as the product Unit Price to the Customer (i.e. the invoice amount less Service Cost and Taxes) except infomercial sales by TRB. It is the intention that in such a situation the DISTRIBUTOR will receive the same net profit as if he had actually sold the Product himself except infomercial sales by TRB.

b.	If TRB makes a sale in the Territory for delivery outside of the
Territory there shall be no compensation due the DISTRIBUTOR.

C.	In the event notice of termination is given to the DISTRIBUTOR pursuant to the terms hereinafter provided, TRB or its agent may sell any of the Product within the Territory without any financial obligation to make payment to the DISTRIBUTOR after termination.


1.03 TERRITORY: The territory included in this Agreement will be those geographic areas specified in Exhibit I.

ARTICLE TWO - PERFORMANCE

2.01 DISTRUBUTOR COMMITMENT: DISTRIBUTOR agrees to use its best efforts to develop and expand the market for the Products within the Territory and is required to purchase a minimum number of units of the product which shall he sold only in the Territory during each twelve month period during the term of this Agreement, as specified in Exhibit II.

2.02 DISTRIBUTOR PERFORMANCE REQUIREMENTS: The DISTRIBUTOR agrees to meet or exceed the "Minimums" established in Exhibit II for the number of units sold on a quarterly and yearly basis for the term of this Agreement. These "minimum" requirements are computed by TRB based on current statistical market data on the U.S.A. domestic bicycle market.

Failure to meet these requirements may he construed by TRB as a breach by the DISTRIBUTOR of a material part of this Agreement and result in one or more of the following:

(a) The DISTRIBUTOR may lose all its rights and privileges under this Agreement (see Termination, article 8.01).
(b) The DISTRIBUTOR, may lose its "exclusivity" to the territory and all its rights and privileges under this Agreement as a result of this exclusivity.
(c) The DISTRIBUTOR may he required to pay in full and in advance a "security" deposit equal to as much as 25% of the total cost to the DISTRIBUTOR for the yearly minimum number of units established in
       Exhibit II. This deposit will he used by TRB to partially offset any balance due the company if the minimum is not met.
(d) The DISTRIBUTOR may he required to apply in full up to 100% of the "unsold" minimum units established in Exhibit II on a quarterly basis.

2.03 PLAN OF DEVELOPMENT: Simultaneously with the execution of this Agreement, and with 120 days advanced notice each year thereafter, the DISTRIBUTOR agrees to prepare and deliver to TRB a proposed sales forecast by quarter for the twelve month period which sets forth an estimate of a number of units of the Products which will be sold in each area of the Territory.

Such sales forecast shall he used by the parties to determine the number of units that will be ordered by the DISTRIBUTOR for such period. Contrary wording not withstanding, TRB will not he obligated to provide more units than expressed by the projection for the time periods shown. It is acknowledged that in the event the DISTRIBUTOR orders substantially less of the Product than shown by the projected sales, TRB may consider it a substantial breach of this agreement.
In the event TRB fails to provide the "minimum" established in
Exhibit II, then the DISTRIBUTOR shall not he in breach if the minimum requirements are not met.

ARTICLE THREE- TERM OF AGREEMENT

3.01 TERM: The appointment of the DISTRIBUTOR under this agreement shall be effective on the date first written above, and shall continue for a period of three years unless previously terminated. This Agreement shall be renewable at the option of the DISTRIBUTOR for another three year period provided the DISTRIBUTOR has met all the requirements of the Agreement. Thereafter this Agreement shall remain in force from year to year unless either party shall give the other written notice of termination for cause, of at least 90 days or unless either party breaches any material term of this Agreement.

3.02 SURRENDER OF DISTRIBUTORSHIP: The first year of business is the time period starting from the first date TRB launches the products by infomercial or delivery of samples, brochures to distributor whichever is earlier.

During the period of the first year of business the distributor reserves t he right to surrender the distributorship to TRB, in return TRB agrees to unconditionally refund entire sum of payment paid by the distributor towards distributorship.

3.03 PAYMENT FOR DISTRIBUTORSHIP: Total price of distributorship of the County of Orange, California is U.S. $100,000 (one hundred thousand dollars).

Terms of payment is as follows:

$40,000  First installment upon execution of agreement.

$30,000  Second installment within 180 days of the first installment.

$40,000 Third installment within 120 days of the second installment. This payment includes the $10,000 for samples inventory and brochures.



ARTICLE FOUR - SALE AND PROMOTION OF PRODUCT

4.01 SUPPLY OF PRODUCTS: Subject to the terms of this Agreement, TRB agrees to hold available and ship pursuant to DISTRIBUTOR'S purchase orders as confirmed by TRB during the term of this Agreement, a sufficient quantity of the Products to meet the DISTRIBUTOR'S requirements for the distribution and resale thereof as specified in Exhibit II; provided, however, that in the event that TRB is unable to fill any orders, or any part thereof, within normal delivery dates because of strikes, walkouts, riots, civil insurrection, interruption of service of usual shipping media, inability to obtain materials or interruption of manufacturing processes within the plant due to the destruction of, or damage to, TRB's facilities or the facilities of any manufacturer from whom TRB subcontracts, or in the event of unexpectedly heavy orders from the DISTRIBUTOR, or others, or should TRB be unable to fill the order for any other reason, then TRB shall be relieved of such obligation, subject to its good faith efforts to complete the said orders as soon as is reasonable. It is expressly agreed that TRB shall not be obligated to ship any orders if the DISTRIBUTOR is in default, or if notice of termination of this Distributorship for cause, has been given.

4.02 SAMPLES: TRB agrees to supply, at the DISTRIBUTOR'S expense, samples of the Product in such quantity that the DISTRIBUTOR might reasonably request to supply its own needs. TRB also agreed from time to time to supplement such samples of Products.

4.03 MODELS AND SPECIFICATION: TRB agrees to advise the DISTRIBUTOR at least 60 days prior to the discontinuance or substantial modification of any specific design, specification and/or model, but it is expressly understood that TRB shall have no liability under any circumstances for any damages resulting from the discontinuance or modification of any Products.

4.04 PRICES: The word price, as used herein, shall be made up of two factors. First shall be the Product Unit Price, which shall be the amount charged for the Bicycles or Products themselves. This shall be as set forth on Exhibit II, attached. The second part shall be the Service Fee which will be made up of shipping costs, charges for other such expenses as TRB may have to pay or become obligated for as a result of the DISTRIBUTOR'S order. The amount of the Service Fees will be negotiated in good faith. The total of the two items will represent the price. TRB reserves the right to thereafter alter or change the total price, but agrees that the Product Unit Price will be consistent with the Product Unit Prices charged other Distributors of similar quantity on similar terms. TRB agrees to notify the DISTRIBUTOR thirty
(30) days in advance of any price change.

4.05 TERMS OF PAYMENT: Payment for good ordered by the DISTRIBUTOR shallbe a confirmed irrevocable letter of credit, confirmed by a TRB designated U.S. prime bank, payable upon presentation of documents (at sight L/C) or other advanced payments acceptable to TRB. The letters of credit shall be delivered with the orders.

4.06 SALES: The DISTRIBUTOR will actively solicit business and promote the sales of TRB's Products within the Territory and provide the needed personnel and facilities to accomplish this purpose. The DISTRIBUTOR will be obligated to set up a Dealer Network to adequately serve his Territory. Sales of the

Products within the Territory may be made in the DISTRIBUTOR'S name but in any event, the DISTRIBUTOR shall be solely responsible for all sales costs and handling charges incident to such sales. The DISTRIBUTOR shall mall to TRB a copy of all Sub-distributor and Dealer Agreements with the DISTRIBUTOR as soon as the same date that they are signed. All such agreements must be in writing and get approval from TRB.

4.07 PROMOTIONAL MATERIALS: The DISTRIBUTOR agrees to submit to TRB copies of all promotional materials to be used by the DISTRIBUTOR in connection with the resale of the Product in advance for approval by TRB. TRB shall also supply DISTRIBUTOR promotional materials with TRB actual cost.

ARTICLE FIVE - INFRINGEMENT AND TRADEMARKS


5.01 TRADEMARKS: The DISTRIBUTOR hereby acknowledges that TRB is the owner of certain trademarks and patents and agrees that it shall not, directly or indirectly, use such trademarks, or any marks confusingly similar thereto, without prior written consent of TRB, except in connection with the promotion, marketing and sales of the Products.


5.02 PRODUCT REGISTRATION: The DISTRIBUTOR shall promptly notify TRB of any and all infringements of TRB's trademarks and patents of the Product in the Territory that may assist TRB in taking such action against the infringements as TRB in its discretion may decide, all expenses and costs incident thereto being paid by TRB.

5.03 TITLE TO TRADEMARKS: The DISTRIBUTOR shall refrain from any act or acts that may prejudice the validity of the title of TRB to the trademarks. Upon termination of the Agreement, the DISTRIBUTOR will not use at any time any bicycle, bicycle parts or any product or service, of TRB or Trademarks, Tradenames or labels bearing any resemblance to the Trademarks, Tradenames or Labels of TRB.

5.04 LABELS: All labels and promotional materials used by Distributor shall be submitted to and approved by TRB prior to use. Such approval will not be unreasonably withheld or delayed. All labels shall have to meet the legal requirements of the Territory.

5.05 TRB warrants that it has legal title to the products and is authorized to sell such products to DISTRIBUTORS.


ARTICIE SIX - PRODUCT IMPROVEMENT AND CONFIDENTIALITY

6.01 IMPROVEMENTS: The DISTIUBUTOR shall require each of his employees, affiliates and or sub-distributors having access to technical information and data relating to the Products or component parts thereof to enter into an agreement with the DISTRIBUTOR (attached as Exhibit IV) whereby such employees, affiliates and or sub-distributors agree to assign to the DISTRIBUTOR the entire right, tide and interest in and to any and all inventions relating to the Products, or relating to or useful in the manufacture thereof, made by him whether during or within three years after the course of his employment of engagement with the DISTRIBUTOR.
The DISTRIBUTOR shall promptly assign to TRB any invention or claim in any patent or patent application covering the Products or any component part thereof owned by TRB which is made or acquired by the DISTRIBUTOR, its affiliates, employees or sub-distributors during the term of this Agreement. TRB shall have the exclusive right and option to file and perfect any and all patent applications embodying or arising out of such invention or claim, in the Territory and elsewhere, in the name of TRB and to that end shall have the right to receive and/or inspect all drawings, plans, models, specifications and work sheets relating thereto and to interview any and all of the DISTRIBUTOR'S employees or affiliates having knowledge thereof.

6.02 CONFIDENTIALITY MEASURES: DISTRIBUTOR and its affiliates (or its consultant) shall hold all proprietary information disclosed to it under this Agreement in confidence at all times during and for three years after the term of this Agreement and each party shall require each of its employees and affiliates (or its consultant) having access to know-how relating to the Product or component parts thereof to enter into an Agreement (Exhibit IV) whereby each individual agrees to hold such proprietary information in confidence at all times, and agrees not to compete with TRB or the DISTRIBUTOR either during their employment or engagement and for a three year period thereafter.
Other measures to be taken by the

DISTRIBUTOR to hold proprietary information in confidence shall be subject to the review and approval of TRB. TRB shall have the specific right, in the event of a violation or breach of this Section 6.02 by any of the DISTRIBUTOR'S employees and/or affiliates (or its consultant) to enforce the provisions of this Section; and to commence an action with respect thereto, in the DISTRIBUTOR'S name and stead, if the DISTRIBUTOR for any reason elects not to enforce such provision.

ARTICLE SEVEN - PRODUCT WARRANTIES

7.01	PRODUCT WARRANTY: TRB does not guarantee the sales of the Product in the Territory and shall not accept any returns thereof except under the following conditions:

(a)	The DISTRIBUTOR shall notify 'I'RB in writing of any alleged defects rendering Product unsaleable not later than 45 days from date of discovery of the defect or from date when such defect should have reasonable been discovered whichever is earlier, provided that in the DISTRIBUTOR'S judgment the defect resulted from Company's processing or packaging of the Product and not from mishandling in transport from the Company's FOB point.

b)	With TRB'S approval and at TRB's cost, the DISTRIBUTOR shall promptly send TRB either one alleged defective unit or all the alleged defective units and, or some other type of obvious evidence of deficiency that TRB can examine and determine the DISTRIBUTOR'S complaint.
If the product is determined to be defective, TRB shall either replace the Product found to be defective with the same quantity of Product in good, saleable condition or supply replacement parts at a mutually agreed upon cost to be borne by TRB, or issue a credit to the DISTRIBUTOR for the invoice amount, within 60 days of receipt of evidence of defect. Also, TRB reserves the right of requiring that the DISTRIBUTOR return to TRB all of the unsaleable Products at TRB's expense as more fully described in paragraph 8.01.

THIS WARRANTY SHALL BE IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR
IMPLIED AND TRB MAKES NO WARRANTY OF FITNESS FOR A PARTICULAR
PURPOSE OR MERCHANTABILITY AND IN NO EVENT SHALL BE LIABLE FOR
SPECIAL OR CONSEQUENTIAL DAMAGES.

The provisions of the TRB Limited Warranty are attached as Exhibit V, and incorporated in this agreement.

ARTICLE ElGHT - TERMINATION

8.01	TERMINATlON:  This Agreement may be terminated by the written notice of TRB should the DISTRIBUTOR cease to function as an ongoing concern or to conduct its operation in normal course of business as a DISTRIBUTOR without any proper reason, or should the DISTRIBUTOR breach any material part of this Agreement, provided DISTRIBUTOR has not cured said breach within 30 days of TRB sending written notice to DISTRIBUTOR by express mail or other form of "next day" delivery specifying the nature of the breach, the action required to cure the breach and that distributor has 30 days from the sending of said written notice to cure the breach. The termination of this Agreement due to a breach does not relieve either party of any claims at law which a party may have as result of such breach.

8.02	Upon the termination or expiration of this Agreement, as
provided herein, the DISTRIBUTOR shall cease all use of the name, trademarks and labels of TRB. on termination, the DISTRlBUTOR's customers, dealers and sub-distributors will become TRB's customers, dealers and sub-distributors; and that "TRB" will automatically be subrogated in place of DISTRIBUTOR in sub-distributor agreement, as filed with TRB as provided in paragraph 4.06. Such substitution and subordination shall exclude any liability of the DISTRIBUTOR to such dealers or sub-distributors, which liability arose out of conduct prior to the effective date of such termination or subrogation.

8.03	In the event of termination the DISTRIBUTOR will supply an
inventory of parts (including catalog numbers) of Bicycles and product, to TRB within 15 days of such termination. TRB shall have 15 days thereafter to notify the DISTRIBUTOR, which (if any) of such items it will purchase. TRB may arrange to have a shipper or agent pick up such material within 20 days thereafter. Payment will be due the DISTRIBUTOR 20 days after such pick up. In the event that any of the items previously purchased are not in their original unopened containers of if they are in any way damaged, scratched or otherwise not in condition to he immediately resold as new inventory, then may deduct from the sums due the invoice price of such items or the difference between the actual value of the items at such time and the invoice value, whichever be the lower.

ARTICLE NINE - SERVICE

9.01 RESPONSIBILITY OF DISTRIBUTOR: The DISTRIBUTOR shall at all times maintain a staff of adequately trained personnel to properly maintain the mechanical integrity of the Product, service the Product when necessary and to train service personnel in the DISTRIBUTOR's distribution chain. The DISTRIBUTOR shall provide literature and maintain in adequate supply of parts to properly support the sale and service of the Products and shall conform to the sales and service policies of TRB and DISTRIBUTOR shall provide TRB with service reports on a quarterly basis, such reports shall be on a form provided by TRB and shall specify models requiring service during the period, type of service, parts found defective, reason service was required, date service was required, date service was performed, product serial number, and name and address of customer.
The DISTRIBITOR will be obligated to enforce, for the benefit of all Dealer standard operational procedures and Dealer and Sub-Distributor Agreements. All such agreements will reserve the right of TRB to inspect the Dealer premises during regular business hours.
The DISTRIBUTOR will be responsible for answering customer and dealer complaints, to make reasonable investigations, and where appropriate to file reports thereof with TRB. The DISTRIBUTOR will establish and enforce procedure to make sure its Dealers are adequately recording to customer needs, complaints, and warranty work.
The DISTRIBUTOR will also file and maintain an up-to-do list of all retail outlets and service facilities for the TRB Bicycle within their Territory, together with such consents as may be necessary so that TRB may use the same in its advertising.


The DISTRIBUTOR will cooperate in any product liability claim by keeping full and accurate repair records, making reasonable investigations of claim product defects, cooperating with TRB and its insurance carriers, making a full disclosure to TRB and making available its records and employees in the event of an investigation of claim and otherwise reasonably aiding TRB in the defense of any product liability claims.

ARTICLE TEN - MISCELLANEOUS

10.01	ASSIGNMENT AND SUBLICENSING: The DISTRIBUTOR may not assign or transfer this Agreement or any rights granted hereunder without the written consent of, which consents shall not be unreasonable withheld. However, it is contemplated under the terms of this Agreement that the DISTRIBUTOR shall have the right to sell the products to TRB approved sub-distributors and retail bicycle dealers within the DISTRIBUTOR's territory.

10.02	INDEMNIFICATION AGREEMENT: The DISTRIBUTOR agrees to indemnify and hold TRB harmless against any and all claims, losses, damages, or expenses, including reasonable attorney's fees incurred by TRB, which result from or arise out of any unauthorized representation, warranty or guarantee made in connection with the sale, resale or other disposition of the Products by the DISTRIBUTOR.
The DISTRIBUTOR shall carry product liability insurance in the limits of $1,000,000.00, naming TRB as its interest may appear.
The DISTRIBUTOR shall deposit true copies of such insurance, together with proof of payment of the premiums with TRB. In the event of a default by the DISTRIBUTOR, TRB may give the DISTRIBUTOR 10 days notice to place such insurance and deliver such policy. If it fails to do so TRB may apply as the DISTRIBUTOR's agent, for such insurance and the DISTRIBUTOR shall pay to TRB the premium due thereby, within 5 days of service of notice and demand, or in the alternative TRB may treat failure to proceed such insurance as a termination of the DISTRIBUTOR's rights under this agreement.

10.03 NO AGENCY: Nothing contained in this Agreement shall be construed so far as to make either the DISTRIBUTOR or TRB the agent or partner to the other, it being the intention of the parties that the DISTRIBUTOR will act as an independent contractor.

10.04 ENTIRE AGREEMENT: This Agreement sets forth the entire Agreement between the parties as to the subject mater hereof and merges all prior discussions and writing between them. This Agreement may only be amended by a writing signed by all parties hereto.

10.05 GOVERNING LAW: This Agreement shall be deemed executed in and construed in accordance with the laws of the State of New Jersey, United States of America.

10.06 NOTICES: Any notices or demand required by this Agreement shall be in writing and delivered personally or mailed by certified or registered mail, return receipt requested to the party entitled to such notice or demand at the address set forth in this Agreement or such other address as such party may notify the other in writing.
Such notice shall be deemed given on the earlier of receipt of five days after posting.

10.07 The rights and benefits of this agreement shall accrue to the DISTRIBUTOR and to TRB and to no other parties. It is the intention that the execution of this agreement will create no third party beneficiary rights or any other rights in any other party.

10.08 NO IMPLIED RIGHT: Nothing in this Agreement shall be construed as conferring any right by implication, estoppel or under any patent, patent applications or Trademarks, except as herein expressly provided.

10.09 SEVERABILTY: Should any provision of this Agreement or the application thereof, to any extent, be held invalid or unenforceable, the remainder of this Agreement and the application thereof shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law or equity.

10.10 ARBITRATION: In the event of a dispute of any kind or nature arising under this agreement or the performance thereof, the party claiming the dispute shall notify the other, by cable or by the next day delivery service such as Express Mail, FEDEX, Airborne, UPS, and etc. of the full details of the claim or dispute. In the event the parties cannot settle the same within fifteen (15) days thereafter, either party may demand arbitration. In the event of arbitration, the arbitration will be conducted under the rules of the American
Arbitration Association of Essex County, New Jersey. Each party agrees that the decision of the arbitrator will be binding and that there will be no independent right to bring legal proceeding, except the right to bring an action upon the arbitrator's award. The cost of arbitration will be split equally between the parties and the arbitrator will have the right to demand that a bond or deposit be posted to cover the same. In the event that either party refuses or fails to cooperate with the arbitration, the arbitrator shall proceed based upon such information as the arbitrator may have, and his judgment shall be binding as stated herein. The Agreement will be interpreted under New Jersey State law and deemed executed there.

10.11 All terms used herein shall have meaning defined in the State of New Jersey Chamber of Commerce publication "The Rules for New Jersey State "Interpretation of Trade Terms."

10.12 The parties expressly agree that TRB will not be deemed doing business in any jurisdiction other than New Jersey State, and nothing in this agreement will be deemed to contravene that intention. Parties acknowledge that the DISTRIBUTOR will have an ongoing relationship and be part of a uniform sales procedure operating on a nationwide basis. Parties acknowledge this agreement was negotiated and executed in New Jersey, it shall only be enforceable in the courts of that state.
In addition they acknowledge that all payments called for hereunder will be made in U.S. Dollars in New Jersey, United States of America.


IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date or dates hereinabove set forth.

DISTRIBUTOR			TRB SYSTEMS INC.

By: /s/ Kishor Dattani /s/      By: /s/ Byung Yim /s/

    Mr. Kishor Dattani              Mr. Byung Yim, President


Witnessed:                       Witnessed:
By: /s/ Janak N. Shah /s/                By: /s/ Janak N. Shah /s/
    Mr. Janak N. Shah                        Mr. Janak N. Shah



                                EXHIBIT I

        Territory : The Orange County of The State of California



                                EXHIBIT II



YEARLY MINIMUM UNIT QUANTITIES REQUIRED: Subject to be reviewed after three months after TRB launches products by infomercial or delivery of samples and brochures whichever is first.



Year 1 :               1,500 TRB Bicycles

Year 2 :               3,000 TRB Bicycles

Year 3 and thereafter: 5,000 TRB bicycles



                                EXHIBIT III

                            DISTRIBUTOR PRICES


MODEL NO.				F.O.B. TRB's warehouse in U.S.A.




These prices are for 1996 models only

         And above prices are subject to currency fluctuation



                                APPENDIX IV



                CONFIDENTIALITY AGREEMENT- PROPRIETARY INFORMATION

                PRODUCT IMPROVEMENT AND CONFEDENTIALITY AGREEMENT



Gentlemen:

The following confirms an agreement between me and hereinafter referred to as "Distributor" which is a material part of the consideration for my employment or affiliation with Distributor:

1. I recognize that the distributor has entered into an agreement with TRB SYSTEMS, hereinafter referred to as the "Company", which Company is engaged in a continuous program of research, development and production respecting its products, patents and know-how, hereinafter referred to as "Proprietary Information".

2. I understand that my employment or affiliation with Distributor creates a relationship of confidence and trust between me and the Distributor with respect to any Proprietary Information.

3. In consideration of my employment or affiliation with the Distributor from time to time, I hereby agree as follows:

(a) I understand and agree that I have no rights in any Proprietary Information of the Company or the Distributor. At all times, both during my employment or affiliation with the years, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Distributor and the Company, except as may be necessary in the ordinary course of performing my duties with the Distributor. I will at all times fully and accurately document any Proprietary Information or Inventions (as hereinafter defined) developed by me so that at all times the Distributor shall have in its possession descriptions and directions with respect thereto that will enable the Distributor and its assigns to utilize such Proprietary Information and Inventions to their full benefit.

(b) All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to me by the Distributor or produced by myself or others in connection with my employment or affiliation shall be and remain the sole property of the Distributor or its assigns and shall be returned to it immediately as and when requested by the Distributor. Even if the Distributor does not so request, I shall return and deliver all such property upon termination of my employment or affiliation by me or by the Distributor for any reason and I will not take with me any such property or any reproduction of such termination. I will keep all information relating to the Proprietary


Information confidential during my employment or affiliation and for three years thereafter.


(c) I will promptly disclose to the Distributor or any persons designated by it, all improvements, inventions, ideas, formulas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others during the term of my employment or affiliation (all said improvements inventions, formulas, processes, techniques, how-how and data shall be hereinafter collectively called "Inventions").

(d) I agree that all Inventions which I developed in whole or in part, either alone or jointly with others utilizing equipment, supplies, facilities or Proprietary Information of the Distributor or its assigns or during my period of employment or affiliation with the Distributor shall be the sole property of the Distributor and its assigns, and the Distributor and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Distributor and its assigns any rights I may have or acquire in such Inventions. I further agree as to all such Inventions to assist the Distributor and its assigns in every proper way (but shall not bear the expenses involved) to obtain and from time to time enforce patents on said Inventions in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as the Distributor or its assigns may desire, together with any assignments thereof to the Distributor or person designated by it.

My obligations to assist the Distributor or its assigns in obtaining of and enforcing patents for such Inventions in any and all countries shall continue beyond the termination of my employment or affiliation for a period of three years, but the Distributor or its assigns shall compensate me at a reasonable rate after such termination for time actually spent by me on such assistance.

In the event that the Distributor is unable for any reason whatsoever to secure my signature to any lawful and necessary document required to apply for or execute any patent applications with respect to such an Invention (including renewals, extension, continuations, divisions or continuations in part thereof), I hereby irrevocable designate and appoint the Distributor and its duly authorized officers and agents, to its assigns, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents thereon with the same legal force and effect as if executed by me.

(e)	I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence any proprietary information acquired by me in confidence any proprietary information acquired by me in confidence or in trust prior to my employment or affiliation with the Distributor. I have not entered into, and agree
I will not enter into any agreement either written or oral in conflict with the obligations set for in this Agreement.

(f) I represent that I did not learn during my prior employment of affiliation any ideas or information which the Distributor indicated were considered confidential and proprietary or which were disclosed to me in a manner which should have made me realize they were so considered.


If I cannot make the representation provided in (f) I approve, I will check the following box:

()	I cannot make the representation in paragraph (f) above.

If I checked the above box, I hereby represent that I will not make use of any such confidence and proprietary information or ideas during my employment or affiliation with the Distributor unless such information or ideas during my employment by the Distributor are or become publicly available for reasons other than actions on my part.

4.	This Agreement shall be effective as of the first day of my
employment or affiliation with the Distributor.

5.	This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators and shall insure to the benefit of the Company, its successors and assigns.

Date this 28 day of December, 1995

Accepted and Agreed to:


/s/ Kishor M. Dattani /s/
    Kishor M. Dattani



wp\10006\disagree

                                APPENDIX V

                        TRB TRANSBAR-POWER BICYCIE


TRB SYSTEMS INC. (TRB) warrants its bicycle to be free of any defects in workmanship or material under normal use (excluding organized competitive events, stunt riding, bicycle motocross or any similar activities) as expressly provided under this warranty.

Each TRB Bicycle will be fully assembled by the selling Authorized
TRB Dealer at the time of purchase. Your TRB Dealer will provide a free checkup within 30 days of the date of original purchase. This checkup does not entitle the purchaser to rights other than those otherwise granted by the terms of this warranty.

TRB warrants the replacement of any frame or fork due to defects and/or workmanship. This warranty shall remain in effect for the duration of the original ownership.

All other components are warranted against failure or defects arising from normal use for l year from the date of purchase. (Tires, Tubes, Brake Shoes and ales are excluded from this warranty.)

All warranty claims should be presented through the-dealer from whom the bicycle was purchased or to any other authorized TRB dealer. Shipping and labor charges are not included in this warranty.

NOTICE: This warranty does not cover deterioration, damage, failure due to normal wear and tear, exposure, mis-use, abuse, alteration, negligence, improper assembly, improper maintenance or defects or damage caused by improper repair or by the installation of parts other than genuine TRB parts or equivalents.

TRB's obligation under this warranty is in lieu of all other warranties express or implied, including the implied warranty of fitness of particular purpose and merchantability. In no event shall TRB be liable to the purchaser of its bicycles or to third parties for incidental or consequential damage including but not limited to personal injury.

TRB does not assume or authorize any person to assume on its behalf any other obligation other than those included in this warranty.

TRB SYSTEMS INC. - CUSTOMER SERVICE DIVISION
354 EISENHOWER PARKWAY, LIVINGSTON, NEW JERSEY 07039

                        LICENSE AND MARKETING AGREEMENT

This agreement made as of the 9th day of March, 1994 by and between TRB SYSTEMS INC., a New York corporation with a business address at 354 Eisenhower Parkway, Suite No. 26. Livingston, New Jersey 07039 (hereinafter called 'LICENSOR"), and STELLA KUJEMBOLA, an individual with a business address at 303 George Street, Suite G-7, New Brunswick, New Jersey 08901 (hereinafter called to as "LICENSEE").

WHEREAS, LICENSOR owns or controls patents, trademarks, tradenames and know-how relating to bicycles with variable speed lever action drive and their manufacture; and

WHEREAS, LICENSEE desires to obtain from LICENSOR (i) licenses under tradenames, trademarks and proprietary know-how of LICENSOR applicable to such bicycles, (ii) to the extent LICENSOR has or controls patents applicable to such bicycles in the relevant territory described in this Agreement, licenses under such patents, and (iii) technical assistance related to such bicycles, together with the exclusive right to assemble, use, import, sell, and distribute such bicycles within the relevant territory in conformity with the standard quality control and design requirements established by LICENSOR.

In consideration of the mutual covenants, terms and conditions hereinafter set forth, the parties hereto mutually agree as follows herein:


                        ARTICLE I - DEFINITIONS

For the purposes of this Agreement, the terms listed below shall be defined, whether in the singular or in the plural, as follows:

1.1 Affiliate - Any corporation or other business entity in which a party hereto, directly or through one or more affiliates, (i) owns more than fifty percent (50%) of the stock entitled to vote for the election of directors, or (ii) otherwise exercises a controlling interest in the management in such corporation or entity, LICENSOR to determine, in its sole judgment, whether such controlling interest exists.

1.2	Agreement - This License and Marketing Agreement, including the
Appendices and Exhibits hereto, as the same may be amended from time to time.

1.3	Anniversary Date - The date which occurs one (1) year from the date of this Agreement and each succeeding anniversary thereof.


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


1.4	Gross Sales - For any period controlled by this Agreement, the total of all sales of units of Licensed Product during the period at invoiced prices, not reduced by discounts allowances or other adjustments other than defective returns. For purposes of this definition, a transfer of a completed unit will be deemed a sale hereunder and the invoice price will be the amount actually billed but will be no less than the LICENSEE's wholesale list price for such a unit of the Licensed Products as published and distributed to the trade.

1.5	Know-How - All of the ideas, concepts, technical information, inventions, materials (including, without limitation, drawings and specifications) and processes used in the Licensed Products and the assembly and servicing thereof.

1.6	Licensed Products - Invention(s) covered by the patents and
know-how relating to a bicycle with a variable lever action drive and components or parts thereof, including but not limited to those listed in Appendix I attached hereto.

1.7	Patents - Any and all patents and patent applications in the
Territory covering the Licensed Products or any component part thereof either now or hereinafter during the duration of the patent or the term of this Agreement, whichever is longer, owned or controlled by LICENSOR or any Affiliate thereof, as listed in Appendix III attached hereto and/or to be listed and added in the future.

1.8	Territory - The geographic area listed in Appendix II attached hereto.

1.9 Trademarks The trademark, logo, and tradename "TRB" and those included in Appendix IV attached hereto, and any and all other trademarks, logos and tradenames to be used, developed and obtained by LICENSOR or any Affiliate thereof and as may be added to Appendix IV by LICENSOR during the term of this Agreement.


                        ARTICLE II- LICENSE GRANTS

2.1	Patents - LICENSOR hereby grants to LICENSEE the exclusive right and license in the Territory to assemble, use, import, sell and distribute bicycles containing the inventions and improvements covered by the Patents in the Territory.

2.2	Trademarks - LICENSOR hereby grants to LICENSEE the exclusive right and license to use, and LICENSEE hereby undertakes to use, the Trademarks in the Territory in connection with the Licensed Product.

2.3	Know-How - LICENSOR hereby grants to LICENSEE the exclusive
right and license in the Territory to use the Know-How that is now in the possession of LICENSOR or that will be developed or acquired by LICENSOR during the term of this Agreement.


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1

2.4	Limitation - The licenses granted under Sections 2.1, 2.2 and 2.3 hereunder shall not include the right to manufacture Licensed Products in or out of the Territory or export Licensed Products, directly or indirectly, from the Territory. The limitation contained herein shall apply to LICENSEE and its Affiliates.


                        ARTICLE III- LICENSE AND ROYALTY FEES

3.1	License Fees - LICENSEE shall pay LICENSOR a license fee of One
Hundred Thousand United States dollars (US$100,000.00), payable as specified in Appendix V attached hereto.

3.2	Royalties In addition to the license fee payable under Section
3.1 above, LICENSEE shall pay to LICENSOR royalties for each of LICENSEE's fiscal years during the term of this Agreement, in amounts as specified in Appendix VI attached hereto.

3.3	Payment Terms - All payments due to LICENSOR under Sections 3.1 and 3.2 shall be made in United States dollars, when due, and via wire transfer to the bank account in the U.S. specified by LICENSOR. The only deduction to be made shall be for taxes imposed by the applicable taxing authorities in the Territory on royalty payments, if any. In calculating royalty amounts based on Gross Sales, the conversion into United States dollars shall be at the average official rate of exchange prevailing in the United States during the period for which Gross Sales have been calculated. All royalty payments shall be due and payable thirty (30) days after the close of each of the LICENSEE's quarterly accounting periods commencing with the date on which Gross Sales begin. The amount of each estimated quarterly payment shall be equal to the greater of (i) twenty-five percent (25%) of the applicable minimum annual royalty or (ii) the applicable percentage of Gross Sales for that quarter. Each quarterly and final annual payment of royalty shall be accompanied by a statement signed by LICENSEE stating in detail satisfactory to LICENSOR the amount of Gross Sales for the preceding quarter and in the case of the statement accompanying each final payment, for the preceding year. LICENSEE shall pay interest to LICENSOR upon any and all amounts overdue and payable hereunder to LICENSOR at the rate charged to LICENSOR by its principal commercial bank in New Jersey, plus one percent (1%) per annum, for the due date to the date of payment. Such right to payment of interest shall be without prejudice to any other remedies LICENSOR may have under this Agreement or by law.

3.4	Maintenance of Books and Records - LICENSEE shall keep true and accurate records, files and books of account, in accordance with generally accepted accounting principles in the Territory, containing all data required to determine the amounts to be paid hereunder and the information to be given in statements provided herein. LICENSEE shall permit LICENSOR and LICENSOR's representatives to inspect and examine such records, files, books of account and facilities of LICENSEE for the purpose of determining or verifying the amount payable to LICENSOR and to conduct or have


                                       O3/09/94/RRI/09152/OO1/AGREE-11/71484.1


conducted an annual audit thereof, including, without limitation, inspection of all inventory of any kind. Any expenses incurred at the request and under the direction of LICENSOR shall be paid by LICENSOR, provided. however, that in the event any such audit reveals an error in any statement provided by LICENSEE, the cost of the audit shall be borne by LICENSEE if the error equals or exceeds five percent (5%) of the royalty amount reported due in such statement.


                        ARTICLE IV - TECHNICAL ASSISTANCE

4.1	Documents - As soon as practicable after the date of this Agreement and commensurate with LICENSOR's production schedule, LICENSOR shall deliver to LICENSEE sufficient written data and information for the assembly and service of the Licensed Products by LICENSEE as deemed necessary by LICENSOR.

LICENSEE shall provide to its retailers, information sufficient to assemble and service Licensed Products to LICENSOR's agreed standards.

4.2	Training - As a further means of disclosing LICENSOR1s Know-How to LICENSEE, LICENSOR shall arrange, on a schedule to be mutually agreed upon, for training of a reasonable number, to be determined by LICENSOR, of personnel employed by LICENSEE. All salaries, traveling and living expenses and any other remuneration and expenses to which such trainees may be entitled, and all expenses incurred by LICENSOR in the operation of such training program, shall be paid by LICENSEE at LICENSOR's actual cost.

4.3	Other Technical Assistance - LICENSOR agrees to provide technical assistance upon the written request of LICENSEE. The cost of such assistance shall be borne by LICENSEE and shall be approved by LICENSEE in writing prior to such technical assistance being provided.


                        ARTICLE V - TRADEMARKS AND GOODWILL

5.1	Use of Trademarks - All Licensed Products assembled or sold by
LICENSEE shall bear the Trademarks. The permitted use by LICENSEE of the Trademarks shall be made only on Licensed Products that conform strictly to the standards, quality and specifications furnished by LICENSOR to LICENSEE. Component parts of the Licensed Products shall be purchased by LICENSEE only from LICENSOR or suppliers approved by LICENSOR in writing to LICENSEE.

5.2	Inspection - LICENSEE shall at all reasonable times permit LICENSOR, by representatives designated by LICENSOR, to inspect all of LICENSEE's facilities and properties relating to the Licensed Products, at LICENSOR's cost.


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


5.3	Labels - All labels and promotional materials used by LICENSEE shall be submitted to and approved by LICENSOR prior to use.
Such approval will not be unreasonably withheld or delayed. All labels shall have to meet the legal requirements applicable in the Territory.

5.4	Title to Trademarks - LICENSEE shall refrain from any act or acts that may prejudice the validity of the title of LICENSOR to the Trademarks. After termination of this Agreement, LICENSEE will not use at any time for bicycles or bicycle parts any trademark, tradename or label bearing any resemblance to the Trademarks. LICENSOR shall retain ownership and the exclusive right to Trademarks except as permitted to LICENSEE pursuant to the conditions of this Agreement during the term of this Agreement.

5.5	Promotional Activities - LICENSEE will use its best efforts and means to meet the needs of the Territory for the Licensed Products, to promote, advertise and otherwise further the sale and distribution of the Licensed Products in the Territory, particularly in population centers, and to further and preserve the goodwill and reputation of the Licensed Products sold under the Trademarks and meet the standards and conditions as set forth in Appendix VII attached hereto. LICENSOR shall make available to LICENSEE, at prices equal to LICENSOR's actual cost, promotional materials used by LICENSOR in the United States in connection with the sale of Licensed Products sold under the Trademarks. LICENSEE shall submit to LICENSOR all advertising materials proposed to be used by LICENSEE in connection with the Licensed Products for LICENSEE's prior written approval, such approval not to be unreasonably withheld or delayed.

5.6	Customer Service - LICENSEE shall inform and forward to LICENSOR all correspondence or communications with customers relating to the quality of or defects or malfunction in the Licensed Products and shall handle all inquiries or complaints expeditiously and courteously. LICENSEE and its distribution chain shall at all times maintain adequate facilities for the repair, service and storage of the Licensed Products and components and any parts thereof.

LICENSEE shall at all times maintain a staff of adequately trained personnel to properly insure the mechanical integrity of the Licensed Products, service the Licensed Products when necessary and to train service personnel in the LICENSEE's distribution chain. LICENSEE shall provide literature and parts to properly support the sale and service of the Licensed Products and shall provide LICENSOR with service reports on a quarterly basis. Such reports shall be on a form provided by LICENSOR and shall specify models requiring service during the period, the type of service, parts found defective, reason service is required, date service is performed, bicycle serial number and name and address of consumer.

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5.7	Distributor and Dealer network - LICENSEE shall provide to LICENSOR an updated list of subdistributors and dealers constituting LICENSEE's distribution chain in the Territory on the first day of each calendar year quarter. The list will include company name, address, principals, and fax, telex, and telephone numbers.


                        ARTICLE VI- IMPROVEMENTS

6.1	Inventions Improvement - LICENSEE shall require each of its
employees and consultants having access to technical information, data and Know-How relating to the Licensed Products or component parts thereof to enter into an agreement with LICENSEE in form and substance satisfactory to LICENSOR, whereby each such employee or consultant agrees to assign to LICENSEE the entire right, title and interest in and to any and all inventions relating to the Licensed Products, or relating to or useful in the manufacture thereof, made by him whether during or after the course of his employment or engagement by LICENSEE. If during the term of this Agreement, LICENSEE, or any of its Affiliates or employees makes or acquires any invention or claim in any patent that in use would infringe any Patent or that constitutes an improvement of a Licensed Product, LICENSEE shall promptly assign to LICENSOR such invention or claim. LICENSOR shall have the exclusive right and option to file and perfect any and all patent applications embodying or arising out of such invention or claim, in the Territory and elsewhere, in the name of LICENSOR and to that end shall have the right to receive and/or inspect all drawings, plans, models, specifications and worksheets relating thereto and to interview any and all of LICENSEE's employees and associated personnel and organizations having knowledge thereof. LICENSEE shall retain an exclusive license in the Territory to use such invention or claim on the Licensed Product, free of additional royalty charges.

6.2	Know-How Improvements - During the term of this Agreement, each party shall promptly inform and transfer to the other Know-How that is developed or acquired by such party. The method of such transfer shall be such as the transferor, acting in good faith and with due diligence, deems appropriate. LICENSOR shall have the right to receive and/or inspect all drawings, plans, models, specifications and worksheets relating thereto and to interview any and all of LICENSEE's employees and associated personnel and organizations having knowledge thereof. LICENSEE shall retain an exclusive license in the Territory to use such Know-How, in connection with Licensed Products, free of additional royalty charges.


                ARTICLE VII- CONFIDENTIALITY AND COMPETITION

7.1	Confidentiality Obligation - LICENSEE shall hold, and shall
cause its Affiliates to hold, all Know-How disclosed to it under this Agreement in confidence at all times during and after the term of this Agreement and each party shall require each of its employees and


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1

consultants, and the employees and consultants of its Affiliates, having access to Know-How relating to the Licensed Products or component parts thereof to enter into an agreement whereby each such employee or consultant agrees to hold such Know-How in confidence at all times, and agrees not to compete with LICENSOR or LICENSEE either during his employment or engagement and for a three (3) year period thereafter, or, in the event such time period is not enforceable, then a reasonable period as agreed by a judicial body within the Territory. Other measures to be taken by LICENSEE and its Affiliates to hold Know-How in confidence shall be subject to the review and approval of LICENSOR. LICENSOR shall have the right, in the event of a violation or breach of this Section 7.1 by LICENSEE, its Affiliates, employees, or consultants, to seek and obtain specific enforcement of the provisions of this Section; and to commence an action, in LICENSEE's name and stead, against any party with whom LICENSEE has a confidentiality agreement as required by this Section if such party breaches any provision of such agreement and if LICENSEE for any reason elects not to enforce such provision. The obligations regarding confidentiality contained hereinabove shall not apply to any Know-How that;

(i)	is at the time of disclosure generally available to the public;

(ii)	becomes generally available to the public through no breach of confidentiality obligations by the party to whom the disclosure is made or by any of its Affiliates or the employees or consultants of any of them; or

(iii) is disclosed to the receiving party by another party not bound by any confidentiality obligation.

An individual feature of Know-How shall not be considered within the above exceptions merely because the feature is embraced by more general information within the exceptions. A combination of features of Know-How shall not be considered within the above exceptions unless the combination itself and its principle of operation are within the exceptions.

7.2	Restriction on Competition by LICENSEE - In consideration of
LICENSEE's receiving the exclusive rights conferred under this Agreement, LICENSEE shall not, during the term of this Agreement, sell or deal in any manner in bicycles or parts or components thereof not constituting Licensed Products, but may deal in bicycle accessories approved by LICENSOR. In addition, for a period of three (3) years after the termination of this Agreement, LICENSEE shall not become involved or associated with any other person or business entity engaged in the manufacture or sale of lever propelled bicycles; provided, that if such time period is held to be unenforceable, then the restrictive period shall be such reasonable period as may be agreed by a judicial body within the Territory.


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1



                        ARTICLE VIII- TERM AND TERMINATION


8.1	Term - Except to the extent provided herein with respect to the survival of certain provisions following the term of this Agreement, and unless earlier terminated pursuant to Sections 8.2 and 8.3 hereof, the term of this Agreement shall commence on the date of this Agreement and shall upon the mutual consent of the parties be renewed at the third year Anniversary Date, and renewed at each Anniversary Date thereafter without the payment of any additional licensing fees, unless either party breaches any material term of this Agreement.

8.2	Termination by LICENSEE	LICENSEE may terminate this Agreement
on any Anniversary Date hereof by giving ninety (90) days prior written notice of termination.

8.3	Termination by LICENSOR - LICENSOR may terminate this Agreement at any time:

(i)	by giving LICENSEE thirty (30) days prior written notice if
LICENSEE shall have committed a material breach of any of its obligations hereunder, including without limitation, the prompt and timely payment of license fee and royalties hereunder and failure to fill customers orders for Licensed Products, or to perform service orders, in a timely fashion; provided that LICENSEE shall have been previously advised of the alleged material breach and has been given fifteen (15) days to cure such breach. It is further provided that no such breach shall be deemed to have occurred or be continuing (as applicable) if and to the extent LICENSEE's failure to perform its obligations is due to acts beyond the reasonable control of LICENSEE, including but not limited to strikes, lock-outs or civil insurrection or lack of material including component or part supplied by LICENSOR, any of its Affiliates or suppliers generally.

(ii)	upon (a) the filing of a petition in bankruptcy by or against
LICENSEE; (b) the appointment of a referee, trustee or receiver for a substantial portion of the property or assets of the LICENSEE; (c) the insolvency of LICENSEE; (d) the consolidation, merger or other business combination of the LICENSEE or its Affiliates with, or the sale of a substantial portion of the LICENSEE'S assets to, another corporation, business entity or person, or the execution of an agreement by LICENSEE to that effect, or a change in control of LICENSEE or its Affiliates w ithout the prior written consent of the LICENSOR, such consent not to be unreasonable withheld; or (e) if LICENSEE is an individual, the death or incapacity of LICENSEE.

8.4	Termination - Should a termination of this Agreement occur:

(i)	LICENSEE shall cease all use of Trademarks and return to LICENSOR all materials supplied by LICENSOR and deliver to LICENSOR all materials title to which has been acquired by LICENSOR pursuant to this Agreement; and

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(ii) any agreements entered into by LICENSEE with third parties in the
Territory, including but not limited to subdistributors and dealers, shall be assignable to LICENSOR and LICENSEE shall assign to LICENSOR all such agreements and other documents regarding such subdistributors and dealers and will do all that is reasonable to have them continue as LICENSOR's subdistributors and dealers. In the event of Termination, LICENSEE shall submit a full inventory (including costs) of parts and stock on hand, within five (5) days LICENSOR shall have the option to purchase within thirty (30) days all or part thereof at LICENSEE's cost or market value, whichever is less. Any such purchase shall be F.O.B. LICENSEE's warehouse.


                        ARTICLE IX - INFRINGEMENT ACTIONS

9.1	Trademark Claims Against LICENSEE - On Licensed Products,
LICENSOR shall defend, indemnify and hold LICENSEE harmless against claims of trademark infringement brought against LICENSEE pursuant to t his Agreement; provided, nothing hereunder shall be construed to obligate LICENSOR to defend, indemnify or hold LICENSEE harmless against claims of trademark infringement brought against LICENSEE arising out of acts taken by LICENSEE not required by this Agreement or approved by LICENSOR in writing.

LICENSOR may, however, elect to defend any such action at its own expense. If LICENSOR elects not to so defend, LICENSEE may, with the consent of LICENSOR, defend such action at its own expense. LICENSEE shall not settle any such action without the consent of LICENSOR.

9.2	Patent Infringement & Wrongful Use Claims Against LICENSEE -
LICENSOR will assume the defense of any suit brought against LICENSEE for infringement of any patent or for wrongful use of proprietary information of any third party insofar as such suit is based upon a claim that the infringement or wrongful use is attributable to LICENSEE's application without substantial modification of technology supplied under this Agreement. In any such suit, LICENSOR will indemnify LICENSEE against any money damages or costs awarded in such suit in respect to such a claim.

The obligations of LICENSOR stated in this Section 9.2 apply only if (i) LICENSEE promptly informs LICENSOR in writing of any claim within the scope of this Section 9.2; (ii) LICENSOR is given exclusive control of the defense of such claim and all negotiations relating to its settlement; and
(iii) LICENSEE provides all reasonable assistance to LICENSOR in all necessary respects in conduct of the suit.

LICENSOR's total liability in out-of-pocket costs in the defense of any suit or suits and to pay damages awarded in any suit or suits shall be limited to the amount theretofore paid to LICENSOR by LICENSEE under this Agreement, and LICENSEE will advance to LICENSOR any amount required to be expended by LICENSOR in excess of that


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1

limit. Amounts so advanced shall be credited to future payments due from LICENSEE to LICENSOR as a result of LICENSEE's operations under this Agreement.

The provisions of this Section 9.2 state the entire liability of LICENSOR to LICENSEE in respect of LICENSEE's use of the technology granted herein, and, except as specifically provided in this Section, LICENSOR shall not be liable either directly or as indemnitor of LICENSEE for or on account of any claim arising in any way from LICENSEE's use of the technology.

9.3	Claims by LICENSEE or LICENSOR - In case Trademarks or any of the Patents are infringed by any third party in the Territory, LICENSEE shall notify LICENSOR, and LICENSOR may, if it chooses, bring suit to enjoin such infringement. In the event LICENSOR elects not to bring such suit, LICENSEE may bring such suit upon advice to, and with the consent of, LICENSOR. Neither party shall settle any such suit without the consent of the other, which consent shall not be unreasonably withheld. Since actions by LICENSEE or LICENSOR hereunder are for the protection of LICENSEE's rights within the Territory, the costs of any actions brought under this Section 9.2 shall be borne equally by LICENSEE and LICENSOR.

9.4	Indemnification of LICENSOR - Except as otherwise provided in this
Article IX, LICENSEE will hold LICENSOR harmless against all liabilities, demands, damages, expenses, or losses arising (i) out of use by LICENSEE or its transferees of inventions licensed or information furnished under this Agreement or (ii) out of any use, sale or other disposition by LICENSEE of its inventions or information.


                      ARTICLE X - SUPPLY AGREEMENT

10.1	Ordering of Licensed Products - LICENSEE agrees to purchase from
LICENSOR, and LICENSOR agrees to supply to LICENSEE, Licensed Products in the minimum amounts set forth in Appendix VIII attached hereto. LICENSEE shall be entitled to order and receive Licensed Products, provided that LICENSEE shall give written notice of such order to the LICENSOR within the mutually agreed upon lead time as stated on order acknowledgments. Payment for goods ordered shall be a confirmed irrevocable (transferable and divisible) letter of credit (allowing partial shipments and transshipments) confirmed by the LICENSOR's U.S. Bank, payable upon the presentation of shipping documents.

10.2	Terms and Conditions of Sale - LICENSEE agrees to assemble,
use, import, sell and distribute such components, parts, and/or completely assembled items of the Licensed Products and other products as may be necessary for the LICENSEE's use and/or distribution, from LICENSOR, its Affiliates and/or LICENSOR's suppliers as may be agreed upon in accordance with such of LICENSOR's forms of Purchase and Terms and Conditions of Sales as LICENSOR may from time to time establish. Such Terms and


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1

Conditions of Sale shall include provisions relating to price, limited warranty, delivery, title of goods, freight and insurance charges, subrogation of claims and such other items as are customarily expressed in such documents. The price for Licensed Products and components thereof shall be the invoiced factory cost to LICENSOR plus fifteen percent (15%).

10.3	Force Majeure - LICENSOR shall not be liable for any
damage or penalty for delays in delivery, or complying with the warranty provisions hereunder, due to acts of God, acts or omissions of LICENSEE, acts of civil or military authorities, government regulations, or priorities, fire, floods, epidemics, quarantine restrictions, war, riots, strikes, differences with suppliers, inability of suppliers to perform, accidents to machinery, inability to obtain material, delays in transportation, failure or delay in furnishing complete or correct information by LICENSEE, impossibility or impracticability of performance or any other cause or causes beyond the control of LICENSOR, whether or not similar to the foregoing.

LICENSOR SHALL UNDER NO CIRCUMSTANCES BE LIABLE FOR SPECIAL OR
CONSEQUENTIAL DAMAGES FOR DELAYS OR FAILURE TO GIVE NOTICE OF
DELAY.


        ARTICLE XI - DOCUMENTS DELIVERED UPON CONTRACT EXECUTION

11.1	On the signing of this Agreement, LICENSOR shall deliver to
LICENSEE an affidavit of LICENSOR stating that it has full power and authority to confer the rights being granted hereunder and no encumbrances of any nature exist therein, nor are there any agreements of options in existence which would in any way prohibit the written granting of rights described in this Agreement.

11.2	The parties agree to do or execute or cause to be done or
executed all such further acts, deeds, instruments or transfer as may be reasonably required from time to time to effect the rights between the parties hereto.


                        ARTICLE XII- MISCELLANEOUS

12.1	Survival of Provisions-The provisions of Sections 3.4, 5.4,7.1,7.2,
8.4,9.1,9.2,9.4, 12.1 and 12.8 shall survive any termination of this Agreement.

12.2	Assignment and Sublicensing - LICENSEE may not sublicense,
assign or transfer this Agreement or any license granted hereunder; provided, that LICENSEE shall sublicense the Trademarks to any of its subdistributors and dealers selling the Licensed Products, the sublicense agreements to contain provisions substantially similar to the provisions of


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1

Article V of this Agreement relating to the protection of Trademarks and to be in form and substance satisfactory to LICENSOR.

12.3	No Agency- Nothing contained in this Agreement shall be construed so as to make either LICENSOR or LICENSEE the agent or partner of the other, it being the intention of the parties to deal as principals with one another.

12.4	Entire Agreement - This Agreement sets forth the entire
Agreement between the parties as to the subject matter hereof and merges all prior discussions and writings between them. This Agreement may be amended only by written instrument duly signed by both parties hereto.

12.5	No Implied Right - Nothing in this Agreement shall be
construed as conferring any right by implication, estoppel or under any patent, patent applications or trademarks, except as herein expressly provided.

12.6	Notices - All notices, communications, and correspondence
required under this Agreement, or pursuant to the activities which it governs, or associated with it shall be in writing, shall use United States English only and shall become effective either when served by personal delivery or by certified mail addressed as follows (or to such other address for a party as that party may designate by notice to the other party):

If to LICENSOR:		TRB Systems Inc.
		              	354 Eisenhower Parkway
			              Suite No.26
		              	Livingston, New Jersey 07039
			              U.S.A.
		               Fax:	(201) 992-5577

If to LICENSEE:		Stella Kujembola
              			c/o New Brunswick Physical Therapy
			              303 George Street, Suite G-7
              			New Brunswick, New Jersey 08901
	               	Fax:	(908) 828-3288

12.7	Severability - Should any provision of this Agreement or the application thereof, to any extent, be held invalid or unenforceable, the remainder of this Agreement and the application thereof shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law or equity.

12.8	Arbitration - Any controversy or claim arising out of or
relating to this Agreement, or the breach thereof, shall be settled by arbitration before one or more arbitrators in New York City, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Furthermore, if any controversy or claim arises out of the


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1

provisions of Section 7.1 of this Agreement, LICENSOR may apply to the federal or state courts located in the State and County of New York for injunctive or interim relief in aid of arbitration. Judgment upon the award rendered by the arbitrator(s) in accordance with the aforesaid rules may be entered in any court having jurisdiction thereof. LICENSEE hereby consents to the non-exclusive jurisdiction of the federal and state courts located in the State and County of New York for the sole purpose of the issuance of any injunctive or interim relief or for the entry of any award as hereinabove provided.

All trade terms used herein shall have the meaning defined in the International Chamber of Commerce publication "International Rules for Interpretation of Trade Terms".


                        ARTICLE XIII- GOVERNING LAW

13.1	This Agreement shall be governed by and construed in accordance with the substansive law of the State of New York and the United States without regard to principles of conflicts of laws.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

LICENSEE:                                       LICENSOR:

                                                TRB SYSTEMS INC.


/s/ STELLA KUJEMBOLA /s/                        By /s/ Byung Yim /s/

    STELLA KUJEMBOLA                                   Byung Yim, President

WITNESS:

/s/ Garrett K. Smith /s/                              /s/Garrett K. Smith /s/


Name:   Garrett K. Smith                           Name: Garrett K. Smith
        Reid & Priest                                    Reid & Priest
        New York, New York                               New York, New York


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1



                                APPENDIX I

                             Licensed Products

All Transbar Bicycles including but not limited to those listed below:

(1)	TRE 190

(2)	TRE 240

(3)	TRE 250

(4)	TRE 500

(5)	TRE 1000

(6)	TRE 100 (BMX)

(7) TRE 300 (Cruiser)

Also includes but not limited to all special parts listed below:


(a)	Rear hub assembly

(b)	See-saw idler assembly

(c)	Lever and transbar assembly

(d)	Gearshift lever

(e)	Special chain connecting cable

(f)	All service parts of above assemblies


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1



                               APPENDIX II

                                Territory

                             Benin and Nigeria

                               APPENDIX III

                                 Patents

        A patent application in the Territory for an improvement in the Licensed Products is in the course of preparation


                                APPENDIX-IV

                                 Trademarks



                                       03/09/94/RRI/09152/001/AGREE-11/71484.1



                                APPENDIX V


                                License Fees

One Hundred Thousand United States dollars (US$100,000.00), of which Ten Thousand United States dollars (US$10,000.00) shall be paid upon execution of this Agreement and the balance of which shall be payable in installments according to the following schedule:

(i)	the first installment shall take the form of an automobile (to be selected by LICENSOR) having a purchase cost (including applicable sales and excise taxes) from the dealer of up to Forty Thousand United States dollars (US$40,000.00) to be purchased in LICENSOR's name on LICENSEE's account and available for delivery to LICENSOR at the dealer's lot by April 15, 1994;

(ii)	Twenty-five Thousand United States dollars (US$25,000.00) shall be due and payable nine (9) months after the date of this Agreement; and

(ii)	Twenty-five Thousand United States dollars (US$25,000.00) shall be due and payable one (1) year after the date of this Agreement.

                                APPENDIX VI

                                Royalties


Year 1- Four percent (4%) of Gross Sales, but not less than US$15,000.00

Year 2 Four percent (4%) of Gross Sales, but not less than US$25,000.00

Year 3                   Four percent (4%) of Gross Sales, but not less than
year thereafter -        US$40,000.00


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1


                             APPENDIX VII

                        Promotional Activities

LICENSEE must provide and participate in such promotional activities and production of materials to support, promote, and generate full sales potential of Licensed Product.

LICENSOR will make available to LICENSEE at its cost all promotional and advertising materials and printed service literature.


                             APPENDIX VIII

                        Terms and Conditions of Sale

Payment - By irrevocable (transferable and devisable) letter of credit allowing partial shipments and transshipments in favor of LICENSOR, payable upon presentation of shipping documents to LICENSOR's bank.

Remarks - All orders are subject to final confirmation by LICENSOR.

Sales Forecast - LICENSEE will provide LICENSOR twelve (12) month sales forecast by month by model with sixty (60) day lead time updated by month.

Minimum Purchase Amounts-

Year 1          -       5,000 Units
Year 2 	       	-      	9,000 Units
Year 3          -      10,000 Units


                                       03/09/94/RRI/09152/001/AGREE-11/71484.1

        This Agreement made the THIRTIETH (30) day of JULY 1984, by and between ALENAX CORPORATION of 50 Spencerport Road, Rochester. New York 14606, U.S.A. (ALENAX), and KUN TENG INDUSTRY CO., LTD. of
399 Min Sheng Road, TAYA TAICHUNG, Taiwan, R.O.C. (KUN TENG).

WHEREAS, KUN TENG is engaged in the manufacture and sale of bicycle parts and other specially designed and engineered machine products, and

WHEREAS, ALENAX is engaged in the development and sale of bicycles and the parties wish to enter into an agreement in which KUN TENG will supply certain bicycle parts for ALENAX as specified in Exhibit 1:

NOW IN CONSIDERATION of the promises hereinafter expressed, the parties do agree as follows:

1. Sale of Goods - KUN TENG is to manufacture and se11 to ALENAX, and ALENAX shall purchase from them bicycle parts, in the quantities according to the production schedule listed upon the attached Exhibit 2. KUN TENG acknowledges that the parts it will manufacture are essential to the assembly of the bicycle and that unless manufactured in strict conformity with the plans and specifications, and delivered promptly according to the scheduled delivery dates, ALENAX may be unable not only to fulfill its orders, but also may incur liability from other suppliers for failure to meet their schedules, and from its dealers for failure to meet their orders and schedules). KUN TENG agrees to strictly comply with its obligations to prevent such liability and indemnify ALENAX for any liability incurred.

2.      Price - The price shall be as specified for the quantities on
Exhibit 2. The price shall be paid in U.S. Dollars by irrevocable letters of credit supplied by ALENAX'S bank, or by such other method as the parties may agree upon. The letters of credit will cover shipments pursuant to purchase orders for one season, three (3) months. It is recognized that the quantities listed in Exhibit 2 are forecasts only and a commitment to purchase shall only be made by purchase order.

The prices as quoted shall remain fixed for a period of twelve
(12) months from the date of this Agreement. Thereafter, KUN TENG may adjust the price by so notifying ALENAX of the changes at least sixty (60) days for the hub, transbar and see-saw, and ninety (90) days for crank and lever before such change will go into effect.
Any orders placed shall be filled at the price in effect at the time the purchase order is received.

3. Delivery - Delivery shall be made by KUN TENG in accordance with the instructions in Exhibit 3. ALENAX may direct shipment of the parts to various other assemblers or other companies. KUN TENG agrees to honor such requests. It shall be KUN TENG'S duty to arrange for delivery to such designees and to make arrangements for and payment of any custom duties that may be due. The parties agree that any increased shipping costs, because of a change of shipping place based upon normal commercial rates, actually charged to and paid by KUN TENG and any duties that it is obligated to pay shall be billed to ALENAX, with proof of the amount within thirty (30) days after billing.

4. Manufacturing - KUN TENG agrees to manufacture the parts in strict conformity with the plans and specifications as submitted, a copy of which is attached and indexed as Exhibit 4 to this contract. ALENAX reserves the right to make changes and modifications in said plans and specifications by telex or cable and KUN TENG agrees that in such event it will promptly change its tools so that production can be continued. It will reserve the right to delay delivery to a minimum period as discussed and agreed with ALENAX by telex or cable for each change made by ALENAX. Any price adjustment in the cost of the product caused by the change in the plans shall be telexed to ALENAX within three (3) business days of receipt of change order.
The failure to so notify ALENAX shall be an absolute waiver of any right to increase the price because of such change. ALENAX acknowledges that if KUN TENG meets all production schedules, specifications and quality requirements as established by ALENAX, there will be no liability to KUN TENG.

KUN TENG acknowledges that it has a competent engineering staff and is fully capable of testing the parts to make sure that its production strictly conforms to the plans and specifications. Such tests and the test results will be made in such form and to such degree of accuracy according to standards of the American Society of Mechanical Engineers or other similar American professional group as may fully establish the quality of the product. ALENAX shall have the right to have representatives present at the testing and during production. Upon request KUN TENG will notify ALENAX of the production and testing dates, places and times.
KUN TENG will certify the test results to ALENAX with the shipments.
KUN TENG agrees to be solely responsible for any defect of manufacture insofar as the parts fail to strictly conform to the plans and specifications.

5. Insurance - KUN TENG agrees to provide product liability insurance for the parts in amounts shown on the attached Exhibit 5. Such insurance will be placed with companies authorized to do business and have offices in United States of America. In the event of a claim arising out of or relating to the manufacture of parts by KUN TENG or arising as a result of this contract, KUN TENG agrees its insurance carrier's U.S. office is agent to accept service of process in U.S.A.

6. Title - Title to the goods shall pass to ALENAX upon delivery to the carrier to ship the goods to the destination. KUN TENG will be responsible at its cost for placing insurance in an amount sufficient to fully protect ALENAX in the event of any loss or damage by the carrier or for defective delivery. Proof of shipment shall be promptly forwarded to ALENAX by KUN TENG.

7. Cancellation - In the event of any substantial breach by KUN TENG, in the event that the delivery schedules are not being strictly met, in the event of a changed policy with respect to exports or otherwise by the Taiwan government, ALENAX may cancel this Agreement on three (3) days notice. In such event, any wholly or partially undrawn upon letters of credit at the date notice is received will be returned. If not otherwise cancelled1 this Agreement shall extend for a period of one (1) year and be subject to renewal by the parties thereafter. Unless otherwise indicated, termination shall not affect orders already placed.

8. Assignment - KUN TENG shall not assign its rights nor delegate the performance of its duties under this Agreement without the prior written consent of ALENAX, which may be withheld without reason.

9. Order Procedure - ALENAX shall order parts by telex and use its standard purchase order forms to confirm orders to KUN TENG. KUN TENG agrees that it will confirm the orders by telex within forty-eight (48) hours or within two (2) business days of receipt. Any purchase order not so confirmed shall be deemed accepted. Each purchase order shall specify price, quantity, delivery dates, and consignee.

ALENAX shall give ninety (90) days notice to KUN TENG in setting schedules or for changes and amendments to such schedules.

10. Tools & Dies - KUN TENG will engineer and build the tools and dies sufficient to manufacture the parts and any modifications thereof. The tools and dies and the plans and drawings will at all times. belong to ALENAX. KUN TENG agrees to keep the tools and dies in a good workable state of repair and to deliver them to ALENAX upon request. KUN TENG acknowledges it has received the sum of sixty thousand ($60,000) United States Dollars as payment for the full cost of the same. It further agrees that such sum will include all costs, inclusive of the maintenance that may thereafter be needed. KUN TENG will not permit any use of the tools and dies except for ALENAX approved work, nor will it reveal the tools and dies nor their plans or designs to any other person or corporation without the prior written consent of ALENAX.

KUN TENG further acknowledges that when a total of fifty thousand (50,000) of the parts described in this contract are ordered, it will apply the sum of fifty thousand ($50,000) United States Dollars (this excludes ten thousand ($10,000) United States Dollars paid by KUN TENG to Matuo for crank mold] tooling cost to reduce the amounts due on the order of parts, in lieu of any letter of credit or other payment method.

11. Patents - KUN TENG acknowledges that the parts and all improvements or modifications (called Developments) of the parts are deemed property of ALENAX. In the event a patentable Development in the parts or any equipment reasonably related to them, is made or designed by KUN TENG, its servants, agents, subcontractors, or suppliers then such Development will be the exclusive property of ALENAX. KUN TENG agrees, on behalf of itself and its employees, it will make a full disclosure to ALENAX of any such Development and to apply for a patent in ALENAX's name (at ALENAX's cost) to fully assist ALENAX in its efforts to patent the Development anywhere in the world the world, and to otherwise aid and assist ALENAX in perfecting and protecting its rights to the Development. It will impose a similar requirement on those that deal with it.

12. No Oral Statements Are Binding - The parties agree that no requests to change or modify the product or its design, nor to change, modify or terminate this Agreement shall be valid unless they be in writing and signed by the parties or their agents who are authorized in writing to execute the same.

13. Default - In the event of a failure of KUN TENG to fully perform, to manufacture to ALENAX designs, standards or if manufacturing and/or material defects exist, ALENAX may cancel or suspend the contract upon two (2) days written notice; it may return the parts for correction at KUN TENG's expense; or it may exercise any other right it may have. In the event of notification of cancellation or suspension of the contract, KUN TENG shall not thereafter draw against any letter of credit supplied by ALENAX and the letter of credit shall be returned to ALENAX's bank. KUN TENG agrees that it will not draw against any such letter of credit until the ordered goods are actually manufactured appropriate to this contract, and delivered to the shipper as described in Paragraph 18.

The failure of ALENAX to enforce any right shall not be deemed a waiver preventing later enforcement of the same, or other right.

14.     Contract Period - The contract shall continue for a period of one
(1) year, and may be renewed thereafter by ALENAX. In the event either party desires to terminate the contract, after the first year, they may do so by giving the other party ninety (90) days advanced written notice of intention to terminate. All orders placed up to the actual date of will be honored.

15. Arbitration - In the event of a dispute of any kind or nature arising under this Agreement or pertaining to the validity of this Agreement or the performance thereof the party claiming the dispute shall notify the other1 by telex, of the full details of the claim or dispute. In the event the parties can not settle the same within thirty (30) days thereafter, either party may demand arbitration. In the event of arbitration, the arbitration will be conducted in English under the rules of the International Chamber of Commerce publication
"International Rules for Interpretation of Trade Terms" in Rochester,
New York, by an arbitrator appointed under these rules. Each party agrees that the decision of the arbitrator will be binding and that there will be no independent right to bring a legal proceeding except the right to bring an action upon the arbitrator's award. The cost of arbitration will be split equally between the parties and the arbitrator will have the right to demand that a bond or deposit be posted to cover the same. In the event either party refuses or fails to cooperate with the arbitration, the arbitrator shall proceed based upon such information as the arbitrator may have, and his judgment shall be binding as stated herein. The
Agreement will be interpreted under New York State law and deemed executed there.

16. Representations - The parties agree that no oral representation or statement not reduced to writing and initialed by the parties, shall have any binding effect. It is the intention of the parties to disregard any representation not incorporated in writing into this contract.

17. Export License - If required, KUN TENG agrees to obtain and pay for any export license or any charges, duties or expenses in relation thereto or required to manufacture and export the product, that may be required by Taiwan government of Taiwan or others.

18. Letters of Credit- The non-transferable Letters of Credit described herein shall be issued to cover 100% of the purchase order value for the products to be manufactured and shipped. Before drawing on the letter1
KUN TENG shall supply to the bank issuing the letter of credit a set of bills of lading showing delivery to a common carrier of the completed goods described in the purchase order, for delivery to the assembly company or such other company as ALENAX or its authorized agent may designate, together with all risks insurance coverage, certification of the goods according to contract requirements, and such other proof of full performance as may be reasonably required. In the event shipment of the completed product is to be made outside of Taiwan, then KUN TENG shall also supply the following documents, plus such other documents as may be required to establish full performance:

(a) Marine and war risk insurance covering all risks for the full amount of the invoice value, for the benefit of ALENAX placed in an insurance company licensed to do business in U.S.A.

(b) A commercial invoice not to exceed the amount of the purchase order;

(c)     A customs invoice;

(d) A full set of on board bills of lading marked "Freight Collect" evidencing shipment from Taiwan to the designated receiver of the order;

(e)     Any export permit required;

(f) Certification of testing of the goods, according to contract requirements.

(g)    FORM 'A' CERTIFICATE OF COUNTRY OF ORIGIN.

19. Non-Disclosure and Non-Competition - KUN TENG acknowledges that the plans and specifications, the methods of manufacture, and the tools dies and information about the same are trade secrets. The release of the same to competitors of ALENAX would cause great damage. KUN TENG agrees that it will not release or disclose the same to anyone without
the prior written consent of ALENAX.   KUN TENG agrees not to use or
disclose drawings, specifications, technical information or other data furnished by ALENAX except in furnishing supplies to ALENAX under this Agreement. KUN TENG agrees that any use or disclosure of ALENAX'S plans, specifications, technical information, other data, tools and dies, will be difficult or impossible to verify. Accordingly, KUN TENG shall not undertake to manufacture for itself or any third party, any lever propelled bicycles or tricycles or any parts therefor. Any breach of this obligation shall entitle ALENAX to both an immediate injunction and liquidated damages in the amount of one (1) million United States
Dollars.   ALENAX will agree not to place business for any  of its
special parts made by KUN TENG with other manufacturers without prior notice being given to KUN TENG.

20. Notice - Any notice permitted or required may be personally served, sent by telex, or served in any other method that will provide delivery. It will be given on the earlier of actual receipt or two (2) business days after telex.

21.     Miscellaneous

(a)     This Agreement shall bind the parties and their successor:;

(b) It may not be changed nor terminated orally, but only by an in writing signed by the parties;

(c) The paragraph headings are for description and shall not intent of the paragraphs.

(d) All terms used herein shall have the meaning defined in the International Chamber of Commerce publication "International Rules for Interpretation of Trade Terms".

IN WITNESS WHEREOF, the parties have set their hands and seals.

ALENAX CORPORATION
/s/Byung Yim/s/
By Byung Yim


KUN TENG INDUSTRY CO., LTD.

/s/Charles Tzeng/s/
By Charles Tzeng

EXHIBIT 1

LIST OF SPECIAL ALENAX BICYCLE PARTS

TRANSBAR AND LEVER.

SEE-SAW IDLER.

REAR HUB ASSEMBLEY.

SERVICE PARTS FOR ALL ITEMS ABOVE.

ALL ABOVE AS PER DRAWINGS IN EXHIBIT 4.

TRB SYSTEMS INC.


Ratification and Consent to Assignment


Reference is made to the Agreement dated 30 July, 1994 between Alenax Corporation and Kun Teng Industry Co., LTD. (the Agreement).

The parties hereto acknowledge that TRB Systems, Inc., a Delaware corporation under common control with Alenax Corporation, is flow engaged in the development and eventual sale of bicycles, utilizing bicycle parts of the type referred to in the Agreement, in place of its affiliate Alenax Corporation.

It is therefore agreed that the Agreement and all the rights and obligations of Alenax thereunder are hereby assigned to TRB Systems, Inc., that the Agreement is now in effect between Kun Teng Industry Co., LTD. and TRB Systems, inc. that the date this assignment becomes effective is April 15, l994,and that Kun Teng and TRB Systems Inc. shall negotiate in good faith the production schedule and prices.

Signed and ratified as of April 15,1994.


KUN TENG Industry Co., LTD.



Title:
By:  /s/ILLEGIBLE/s/ manager

ALENAX CORPORATlON		TRB Systems Inc.
/s/Byung Yim/s/				/s/Byung Yim/s/

By:Byung Yim		    		Byung Yim
Title: President				President

LICENSING AGREEMENT

THIS AGREEMENT is made and entered into as of January 4, 1994 by and between TRB SYSTEMS INC., a New York corporation ("Licensor"), and SINO-DANISH ENTERPRISES CO. LTD., a TIANJIN CHINA CORPORATION (Licensee).

WITNESSETH

WHEREAS, Licensor is the owner by assignment and otherwise of all right, title, and interest in and to U.S. Patent No.4,630,839 issued on December 23, 1986 (the "U S Patent"); and

WHEREAS, Byung D. Yim, the President of Licensor and a New Jersey resident, is the owner by assignment and otherwise of all right, title and interest in and to China Patent No.12666 issued granting a license to Licensor in respect of the China Patent which includes the right of Licensor to sublicense the rights thereunder (the U S Patent and the China Patent being collectively the "TRB Patent"); and

WHEREAS, Licensee desires to obtain from Licensor a license to manufacture certain bicycles applying the TRB Patent (the "TRB" Patent Bicycles) in municipalities of Tianjin, China for the sole purpose of selling them back to Licensor under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing promises and mutual covenants set forth herein, the parties hereto agree as follows:

Section 1, License Grant.

1.0. The price of "LOW PRICED TRB PATENT BICYCLES", left blank in the agreements to be negotiated between Licensor and licensee and a price, agreed to be acceptable by both, inserted into the agreement where blanks exist.

1.1. Licensor hereby grants to Licensee a license to manufacture TRB Patent Bicycles to the extent that the unit Purchase Price (as defined in Section 7 below) of which bicycles shall not exceed U.S. C.N.F. (Cost, not including insurance, plus freight) New York of any east coast port of the United States (such or below price TRB Patent Bicycles being collectively the "Low
Priced TRB Patent Bicycles"; and over $   price TRB Patent Bicycles being
collectively the "High Priced TRB Patent Bicycles"), in municipalities of Tianjin China for the sole purpose of selling them back to Licensor under the terms and conditions set forth herein.

1.2. In the event that Licensor or its assigns sells Low Priced TRB Patent Bicycles, Licensee shall be the sole manufacturer in China for export of Low Price TRB Patent Bicycles sold exclusively to Licensor,

1.3. In the event that Licensor or its assigns receives a bona fide proposal to manufacture TRB Patent Bicycles for sales in China during the term of this Agreement, and the proposal is acceptable to Licensor, Licensor shall give Licensee the right to manufacture the TRB Parent Bicycles for sales in China; on the same terms and conditions as proposed to Licensor. This right shall be given by a written notice to Licensee of the foregoing proposal, requiring Licensee to accept the proposal in writing and to sign a suitable contract within 14 days after receipt of such notice. The failure of Licensee to accept; the proposal and to sign the contract within the foregoing period shall be at liberty to enter into an agreement with the person or entity who made the proposal.

1.4. Notwithstanding Section 1.2 above, Licensor hereby reserves the right to grant a license to any person. company or any other legal entity to manufacture Low Priced TRB Patent Bicycles in any country other than China for the purpose of domestic sales only in such licensed country.

1.5. The license granted hereunder shall not include any of the following rights:

i)     the right to manufacture High Priced TRB Patent Bicycles;
ii) the right to manufacture Low Priced TRB Patent Bicycles for sales in China, except the right of first refusal specified in Section 1.3;
iii)   the right to sell to any person other than Licensor; and
iv)    the right to sell or export any or all the exclusive Transbar
v) Power components (as defined in Section 3.2 -below) or parts thereof other than to Licensor.

Section 2. Expenses.

Licensee shall be fully responsible for all expenses incurred to make TRB Patented Bicycles and special parts, including but not limited to molds, tooling, machinery and equipment.

Section 3. Technical Assistance.

3.1. TRB Samples. Licensee hereby acknowledges that it has received one sample of the TRB Patent Bicycles and has been allowed to disassemble this sample bicycle for the sole purpose of manufacturing preparation. Licensor shall furnish to Licensee one more samples of the TRB Patent Bicycles or TRB special parts only free of cost within 30 days of the signing of this Agreement (such sample bicycles collectively being the "TRB Samples")

3.2. Transbar Power Technical Documents. Within 30 days of the signing of this Agreement Licensor shall furnish to Licensee copies of all the technical drawings and documents in its possession necessary for Licensee to manufacture the special components, i.e. the Transbars, Free Wheel Hub
Unit and See Saw Idler (collectively the "Transbar Power Components") as illustrated in Exhibit A hereto, of the TRS Patent Bicycles (such technical drawing and documents collectively being the "Transbar Power Technical Documnents").

3.3. Specifications of General Components and Styling.
Within 30 days after arrival of the TRB Technician or nominated person (as defined below)at Licensee's office located at No. 16, Bo Hai Road.
TEDA, Tianjin, China, Licensor shall decide, after consultation with Licensee the specifications of components other than the Transbar
Power Components (the "General Components") and the styling of the TRB Patent Bicycle:.

3.4. Technician.

3.4.1. Within 45 days of the signing of this Agreement, Licensor shall send one skilled and competent technician or nominated person (the "TRB Technician") to Licensee to advise on the manufacture of the TRB Patent Bicycle.

3.4.2. As soon as practical, Licensor shall inform Licensee of the TRB Technician's name, date of birth, nationality, specialty and knowledge of foreign language so that Licensee can make the necessary visa arrangements for the TRB Technician.

3.4.3. The TRB technician shall work at Licensee's factory in Tianjin, China for a mutually agreeable period, or as long as required, and shall work forty-four hours per week, i.e. eight hours per day during weekdays and four hours on Saturday.

3.4.4. Licensee shall provide the TRB Technician free of charge with appropriate meals, hotel accommodation, and office suitable to his position, the necessary working facilities and transportation in China. International travel and salary will be the responsibility of Licensor.

3.4.5. During his stay in China, the TRB Technician shall follow the laws of China.

3.4.6. During the period of time this Agreement is in effect, Licensee shall take all necessary measures to provide the T R B
Technician with a safe working environment and safety in respect of his stay in China.

Section 4. Quality Standards.

4.1. Licensee hereby guarantees that the TRB Parent Bicycles will be manufactured and assembled in strict compliance with the quality standards set forth below (the "Quality Standards").

4.1.1. The Transbar Power Components to be manufactured by Licensee must meet the specifications and quality standards set forth in the Transbar Power Technical Documents and a certain quality control and test procedures manual (the "QC and Test Manual"), a copy of which manual is attached hereto as Exhibit B.

4.1.2. The General components to be manufactured by Licensee must meet the specifications, requirements and quality standards set forth in the JIS, ISO and United States Consumer Product Safety Regulations applicable to the bicycles.

4.1.3. The whole assemblies of the TRB Patent bicycles to be manufactured and assembled hereunder shall meet the standards set forth in the QC and Test Manual, and in additional shall meet the specifications requirements and quality standards set forth in the JIS,lSO abd United States Consumer Product safety Regulations, applicable to the bicycles.

4.2. Licensor may, at its option, send one or more quality control experts (the "QC expert(s)"), whether employees of Licensor or independent agents, to Licensee to monitor and supervise the quality control process at Licensee's factory. Licensee hereby guarantees that any reasonable instructions of the QC Experts to improve quality of the TRB Patent
Bicycle or their components shall be immediately executed.

4.3. Licensor may, at its option, send one or more inspectors (the "Inspector(s)") to Licensee to inspect the TRB Patent Bicycles prior to being packed for shipment to Licensor. In the event that there is no Inspector at Licensee's factory sent by Licensor. Licensee shall inspect with its best efforts to ensure the required quality.

4.4. QC Experts and Inspectors' full costs, including but not limited to, travel, meals accommodation, visas and salary shall be the responsibility of the Licensor. In the event that the Technician (Section 3.4.) be used to act in the capacity of QC Expert and Inspector, during his working in China, providing that no extension to the previously agreed period of his stay is required, the terms in Section 3.4.4 shall apply.

Section 5. Manufacturing Preparation

5.1. Within 60 days after arrival of the TRB Technician or a mutually agreed date, Licensee shall produce at least 50 sets of the Transbar Power Components and General Components meeting the Quality standards.

5.2. Within 70 days after arrival of the TRB Technician or 10 days after the mutually agreed date, Licensee shall produce 50 samples of the TRB Bicycles; each of which samples shall meet the Quality Standards.

5.3. Immediately after production of 50 samples, Licensee shall begin to test 20 samples in China under supervision of the TRB Technician or Nominated Person in accordance with test procedures set forth in a certain road test manual (the "RoadTest Manual"), which will be provided to Licensee within 45 days after arrival of the TRB Technician or dominated personnel in accordance with test procedures set forth in a certain road test manual (the "RoadTest Manual"),which will be provided to Licensee within 45 days after arrival of the TRB Technician or a Mutually agreed date and such other tests as Licensor may determine, and shall ship simultaneously to Licensor by air the remaining 30 samples to be tested commencing immediately upon receipt by Licensor in the United States (such 30 samples being referred to as the "US Test Samples") in accordance with the RoadTest Manual and such other tests as Licensor may determine.

5.4. Within 30 days after receipt by Licensor of the US Test Samples, Licensor shall notify Licensee in writing as to Licensor's approval or disapproval of the foregoing 50 samples. If Licensor disapproves, Licensor shall specifically set forth all the problems found during the tests, and Licensee, with technical support of Licensor, shall cure all the problems within 30 days after such notification. The expense of corrective changes will be born by, the Licensor for design defects, and the licensee for on and assembly defects. Licensee shall then submit
20 units of new samples to Licensor for its approval in accordance with this
Section 5.4.

5.5. Licensor shall bear the expenses of testing the foregoing samples in the United States and the air freight charges for the US Test Samples, and
shall pay for the foregoing samples at $   F. 0. B. China, per unit. This
price is to be negotiated between Licensor and licensee and inserted into the agreement within 30 days of the date of this agreement. Licensee shall bear the expenses of testing the foregoing samples in China.

Section 6. Purchase-back.

6.1. Licensor shall issue a confirmation of purchase (the "Confirmation of Purchase") to Licensee to purchase back the TRB Patent Bicycles from Licensee. Upon receipt by Licensee of a Confirmation of Purchase and an irrevocable documentary letter of credit covering each Confirmation of Purchase, Licensee shall manufacture and deliver the TRB Patent Bicycles in accordance with the terms and specifications of each Confirmation of Purchase and this Agreement. If the terms and conditions of this Agreement and a Confirmation of Purchase conflict, the terms and conditions of the agreement shall prevail.

6.2. Licensor agrees to issue its Confirmation of Purchase Order and letter of credit at least 30 days prior to shipment date. During the start-up phase of business the purchase order and letter of credit shall be issued 60 days prior to requested shipment date.

6.3. All TRB Patent Bicycles shall bear a Certain trademark, the details of which include the design and art-work along with permit will be provided by Licensor to licensee within 70 days of the signing of this Agreement (the "TRB Trademark").

6.4. If in the first year the Licensor fails to issue a confirmation of Purchase order and letter of credit The Licensor shall reimburse the Licensee in the amount of USD300,000 to cover mold, manufacturing tools and all costs. The licensee on receipt of this payment hereby agrees to transfer and assign to Licensor the ownership of all foregoing manufacturing tools on the termination of this agreement.

Section 7. Purchase Price.

The purchase price of the TRB Patent Bicycles to be manufactured and purchased back hereunder shall be the manufacturing cost of Licensee plus a reasonable profit and the cost of packing and shipping equivalent to New York port(s) (the "Purchase Price "), which will be determined within 7 Days after completion(of first volume mass production of the foregoing based on a mutually agreeable calculation method; provided, however, that in any event the Purchase Price shall not exceed U.S.
C&F equivalent New York port (s), per unit, which maximum price shall be valid during the three-year period commencing the date of completion of production of the foregoing 50 samples.
The price excludes currency exchange rate fluctuations in excess of more than 5%, the changes of price due to these exchange rate fluctuations requires a 90 day period of notification.

Section 8. Defective Bicycles

Except for defects in the design of the Transbar Power Components, Licensee shall be responsible for any defects in the TRB Patent Bicycles, as to which defects Licensee shall, at its expense, replace the defective components or it the replacement of the defective components is not economical or does not cure the defects, the whole units of the TRB Patent Bicycles.

Section 9. Indemnification.

9.1. Licensee shall indemnify, defend and hold harmless Licensor and its directors, officers, employees and agents from and against any and all claims, losses, liabilities , and expenses, including reasonable attorneys' fees, arising out of claims alleging personal injury, death, or property damage resulting from manufacturing and assembling defects in the TRB Patent Bicycles not resulting from the gross negligence or willful misconduct of Licensor.

9.2. Licensor shall indemnify, defend and hold harmless Licensee and his directors, officers, employees and agents from and against any and all claims, losses, liabilities, and expenses, including reasonable attorney's fees arising out of patent or trademark infringement claims under this Agreement provided that nothing hereunder shall be construed to obligate Licensor to defend, indemnify or hold harmless Licensee against patent or trademark infringement claims brought against Licensee arising ou of acts taken by Licensee not required by this agreement or not approved by Licensor in writing. Licensor may however, elect to defend any such action, in which case Licensee shall reimburse to Licensor the actual expenses incurred by Licensor. If Licensor elects not to defend. Licensee may, with the consent of Licensor, defend such action at its own expense. Licensee shall not settle any such action without the written consent of Licensor.

9.4 The obligations of Licensor stated in Section 9.3 above apply only if
(i) Licensee shalll promptly inform Licensor in writing of any claim within the scope of Section 9.3, (ii) Licensor is given exclusive control of the defense of such claim and all negotiations relating to its settlement, and (ii) Licensee shall assist Licensor in all necessary respects in the conduct of the suit.

9.5 This section shall survive for a period of five years after termination of this Agreement.

Section 10. Protection Guarantee. Licensee has negotiated an agreement with TIANJIN ECONOMETIC-TECHNOLOGICAL DEVELOPMENT AREA (TEDA) INDUSTRIAL INVESTMENT COMPANY to guarantee and be responsible for licensee'e obligation not to infringe the TRB Patent or the TRB trademark and not to breech licensee's obligation of Confidentiality set forth in Section 13 hereof. Such guarantee protection will include TEDA assisting Licensor to defend any violation and protect Licensor's interests, including covering all legal fees, out of pocket expenses and losses and to be responsible and accountable for violations that maybe committed by the Licensee.

Section 11. Insurance. Licensee shall maintain, with an insurance company reasonably acceptable to Licensor, a policy or policies of comprehensive general liability insurance (including product liability coverage) with limits if not less than $1 million or other mutually agreed amount or each occurance which policy or policies shall name Licensor as an additional insured and shall provide that the insurer give Licensor thiry days prior written notice in the event of any material change in, cancellation, termination, or non-renewal of such policy or policies. Licensee shall deliver to Licensor, within 10 days prior to completion of production of 50 samples, a certificate of insurance evidencing such coverage. This section shall survive for a period of three years after termination of this Agreement.

Section 12. Parts. As soon as practical, but not later than 7 days after completion of production of 50 samples, Licensee shall supply a mutually agreeable price list of replacement parts for the TRB Patent Bicycles and further agrees that such replacement parts shall be available to Licensor for purchase during the term of this Agreement and for a period after the date the last of the TRB Patent Bicycles is produced (i) of two years for cosmetic and non-functional parts and (ii ) three years for functional parts.

Section 13. Confidentiality

13.1. Any and all of the Transbar Power Technical Documents, the QC and Test Manual, the RoadTest Manual, Other technical in formation contained therein, technology and technical information obtained through disassembling of the TRB Samples, and other technical documents and information generated by Licensee with respect to the TRB Patent Bicycles, whether obtained before or after the execution of this Agreement (collectively the "TRB Confidential Information"), shall be held in strict confidence.

13.2 Any and all of the TAB Confidential Information shall not, directly or indirectly, be divulged, disclosed or communicated to any other person or entity or used for any purposes other than those expressly contemplated by this Agreement.

13.3. Licensee shall require each of employees and consultants of Licensee having access to the TRB Confidential Information to enter into an agreement whereby each such employee or consultant agrees to hold the TRB Confidential Information in strict confidence at all times, and agrees not to compete with Licensor by manufacturing or working on bicycles which are covered by the claims of the TRB Patent, either during his, her or its employment or engagement and for a five-year period thereafter, or, in the rceable, then a reasonable period as agreed by a proper Judicial body.

13.4. In the event this Agreement is terminated, than Licensee shall immediately return to Licensor any and in whatever form (Including electronic form). In the possession of Licensee, its employees, consultants or any entity or person to whom Licensee has provided the TRB Confidential information.

13.5. In the event of a violation or breach of this Section 13 by Licensee, or its employees or consultants. Licensor shall have the specific right to enforce the provisions of this Section 3; and to commence an action with respect thereto, in Licensee's name and stead, if License for any reason elects not to enforce such provision.

13.6. This Section 13 shall survive for a period of five years after termination of this Agreement.

Section 14.  Non-Competition.

Licensee hereby guarantees that, for the life of the TRB Patent, Licensee shall not be directly or indirectly engaged in the promotion, handling or selling of any bicycles, bicycle parts or other TRB-related products which are covered by the claims of the TRB Patent, unless the prior Written consent of Licensor has been first secured.

Section 15.  Infringement Action.

In the event that the TRB Patent or TRB Trademark is infringed by any third party In the United States or China, Licensee shall notify Licensor, and Licensor may, if it chooses, bring suit to enjoin such infringement.

In the event Licensor elects not to bring such suit Licensee may bring such suit upon advice to, and with written consent of Licensor. Licensee shall not settle any such suit without written consent of Licensor; provided, however, that Licensor shall not unreasonably withhold such consent.

Section 16. Improvements

16.1. Licensee shall require each of the employees and consultants of Licensee having access to the TRB Confidential Information to enter into an agreement with Licensee, in form and substance satisfactory to Licensor, whereby each such employee or consultant agrees to assign to Licensee the entire right, title and interest in and to any and all inventions, concepts, ideas, processes, and technology information relating to the TRB Patent Bicycles, or relating to or useful in the, manufacture of (collectively "Inventions and Know-How"), made by him or her or it whether during the course of his, her or its employment or engagement by Licensee and during a five-year period thereafter.

16.2. Licensee shall promptly assign to Licensor. any Inventions and Know-How that are made or acquired by Licensee or its employees or consultants during the term of this Agreement and during a period of five years following the termination of this Agreement.

16.3. Licensor shall have the exclusive right and option to file and perfect any and all patent applications embodying or arising out of the Inventions and Know-How in China, the United States and elsewhere, in the name of the Licensor and to that end shall have the right to receive and inspect all drawings, plans, models, specifications and worksheets relating thereto and to interview any and all of licensee's employee and associated personnel and organizations having knowledge thereof. Licensee shall retain a license to use the Inventions and Know-How on the TRB Patent Bicycles for the purpose of manufacturing the TRB Patent Bicycles pursuant to this Agreement, without additional payments to Licensor.

Section 17. Term and Termination

17.1 Except to the extent provided herein with respect to the survival of certain provisions following termination of the Agreement, unless terminated earlier pursuant to Sections 17.2 hereof, this Agreement shall continue in force for a period of five years from the date of this Agreement, and thereafter shall be renewed on mutually agreeable terms and conditions for additional successive one-year period unless one party gives the other notice of its intention to terminate no later than 90 days prior to the expiration of the term hereof or of any renewal period.


17.2. If any party shall at any time default in fulfilling any of the its material obligations hereunder, and such default shall not be cured within 30 days after written notice thereof is given by other party to the defaulting party, the other party shall have the right to terminate this Agreement by giving written notice of termination to the defaulting party; this Agreement thereby being terminated 30 days after such notice of termination.

Section 18. Notices. All notices and other communications provided for hereunder shall be in writing and registered air mail or delivered by international courier or transmitted by fax. If to


Licensor, at TRB systems Inc., 354 Eisenhower Parkway, Suite No.26, Livingston, New Jersey 07039, Fax No.207-392-5577, Attention: Byung D. Yim; if to Licensee, at its address at Sino-Danish Enterprises Co. Ltd., Tianjin, China, Fax No.-0225325359, Attention of Mr. GUO SHOU ZH ENG, or as to either party at such other address as is designated by such party in a written notice to the other party. All such notices and other communications shall be effective (a) on the 10 day after registered express air mailing, postage pre paid, or (b) on the 10 day after deposit with a recognized international courier service providing written receipt of delivery, or (c) on the 3rd day after transmitting by fax; provided that any notices sent by fax shall be followed by a "hard" copy sent by courier or mail in accordance with (a) or (b) above, but without affecting the effective date of receipt of the notice sent by fax.

Section 19. Miscellaneous

19.1 Amendments. This Agreement may not be changed, amended, or modifyed except by a writing signed by the parties hereto.

19.2 Waiver. The waiver by either party hereto of any right hereunder, or of the failure to perform or breach by the other party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party, whether of a similar nature or otherwise.

19.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York.

19.4  Consent to Jurisdiction.

19.4.1 Licensee hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the New York County in any action or proceeding arising out of or relating to this agreement. Licensee hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Licensee agrees that a final judgment of any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

19.4.2 Nothing in this Section shall affect the right of the Licensor to bring any action or proceeding against either Licensee or its property in the courts of any other jurisdictions.

19.5. Entire Agreement. This Agreement (together with the Exhibits hereto) constitutes the entire agreement and understanding by the parties hereto as to the subject matter of this Agreement, and merges aqll prior discussions by and between them.

19.6 Severability. Any provision of this Agreemnet which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

19.7 Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not be assignable or delegable by any party without the prior written consent of the other party.

19.8. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

19.9. Execution Counterparts. This Agreement maybe executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first above written.



Licensor:                                 Licensee:
TRB SYSTEMS INC.                 SINO-DANISH  ENTERPRISES CO. LTD.
/s/Byung Yim/s/, President        /s/illegible/s/, President

TIANJIN WORLDWIDE INC.           By /s/illegible/s/, President and Chairman

                      SHARE PURCHASE AGREEMENT

	MEMORANDUM OF AGREEMENT made as of the 18 day of April, 1997,

BETWEEN:

		MOTION PLUS INTERNATIONAL CORPORATION, A Delaware Corporation.

		(hereinafter collectively called the "Vendors")

                                                          OF THE FIRST PART


A N D:

		TRB SYSTEMS INTERNATIONAL INC. a corporation incorporated under the laws of the State of Delaware,

		(hereinafter called the "Purchaser")

                                                          OF THE SECOND PART


	WHEREAS, the vendors own all of the authorized issued and outstanding shares of capital stock (there being no other securities) of TRB Systems Inc. (herein referred to as the "Corporation"), a corporation engaged in the provision and sale of, and manufacture of bicycles, motorized two wheeled transport, and exercise equipment in the United States, and, generally, worldwide, from facilities in the State of New Jersey and manufacturing facilities, worldwide ; and

	AND WHEREAS, the Vendors desire to acquire 100% of the issued and outstanding shares of the Purchaser's Common Stock, par value $0.001 per share (the "Exchange Shares), in consideration for their conveyance of all shares of the Corporation's stock (which will constitute 100% of the Corporation's authorized, issued and outstanding securities); and

	AND WHEREAS, the parties hereto agree that this transaction is to be structured and completed in compliance with all requirements of
        Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended:

	NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT in consideration of the covenants, agreements, warranties and payments herein set out and provided for, the parties hereto hereby respectively covenant and agree as follows:

ARTICLE 1.00 - DEFINED TERMS

1.1		When used herein or in any amendments hereto, the following
terms shall have the following meanings respectively:

		"Agreement" means this agreement and all schedules attached to this agreement, in each case as they may be supplemented or amended from time to time and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement, and "Article", "section" and "subsection" mean and refer to the specified Article, section and subsection of this agreement;

  "Auditors" means the Corporation's auditors, namely Stan Lee; CPA;

		"books and records" means the accounting books of original entry including the general ledge, record of cash receipts and disbursements, purchase journal and banking records;

		"Business" means the business presently and heretofore carried on by the Corporation, consisting of the provision and sale of, and manufacture of bicycles, motorized two wheeled transport, and exercise in the United States, and, generally, worldwide, from facilities in the State of New Jersey and manufacturing facilities, worldwide;

		"Business day" means a day other than a Saturday, Sunday or a day that is a statutory holiday in the United States;

		"Closing" means the closing of the transaction of purchase and sale contemplated herein;

		"Closing Date" or "Date of Closing" means April 18th, 1997 or such other date as may be mutually agreed upon in writing by the parties hereto;

		"Closing Financial Statements" has the meaning ascribed to it in section 4.1.1 hereof;

		"Common Shares" means the issued and outstanding common shares in the capital of the Corporation;

		"Corporation" means, TRB Systems, Inc., a corporation incorporated under the laws of the State of Delaware;

		"EBIT" means net earnings before income taxes, as determined by the auditors, in accordance with GAAP;

		"Exchange Shares" means 100% of the common shares in the capital of the Purchaser;

		"Financial statements" means, collectively, the Closing Financial Statements defined hereinabove;

		"Intercompany Transactions" means, collectively, all transactions of any nature between the Corporation and any Person associated with or related to the Corporation or otherwise not dealing with the Corporation on an arms-length basis;

		"GAAP" means generally accepted accounting principles in the United States, as appropriate, as in effect from time to time, consistently applied;

		"NASDAQ" means the National Association of Securities
Dealers and Quotations;

		"Non Arm's Length Person" means any shareholder director, officer, employee, affiliate or associate of the Corporation or any one or more of the Vendors or any other Person who does not deal at arm's length with the Corporation or any one or more of the Vendors;

		"Person" includes an individual, a corporation, a joint venture, a partnership, a trust or trustee, any unincorporated organization, an association, joint venture or any other entity (including any governmental, administrative or regulatory authority);

		"Permitted Liens" means, at any time, such Liens as the Purchaser may agree, in writing, shall constitute a Permitted Lien for the purpose of this Agreement;

		"Purchased Shares" shall have the meaning attributed thereto in section 3.1 hereof;

		"Requirements of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational, governing documents of such Person, and any law, treaty, regulation or rule, or determination of an arbitrator or a court or other governmental authority or agency, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject;

		"Rule 144 means rule 144 of the United States Securities act of 1933;

		"SEC" means the Securities and Exchange Commission of the United States;

		"Subsidiary", in relation to any body corporate, means any corporation of which issued and outstanding securities are held, other than by way of security only, by such body corporate, and includes any corporation in like relation to a Subsidiary;

  "this agreement", "herein", "hereto", "hereunder", "hereof" and similar expressions refer to the within agreement and not to any particular portion thereof, and include the schedules referred to in Article 2.00;

		"Time of Closing" means two o'clock in the afternoon on the Closing Date;

ARTICLE 2.00 - SCHEDULES

2.1		The following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be part hereof:

	Schedule 1	-	SB-2 for the Corporation and Purchaser, to
be completed as of April 30, 1997, and delivered to the president of the Purchaser on or before the 15th day of July, 1997.



ARTICLE 3.00 - PURCHASE AND SALE

3.1		Subject to the terms and conditions hereof, the Vendors
covenant and agree to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from the Vendors, 100 % the issued and outstanding shares owned by the Vendors in the capital of the Corporation (the "Purchased Shares") for an amount equal, in the aggregate, to the Purchase Price, payable as hereinafter set out.

3.2		Subject to the hereinafter described conditions, the
Purchaser hereby agrees to exchange the equivalent of 100% of its common Stock (100/100th share of the Purchaser), $0.001 par value (the "Exchange shares"), with the Vendors for all of the Purchased Shares, which upon transfer, will constitute 100% of the Companies to be acquired's authorized, issued and outstanding securities.

		3.2(a)	The Purchaser shall call a special meeting of its
stockholders for the purpose of:

			(a)	Amending the Purchaser's articles of
incorporation in the following manner:

			(b)	New directors shall be elected and new
by-laws shall be adopted.

			(c)	The Purchaser's entry into this agreement
shall be ratified, provided, however, that such ratification shall not be a condition subsequent but a condition precedent to this agreement and that by executing this Agreement, the Purchasers declare such ratification has been effected.

		3.2(b)	Immediately following the calling of the said
meeting, all officers and Directors of the purchaser shall resign, effective immediately after the meeting abovementioned.

		3.2(c)	The Purchaser hereby represents, warrants, covenants
and acknowledge that:

		(c)(1)	The Purchaser's Stock is being transferred without
Registration under the provisions of the Delaware Blue Sky Law pursuant to exemptions provided under the Act and the analogous sections of the Delaware Companies' Law;

		(c)2	All of the Purchaser's Stock will bear legends
restricting its transfer, sale, conveyance or hypothecation within the jurisdictional boundaries of the United States, unless such Acquired companies' Stock is either registered under the provisions of Section 5 of the Act and under applicable state securities laws, or an opinion of legal counsel is provided by the Purchaser certifying that such registration is not required as a result of applicable exemptions therefrom;

		(c)(3)	The Purchaser shall not transfer any of the acquired
Companies' Stock except in compliance with all applicable laws; and

		(c)(4)	The Purchaser is acquiring the Acquired Companies'
Stock for its own account, for investment purposes only and not with a view to further sale or distribution.

	(d)	The Vendors hereby represents, warrants, covenants and
acknowledges that:

		(d)(1) The Stock is being transferred without registration under the provisions of Section 5 of the Act:

	(d)(2) All of the Exchange shares will bear legends restricting its transfer, sale, conveyance or hypothecation within the jurisdictional boundaries of the United States, unless such Exchange Shares are either registered under the provisions of Section 5 of the act and under applicable state and provincial securities laws, or an opinion of legal counsel is provided by the Purchaser certifying that such registration is not required as a result of applicable exemptions therefrom;

	(d)(3) The vendors shall not transfer any of the Acquired Companies' Stock except in compliance with all applicable laws; and

3.2(d)(4) The vendors are acquiring the Acquired Companies' Stock for their own account, for investment purposes only and not with a view to further sale or distribution , except as permitted by law.

	(d)(5) The vendors have made themselves fully and completely familiar with all aspects of the Purchaser's business, operations, and financial statements and, immediately following closing on this Agreement, will assume operational control thereof.

3.3		The Certificates representing the shares being exchanged
shall each bear the following legend:

"THESE SHARES HAVE NEITHER BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR WITH THE SECURITIES REGULATORY AUTHORITIES OF THE STATE OF DELEWARE (OR ANY OTHER STATE, OR NATIONAL AUTHORITY).
CONSEQUENTLY, THESE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY ARE FIRST REGISTERED UNDER APPLICABLE STATE, PROVINCIAL AND FEDERAL SECURITIES LAWS OR THE TRANSACTION'S EXEMPTION THEREFROM IS DEMONSTRATED TO THE FULL SATISFACTION OF THE CORPORAITON'S LEGAL COUNSEL."

3.4		The Purchaser warrants and represents that except as
described herein, there are no other outstanding securities of any class or of any kind or character of the Purchaser, there being no outstanding subscriptions, options, warrants or other agreements or commitments obligation the Purchaser to issue or sell any additional shares of the Purchaser's Stock or any options or rights with respect thereto, or any securities convertible into any shares of Stock of any class;

3.5		The Purchase Price shall be paid and satisfied in full by
the delivery of the issued Exchange Shares at the Times of Closing, said shares to be held in escrow by Edward H. Suh, Esq. until July 30, 1997, pending the approval of the SB-2 by the Purchaser.

ARTICLE 4.00 - COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDORS

4.1		The Vendors hereby jointly and severally covenant, represent and warrant as follows and acknowledge that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

4.1.1	  On or before June 30, 1997, the Vendors shall
prepare the Financial statements of the Corporation and deliver them to the Purchaser, who shall have 15 days to approve the same, or declare this Agreement null and void.

4.2.2  	TRB Systems Inc. has been duly incorporated and
organized and is validly subsisting and in good standing under the laws of Delaware.

4.2.3  	TRB Systems Inc. has the corporate power to own or
lease its property and carry on the Business. The said corporation is duly qualified as a corporation to do business under the laws of New Jersey, being the only jurisdictions in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.2.4  	The authorized capital of TRB Systems Inc. consists
of 1,000 shares with a par value of $1.00 each.

4.2.5  	Of the authorized capital of the said corporation,
510 shares (and no more) have been duly and validly allotted and issued and are outstanding as fully paid and non-assessable and are beneficially owned by the he Vendors.

4.2.6  	All of the Purchased shares are owned by the said
Vendors as the beneficial owners of record, with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever, including voting trusts shareholders' agreements, options or other agreements of any kind and the said Vendors have the absolute right to transfer the Purchased shares and they shall be enjoyed by the Purchaser free from any interruption or disturbance subject only to the terms and conditions herein.

4.2.7  	TRB Systems Inc. has no subsidiaries and owns no
shares in the capital of any other corporation and has not agreed to acquire any Subsidiary or any shares of the capital of any other corporation or to acquire or lease any other business operations.

4.2.8  	Deleted by agreement.

4.2.9  	Deleted by agreement.

4.2.10  	Deleted by Agreement.

4.2.11  	Deleted by Agreement.

4.2.12  	All of the Purchased Shares are owned by the said
Vendors as the beneficial owners of record, with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever, including voting trusts, shareholders' agreements, options or other agreements of any kind an the said vendors have the absolute right to transfer the Purchased Shares and they shall be enjoyed by the Purchaser free from any interruption or disturbance subject only to the terms and conditions herein.

4.2.13  	The Corporation does not have  any Subsidiaries and
nor owns any shares in the capital of any other corporation and has not agreed to acquire any Subsidiary or any shares of the capital of any other corporation or to acquire or lease any other business operations.

4.2.14  	No person, firm or corporation has any agreement or
option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from any one or more of the Vendors of any of the Purchased Shares.

4.2.15  	No person, firm or corporation has any agreement or
option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Corporation or of any securities of the Corporation.

4.2.16  	Except with respect to product warranties provided
by the Corporation in the ordinary course of business, the Corporation is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person, firm or corporation;

4.2.17  	There are not now, nor will there be on Closing, any
material claims or potential or contingent claims against the Corporation for product liability in respect of goods manufactured and/or sold by the Corporation.

4.2.18  	There are not now, nor will there be on Closing, any
material claims or potential or contingent claims against the Corporation for product liability in respect of goods manufactured and/or sold by the Corporation.

4.2.18  	The Financial Statements have been prepared in
accordance with GAAP and present fairly:

4.2.18  (a)	all the assets, liabilities (whether
accrued, absolute, contingent or otherwise) and the financial condition of the Corporation as at the respective dates of the Financial Statements; and

4.2.18  (b)	the sales, earnings and results of
the operations of the Corporation during the periods covered by the Financial Statements, respectively.

4.2.19  	The corporate records and minute books of the
Corporation contain complete and accurate minutes of all meetings of and copies of all by-laws and resolutions passed by the directors and shareholders of the Corporation since the incorporation of the Corporation, all such meetings were duly called and held and the share certificate books register of shareholders, register of transfers, register of directors and other corporate registers of the Corporation are complete and accurate in all material respects.

4.2.20  	The Business has been carried on in the ordinary
course since the Inception of the Companies to be acquired. Since that t ime there has been no change in the business operations, affairs or condition of the Corporation, financial or otherwise, or arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God or otherwise, except changes occurring in the ordinary course of business, which changes have not materially aversely affected and will not materially aversely affect the organization, business, properties, prospects and financial condition of the Corporation or the ability of the Corporation to carry on Business.

4.2.21  	The books and records, financial and otherwise, of
the Corporation fairly and correctly set out and disclose in all material respects the financial position and result of operations of the Corporation as at the date hereof and all material financial transactions of the Corporation have been accurately recorded in such books and records.

4.2.22  	Execution of this Agreement by the Vendors and
delivery of the Agreement by them to the Purchaser and their performance hereunder have been duly authorized and no further action will be necessary on the part of the Vendors to make this agreement valid and binding in accordance with its terms upon the Vendors.

4.2.23  	The entering into of this Agreement and the
consummation of the transaction of purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute a default under the constating documents, by-laws or resolutions of the Corporation or of any indenture, agreement, instrument, license, permit or understanding to which the Corporation or any one or more of the Vendors is a party or by which any one or more of them is bound, nor will the consummation of such transaction accelerate any commitment or obligation of the Corporation or result in the creation of any lien or encumbrance upon any of the assets or property of the Corporation.

4.2.24  	The entering into of this agreement and the
consummation of the transactions contemplated hereby will not result in the violation of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over the Corporation or the Vendors or their respective properties or businesses.

4.2.25  	No consent, authorization, license, franchise,
permit, approval or order of any court or governmental agency or body or of any lessor under any lease or of any person is required for the acquisition by the Purchaser of the Purchased Shares or the completion of any of the other transactions contemplated hereby or the continuance, following closing, of any rights of the Corporation pursuant to any agreement affecting its assets or the Business.

4.2.26  	The Corporation will not, prior to the Closing
Date, hire any new employees, terminate any employee or increase the salary or remuneration of any employee except in the normal course of business.

4.2.27  	The aggregate amount of salaries, pension, bonuses,
rents or other remuneration of any nature paid or payable by the Corporation to or for the Vendors or Non Arm's Length Persons subsequent to the execution of this Agreement and up to the Time of Closing will be made only at the regular rates heretofore paid.

4.2.28  	No capital expenditures, except in the ordinary
course of business, will be made or authorized by the Corporation after the date hereof and up to the Time of Closing, without the prior written consent of the Purchaser.

4.2.29  	Listed in Schedule 1 is a complete list of all
outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness or other security instruments of the Corporation, none of which are presently in default and the Corporation is not under any agreement to and shall not create or issue any bonds, debentures, mortgages, notes or other evidence of indebtedness or other security agreements from the date hereof until Closing without the written consent of the Purchaser.

4.2.30  	The Corporation is not a party to any lease or
agreement in the nature of a lease, whether as lessor or lessee, except those leases described in Schedule 1 hereto (in which is specified the parties to each of such leases, their dates of execution and expiry dates, any options to renew, any consents required, the locations of any leased lands and premises and the rental payable thereunder), and each of such leases is in good standing and in full force and effect without amendment thereto and the Corporation is not in breach of any of the covenants, conditions or agreements contained in each such lease; and there are no consents required from or on behalf of any persons to the transaction contemplated by this Agreement.

4.2.31  	The Corporation is not a party to any conditional
sales contract, hire-purchase agreement or other title retention agreement.

4.2.32  	The Corporation is not and will not be, at the Time
of Closing, a party to any agreement to acquire or to acquire any beneficial interest in any real or immovable property.

4.2.33   	The Corporation maintains appropriate policies of
insurance, given the nature of the Business, and such insurance coverage will be continued in full force and effect to and including the Date of Closing. The Corporation is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion. Schedule 4 hereto lists all insurance policies of the Corporation, specifying the insurance company, insurance agent, policy number, type of coverage and amount of coverage.

4.2.34  	There are no actions, suits or proceedings,
including product warranty claims, pending or threatened against or affecting the Corporation, at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and the Vendors is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

4.2.35 Except for agreements, contracts and commitments in the ordinary course of business which have no more than three (3) months to run, the Corporation is not a party to any outstanding agreement, contract or commitment, whether written or oral, except as stated in Schedule 3 attached hereto.

4.2.36  	All vacation pay, bonuses, commissions and other
emoluments are accurately reflected and have been accrued in the books of account of the Corporation.

4.2.37  	The Corporation is and at Closing will be in
substantial compliance in all jurisdictions in which it employs persons, with legislation governing hours of work, termination and severance pay, vacation pay and similar employee rights, the Worker's Compensation Act and all such similar statutes.

4.2.38  	The uses of the real properties owned or leased by
the Corporation referred to in this agreement or the Schedules hereto are not in material breach of any statute, by-law, ordinance, regulation, covenant, restriction or official plan.

4.2.39  	The Corporation owns, possesses and has a good and
marketable title to its undertaking, property and assets, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

4.2.40 The conduct of the business does not infringe upon the patents, trade marks, trade names or copyrights, domestic or foreign, of any other person, firm or corporation.

4.2.41  	Annexed hereto in Schedule 1 is a true and complete
list showing the name of each bank, trust company or similar institution in which the Corporation has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto; and

4.2.42  	The Corporation is conducting the Business in
compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is carried on, is not in breach of any such laws, rules or regulations, except for breaches which in the aggregate are immaterial, and is duly licensed, registered or qualified in each jurisdiction in which the Corporation owns or leases property or carries on the Business, to enable the business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing and none of the same will be canceled or amended by virtue of the transaction of purchase and sale herein provided for.

4.2.43  	All facilities and equipment owned and used by the
Corporation in connection with the Business are in good operating condition and are in a state of good repair and maintenance.

4.2.44  	There are not now any loans or other indebtedness
outstanding between the Corporation and the Vendors, or any directors, officers, shareholders or employees of the corporation or former directors, officers, shareholders or employees of the Corporation or former directors, officers, shareholders or employees of the corporation or any Non Arms Length Persons, other than normal salaries, bonuses, fringe benefits and the obligation to reimburse for expense incurred on behalf of the Corporation in the normal course of business.

4.2.45  	To the best of the Vendors knowledge, there are no
liabilities of the Corporation of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Corporation or the Purchaser may become liable on or after Closing and relating to periods before Closing except liabilities which have been disclosed on, reflected in or provided for in the Financial Statements and any liabilities incurred in the ordinary course of business and attributable to the period since February, 1983, none of which is materially adverse, individually or in the aggregate, to the Business, operations, affairs or financial condition of the Corporation.

4.2.46  	There is not now nor will there be at the Time of
Closing any application pending for the issuance of articles of amendment to the originating documents of the Corporation.

4.2.47  	The Corporation is not in default in the filing of
any corporate return or report that may be required under any federal, provincial and/or municipal law or regulation.

4.2.48  	The Corporation has duly and timely filed all tax
returns required to be filed by it and has paid all taxes and installments of taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable by it on or before the date hereof; the Canadian federal and all provincial income tax liability of the corporation has been reviewed and determined by the IRA for all fiscal years up to and including the fiscal year ended June 30, 1996; adequate provision has been made for taxes payable for the current period of which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against, the Corporation in respect of taxes, governmental charges or assessments, asserted by such authority; the Corporation has with held from each payment made to any of its officers, directors, employees, former directors, officers and employees the amount of all taxes, including but not limited to income tax, and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under the applicable tax legislation.

4.2.49  	The IRA has not issued a Notice of determination
with respect to the Vendors or the Corporation.

4.2.50  	The Vendors have no information or knowledge of any
facts relating to the vendors, the Business, the Corporation or the Purchased shares which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from completing the transaction of purchase and sale herein contemplated.

4.2.51 The vendors have attached the questionnaire requested of them as Schedule 6, and understand that the Purchasers are relying on the information therein, and the said information is warranted to be true and correct.


ARTICLE 5.00 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1		The Purchaser covenants, represents and warrants as follows
and acknowledges that the vendors are relying upon such covenants, representations, warranties and covenants in connection with the sale by the Vendors of the Purchased Shares:

5.1.2  	The purchaser has been duly incorporated, and is
validly subsisting and in good standing under the laws of the State of Delaware;

5.1.3  	The execution of this Agreement by the Purchaser,
and its delivery to the Vendors, and the performance by the Purchaser hereunder, have been duly authorized and no further action will be necessary on the part of the Purchaser to make this Agreement valid and binding in accordance with its terms upon the Purchaser;

5.1.4  	The execution and delivery by the Purchaser of
this agreement and the performance of its obligations hereunder will not violate the constating documents or by-laws of the Purchaser, any indenture or other agreement, written or oral, to which it is a party, or by which it is bound, or any law, rule, regulation or order to which it is subject;

5.1.5  	OMIT

5.1.6  	None of the assets of the Purchaser have been
pledged to secure debt of the Purchaser.

5.1.7  	The Purchaser has the corporate power to own or
lease its property and carry on its Business.

5.1.8  	No person, firm or Corporation has any agreement or
option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase of any shares in the Purchaser.

5.1.9  	OMIT

5.1.10  	Except with respect to product warranties provided
by the purchaser in the ordinary course of business, the Purchaser is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person, firm or corporation;

5.1.11  	There are not now, nor will there be on Closing, any
material claims or potential or contingent claims against the Purchaser for product liability in respect of goods manufactured and/or sold by the Purchaser.

5.1.12  	The financial statements of the Purchaser Statements
have been reviewed and accepted as fair and valid by the Vendors.

5.1.13  	The corporate records and minute books of the
Purchaser contain complete and accurate minutes of all meetings of and copies of all by-laws and resolutions passed by the directors and shareholders of the Purchaser since the incorporation of the Purchaser, all such meetings were duly called and held and the share certificate books, register of shareholders, register of transfers, register of directors and other corporate registers of the Purchaser are complete and accurate in all material respects.

5.1.14  	The books and records, financial and otherwise, of
the Purchaser fairly and correctly set out and disclose in all material respects the financial position and result of operations of the Purchaser as at the date hereof and all material financial transactions of the Purchaser have been accurately recorded in such books and records.

5.1.15  	Execution of this Agreement by the Purchaser and delivery
of the agreement by them to the Vendors and their performance hereunder have been duly authorized and no further action will be necessary on the part of the Purchaser to make this agreement valid and binding in accordance with its terms upon the Purchaser.

5.1.16  	The entering into of this Agreement and the consummation of
the transaction of purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute a default under the constating documents, by-laws or resolutions of the Corporation or of any indenture, agreement, instrument, license, permit or understanding to which the Purchase is a party or by which it is bound, nor will the consummation of such transaction accelerate any commitment or obligation of the Purchaser or result in the creation of any lien or encumbrance upon any of the assets or property of the Purchaser.

5.1.17  	The entering into of this Agreement and the consummation
of the transactions contemplated hereby will not result in the violation of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over the Purchaser.

5.1.18  	No consent, authorization, license, franchise,
permit, approval or order of any court or governmental agency or body or of any lessor under any lease or of any person is required for the acquisition by the Purchaser of the Purchased Shares or the completion of any of the other transactions contemplated hereby or the continuance, following closing, of any rights of the Purchaser pursuant to any agreement affecting its assets.

5.1.19  	The Purchaser has not declared, directly or indirectly,
or paid any dividends or declared or made any other distribution on any of its shares since April 9th, 1997 and no dividends declared or distributions authorized remain unpaid. The Purchaser will not declare and pay any dividends or make any other distributions on any of its issued shares prior to the Closing Date. The Purchaser has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or agreed to do so.

5.1.20  	No payments, benefits or credits have been granted,
made or authorized, since April 9th, 1997, by the Purchaser to its officers, directors, shareholders or employees, or to its former officers, directors, shareholders or employees or to any Non Arms Length Persons, except in the ordinary course of business and at the regular rates payable to them as salary, pension, bonuses, rents or other remuneration of any nature.

5.1.21  	The Purchaser will not, prior to the Closing Date, hire
any new employees, terminate any employee or increase the salary or remuneration of any employee except in the normal course of business.

5.1.22  	The aggregate amount of salaries, pension, bonuses,
rents or other remuneration of any nature paid or payable by the Purchaser to or for the Vendors or Non Arm's Length Persons subsequent to the execution of this Agreement and up to the time of closing will be made only at the regular rates heretofore paid, and no such payment will be due and owing to any employee, director, or officer of the Purchaser after the closing.

5.1.23  	No capital expenditures, except in the ordinary course of
business, will be made or authorized by the Purchaser after the date hereof and up to the Time of Closing, without the prior written consent of the Vendors.

5.1.24  	The Purchaser is not a party to any written or oral
agreement for the employment of any officers or individual. All employees are hired for an indefinite period subject to immediate termination on 24 hours notice. The employment contracts described in
Schedule 7 hereto are valid and in good standing and fully reflect and outline the entire agreement between each employee and the Purchaser.

5.1.25  	The Purchaser is not a party to any agreement providing
for a pension plan, profit sharing plan or bonus based on profit with any employee, officer or director of the Purchaser.

5.1.26  	The Purchaser has not made any agreements with any labor
union or employee association nor made commitments to or conducted negotiations with any labor union or employee association with respect to any future agreements and none of the Vendors is aware of any current attempts to organize or establish any labor union or employee association in the Purchaser.

5.1.27  	The Purchaser has no outstanding debts whatsoever, nor
will it have any at the time of closing.

5.1.28  	The Purchaser is not a party to any lease or agreement
in the nature of a lease, whether as lessor or lessee, except those leases described in Schedule 9 hereto (in which is specified the parties to each of such leases, their dates of execution and expiry dates, any options to renew, any consents required, the locations of any leased lands and premises and the rental payable thereunder), and each of such leases is in good standing and in full force and effect without amendment thereto and the Purchaser is not in breach of any of the covenants, conditions or agreements contained in each such lease; and there are no consents required from or on behalf of any persons to the transaction contemplated by this Agreement.

5.1.29  	The Purchaser is not a party to any conditional sales
contract, hire-purchase agreement or other title retention agreement.

5.1.30  	The Purchaser maintains appropriate policies of insurance,
given the nature of its and its subsidiaries businesses, and such insurance coverage will be continued in full force and effect to and including the Date of Closing, The Purchaser is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion

5.1.31  	There are no actions, suits or proceedings, including
product warranty claims, whether or not purportedly on behalf of the Purchaser, pending or threatened against or affecting the Purchaser, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and the Purchaser is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

5.1.32  	The service marks, trade names, trade marks and patents,
both domestic and foreign, used in whole or in part in or required for the proper carrying on of the businesses of the Purchaser and its subsidiaries are owned by or validly licensed to the Purchaser with the sole and exclusive right to use the same and are in good standing and duly registered in all appropriate offices to preserve the right thereof and thereto;

5.1.33  	Except for agreements, contracts and commitments in the
ordinary course of business which have no more than three (3) months to run, the Purchaser is not a party to any outstanding agreement, contract or commitment, whether written or oral in the nature of a prepaid service contract.

5.1.34  	All vacation pay, bonuses, commissions and other emoluments
are accurately reflected and have been accrued in the books of account of the Purchaser.

5.1.35  	The Purchaser is and at Closing will be in substantial
compliance in all jurisdictions in which in employs persons, with legislation governing hours of work, termination and severance pay, vacation pay and similar employee rights, the Worker's Compensation
Act and all such similar statutes. The uses of the real properties owned or leased by the Purchaser referred to in this Agreement or the Schedules hereto are not in material breach of any statute, by-law, ordinance, regulation, covenant, restriction or official plan.

5.1.36  	Except as set out and described in Schedule 10 hereto,
the Purchaser owns, possesses and has a good and marketable title to its undertaking, property and assets, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

5.1.37 The conduct of the businesses of the Purchaser and any of its subsidiaries do not infringe upon the patents, trade marks, trade names or copyrights, domestic or foreign, of any other person, firm or corporation.

5.1.38  	DELETED.

5.1.39  	DELETED.

5.1.40  	There are not now any loans or other indebtedness
outstanding between the Purchaser and its shareholders, or any of them, its directors or any of them, and/or its officers or any of them, or employees of the Purchaser or former directors, officers, shareholders or employees of the Purchaser or any Non Arms Length Persons, other than normal salaries, bonuses, fringe benefits and the obligation to reimburse for expenses incurred on behalf of the Purchaser in the normal course of business.

5.1.41  	All receivables recorded on the books of the Purchaser
are bona fide and good and, subject to an allowance for doubtful accounts taken in accordance with GAAP, collectible without set-off or counter-claim.

5.1.42  	There are no liabilities of the Purchaser of any kind
whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Corporation or the Purchaser may become liable on or after Closing and relating to periods before Closing except liabilities which have been disclosed on, reflected in or provided for in the Financial Statements;

5.1.43  	The Purchaser is not in default in the filing of any
corporate return or report that may be required under any federal, state and/or municipal law or regulation.

5.1.44  	All inventories on hand at the Time of Closing will be of
good and marketable quality, capable of being sold in the ordinary course of the Business at current market prices.

5.1.45  	The Purchaser has duly and timely filed all tax returns
required to be filed by it and has paid all taxes and installments of taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable by it on or before the date hereof;
the American federal and all state income tax liability of the Purchaser has been reviewed and determined by the Internal Revenue Service of the United Stated or the applicable state for all fiscal years up to and including the fiscal year ended in 1994; adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against the Purchaser in respect of taxes, governmental charges or assessments, asserted by such authority; the Purchaser has withheld from each payment made to any of its officers, directors, employees, former directors, officers and employees the amount of all taxes, including but not limited to income tax, and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under the applicable tax legislation.

5.1.46  	The Purchaser has no information or knowledge of any facts
relating to the Purchaser, its subsidiaries, its business or the businesses of its subsidiaries which, if known to the Vendors, might reasonably be expected to deter the Vendors from completing the transaction and sale herein contemplated.

ARTICLE 6.00-COVENANTS OF THE VENDORS

6.1.1  		The Vendors covenant and agree with the Purchaser that on or before the Closing Date they will do or cause to be done the following:

6.1.2  	Take all necessary steps and proceedings required to permit all of the Purchased Shares to be duly and regularly transferred to the Purchaser of its nominee;

6.1.3  	Until the Time of Closing continue to operate the business of the
Corporation prudently and in such a manner as preserve and maintain the goodwill of the Corporation;

6.1.4  	All necessary corporate actin and proceedings by the Purchaser shall have been taken to permit the due execution and delivery of this Agreement and the valid transfer of the Purchased Shares to the Purchaser;

6.1.5   DELETED.

6.1.6  	DELETED.



ARTICLE 7.00-COVENANTS OF THE PURCHASER

7.1  		The Purchaser covenants and agrees with the Vendors that on
or before the Closing Date it will do or cause to be done the following:

7.2  	all necessary corporate action and proceedings by the Purchaser shall have been taken to permit the due execution and delivery of this Agreement and the valid transfer of the Exchange Shares to the Vendor; and

7.3  	DELETED.

7.4  	provide the Vendors at least four (4) days prior to the Closing
Date, with a list of all persons in possession of all of the keys, credit cards, books, records, files and other properties of the Purchaser and deliver to the Vendors custody of all such keys, credit cards, books, records, files and other property in the possession of any person whom the Vendors designate by notice in writing to the Purchaser at least four
(4) days prior to the Closing Date as not being authorized to continue to possess any of the foregoing;

7.1.1  	DELETED.

7.1.2  	obtain written releases from all lessors of real and personal property that such leases satisfied in full and of no further effect;

7.1.3  	cause such directors and officers of the Purchaser and any of its subsidiaries as the Vendor may specify to resign in favor of nominees of the Vendor, such resignations to be effective as at the Time of Closing;

7.1.4   DELETED.

7.1.5 up to the Time of Closing continue to operate the businesses of the Purchaser and its subsidiaries prudently and in such a manner as to preserve and maintain the goodwill of the Purchaser and its subsidiaries; and

7.1.6  	on the Closing Date of this Agreement, the Purchaser's aggregate cash assets will be at least $0.00; its total assets will be at least $215; and its liabilities, whether accrued or inchoate but excluding liabilities as a result of the transaction contemplated hereby, shall not exceed $10,000;

ARTICLE 8.00-SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

8.1    		The covenants, representations and warranties of the Vendors contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the Closing herein provided for and, notwithstanding Closing, nor any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchase following the Closing Date.

8.2    		The covenants, representations and warranties of the
Purchaser contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the closing herein provided for and, notwithstanding Closing, nor any investigation made by or on behalf of the Vendors, shall continue in full force and effect for the benefit of the Vendors following the Closing Date.

ARTICLE 9.00-CONDITIONS OF CLOSING

9.1    		The sale and purchase of the Purchase Shares is subject to
the following terms and conditions, each of which is hereby declared to be for the exclusive benefit of the Purchaser to be fulfilled and performed at or prior to the Time of Closing:

9.2    		The covenants, representations and warranties of the Vendors contained in this Agreement or any Schedule hereto or certificate or other document delivered or given to the Purchaser pursuant to this Agreement, including without limitation the representations and warranties contained in
Article 4.00 shall be true and correct on and as of the Closing Date with the same force and effect as if they had been made as of the date hereof, each and every one of which is hereby deemed to be a condition;

9.3     		The Vendors shall provide at the Time of Closing a
certificate dated the Closing Date,, to the effect that the covenants, representations and warranties of the Vendors contained herein are true and correct on and as of the Closing Date, with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the said covenants, representations and warranties which shall continue in full force and effect as provided herein;

9.4     		The Vendors shall have complied with all covenants
and agreements herein agreed to be performed or caused to be performed by it;

9.5     		At the Closing Date, there shall have been no
material adverse change in the affairs, assets, liabilities, financial condition or business of the Corporation from that shown on or reflected in the Financial Statements;

9.6     		At the Closing Date, there shall have been no
material adverse change in the affairs, assets of the Corporation shall have occurred prior to the Time of Closing;

9.7     		Any consent, authorization, license, franchise,
permit, approval or order of any court or governmental agency or regulatory body required for the acquisition by the Purchaser of the Purchased Shares shall have been obtained;

9.8     		The Purchaser shall provide at the Time of Closing
a certificate dated the Closing Date, to the effect that the covenants, representations and warranties of the Purchaser contained herein are true and correct on and as of the Closing Date, with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the said covenants, representations and warranties which shall continue in full force and effect as provided herein; and

9.9     		The Purchaser shall have complied with all covenants
and agreements herein agreed to be performed or caused to be performed by it.

9.10    		The Purchaser shall provide to the Vendors the written
opinion of the Purchaser's legal counsel in the form annexed hereto and marked Exhibit 13.

ARTICLE 10.00-CLOSING ARRANGEMENTS

10.1     		The closing shall take place at the Time of Closing
at such offices as are agreed to in writing among the parties hereto at least 24 hours prior to the said Closing.

10.2     		At the Time of Closing and upon fulfillment of
all the condition set out in this Agreement, which have not been waived in writing by the Vendors or the Purchaser, the Vendors shall deliver to the Purchaser proper certificates for all the Purchased Shares.

ARTICLE 11.00-NOTICE

11.1     		Any notice or other document to be given by any
party hereto to any other party shall be in writing and may be given by personal delivery the offices of Edward H. Suh, known to both parties hereto.

11.2    		Any notice or other document aforesaid, if delivered, shall
be deemed to have been given or made on the date on which it was delivered or, if mailed, shall be deemed to have been given and received on the fourth
(4th) business day following the date on which it was mailed; provided that if there exists at the time of mailing of a notice hereunder or within four
(4) business days thereafter a labor dispute or other event which would affect the normal delivery of the notice by the postal service of the United
States, then such notice will only be effective if actually delivered.

11.3     		The parties hereto may change any address for
notices hereunder, from time to time, by notice given in accordance with the foregoing.

ARTICLE 12.00-GENERAL

12.1     		Time shall be of the essence of this Agreement.

12.2     		This Agreement may be executed in one or more
counterparts, each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

12.3     		This Agreement, including the Schedules hereto,
constitutes the entire agreement between the parties hereto. There are not and shall not be any verbal statements, representations, warranties, undertaking or agreements between the parties and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

12.4     		This Agreement shall be construed and enforced in
accordance with, and the rights of the parties shall be governed by, the laws of the State of New York. Any and all disputes arising under this Agreement whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the Courts of the State of New York. Each of the parties hereto hereby irrevocably attorns to the jurisdiction of the Courts of the State of New York.

12.5     		The headings used herein are inserted for
convenience of reference only and shall not affect the construction of or interpretation of this Agreement.

12.6     		Except as other wise set out in this Agreement,
each of the parties hereto shall pay all of its own costs and expenses of the transaction of purchase and sale including all fees and expenses of its accountants, counsel and officers.

12.7     		In the event that any Article or section of this
Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of the provisions hereof, but such part shall be fully severable, and this Agreement shall be construed and enforced as if such invalid or unenforceable part had never been inserted herein and the parties do hereby agree that they would have signed this Agreement without such invalid or unenforceable part included herein.

12.8     		In this Agreement words importing the singular
number only shall include the plural and vice versa; and words importing the masculine gender shall include the feminine and vice versa.

12.9     		This Agreement shall enure to the benefit of
and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and permitted assigns.

12.10     		Where the date for the expiry of any time period
or for the closing of any thing hereunder expires or falls upon a day which is not a Business Day, the time so limited extends to and the thing shall be done on the day next following that is a Business Day.

12.11     		The parties hereto agree that no disclosure or
public announcement with respect to this Agreement or any of the transactions contemplated by this Agreement shall be made by any party hereto without the prior written consent of the other parties hereto.

	IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

SIGNED, SEALED AND DELIVERED   	)
in the presence of              )
        /s/Anton Stephens/s/    )
                                )               /s/Byung Yim/s/, President
                                )                  TRB SYSTEMS
                                                   INTERNATIONAL, INC.
                                )               /s/Byung Yim/s/, President
                                )                  MOTION PLUS
                                                   INTERNATIONAL CORP.

       210     BLANK-BACK COVER





LAW OFFICES OF CHARLES C. KHYM
ATTORNEYS AT LAW
39-01 Main Street, Suite 605
Flushing, NY 11354

February 13, 1998

Securities and Exchange Commission
Washington, D.C. 20549

TO:	Corporate Finance Division

ATTENTION:	Anthony Barone, Esq.

RE: TRB Systems International Inc.; IRS # 22-3522572;
SB-2 Filing; File #- 333-7242

Dear Mr. Barone

Enclosed please find :

1)	A manually signed original of the Amended SB-2 , first electronically filed on January 22, 1998, and final amendment filed on February 23, 1998.

2)	3 copies of the SB-2, in which all responses to questions are marked in the right hand margin.

3)	3 copies of the Exhibits.

		Below is the key to the answers to your questions, as well as the answers to questions requiring expanding or comment, as per the letter of September 13,
1997 from Mr. Wulff, Chief, Office of Small Business.

Column 1     Column 2
Question #   Page Reference in SB-2/ Comments

1 		1

2 		Omitted and no longer relevant.

3 		12

4		 1, 3, 34, 56

5		 Not relevant.

6	  The Sections " The Company (Pages 8-9); The Company (pages 14-22) have been extensively revised to conform to the standard as set in this comment.

7 Filed on January 22, 1998, re-filed with final amendments and Exhibits on February 20, 1998.

8 	Comment not requiring response.

9 	This question is no longer relevant, as no shares are being reserved.


10 Page 34. As the creditors formed a class, that is, a group of persons who had invested in TRB Systems Inc. over a number of years, it was felt that a description of the class was sufficient for the purposes of the Prospectus, and in Part II (see page 56), rather than a recital of the name of each person. All persons are arms length to the company, and none account for more than 0.75% of the outstanding shares of TRB; and as a class, they account for less than 5% of the outstanding stock.

11	 4

12	 9

13	 9

14	 10

15	 56

16	 11

17	 11, 32, 33

18	 12

19	 Deleted.

20	 Deleted.

21	 As there will be no proceeds, no discussion is warranted.

22	 Page 13. The material was duly updated in this section.

23	 There are no longer any reserved shares. As there will be no proceeds, no new column has been added.

24-
25 	14

26	 Redundant sections deleted.

27 	Page 14; Exhibit 10.2 of the Exhibits filed, at page 109.

28 Page 14 As the section in the original submission was redundant with respect to the material in this section, the whole section was omitted, and a short introduction was inserted.

29 Page 14. The company intends to both manufacture and sell its products, both to its licensees, and through its distributors. This is reflected in the paragraph inserted to clarify the question raised by the comments.

30	 23

31	 References removed.

32	 17

33	 Reference to ramp-up time deleted.

34	 Reference to CPNM deleted; Sawtooth Group is now hired as consulting and advertising company.

35	 22

36	 Filed with amended SB-2.

37	 24

38-
39	 Page 25. The discussion was revised to conform to comments made.

40	 25-26

41	 26

42	 26

43	 27

44	 27, 28, 29

45	 30, 31

46	 Item deleted.

47 	31

48 Correction made throughout SB-2; text amended with respect to control; relationship with majority of shareholders disclosed (MPI) on page 32.

49	 Correction made.

50	 32

51-
53	 Page 34, 35. No party will participate in the distribution of the offering on behalf of the Company.

54 No other material, save the SB-2 and the current amendment have been filed with the SEC; and references to necessary filing of reports has been deleted.

55	 56

56	 Exhibits, at page 188.

57	 Summaries files as Exhibits at pages 75, 87

58	 Not applicable.

59	 39

60	 A copy of Mr. Lee's license enclosed herewith.

61	 All headings revised.

62	 The $670,000 was an intercompany transaction, and the balance sheet has been revised accordingly.

63  43

64 The share prices were based on the bargained amounts with each class to whom common shares were issued, and whether the said shares were restricted. The restricted shares had a lower value than the free trading shares, as the holder has to hold them as provided in Rule 144.

65  Fully disclosed on pages 44,45,56.

66	 49

67	 41

68	 52

69	 52

70	 52, 53

71	 53

72	 52

73	 See revised note 14 at page 53.

74	 53

75	 53

76 	46,47

77	 The losses were identifiable, and a result of start-up operations.
    Where there was a reasonable assurance of future earnings, the losses were carried forward, and applied in 1997. The carry forward losses were an asset, and were recognized as a source of income (negative expense), as the expectations were, with reasonable assurance, that they provided a source of income as against future earnings.

78 	Deferred tax account is present; see page 40.

79.	All shares being registered are reflected in the statements.


I trust the foregoing fully answers the questions posed, as modified by subsequent discussions.

Yours truly

/s/PETER MARKUS/s/
Peter Markus